UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☑  Preliminary Proxy Statement
☐  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐  Definitive Proxy Statement
☐  Definitive Additional Materials
☐  Soliciting Material Pursuant to §240.14a-12

TERREMARK WORLDWIDE, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☐	No fee required.

☑	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which the transaction applies:

Common Stock, par value $0.001 per share, of Terremark Worldwide, Inc. (“Terremark”)

(2)	Aggregate number of securities to which the transaction applies:

(i) 67,402,815 shares of Common Stock of Terremark outstanding, (ii) 2,030,268 shares of Common Stock of Terremark, which were subject to issuance pursuant to the exercise of outstanding options, (iii) 3,168,437 unvested shares of restricted Common Stock of Terremark, (iv) 2,014,750 shares of Common Stock of Terremark, which were subject to issuance pursuant to the exercise of outstanding warrants and (v) 5,082,278 shares of Common Stock of Terremark reserved for issuance upon the conversion of the 6.625% senior convertible notes of Terremark due 2013, which is the number of shares of common stock that may be issued under the convertible notes assuming the merger consideration of $19.00 per share and a closing date of March 11, 2011.

(3)	Per unit price or other underlying value of the transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

Solely for purposes of calculating the filing fee, the maximum aggregate value of the transaction was calculated by adding (i) 67,402,815 shares of Common Stock of Terremark outstanding multiplied by the merger consideration of $19.00 per share, (ii) 2,030,268 shares of Common Stock of Terremark, which were subject to issuance pursuant to the exercise of outstanding options multiplied by $19.00, (iii) 3,168,437 unvested shares of restricted Common Stock of Terremark multiplied by $19.00, (iv) 2,014,750 shares of Common Stock of Terremark, which were subject to issuance pursuant to the exercise of outstanding warrants multiplied by $19.00 and (v) 5,082,278 shares of Common Stock of Terremark reserved for issuance upon the conversion of the 6.625% senior convertible notes of Terremark due 2013, which is the number of shares of Common Stock that may be issued under the convertible notes assuming the merger consideration of $19.00 per share and a closing date of March 11, 2011. In accordance with Section 14(g) of the Securities Exchange Act of 1934, as amended, the filing fee was determined by multiplying 0.00011610 by the transaction value in the preceding sentence.

(4)	Proposed maximum aggregate value of the transaction: $1,514,272,412.00

(5)	Total fee paid: $175,807.03

☐  Fee paid previously with preliminary materials.

☑	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid: $175,807.03

(2)	Form, Schedule or Registration Statement No.: Schedule TO

(3)	Filing Party: Verizon Communications Inc. and Verizon Holdings Inc.

(4)	Date Filed: February 10, 2011

EXPLANATORY NOTE REGARDING THE REASON FOR THE FILING OF THIS PRELIMINARY PROXY STATEMENT

This preliminary proxy statement is being filed pursuant to Section 5.4(a) of the Merger Agreement.

Terremark Worldwide, Inc. (“Terremark”) entered into an Agreement and Plan of Merger with Verizon Communications Inc. (“Parent”) and Verizon Holdings Inc. (“Merger Sub”) on January 27, 2011 (the “Merger Agreement”). Pursuant to the Merger Agreement, on February 10, 2011, Merger Sub commenced an offer (the “Offer”) to purchase all of the outstanding shares of Terremark’s common stock, par value $0.001 per share (“Shares” or “Common Stock”), at a price of $19.00 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and less any required withholding taxes.

As of the date of this preliminary proxy statement, the Offer is still pending and is scheduled to expire at 12:00 midnight, New York City time, on March 10, 2011, unless the Offer is extended in accordance with the terms of the Merger Agreement or as otherwise required by applicable law. If, in accordance with the terms and subject to the conditions of the Offer, Merger Sub accepts for payment and pays for all Shares validly tendered and not withdrawn pursuant to the Offer (and the Offer is thereby consummated), Parent and Merger Sub would collectively own a majority of Terremark’s outstanding Shares (calculated on a fully-diluted basis), which Parent and Merger Sub intend to vote “FOR” approval of the proposal to adopt the Merger Agreement. Accordingly, in such event, although votes “FOR” approval of the proposal to adopt the Merger Agreement will be solicited from all holders of then-outstanding Shares, Parent and Merger Sub will collectively own the requisite number of our outstanding Shares to adopt the Merger Agreement in accordance with applicable law and Terremark’s amended and restated certificate of incorporation currently in effect (the “Charter”). See “The Special Meeting — Vote Required,” “Appraisal Rights” and the full text of Annex C to this preliminary proxy statement.

This preliminary proxy statement (as it may hereafter be amended from time to time) will be mailed to Terremark’s stockholders in definitive form if, and only if, (i) following consummation of the Offer (as described in the preceding paragraph of this explanatory note) and, if conducted by Merger Sub, following the completion of any “subsequent offering period” as described in this preliminary proxy statement under the heading “The Merger Agreement — Terms of the Merger Agreement — Extensions of the Offer; Subsequent Offering Period,” Parent and Merger Sub do not then own the requisite number of outstanding Shares to consummate a “short-form” merger pursuant to Section 253 of the Delaware General Corporation Law, as amended (the “DGCL”), or (ii) in accordance with the provisions of Section 1.1(f) of the Merger Agreement, Merger Sub elects to terminate and abandon the Offer without accepting for payment and paying for any Shares validly tendered and not withdrawn pursuant thereto and to require Terremark, instead, to establish a record date for, give notice of, call and convene a special meeting of the holders of Common Stock to vote upon the adoption of the Merger Agreement.

Depending on the outcome of the Offer and whether Merger Sub would elect to exercise its rights under the Merger Agreement to terminate and abandon the Offer and, instead, pursue the Merger as described in clause (ii) of the preceding paragraph of this explanatory note, certain information which appears in this preliminary proxy statement may no longer be relevant or material to the holders of Shares when considering whether and how to vote with respect to the proposal to adopt the Merger Agreement or the decision whether to exercise the right to demand appraisal of Shares held by them in accordance with Section 262 of the DGCL. Accordingly, if, under the circumstances described in this explanatory note and in accordance with applicable law and the terms of the Merger Agreement, it becomes necessary to mail a proxy statement in definitive form to holders of Common Stock, we will update the disclosures in this preliminary proxy statement (as it may hereafter be amended from time to time) to reflect the outcome of the Offer and as otherwise may be necessary.

The Offer is being made pursuant to the terms and subject to the conditions set forth in the Offer to Purchase, dated February 10, 2011, and in the related Letter of Transmittal (each as may be amended or supplemented from time to time) filed as exhibits to the Tender Offer Statement on Schedule TO, initially filed with the U.S. Securities and Exchange Commission by Parent and Merger Sub on February 10, 2011. This preliminary proxy statement has no effect on the Offer, and you should refer to the Schedule TO for further information regarding the Offer.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED FEBRUARY 18, 2011

Dear Stockholder:

You are cordially invited to attend a special meeting of stockholders, which will be held on [ • ], March [ • ], 2011, starting at 10:00 a.m., local time, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132.

On January 27, 2011, the company entered into a definitive merger agreement to be acquired in a first-step cash tender offer and second-step cash merger transaction with a wholly-owned subsidiary of Verizon Communications Inc. At the special meeting, you will be asked to consider and vote upon a proposal to adopt the merger agreement.

If the merger contemplated by the merger agreement is completed, you will be entitled to receive $19.00 in cash, without interest thereon and less any required withholding taxes, for each share of our common stock you own (unless you have properly exercised your appraisal rights with respect to such shares).

After careful consideration, the company’s board of directors has unanimously approved the merger agreement and the merger and determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, the company and its stockholders. Accordingly, the company’s board of directors unanimously recommends that you vote “FOR” approval of the proposal to adopt the merger agreement and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Approval of the proposal to adopt the merger agreement requires the affirmative vote of holders (in person or by proxy) of a majority of the outstanding shares of our common stock entitled to vote thereon at the special meeting. We urge you to vote your shares of our common stock. Whether or not you plan to attend the special meeting, please complete, date, sign and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope, or submit your proxy by telephone or the Internet in accordance with the instructions printed on the enclosed proxy card. If you attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. The failure to vote your shares of our common stock will have the same effect as a vote “AGAINST” approval of the proposal to adopt the merger agreement.

If your shares of our common stock are held in “street name” by your bank, brokerage firm or other nominee, your bank, brokerage firm or other nominee will be unable to vote your shares of our common stock without instructions from you. You should instruct your bank, brokerage firm or other nominee to vote your shares of our common stock in accordance with the procedures provided by your bank, brokerage firm or other nominee. The failure to instruct your bank, brokerage firm or other nominee to vote your shares of our common stock “FOR” approval of the proposal to adopt the merger agreement will have the same effect as voting “AGAINST” the proposal to adopt the merger agreement.

The accompanying Notice of Special Meeting of Stockholders and Proxy Statement describe in more detail information about the merger agreement, the merger and the special meeting and provide important information that you should consider when deciding how to vote your shares. A copy of the merger agreement is attached as Annex A to the Proxy Statement. We encourage you to read the entire Proxy Statement and its annexes, including the merger agreement, carefully. You may also obtain additional information about the company from documents we have filed with the Securities and Exchange Commission.

Thank you for your consideration and support.

Sincerely,

Manuel D. Medina
Chairman of the Board & Chief Executive Officer

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THE MERGER, PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER AGREEMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY, INCLUDING THE PROPOSED MERGER, OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET IN ACCORDANCE WITH THE INSTRUCTIONS PRINTED ON THE ENCLOSED PROXY CARD. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED. THE FAILURE TO VOTE YOUR SHARES OF OUR COMMON STOCK WILL HAVE THE SAME EFFECT AS A VOTE “AGAINST” APPROVAL OF THE PROPOSAL TO ADOPT THE MERGER AGREEMENT. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

THIS PROXY STATEMENT IS DATED MARCH [ • ], 2011 AND IS FIRST BEING
MAILED TO STOCKHOLDERS ON OR ABOUT MARCH [ • ], 2011.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED FEBRUARY 18, 2011

TERREMARK WORLDWIDE, INC.
One Biscayne Tower
2 South Biscayne Blvd., Suite 2800
Miami, Florida 33131

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
To Be Held on March [ • ], 2011

To Our Stockholders:

A special meeting of the stockholders of Terremark Worldwide, Inc., a Delaware corporation (the “Company”), will be held on [ • ], March [ • ], 2011, starting at 10:00 a.m., local time, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132.

The meeting will be held for the following purposes:

1. To consider and vote on a proposal to adopt the Agreement and Plan of Merger, dated as of January 27, 2011, as it may be amended or supplemented from time to time, among the Company, Verizon Communications Inc., a Delaware corporation (“Parent”), and Verizon Holdings Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (the “Merger Agreement”). A copy of the Merger Agreement is attached as Annex A to the accompanying proxy statement.

2. To consider and vote on a proposal to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are insufficient votes at the time of the special meeting to approve the proposal to approve the Merger Agreement.

3. To consider and act upon such other business as may properly come before the special meeting or any adjournment or postponement thereof.

The Company’s board of directors has fixed the close of business on March [ • ], 2011 as the record date for determining stockholders entitled to notice of and to vote at the special meeting.

We urge you to vote your shares of the Company’s common stock that you own.  The merger cannot be completed unless the Merger Agreement is adopted by the affirmative vote of holders (in person or by proxy) of a majority of the outstanding shares of the Company’s common stock entitled to vote thereon at the special meeting. Even if you plan to attend the special meeting in person, we request that you complete, sign, date and return, as promptly as possible, the enclosed proxy card in the accompanying prepaid reply envelope or submit your proxy by telephone or the Internet in accordance with the instructions printed on the enclosed proxy card prior to the special meeting to ensure that your shares of the Company’s common stock will be represented at the special meeting if you are unable to attend. If you fail to return your proxy card or fail to submit your proxy by phone or the Internet, your shares of the Company’s common stock will not be counted for purposes of determining whether a quorum is present at the special meeting and will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

After careful consideration, the Company’s board of directors has unanimously approved the merger agreement and the merger and determined that the merger agreement and the merger are advisable and fair to, and in the best interests of, the company and its stockholders. Accordingly, the Company’s board of directors recommends that you vote “FOR” approval of the proposal to adopt the Merger Agreement and “FOR” approval of the proposal to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies.

WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY

TELEPHONE OR THE INTERNET. IF YOU ATTEND THE SPECIAL MEETING AND VOTE IN PERSON, YOUR VOTE BY BALLOT WILL REVOKE ANY PROXY PREVIOUSLY SUBMITTED.

By order of the board of directors,

Adam T. Smith
Secretary

Miami, Florida
March [ • ], 2011

Important Notice Regarding the Availability of Proxy Materials for the
Special Meeting to be Held on March [ • ], 2011

The proxy statement is available at:
[ • ]

IMPORTANT: YOU MAY VOTE YOUR SHARES BY TELEPHONE OR OVER THE INTERNET. TO VOTE BY MAIL, PLEASE COMPLETE, SIGN, DATE AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE SO THAT YOUR SHARES WILL BE REPRESENTED WHETHER OR NOT YOU ARE ABLE TO ATTEND THE MEETING. INSTRUCTIONS REGARDING THE METHODS OF VOTING ARE CONTAINED IN THE ENCLOSED PROXY CARD. THE PROMPT RETURN OF PROXIES WILL SAVE US THE EXPENSE OF FURTHER REQUESTS FOR PROXIES TO ENSURE A QUORUM AT THE MEETING.

Page

Person/Assets, Retained, Employed, Compensated or Used	61
Material U.S. Federal Income Tax Consequences of the Merger	62
Regulatory Approvals	64
Litigation Relating to the Merger	65
THE MERGER AGREEMENT	66
Explanatory Note Regarding the Merger Agreement	66
Form of the Merger; Charter; Bylaws	66
Terms of the Merger Agreement	67
MARKET PRICE OF OUR STOCK AND DIVIDEND POLICY	85
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	86
APPRAISAL RIGHTS	89
DELISTING AND DEREGISTRATION OF OUR COMMON STOCK	92
OTHER BUSINESS	92
STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING	92
HOUSEHOLDING OF SPECIAL MEETING MATERIALS	93
WHERE YOU CAN FIND MORE INFORMATION	93
ANNEX A — Agreement and Plan of Merger, dated as of January 27, 2011, among Terremark Worldwide, Inc., Verizon Communications Inc. and Verizon Holdings Inc.	A-1
ANNEX B — Opinion of Credit Suisse Securities (USA) LLC, dated January 27, 2011	B-1
ANNEX C — Text of Section 262 of the General Corporation Law of the State of Delaware	C-1

ii

SUMMARY

The following summary highlights selected information in this proxy statement and may not contain all the information that may be important to you. Accordingly, we encourage you to read carefully this entire proxy statement, its annexes and the documents referred to in this proxy statement. Each item in this summary includes a page reference directing you to a more complete description of that topic. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 91. In this proxy statement, the terms “Terremark,” the “Company,” “we,” “us” and “our” refer to Terremark Worldwide, Inc.

The Parties to the Merger Agreement (page 20)

Terremark Worldwide, Inc.
One Biscayne Tower
2 South Biscayne Blvd., Suite 2800
Miami, Florida 33131
(305) 961-3200

Terremark, a Delaware corporation, is a leading global provider of IT infrastructure services delivered on the industry’s most robust and advanced technology platform. Leveraging data centers in the United States, Europe and Latin America with access to massive and diverse network connectivity, Terremark delivers government and enterprise customers a comprehensive suite of managed solutions including managed hosting, colocation, disaster recovery, security, data storage and cloud computing services. Terremark’s Enterprise Cloud computing architecture delivers the agility, scale and economic benefits of cloud computing to mission-critical enterprise and Web 2.0 applications and its DigitalOps(R) service platform combines end-to-end systems management workflow with a comprehensive customer portal.

Verizon Communications Inc.
140 West Street
New York, New York 10007
(212) 395-1000

Verizon Communications Inc., a Delaware corporation (“Parent”), is one of the world’s leading providers of communications services. Parent has two primary reportable segments: Domestic Wireless, which includes wireless voice and data services and equipment sales, which are provided to consumer, business and government customers across the U.S., and Wireline, which includes voice, Internet access, broadband video and data, next generation Internet protocol network services, network access, long distance and other services. Parent provides Wireline products and services to consumers in the U.S. as well as to carriers, businesses and government customers both in the U.S. and in 150 other countries around the world.

Verizon Holdings Inc.
140 West Street
New York, New York 10007
(212) 395-1000

Verizon Holdings Inc. (“Merger Sub”) is a Delaware corporation and a wholly-owned subsidiary of Parent that was formed by Parent solely for the purpose of facilitating the acquisition of the Company in accordance with the terms and subject to the conditions of the Agreement and Plan of Merger, dated as of January 27, 2011, among the Company, Parent and Merger Sub (as it may be amended or supplemented from time to time, the “Merger Agreement”). To date, Merger Sub has not conducted any activities other than those related to its formation and completing the transactions contemplated by the Merger Agreement. Upon completion of the Merger (as defined below), Merger Sub will cease to exist.

The Tender Offer

On February 10, 2011, Merger Sub commenced a tender offer (the “Offer”) to purchase all of the outstanding shares of our common stock, par value $0.001 per share (“Shares” or our “Common Stock”), at a price of $19.00 per Share (the “Offer Price”), net to the seller in cash, without interest thereon and less any required withholding taxes. The Merger Agreement provides that following the consummation of the Offer (the “Offer Closing”) and subject to certain conditions, Merger Sub will be merged with and into the Company with the Company being the surviving corporation, wholly-owned by Parent. In the Merger, each Share issued and outstanding immediately prior to the effective time of the Merger (the “Effective Time”) (other than Shares owned (i) by us as treasury stock, or by Parent or Merger Sub, which Shares will be automatically cancelled and will cease to exist or (ii) by our stockholders who have validly exercised appraisal rights under Section 262 (“Section 262”) of the Delaware General Corporation Law, as amended (the “DGCL”) with respect to such Shares (“Appraisal Shares”)) automatically will be cancelled and converted in the Merger into the right to receive $19.00 per Share without interest thereon and less any required withholding taxes. The Offer was commenced in accordance with the terms and subject to the conditions of the Merger Agreement.

If, following the Offer Closing, consummation of any “subsequent offering period” (if conducted by Merger Sub), and any exercise by Merger Sub of the Top-Up Option (as defined below under the heading “The Merger Agreement — Terms of the Merger Agreement — Top-Up Option”), Parent, Merger Sub and any of their respective affiliates then own more than 90% of our outstanding Shares, the Merger will be completed without a meeting of our stockholders pursuant to Delaware’s “short-form” merger statute. Otherwise, we will establish a record date for, call and convene a special meeting of our stockholders to obtain the vote of such stockholders with respect to the adoption of the Merger Agreement. We will solicit proxies for the special meeting to obtain Stockholder Approval (as defined below) of the adoption of the Merger Agreement to be able to consummate the Merger only to the extent this 90% threshold is not achieved and a short-form merger is not possible. Because we have a limited number of Shares available for issuance under our amended and restated certificate of incorporation currently in effect (the “Charter”), it is estimated that Merger Sub would need to acquire in the Offer approximately 88% of our outstanding Shares in order to exercise the Top-Up Option.

We refer in this proxy statement to the Offer and to terms of the Merger Agreement applicable to the Offer; however, the Offer is being made separately to our stockholders and is not applicable to the special meeting.

The Special Meeting (page 21)

Time, Place and Purpose of the Special Meeting (page 21)

The special meeting will be held on [ • ], March [ • ], 2011, starting at 10:00 a.m., local time, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132.

At the special meeting, our stockholders will be asked to approve the proposal to adopt the Merger Agreement and to approve the proposal to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

Record Date and Quorum (page 21)

You are entitled to receive notice of, and to vote at, the special meeting if you owned Shares at the close of business on March [ • ], 2011, which we have fixed as the record date for the special meeting (the “Record Date”). You will have one vote for each Share that you owned on the Record Date. As of the Record Date, there were [ • ] Shares issued and outstanding, and entitled to vote at the special meeting. Holders of a majority of the votes entitled to be cast at the special meeting must be present, in person or by proxy, at the special meeting to achieve the required quorum for the transaction of business at the special meeting. Therefore, the presence in person or by proxy of our stockholders representing at least [ • ] votes will be required to establish a quorum.

Vote Required (page 21)

Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of holders (in person or by proxy) of a majority of the outstanding Shares entitled to vote thereon at the special meeting.

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies requires the affirmative vote of holders of a majority of the outstanding Shares present in person or represented by proxy and entitled to vote thereon at the special meeting.

Certain of our executive officers (the “Named Executive Officers”) and all of our directors who own Shares have notified us, strictly in their capacity as stockholders, that to the extent they have not previously tendered their Shares in the Offer, they intend to vote their respective Shares (other than Shares as to which such holder does not have discretionary authority) “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies. They are, however, under no contractual or other legal obligation to do so. All such persons who vote their Shares at the special meeting will receive the same $19.00 in cash, without interest thereon and less any required withholding taxes, and otherwise on the same terms and conditions as all other holders of Shares. As of March [ • ], 2011, the Record Date, our directors and Named Executive Officers together owned [ • ] Shares, or approximately [ • ]% of the issued and outstanding Shares as of such date. The foregoing number of Shares held by Named Executive Officers and directors does not include any Shares issuable upon exercise of options to acquire Shares (“Options”) granted by us and held by such individuals. The foregoing number of Shares held by Named Executive Officers and directors includes restricted stock (“Restricted Stock” and, together with Options, “Equity Awards”)) granted by us and held by such individuals. For a description of the treatment of Equity Awards held by the directors and Named Executive Officers, see below under the heading “The Merger — Interests of Certain Persons in the Merger — Effect of the Merger on Equity Awards.”

In addition, concurrently with the execution of the Merger Agreement, each of Cyrte Investments GP I B.V. in its capacity as general partner of CF I Invest C.V., VMware Bermuda Limited and Sun Equity Assets Limited (the “Tendering Stockholders”) entered into tender and support agreements with Parent and Merger Sub (collectively, the “Tender and Support Agreements”) pursuant to which such stockholders have agreed to, among other things, vote their Shares in favor of the adoption of the Merger Agreement to approve the Merger (if necessary) to the extent they have not previously tendered their Shares in the Offer. The Shares subject to the Tender and Support Agreements comprise approximately 27.6% of the outstanding Shares. The Tender and Support Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement.

Proxies and Revocation (page 23)

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person by appearing at the special meeting. If your Shares are held in “street name” through a bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your Shares using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or to vote in person at the special meeting, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your Shares will not be voted on the proposal to adopt the Merger Agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement, and your Shares will not have an effect on approval of the proposal to adjourn the special meeting.

If you are a stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is voted at the special meeting by:

•	delivering written notice to our Corporate Secretary at Terremark Worldwide, Inc., One Biscayne Tower, 2 South Biscayne Boulevard, Suite 2800, Miami, Florida 33131;

•	executing and delivering to our Corporate Secretary at the address above a proxy bearing a later date;

•	attending the special meeting in person, at which time the powers of the proxy holders will be suspended if you so request; or

•	submitting a vote by telephone or via the Internet with a later date.

Your attendance at the special meeting will not by itself revoke a previously granted proxy.

If you hold your Shares in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

The Merger (page 26)

The Merger Agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the Merger Agreement (the “Merger”). The Company will be the surviving corporation in the Merger and will continue to exist and conduct business following the Merger. As a result of the Merger, the Company will cease to be a publicly-traded company. If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation.

Merger Consideration (page 26)

In the Merger, each outstanding Share (except for certain Shares owned by us as treasury stock or owned by Parent or Merger Sub, and Appraisal Shares) will be converted into the right to receive $19.00 in cash (the “Merger Consideration”), without interest thereon and less any required withholding taxes.

Reasons for the Merger; Recommendation of the Board of Directors (page 40)

After careful consideration of various factors described in the section entitled “The Merger — Reasons for the Merger; Recommendation of the Board of Directors,” at a meeting held on January 27, 2011, the board of directors of the Company (the “Board of Directors” or the “Board”), by unanimous vote, (i) determined that the Merger Agreement and the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in the Merger Agreement are advisable, (ii) determined that the Merger Agreement and the transactions contemplated thereby, including the Offer and the Merger, taken together, are fair to and in the best interests of the Company and our stockholders, (iii) approved the Merger Agreement and the transactions contemplated thereby, including the “agreement of merger” contained in the Merger Agreement in accordance with the DGCL, (iv) directed that the “agreement of merger” contained in the Merger Agreement be submitted to our stockholders for adoption, unless the Merger is consummated in accordance with Section 253 of the DGCL, (v) recommended that our stockholders accept the Offer and tender their Shares to Merger Sub pursuant to the Offer, (vi) authorized the grant of the Top-Up Option and the issuance of the Top-Up Option Shares upon the exercise thereof and (vii) elected, to the extent permitted by applicable laws, to make inapplicable all state takeover laws or similar laws, including Section 203 of the DGCL (“Section 203”), to the extent they might otherwise apply to the execution, delivery, performance or consummation of the Merger Agreement or the transactions contemplated thereby. The preceding actions taken by the Board on January 27, 2011 are referred to herein as the “Board Actions.”

In considering the recommendation of the Board of Directors with respect to the proposal to adopt the Merger Agreement, you should be aware that certain of our officers and directors have certain interests in the Merger that may be different from, or in addition to, your interests as a stockholder generally. The Board was aware of these interests, considered them and took them into account, together with other factors, in determining whether to approve the Merger Agreement and recommending that our stockholders vote for the adoption of the Merger Agreement. See the section entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 52.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE ALL OF YOUR SHARES OF OUR COMMON STOCK “FOR” THE PROPOSAL TO ADOPT

THE MERGER AGREEMENT AND “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE.

Opinion of Our Financial Advisor (page 44)

Credit Suisse Securities (USA) LLC (“Credit Suisse”) is acting as financial advisor to the Company in connection with the Offer and the Merger (collectively, the “Transaction”). As part of that engagement, the Board of Directors requested that Credit Suisse evaluate the fairness, from a financial point of view, to the stockholders, of the price per share to be received by the stockholders in the Transaction. On January 27, 2011, Credit Suisse rendered its oral opinion to the Board of Directors (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated the same date) to the effect that, as of January 27, 2011, the $19.00 per share (the “Per Share Consideration”) to be received by the stockholders pursuant to the Transaction was fair, from a financial point of view, to such stockholders.

Credit Suisse’s opinion was directed to the Board of Directors and only addresses the fairness from a financial point of view of the Per Share Consideration to be received by the stockholders pursuant to the Transaction and did not address any other aspect or implication of the Transaction or any other agreement, arrangement or understanding entered into in connection with the Transaction, including, without limitation, the Tender and Support Agreements. The summary of Credit Suisse’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B hereto and sets forth the procedures followed, assumptions made, matters considered, qualifications and limitations on review undertaken and other matters considered by Credit Suisse in preparing its opinion. Stockholders are encouraged to read the opinion carefully in its entirety. However, neither Credit Suisse’s written opinion nor the summary of its opinion and related analyses set forth herein are intended to be, and they do not constitute, advice or a recommendation to any stockholder as to whether such stockholder should vote “FOR” approval of the proposal to adopt the Merger Agreement or how such stockholder should otherwise act on any matter relating to the Transaction.

Financing of the Merger (page 51)

The Merger Agreement does not contain any financing-related contingencies or closing conditions. Parent has informed us that Parent currently has, and expects that it will have at the completion of the Offer and the closing of the Merger, sufficient cash on hand from funds received from operations and the issuance of commercial paper to purchase all Shares validly tendered in the Offer and to consummate the Merger. Parent believes that it will not be necessary to raise funds from the issuance of capital market securities or a bridge loan in order to complete the Offer and close the Merger.

Interests of Certain Persons in the Merger (page 52)

Aside from their interests as stockholders of the Company, certain of our officers and directors have certain interests in the Merger that may be different from, or in addition to, your interests as a stockholder generally. In considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware of these interests. The Board of Directors was aware of these interests, considered them and took them into account, together with other factors, in determining whether to approve the Merger Agreement and recommend that you vote for adoption of the Merger Agreement. The interests of our directors and employees, including our executive officers, in the Merger that may be different from, or in addition to, those of other stockholders of the Company include, but are not limited to:

•	accelerated vesting of all Options held by our employees, including our Named Executive Officers, at the Effective Time, and the conversion of such Options into the right to receive cash;

•	accelerated vesting of all Restricted Stock held by our employees, including our Named Executive Officers, at the Effective Time, and the conversion of such Restricted Stock into the right to receive the Merger Consideration of $19.00 in cash, less any required withholding taxes;

•	payment of annual bonuses for the fiscal year ending March 31, 2011 that have been accrued and unpaid prior to the Effective Time for all bonus-eligible employees, including our Name Executive Officers; and

•	each of our Named Executive Officers will receive payments and benefits under their employment agreements upon certain types of termination of employment following the Effective Time.

Material U.S. Federal Income Tax Consequences of the Merger (page 60)

The exchange of Shares for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder (as defined below under the heading “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) who receives cash in exchange for Shares pursuant to the Merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before the deduction of any withholding tax) and the stockholder’s adjusted tax basis in the Shares exchanged for cash pursuant to the Merger. Gain or loss will be determined separately for each block of Shares (that is, Shares acquired at the same cost in a single transaction) exchanged for cash pursuant to the Merger. Such gain or loss generally will be long-term capital gain or loss provided that a U.S. Holder’s holding period for such Shares is more than one year at the time of consummation of the Merger. Capital gain recognized by a non-corporate U.S. Holder upon a disposition of a Share that has been held for more than one year generally will be subject to a maximum U.S. federal income tax rate of 15%. In the case of a Share that has been held for one year or less, such capital gain generally will be subject to tax at ordinary income tax rates. Certain limitations apply to the use of a U.S. Holder’s capital losses.

Payments made to a Non-U.S. Holder (as defined below under the heading “The Merger — Material U.S. Federal Income Tax Consequences of the Merger”) with respect to the Shares that are exchanged for cash pursuant to the Merger generally will not be subject to U.S. federal income or withholding tax. You should read “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 60 for definitions of “U.S. Holder” and “Non-U.S. Holder,” and for a more detailed discussion of the U.S. federal income tax consequences of the Merger. You should consult your own tax advisor regarding the particular tax consequences (including the state, local or non-U.S. tax consequences) of the Merger to you in light of your own particular circumstances.

Regulatory Approvals and Notices (page 62)

The Offer and the Merger are subject to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the “HSR Act”), which provides that certain transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the U.S. Department of Justice (the “DOJ”) and Federal Trade Commission (the “FTC”) and certain waiting period requirements have been satisfied.

Parent is expected to file pursuant to the HSR Act a Notification and Report Form for Certain Mergers and Acquisitions with the DOJ and the FTC by February 25, 2011 (or at such other time as may be agreed upon by Parent and the Company). We also expect to file a Notification and Report Form pursuant to the HSR Act on that date. The waiting period under the HSR Act with respect to the Offer will expire at 11:59 p.m., New York City time, on the 15th day after Parent’s form is received by the DOJ and FTC, unless early termination of the waiting period is granted. Parent and the Company expect to request early termination of the waiting period applicable to the Offer, but there can be no assurance that such early termination will be granted.

Litigation Relating to the Merger (page 63)

Eight putative class action lawsuits have been filed in connection with the Offer and the Merger. Five were filed in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida, two were filed in the United States District Court, Southern District of Florida, Miami Division, and one was filed in the Court of Chancery of the State of Delaware. All of the complaints name the Company, the members of the Board of Directors, Parent and Merger Sub as defendants, except for one that names the members of the

Board of Directors, Parent and Merger Sub, but not the Company, as defendants. In addition, one of the lawsuits names Credit Suisse as an aider and abettor. All eight lawsuits are brought by purported stockholders, both individually and on behalf of a putative class of stockholders, alleging that the Board breached its fiduciary duties in connection with the Offer and the Merger by purportedly failing to maximize stockholder value, and that the Company (as applicable), Parent, Merger Sub, and Credit Suisse (as applicable) aided and abetted the alleged breaches. Two of the lawsuits allege that our Solicitation/Recommendation Statement on Schedule 14D-9 failed to disclose certain material information to our stockholders. All eight lawsuits seek equitable relief, including, among other things, to enjoin consummation of the Offer and the Merger and an award of all costs, including reasonable attorneys’ fees. Five of the complaints also seek rescission of the Merger Agreement and/or the proposed transaction, and three of the complaints additionally seek compensatory and/or recissory damages. The Delaware Court has scheduled a hearing on the Delaware plaintiff’s application for a preliminary injunction to enjoin consummation of the transaction for Wednesday, March 2, 2011. We believe that these lawsuits are without merit and intend to vigorously defend against them; however, there can be no assurance that we will be successful in our defense.

The Merger Agreement (page 65)

Treatment of Common Stock, Options and Restricted Stock (page 69)

•	Common Stock. Each Share issued and outstanding immediately prior to the Effective Time (other than Appraisal Shares and Shares owned by us as treasury stock or owned by Parent or Merger Sub immediately prior to the Effective Time, which will be automatically cancelled in accordance with the terms of the Merger Agreement) automatically will be converted into the right to receive the Merger Consideration of $19.00 in cash, without interest thereon and less any required withholding taxes.

•	Options. Immediately prior to the Effective Time, (i) each Option with an exercise price per Share that is greater than or equal to the Offer Price, without regard to the identity of the holder, will be cancelled and terminated, and (iii) each Option with an exercise price per Share that is less than the Offer Price, without regard to the identity of the holder, will be deemed exercised and, at the Effective Time, will be terminated and converted into the right to receive an amount (subject to any applicable withholding or other taxes required by applicable law), without interest thereon, equal to the product of (A) the total number of Shares deemed to be issued upon the deemed exercise of such Option and (B) the excess of the Merger Consideration over the exercise price per Share previously subject to such Option.

•	Restricted Stock. Immediately prior to the Effective Time, the vesting of all Restricted Shares that are then unvested and unawarded under the Stock Plans (as defined below under the heading “The Merger Agreement — Terms of the Merger Agreement — Options”) will be fully accelerated, and at the Effective Time each then outstanding Restricted Share automatically will be converted into the right to receive the Merger Consideration, without interest thereon and less any applicable withholding taxes.

•	Warrants. At the Effective Time, each warrant to purchase Shares that is issued, unexpired and unexercised immediately prior to the Effective Time and not terminated pursuant to its terms in connection with the Merger will entitle the holder to receive upon the exercise of such warrant a payment in cash (without interest thereon and less any applicable withholding taxes) of an amount equal to the product of the total number of Shares previously subject to such warrant and the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such warrant.

No Solicitation and Superior Proposal Provisions (Page 73)

Until the Effective Time, or, if earlier, the termination of the Merger Agreement, we will not, and will cause our subsidiaries and our and our subsidiaries’ respective Representatives (as defined below under the heading “The Merger Agreement — Terms of the Merger Agreement — No Solicitation and Superior Proposal Provisions”) not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of providing non-public information) the submission or announcement of any inquiries, proposals or offers that constitute or would reasonably be expected to lead to any Takeover Proposal (as defined below under the heading “The Merger Agreement — Terms of the Merger Agreement — No Solicitation and Superior Proposal Provisions”), (ii) provide any non-public information concerning us or any of our subsidiaries related to any person or group who would reasonably be expected to make any Takeover Proposal, (iii) engage in any discussions or negotiations with respect thereto, (iv) approve (by resolution of the Board, any committee thereof or otherwise), support, enter into or adopt any contract providing for, or recommend to any of our stockholders, any Takeover Proposal, or (v) otherwise cooperate with or assist or participate in, or knowingly facilitate any such inquiries, proposals, offers, discussions or negotiations.

However, if prior to the earlier to occur of the Offer Closing and our receipt of the affirmative vote of the holders (in person or by proxy) of a majority of the Shares for the adoption of the Merger Agreement (the “Stockholder Approval”), (i) we have received an unsolicited bona fide, written Takeover Proposal from a third party that did not result from a breach of the foregoing paragraph, and (ii) the Board determines in good faith, after consultation with our financial and legal advisors as required by the Merger Agreement, that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as defined below under the heading “The Merger Agreement — Terms of the Merger Agreement — No Solicitation and Superior Proposal Provisions”), then we will be permitted to (A) furnish information (including non-public information) with respect to us and our subsidiaries to the person making such Takeover Proposal pursuant to a confidentiality agreement that meets the requirements set forth in the Merger Agreement (an “Acceptable Confidentiality Agreement”) subject to certain conditions set forth in the Merger Agreement and (B) engage in discussions and negotiations with the person making such Takeover Proposal regarding such Takeover Proposal.

We will promptly (and, in any event, within 24 hours) notify Parent if we or any of our Representatives receive any Takeover Proposal and keep Parent reasonably informed of any material changes to the terms thereof.

Conditions to the Merger (page 80)

The respective obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction or waiver of certain customary conditions at or prior to the Effective Time, including the approval of the Merger by a requisite vote of our stockholders (if required by applicable law); expiration or early termination of the waiting period under the HSR Act; and no law or ruling being in effect or enjoining the Merger or making the consummation of the Merger illegal.

Termination (page 81)

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

(a) by the mutual written consent of us and Parent;

(b) by either us or Parent if any governmental authority will have enacted, promulgated, issued, entered, amended or enforced (i) a law prohibiting the Offer or the merger or making the Offer or the merger illegal, or (ii) an injunction, judgment, order, decree, ruling or any other similar action, in each case, permanently enjoining, restraining, preventing or prohibiting the Offer or the Merger and such injunction, judgment, order, decree or ruling or other action will have become final and non-appealable;

(c) by either us or Parent if the Offer will have been terminated by Merger Sub as permitted under the Merger Agreement or will have expired pursuant to its terms (and not have been extended or required to be extended in accordance with the terms of the Merger Agreement) without any Shares being purchased therein under circumstances in which Parent is not required to pursue the Merger;

(d) by either us or Parent if the Offer is not consummated and the Merger is not consummated on or before July 31, 2011 (the “Walk-Away Date”);

(e) by either us or Parent if consummation of the Merger requires the Stockholder Approval and the Stockholder Approval will not have been obtained at the Stockholders’ Meeting (as defined below under the heading “The Merger Agreement — Terms of the Merger Agreement — Change of Recommendation”) duly convened therefor or at any adjournment or postponement thereof;

(f) by us if Merger Sub will have failed to consummate the Offer in accordance with the Merger Agreement;

(g) by us, if we enter into a definitive Acquisition Agreement (as defined below under the heading “The Merger Agreement — Terms of the Merger Agreement — Change of Recommendation”) providing for a Superior Proposal, subject to certain conditions set forth in the Merger Agreement, unless the Offer Closing will have occurred or the Stockholder Approval has been obtained;

(h) by us, if there will be any breach or inaccuracy in any of Parent’s or Merger Sub’s representations or warranties set forth in the Merger Agreement or Parent or Merger Sub has failed to perform any of its covenants under the Merger Agreement, which inaccuracy, breach or failure to perform would give rise to the failure of certain conditions set forth in the Merger Agreement, subject to certain cure rights of Parent and Merger Sub and unless the Offer Closing will have occurred or the Stockholder Approval will have been obtained;

(i) by Parent (i) if an Adverse Recommendation Change will have been made, or (A) following the public disclosure or announcement of a Takeover Proposal, the Board fails to reconfirm publicly the Company Recommendation within five business days after receiving a written request to do so from Parent; or (B) a tender offer or exchange offer relating to the Shares is commenced and, not later than the 10th calendar day following such commencement, we will not have publicly announced our recommendation that our stockholders reject such tender offer or exchange offer; unless the Offer Closing will have occurred or if the Stockholder Approval will have been obtained; or

(j) by Parent if there will be any breach or inaccuracy in any of our representations or warranties set forth in the Merger Agreement or we have failed to perform any of our covenants or agreements set forth in the Merger Agreement, which inaccuracy, breach or failure to perform would give rise to the failure of certain conditions set forth in the Merger Agreement, subject to certain cure rights by us, and unless the closing of the Offer will have occurred.

Termination Fee and Expenses (page 82)

The Merger Agreement contemplates that we will pay to Parent certain termination fees and reimburse certain expenses under certain circumstances, as follows:

•	if (i) the Merger Agreement is terminated by Parent pursuant to paragraph (j) under “Termination” above or (ii)(A) a Takeover Proposal will have been made known to us and publicly disclosed or will have been made directly to our stockholders and not withdrawn or any person will have publicly announced an intention to make a Takeover Proposal and thereafter (B) the Merger Agreement is terminated by us or Parent pursuant to paragraphs (c), (d) or (e) under “Termination” above, then we will reimburse Parent for all documented expenses not later than two business days after delivery to us of an itemization setting forth in reasonable detail all expenses of Parent and Merger Sub;

•	if (i) a Takeover Proposal will have been made known to us and publicly disclosed or will have been made directly to our stockholders and not withdrawn or any person will have publicly announced an intention to make a Takeover Proposal and thereafter, (ii) the Merger Agreement is terminated by us or Parent pursuant to paragraphs (c), (d), (e) or by Parent pursuant to paragraph (j) under “Termination” above and (iii) we enter into an acquisition agreement or consummate any Takeover Proposal within 12 months after the date that the Merger Agreement is terminated, then we will pay to Parent $52,500,000 (the “Termination Fee”) promptly following the consummation of any transaction contemplated by a Takeover Proposal (and in any event not later than two business days after delivery to us of notice of demand for payment);

•	if the Merger Agreement is terminated by Parent pursuant to paragraph (i) under “Termination” above, then we will pay to Parent the Termination Fee promptly following such termination (and in any event not later than two business days after delivery to us of notice of demand for payment); and

•	if the Merger Agreement is terminated by us pursuant to paragraph (g) under “Termination” above, then we will pay to Parent the Termination Fee simultaneously with (and as a condition of the effectiveness of) such termination; provided, however, that if the definitive Acquisition Agreement providing for a Superior Proposal is entered into and publicly announced, all of which occurs on or prior to February 26, 2011, then the Termination Fee due and payable to Parent pursuant to this paragraph will be $37,500,000.

Market Price of Our Common Stock (page 84)

The closing price of our Common Stock on the Nasdaq Global Market on January 27, 2011, the last trading day prior to the public announcement of the Merger Agreement, was $14.05 per Share. The Merger Consideration of $19.00 per Share represented a premium of approximately 35% over the closing price per Share on January 27, 2011. On March [ • ], 2011, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our Common Stock on the Nasdaq Global Market was $[ • ] per Share.

Appraisal Rights (page 87)

If the Merger is consummated, under the DGCL, if you did not tender your Shares in the Offer, you do not wish to accept the Merger Consideration provided for in the Merger Agreement and you do not vote for the adoption of the Merger Agreement, you are entitled to appraisal rights under the DGCL in connection with the Merger. This means that you are entitled to have the fair value of your Shares determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the right to receive the Merger Consideration. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the Merger Consideration.

To exercise your appraisal rights, you must submit a written demand for appraisal to us before the vote is taken on the Merger Agreement and you must not vote in favor of the proposal to adopt the Merger Agreement. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 87 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex C hereto. If you hold your Shares through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

Delisting and Deregistration of Our Common Stock (page 90)

If the Merger is completed, our Common Stock will be delisted from the Nasdaq Global Market, and deregistered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and we will no longer file periodic reports with the SEC on account of our Common Stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND THE MERGER

The following questions and answers are intended to address briefly some commonly asked questions regarding the Merger, the Merger Agreement and the special meeting. These questions and answers may not address all questions that may be important to you as a stockholder of the Company. Please refer to the “Summary” and the more detailed information contained elsewhere in this proxy statement, the annexes to this proxy statement and the documents referred to in this proxy statement, which you should read carefully and in their entirety. You may obtain the information incorporated by reference in this proxy statement without charge by following the instructions under “Where You Can Find More Information” beginning on page 91.

Q.	What is the proposed transaction and what effects will it have on the Company?

A.	The proposed transaction is the acquisition of all of the outstanding Common Stock of the Company by Parent pursuant to the Merger Agreement. If the proposal to adopt the Merger Agreement is approved by our stockholders and the other closing conditions under the Merger Agreement have been satisfied or, to the extent permitted by the Merger Agreement and applicable law, waived, Merger Sub will merge with and into the Company. Upon completion of the Merger, the Company will be the surviving corporation in the Merger and will continue to exist and conduct business following the Merger. As a result of the Merger, we will become a wholly-owned subsidiary of Parent and will no longer be a publicly-held corporation, and you will no longer have any interest in our future earnings or growth. In addition, our Common Stock will be delisted from the Nasdaq Global Market and deregistered under the Exchange Act, and we will no longer file periodic reports with the SEC on account of our Common Stock.

Q.	Did Merger Sub commence a tender offer for Shares?

A.	Yes. On February 10, 2011, Merger Sub commenced the Offer for all of the outstanding Shares at a price of $19.00 per share net to the seller in cash, without interest thereon and less any required withholding taxes. The Offer was commenced in accordance with the terms and subject to the conditions of the Merger Agreement.

Under the terms of the Merger Agreement, if the Offer is not completed, the parties agreed that the Merger could only be completed after the receipt of Stockholder Approval of the adoption of the Merger Agreement that will be considered at the special meeting.

We are soliciting proxies for the special meeting to obtain Stockholder Approval of the adoption of the Merger Agreement to be able to consummate the Merger to the extent that, following completion of the Offer, consummation of any “subsequent offering period” (if conducted by Merger Sub), and any exercise by Merger Sub of the Top-Up Option, Parent, Merger Sub and any of their respective affiliates do not then own more than 90% of our outstanding Shares, in which case the Merger cannot be completed without a meeting of our stockholders because a short-form merger is not possible. Because we have a limited number of Shares available for issuance under our Charter, it is estimated that Merger Sub would need to acquire in the Offer approximately 88% of the outstanding Shares in order to exercise the Top-Up Option. Regardless of whether you tendered your Shares in the Offer, you may nevertheless vote your Shares at the special meeting so long as you were a stockholder as of the Record Date of the special meeting.

Q.	What will I receive if the Merger is completed?

A.	Upon completion of the Merger, you will be entitled to receive the Merger Consideration of $19.00 in cash, without interest thereon and less any required withholding taxes, for each share of our Common Stock that you own, unless you have properly exercised and not withdrawn your appraisal rights under the DGCL with respect to such Shares. For example, if you own 100 Shares, you will receive $1,900 in cash in exchange for your Shares, less any required withholding taxes. You will not own any shares of the capital stock in the surviving corporation.

Q.	When do you expect the Merger to be completed?

A.	We are working towards completing the Merger as soon as possible. If the Merger is approved at the special meeting then, assuming timely satisfaction or, to the extent permitted by the Merger Agreement and applicable law, waiver of the other necessary closing conditions, we anticipate that the Merger will be completed promptly thereafter.

Q.	What happens if the Merger is not completed?

A.	If the Merger Agreement is not adopted by our stockholders or if the Merger is not completed for any other reason, you will not receive any payment for your Shares. Instead, we will remain an independent public company, and our Common Stock will continue to be listed and traded on the Nasdaq Global Market. Under specified circumstances, we may be required to pay to Parent a fee with respect to the termination of the Merger Agreement and reimburse certain of Parent’s and Merger Sub’s out-of-pocket expenses, as described under “The Merger Agreement — Terms of the Merger Agreement — Termination Fees” beginning on page 82.

Q.	Is the Merger expected to be taxable to me?

A.	Yes. The exchange of Shares for cash in the Merger will be a taxable transaction to U.S. Holders for U.S. federal income tax purposes. In general, a U.S. Holder whose Shares are converted into the right to receive cash in the Merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received with respect to such Shares (determined before the deduction of any required withholding taxes) and its adjusted tax basis in such Shares. Backup withholding may also apply to the cash payments made pursuant to the Merger unless the U.S. Holder or other payee provides a taxpayer identification number, certifies that such number is correct and otherwise complies with the backup withholding rules.

Payments made to a Non-U.S. Holder with respect to Shares exchanged for cash pursuant to the Merger will generally be exempt from U.S. federal income tax. A Non-U.S. Holder may, however, be subject to backup withholding with respect to the cash payments made pursuant to the Merger, unless the holder certifies that it is not a U.S. person or otherwise establishes a valid exemption from backup withholding tax.

You should read “The Merger — Material U.S. Federal Income Tax Consequences of the Merger” beginning on page 60 for definitions of “U.S. Holder” and “Non-U.S. Holder,” and for a more detailed discussion of the U.S. federal income tax consequences of the Merger.

You should consult your own tax advisor regarding the particular tax consequences (including the state, local or non-U.S. tax consequences) of the Merger to you in light of your own particular circumstances.

Q.	Do any of our directors or officers have interests in the Merger that may differ from or be in addition to my interests as a stockholder?

A.	Yes. In considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware that certain of our directors and Named Executive Officers have certain interests in the Merger that may be different from, or in addition to, your interests as a stockholder generally. The Board was aware of these interests, considered them and took them into account, together with other factors, in determining whether to approve the Merger Agreement and recommending that our stockholders vote for adoption of the Merger Agreement. See “The Merger — Interests of Certain Persons in the Merger” beginning on page 52.

Q.	Why am I receiving this proxy statement and proxy card or voting instruction form?

A.	You are receiving this proxy statement and proxy card or voting instruction form because you own Shares. This proxy statement describes matters on which we urge you to vote and is intended to assist you in deciding how to vote your Shares with respect to such matters.

Q.	When and where is the special meeting?

A.	The special meeting will be held on [ • ], March [ • ], 2011, starting at 10:00 a.m., local time, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132. This proxy statement for the special meeting will be mailed to stockholders on or about March [ • ], 2011.

Q.	Who may attend the special meeting?

A.	All stockholders of record at the close of business on March [ • ], 2011 (the Record Date), or their duly appointed proxies, and our invited guests may attend the special meeting. Seating is limited and is on a first-come, first-served basis. Please note that you will be asked to present evidence that you are a stockholder of the Company as well as valid picture identification, such as a current driver’s license or passport, in order to attend the special meeting.

If you hold Shares in “street name” (that is, in a brokerage account or through a bank or other nominee) and you plan to vote in person at the special meeting, you will need to bring a valid picture identification and evidence of your stock ownership, such as your most recent brokerage statement reflecting your stock ownership as of the Record Date, or a legal proxy from your broker or nominee.

Stockholders of record will be verified against an official list available in the registration area at the meeting. We reserve the right to deny admittance to anyone who cannot adequately show proof of share ownership as of the Record Date.

Q.	When will the stockholders’ list be available for examination?

A.	A complete list of the stockholders entitled to vote at the special meeting will be available for examination by any stockholder of record, during ordinary business hours, at our offices for a period of 10 days immediately prior to the special meeting and at the special meeting itself.

Q.	Who may vote at the special meeting?

A.	You may vote if you were a record holder of our Common Stock at the close of business on the Record Date. As of the Record Date, there were [ • ] Shares issued and outstanding, and entitled to vote at the special meeting.

Q.	How many votes do I have?

A.	You will have one vote for each Share that you owned on the Record Date.

Q.	What will I be voting on?

A.	You will be voting on the following:

• The adoption of the Merger Agreement, which provides for Parent’s acquisition of all of the outstanding Common Stock of the Company not currently owned by us as treasury stock or owned by Parent or Merger Sub; and

• The approval to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

Q.	What are the voting recommendations of the Board of Directors?

A.	The Board of Directors has unanimously approved the Merger Agreement and the Merger and determined that the Merger Agreement and the Merger are advisable and fair to, and in the best interests of, the Company and its stockholders. The Board of Directors unanimously recommends that you vote your Shares

“FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

Q.	How do I vote?

A.	If you are a stockholder of record (that is, if your Shares are registered in your name with American Stock Transfer & Trust Company, our transfer agent), there are four ways to vote:

Telephone Voting: You may vote by calling the toll-free telephone number indicated on your proxy card. Please follow the voice prompts that allow you to vote your Shares and confirm that your instructions have been properly recorded.

Internet Voting: You may vote by logging on to the website indicated on your proxy card. Please follow the website prompts that allow you to vote your Shares and confirm that your instructions have been properly recorded.

Return Your Proxy Card by Mail: You may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your Shares according to your directions. If you sign and return your proxy card without specifying choices, your Shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.

Vote at the Meeting: You may cast your vote in person at the special meeting. Written ballots will be passed out to stockholders or legal proxies who want to vote in person at the meeting.

Telephone and Internet voting for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on [ • ], 2011. Telephone and Internet voting is convenient, provides postage and mailing cost savings and is recorded immediately, minimizing the risk that postal delays may cause votes to arrive late and therefore not be counted.

Even if you plan to attend the special meeting, you are encouraged to vote your Shares by proxy. You may still vote your Shares in person at the meeting even if you have previously voted by proxy. If you are present at the meeting and desire to vote in person, your previous vote by proxy will not be counted.

Q.	What if I hold my Shares in “street name”?

A.	You should follow the voting directions provided by your bank, brokerage firm or other nominee. You may complete and mail a voting instruction card to your bank, brokerage firm or other nominee or, in most cases, submit voting instructions by telephone or the Internet to your bank, brokerage firm or other nominee. If you provide specific voting instructions by mail, telephone or the Internet, your bank, brokerage firm or other nominee will vote your Shares as you have directed. Please note that if you wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee at the special meeting.

If you do not instruct your bank, brokerage firm or other nominee to vote your Shares, your Shares will not be voted and the effect will be the same as a vote “AGAINST” the proposal to adopt the Merger Agreement, and your Shares will not have an effect on the proposal to adjourn the special meeting.

Q.	Can I change my mind after I vote?

A.	Yes. If you are a stockholder of record, you may change your vote or revoke your proxy at any time before it is voted at the special meeting by:

• delivering written notice to our Corporate Secretary at Terremark Worldwide, Inc., One Biscayne Tower, 2 South Biscayne Boulevard, Suite 2800, Miami, Florida 33131;

• executing and delivering to our Corporate Secretary at the address above a proxy bearing a later date;

• attending the special meeting in person, at which time the powers of the proxy holders will be suspended if you so request; or

• submitting a vote by telephone or via the Internet with a later date.

Your attendance at the special meeting will not by itself revoke a previously granted proxy.

If you hold your Shares in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

Q.	Who will count the votes?

A.	A representative of [ • ] will count the votes and will serve as the independent inspector of elections.

Q.	What does it mean if I receive more than one proxy card?

A.	It means that you have multiple accounts with brokers or our transfer agent. Please vote all of these Shares. We encourage you to register all of your Shares in the same name and address. You may do this by contacting your broker or our transfer agent. Our transfer agent may be reached at 1-800-937-5449 or at the following address:

American Stock Transfer & Trust Company 59 Maiden Lane New York, NY 10038

Q.	Will my Shares be voted if I do not provide my proxy?

A.	If you are the stockholder of record and you do not vote or provide a proxy, your Shares will not be voted.

If your Shares are held in street name, they may not be voted if you do not provide the bank, brokerage firm or other nominee with voting instructions. Currently, banks, brokerage firms or other nominees have the authority under the Nasdaq Global Market rules to vote Shares for which their customers do not provide voting instructions on certain “routine” matters.

However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the Merger Agreement and the proposal to approve the adjournment of the special meeting, if necessary or appropriate, and, as a result, absent specific instructions from the beneficial owner of such Shares, banks, brokerage firms or other nominees are not empowered to vote those Shares on non-routine matters, which we refer to generally as broker non-votes.

Q.	How is the meeting conducted?

A.	The Chairman has broad authority to conduct the special meeting in an orderly and timely manner. This authority includes establishing rules for stockholders who wish to address the special meeting. The Chairman may also exercise broad discretion in recognizing stockholders who wish to speak and in determining the extent of discussion on each item of business. The Chairman may also rely on applicable law regarding disruptions or disorderly conduct to ensure that the special meeting is conducted in a manner that is fair to all stockholders. Stockholders making comments following the special meeting must do so in English so that the majority of stockholders present can understand what is being said.

The use of cameras, recording devices and other electronic devices will be prohibited at the special meeting.

Q.	May stockholders ask questions?

A.	Yes. Our representatives will answer stockholders’ questions of general interest following the special meeting consistent with the rules distributed at the special meeting.

Q.	How many votes must be present to hold the meeting?

A.	A majority of the outstanding Shares entitled to vote at the special meeting, represented in person or by proxy, will constitute a quorum. On the Record Date, there were [ • ] Shares outstanding and entitled to vote. Shares of our Common Stock represented in person or by proxy, including abstentions and broker non-votes, will be counted for purposes of determining whether a quorum is present.

Q.	What vote is required to approve each proposal?

A.	The adoption of the Merger Agreement requires the affirmative vote of holders (in person or by proxy) of a majority of the outstanding Shares entitled to vote thereon at the special meeting. Because the affirmative vote required to approve the proposal to adopt the Merger Agreement is based upon the total number of outstanding Shares, if you fail to submit a proxy or vote in person at the special meeting, or abstain, or you do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, this will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for the purpose of soliciting additional proxies requires the affirmative vote of the holders of a majority of the Shares present in person or represented by proxy and entitled to vote on the matter at the special meeting. Abstaining will have the same effect as a vote “AGAINST” the proposal to adjourn the special meeting, if necessary or appropriate. If you fail to submit a proxy or to vote in person at the special meeting or if your Shares are held through a bank, brokerage firm or other nominee and you do not instruct your bank, brokerage firm or other nominee on how to vote your Shares, your Shares will not be voted, but this will not have an effect on the proposal to adjourn the special meeting.

Q.	How are votes counted?

A.	For the proposal to adopt the Merger Agreement, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions and broker non-votes will have the same effect as votes “AGAINST” the proposal to adopt the Merger Agreement.

For the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies, you may vote “FOR,” “AGAINST” or “ABSTAIN.” Abstentions will have the same effect as if you voted “AGAINST” the proposal, but broker non-votes will not have an effect on the proposal.

Q.	Have any stockholders already agreed to vote “FOR” approval of the proposal to adopt the Merger Agreement?

A.	Yes. Concurrently with the execution of the Merger Agreement, the Tendering Stockholders entered into Tender and Support Agreements pursuant to which such stockholders have agreed to, among other things, vote their Shares in favor of the adoption of the Merger Agreement to approve the Merger (if necessary) to the extent they have not previously tendered their Shares in the Offer. The Shares subject to the Tender and Support Agreements comprise approximately 27.6% of the outstanding Shares. The Tender and Support Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement.

All of our Named Executive Officers and directors who own Shares have notified us, strictly in their capacity as stockholders, that to the extent they have not previously tendered their Shares in the Offer, they intend to vote their respective Shares (other than Shares as to which such holder does not have discretionary authority) “FOR” the proposal to adopt the Merger Agreement; however, they are under no contractual or other legal obligation to do so. As of March [ • ], 2011, the Record Date, our directors and Named Executive Officers together owned [ • ] Shares, or approximately [ • ]% of the issued and outstanding Shares as of such date (excluding Shares issuable upon exercise of Options).

Q.	Who will pay for this proxy solicitation?

A.	We will pay the cost of preparing, assembling and mailing this proxy statement, the notice of meeting and the enclosed proxy card. Our directors, officers and employees may solicit proxies in person or by telephone, mail, e-mail or facsimile. These persons will not be paid additional remuneration for their efforts.

We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to the beneficial owners of our Common Stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

In addition, we have retained [ • ] to assist in the solicitation. We will pay [ • ] approximately $[ • ], plus out-of-pocket expenses for their assistance. We will indemnify [ • ] against any losses arising out of its proxy soliciting services on our behalf.

Q.	Will any other matters be voted on at the special meeting?

A.	As of the date of this proxy statement, our management knows of no other matter that will be presented for consideration at the special meeting other than those matters discussed in this proxy statement.

Q.	What is the Company’s website address?

A.	Our website address is www.terremark.com. We make this proxy statement, our annual reports on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to those reports filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act available on our website in the Investor Relations-SEC Filings section, as soon as reasonably practicable after electronically filing such material with the SEC.

This information is also available free of charge at www.sec.gov, an Internet site maintained by the SEC that contains reports, proxy and information statements, and other information regarding issuers that is filed electronically with the SEC. Stockholders may also read and copy any reports, statements and other information filed by us with the SEC at the SEC public reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 or visit the SEC’s website for further information on its public reference room. In addition, stockholders may obtain free copies of the documents filed with the SEC by contacting our Investor Relations department at (305) 961-3200 or by sending a written request to our Vice President of Investor Relations at Terremark Worldwide, Inc., One Biscayne Tower, 2 South Biscayne Boulevard, Suite 2800, Miami, Florida 33131.

The references to our website address and the SEC’s website address do not constitute incorporation by reference of the information contained in these websites and should not be considered part of this document.

Our SEC filings are available in print to any stockholder who requests a copy at the phone number or address listed above.

Q.	What happens if I sell my Shares before the special meeting?

A.	The Record Date for stockholders entitled to vote at the special meeting is earlier than both the date of the special meeting and the consummation of the Merger. If you transfer your Shares after the Record Date but before the special meeting, unless special arrangements (such as provision of a proxy) are made between you and the person to whom you transfer your Shares and each of you notifies us in writing of such special arrangements, you will retain your right to vote such Shares at the special meeting but will transfer the right to receive the Merger Consideration to the person to whom you transfer your Shares.

Q.	What will happen to my employee stock options in the Merger?

A.	The Merger Agreement provides that, immediately prior to the Effective Time, (i) the vesting and exercisability of each then outstanding Option granted under any stock option plan of the Company will be fully accelerated, (ii) each Option with an exercise price per Share that is greater than or equal to the Merger Consideration, without regard to the identity of the holder, will be cancelled and terminated with no payment made thereon, and (iii) each Option with an exercise price per Share that is less than the Merger Consideration, without regard to the identity of the holder, will be deemed exercised and, at the Effective Time, will be terminated and converted into the right to receive an amount (subject to any required withholding or other taxes required by applicable law), without interest thereon, equal to the product of (A) the total number of Shares deemed to be issued upon the deemed exercise of such Option and (B) the excess of the Merger Consideration over the exercise price per Share previously subject to such Option (such amounts payable, the “Option Consideration”).

Q.	What will happen to my restricted stock in the Merger?

A.	All issued and outstanding shares of Restricted Stock will vest immediately prior to the Effective Time, and each such share of Restricted Stock will be converted into the right to receive cash in an amount equal to the Merger Consideration, without interest thereon and less any required withholding taxes.

Q.	What will happen to my warrants in the Merger?

A.	The Merger Agreement provides that each warrant to purchase Shares that is issued, unexpired and unexercised immediately prior to the Effective Time and not terminated pursuant to its terms in connection with the Merger will entitle the holder to receive upon the exercise of such warrant a payment in cash (without interest thereon and less any required withholding taxes), of an amount equal to the product of the total number of Shares previously subject to such warrant and the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such warrant.

Q.	What do I need to do now?

A.	Even if you plan to attend the special meeting, after carefully reading and considering the information contained in this proxy statement, please vote promptly to ensure that your Shares are represented at the special meeting. If you hold your Shares in your own name as the stockholder of record, please vote your Shares by (i) completing, signing, dating and returning the enclosed proxy card in the accompanying prepaid reply envelope, (ii) using the telephone number printed on your proxy card or (iii) using the Internet voting instructions printed on your proxy card. If you decide to attend the special meeting and vote in person, your vote by ballot will revoke any proxy previously submitted. If you are a beneficial owner, please refer to the instructions provided by your bank, brokerage firm or other nominee to see which of the above choices are available to you.

Q.	Should I send in my stock certificates now?

A.	No. You will be sent a letter of transmittal promptly after the completion of the Merger, describing how you may exchange your Shares for the Merger Consideration. If your Shares are held in “street name” by your bank, brokerage firm or other nominee, you will receive instructions from your bank, brokerage firm or other nominee as to how to effect the surrender of your “street name” Shares in exchange for the Merger Consideration. Please do NOT return your stock certificate(s) with your proxy.

Q.	Am I entitled to exercise appraisal rights under the DGCL instead of receiving the Merger Consideration for my Shares?

A.	Yes. As a holder of our Common Stock, you are entitled to exercise appraisal rights under the DGCL in connection with the Merger if you take certain actions and meet certain conditions. See “Appraisal Rights” beginning on page 87.

Q.	Who can help answer my other questions?

A.	If you have additional questions about the Merger, need assistance in submitting your proxy or voting your Shares, or need additional copies of the proxy statement or the enclosed proxy card, please call [ • ] toll-free at [ • ].

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement, and the documents to which we refer you in this proxy statement, as well as information included in oral statements or other written statements made or to be made by us, contain statements that, in our opinion, may constitute “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. The words such as “believe,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “project,” “estimate,” “will,” “may,” “should,” “future,” “predicts,” “potential,” “continue” and similar expressions identify these forward-looking statements, which appear in a number of places in this proxy statement (and the documents to which we refer you in this proxy statement) and include, but are not limited to, all statements relating directly or indirectly to the ability of the Company, Merger Sub and Parent to complete the transactions contemplated by the Merger Agreement, including the parties’ ability to satisfy the conditions set forth in the Merger Agreement and the possibility of any termination of the Merger Agreement.

The forward-looking statements contained in this proxy statement are based on current expectations and assumptions that are subject to risks and uncertainties which may cause actual results to differ materially from the forward-looking statements. Actual results may differ materially from current expectations based on a number of factors affecting our business. Detailed discussions of the risks and uncertainties that could cause actual results and events to differ materially from the forward-looking statements contained in this proxy statement are included from time to time in our SEC reports and filings, including our Annual Report on Form 10-K for the year ended March 31, 2010 as updated by our subsequently filed Quarterly Reports on Forms 10-Q and Current Reports on Forms 8-K. Important factors that could cause such differences include risks relating to the Merger itself which include, but are not limited to, the following:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement, including a termination under circumstances that could require us to pay a termination fee;

•	the inability to complete the Merger due to the failure to obtain Stockholder Approval or the failure to satisfy other conditions to completion of the Merger, including required regulatory approvals;

•	the failure of the Merger to close for any other reason;

•	risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the Merger;

•	the outcome of any legal proceedings that have been or may be instituted against the Company and/or others relating to the Merger Agreement;

•	diversion of management’s attention from ongoing business concerns;

•	the effect of the announcement of the Merger on our business relationships, operating results and business generally; and

•	the amount of the costs, fees, expenses and charges related to the Merger.

Consequently, all of the forward-looking statements we make in this document are qualified by the information contained or incorporated by reference herein, including, but not limited to (a) the information contained under this heading and (b) the information contained under the headings “Business” and “Risk Factors” and information in our consolidated financial statements and notes thereto included in our most recent filings on Forms 10-K, 10-Q and 8-K (see “Where You Can Find More Information” beginning on page 91). You are cautioned not to rely on these forward-looking statements as predictions of future events. We expressly disclaim any intent or obligation to update or revise these forward-looking statements except as required by law.

You should carefully consider the cautionary statements contained or referred to in this section in connection with any subsequent written or oral forward-looking statements that may be issued by us or persons acting on our behalf.

THE PARTIES TO THE MERGER AGREEMENT

The Company

Terremark Worldwide, Inc.
One Biscayne Tower
2 South Biscayne Boulevard
Miami, Florida 33131
(305) 961-3200

Terremark, a Delaware corporation, is a leading global provider of IT infrastructure services delivered on the industry’s most robust and advanced technology platform. Leveraging data centers in the United States, Europe and Latin America with access to massive and diverse network connectivity, Terremark delivers government and enterprise customers a comprehensive suite of managed solutions including managed hosting, colocation, disaster recovery, security, data storage and cloud computing services. Terremark’s Enterprise Cloud computing architecture delivers the agility, scale and economic benefits of cloud computing to mission-critical enterprise and Web 2.0 applications and its DigitalOps(R) service platform combines end-to-end systems management workflow with a comprehensive customer portal. For more information about Terremark, please visit our website at http://www.terremark.com. Our website address is provided as an inactive textual reference only. The information contained on our website is not incorporated into, and does not form a part of, this proxy statement or any other report or document on file with or furnished to the SEC. See also “Where You Can Find More Information” beginning on page 91. Our Common Stock is publicly traded on the Nasdaq Global Market under the symbol “TMRK.”

Parent

Verizon Communications Inc.
140 West Street
New York, New York 10007
(212) 395-1000

Parent, a Delaware corporation, is one of the world’s leading providers of communications services. Parent has two primary reportable segments: Domestic Wireless, which includes wireless voice and data services and equipment sales, which are provided to consumer, business and government customers across the U.S., and Wireline, which includes voice, Internet access, broadband video and data, next generation Internet protocol network services, network access, long distance and other services. Parent provides Wireline products and services to consumers in the U.S. as well as to carriers, businesses and government customers both in the U.S. and in 150 other countries around the world.

Merger Sub

Verizon Holdings Inc.
140 West Street
New York, New York 10007
(212) 395-1000

Merger Sub is a Delaware corporation and a wholly-owned subsidiary of Parent that was formed by Parent solely for the purpose of facilitating the acquisition of the Company in accordance with the terms and subject to the conditions of the Merger Agreement. To date, Merger Sub has not conducted any activities other than those related to its formation and completing the transactions contemplated by the Merger Agreement. Upon completion of the Merger, Merger Sub will cease to exist.

THE SPECIAL MEETING

Time, Place and Purpose of the Special Meeting

This proxy statement is being furnished to our stockholders as part of the solicitation of proxies by the Board of Directors for use at the special meeting to be held on [ • ], March [ • ], 2011, starting at 10:00 a.m., local time, at the NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132, or at any postponement or adjournment thereof. At the special meeting, our stockholders will be asked to approve the proposal to adopt the Merger Agreement and to approve the proposal to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement.

Our stockholders must approve the proposal to adopt the Merger Agreement in order for the Merger to occur. If our stockholders fail to approve the proposal to adopt the Merger Agreement, the Merger will not occur. A copy of the Merger Agreement is attached as Annex A hereto, which we encourage you to read carefully in its entirety.

Record Date and Quorum

We have fixed the close of business on March [ • ], 2011 as the Record Date for the special meeting, and only holders of record of Shares on the Record Date are entitled to vote at the special meeting. You are entitled to receive notice of, and to vote at, the special meeting if you owned Shares at the close of business on the Record Date. You will have one vote for each Share that you owned on the Record Date. As of the Record Date, there were [ • ] Shares issued and outstanding, and entitled to vote at the special meeting.

Holders of a majority of the votes entitled to be cast at the special meeting must be present, in person or by proxy, at the special meeting to achieve the required quorum for the transaction of business at the special meeting. Therefore, the presence in person or by proxy of our stockholders representing at least [ • ] votes will be required to establish a quorum. Shares represented at the special meeting but not voted, including Shares for which a stockholder directs an “abstention” from voting, as well as broker non-votes, will be counted for purposes of establishing a quorum. A quorum is necessary to transact business at the special meeting. Once a Share is represented at the special meeting, it will be counted for the purpose of determining a quorum at the special meeting and any adjournment of the special meeting. However, if a new record date is set for the adjourned special meeting, then a new quorum will have to be established. In the event that a quorum is not present at the special meeting, it is expected that the special meeting will be adjourned or postponed.

Attendance

Only stockholders of record or their duly authorized proxies have the right to attend the special meeting. To gain admittance, you must present proof that you are a stockholder of the Company as well as valid picture identification, such as a current driver’s license or passport, in order to attend the meeting. If your Shares are held through a bank, brokerage firm or other nominee, please bring to the special meeting a copy of your brokerage statement evidencing your beneficial ownership of our Common Stock and a valid photo identification. If you are the representative of a corporate or institutional stockholder, you must present valid photo identification along with proof that you are the representative of such stockholder. Please note that cameras, recording devices and other electronic devices will not be permitted at the special meeting.

Vote Required

Approval of the proposal to adopt the Merger Agreement requires the affirmative vote of the holders (in person or by proxy) of a majority of the outstanding Shares entitled to vote thereon at the special meeting. For the proposal to adopt the Merger Agreement, you may vote “FOR”, “AGAINST” or “ABSTAIN.” Abstentions will not be counted as votes cast in favor of the proposal to adopt the Merger Agreement but will count for the purpose of determining whether a quorum is present. If you fail to submit a proxy or to vote in person at the special meeting, or abstain, it will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

If your Shares are registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, you are considered, with respect to those Shares, the “stockholder of record.” This proxy statement and proxy card have been sent directly to you by the Company.

If your Shares are held through a bank, brokerage firm or other nominee, you are considered the “beneficial owner” of Shares held in street name. In that case, this proxy statement has been forwarded to you by your bank, brokerage firm or other nominee who is considered, with respect to those Shares, the stockholder of record. As the beneficial owner, you have the right to direct your bank, brokerage firm or other nominee how to vote your Shares by following their instructions for voting.

Under the rules of the Nasdaq Global Market, banks, brokerage firms or other nominees who hold shares in street name for customers have the authority to vote on “routine” proposals when they have not received instructions from beneficial owners. However, banks, brokerage firms or other nominees are precluded from exercising their voting discretion with respect to approving non-routine matters, such as the proposal to adopt the Merger Agreement, and, as a result, absent specific instructions from the beneficial owner of such Shares, banks, brokerage firms or other nominees are not empowered to vote those Shares on non-routine matters, which we refer to generally as broker non-votes. These broker non-votes will be counted for purposes of determining a quorum, but will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

Approval of the proposal to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies requires the affirmative vote of holders of a majority of the outstanding Shares present in person or represented by proxy and entitled to vote thereon at the special meeting. For the proposal to adjourn the special meeting, if necessary or appropriate, you may vote “FOR”, “AGAINST” or “ABSTAIN.” For purposes of this proposal, if your Shares are present at the special meeting but are not voted on this proposal, or if you have given a proxy and abstained on this proposal, this will have the same effect as if you voted “AGAINST” the proposal. If you fail to submit a proxy or vote in person at the special meeting, or there are broker non-votes on the issue, as applicable, the Shares not voted, will not be counted in respect of, and will not have an effect on, the proposal to adjourn the special meeting.

If you are a stockholder of record, you may have your Shares voted on matters presented at the special meeting in any of the following ways:

Telephone Voting:  You may vote by calling the toll-free telephone number indicated on your proxy card. Please follow the voice prompts that allow you to vote your Shares and confirm that your instructions have been properly recorded.

Internet Voting:  You may vote by logging on to the website indicated on your proxy card. Please follow the website prompts that allow you to vote your Shares and confirm that your instructions have been properly recorded.

Return Your Proxy Card By Mail:  You may vote by completing, signing and returning the proxy card in the postage-paid envelope provided with this proxy statement. The proxy holders will vote your Shares according to your directions. If you sign and return your proxy card without specifying choices, your Shares will be voted by the persons named in the proxy in accordance with the recommendations of the Board of Directors as set forth in this proxy statement.

Vote at the Meeting:  You may cast your vote in person at the special meeting. Written ballots will be passed out to stockholders or legal proxies who want to vote in person at the meeting.

If you are a beneficial owner, you will receive instructions from your bank, brokerage firm or other nominee that you must follow in order to have your Shares voted. Those instructions will identify which of the above choices are available to you in order to have your Shares voted.

Please note that if you are a beneficial owner and wish to vote in person at the special meeting, you must provide a legal proxy from your bank, brokerage firm or other nominee.

Please refer to the instructions on your proxy or voting instruction card to determine the deadlines for voting over the Internet or by telephone. If you choose to vote by mailing a proxy card, your proxy card must be filed with our Corporate Secretary by the time the special meeting begins. Please do not send in your stock certificates with your proxy card. When the Merger is completed, a separate letter of transmittal will be mailed to you that will enable you to receive the Merger Consideration in exchange for your stock certificates.

If you vote by proxy, regardless of the method you choose to vote, the individuals named on the enclosed proxy card, and each of them, with full power of substitution, or your proxies, will vote your Shares in the way that you indicate. When completing the Internet or telephone processes or the proxy card, you may specify whether your Shares should be voted for or against or to abstain from voting on all, some or none of the specific items of business to come before the special meeting.

If you properly sign your proxy card but do not mark the boxes showing how your Shares should be voted on a matter, the Shares represented by your properly signed proxy will be voted “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, to solicit additional proxies.

If you have any questions or need assistance voting your Shares, please call [ • ] toll-free at [ • ].

IT IS IMPORTANT THAT YOU VOTE YOUR SHARES OF OUR COMMON STOCK PROMPTLY. WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING, PLEASE COMPLETE, DATE, SIGN AND RETURN, AS PROMPTLY AS POSSIBLE, THE ENCLOSED PROXY CARD IN THE ACCOMPANYING PREPAID REPLY ENVELOPE, OR SUBMIT YOUR PROXY BY TELEPHONE OR THE INTERNET. STOCKHOLDERS WHO ATTEND THE SPECIAL MEETING MAY REVOKE THEIR PROXIES BY VOTING IN PERSON.

All of our Named Executive Officers and directors who own Shares have notified us, strictly in their capacity as stockholders, that to the extent they have not previously tendered their Shares in the Offer, they intend to vote their respective Shares (other than Shares as to which such holder does not have discretionary authority) “FOR” the proposal to adopt the Merger Agreement and “FOR” the proposal to adjourn the special meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies; however, they are under no contractual or other legal obligation to do so. All such persons who vote their Shares at the special meeting will receive the same $19.00 in cash, without interest thereon and less any required withholding taxes, and otherwise on the same terms and conditions as all other stockholders. As of March [ • ], 2011, the Record Date, our directors and Named Executive Officers together owned [ • ] Shares, or approximately [ • ]% of the issued and outstanding Shares as of such date. The foregoing number of Shares held by Named Executive Officers and directors does not include any Shares issuable upon exercise of Options granted by us and held by such individuals. The foregoing number of Shares held by Named Executive Officers and directors includes Restricted Stock granted by us and held by such individuals.

In addition, concurrently with the execution of the Merger Agreement, the Tendering Stockholders entered into Tender and Support Agreements pursuant to which such stockholders have agreed to, among other things, vote their Shares in favor of the adoption of the Merger Agreement to approve the Merger (if necessary) to the extent they have not previously tendered their Shares in the Offer. The Shares subject to the Tender and Support Agreements comprise approximately 27.6% of the outstanding Shares. The Tender and Support Agreements will terminate upon certain circumstances, including upon termination of the Merger Agreement.

Proxies and Revocation

Any stockholder of record entitled to vote at the special meeting may submit a proxy by telephone, over the Internet, by returning the enclosed proxy card in the accompanying prepaid reply envelope, or may vote in person at the special meeting. If your Shares are held in “street name” by your bank, brokerage firm or other nominee, you should instruct your bank, brokerage firm or other nominee on how to vote your Shares using the instructions provided by your bank, brokerage firm or other nominee. If you fail to submit a proxy or vote in person at the special meeting, or abstain, or do not provide your bank, brokerage firm or other nominee with voting instructions, as applicable, your Shares will not be voted on the proposal to adopt the Merger Agreement, which will have the same effect as a vote “AGAINST” the proposal to adopt the Merger Agreement.

If you are a stockholder of record, you have the right to revoke a proxy, whether delivered over the Internet, by telephone or by mail, at any time before it is voted at the special meeting by:

•	delivering written notice to our Corporate Secretary at Terremark Worldwide, Inc., One Biscayne Tower, 2 South Biscayne Boulevard, Suite 2800, Miami, Florida 33131;

•	executing and delivering to our Corporate Secretary at the address above a proxy bearing a later date;

•	attending the special meeting in person, at which time the powers of the proxy holders will be suspended if you so request; or

•	submitting a vote by telephone or via the Internet with a later date.

Your attendance at the special meeting will not by itself revoke a previously granted proxy.

If you hold your Shares in street name, you may submit new voting instructions by contacting your bank, brokerage firm or other nominee. You may also vote in person at the special meeting if you obtain a legal proxy from your bank, brokerage firm or other nominee.

Adjournments and Postponements

Although it is not currently expected, the special meeting may be adjourned or postponed, including for the purpose of soliciting additional proxies, if there are insufficient votes at the time of the special meeting to approve the proposal to adopt the Merger Agreement or if a quorum is not present at the special meeting. Other than an announcement to be made at the special meeting of the time, date and place of an adjourned meeting, an adjournment generally may be made without notice. Any adjournment or postponement of the special meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the special meeting as adjourned or postponed.

Anticipated Date of Completion of the Merger

We are working towards completing the Merger as soon as possible. If the Merger is approved at the special meeting, then, assuming timely satisfaction of the other necessary closing conditions, we anticipate that the Merger will be completed promptly thereafter.

Appraisal Rights

If the Merger is consummated, under the DGCL, if you did not tender your Shares in the Offer, you do not wish to accept the Merger Consideration provided for in the Merger Agreement and you do not vote for the adoption of the Merger Agreement, you are entitled to appraisal rights under the DGCL in connection with the Merger. This means that you are entitled to have the fair value of your Shares determined by the Delaware Court of Chancery and to receive payment based on that valuation in lieu of the right to receive the Merger Consideration. The ultimate amount you receive in an appraisal proceeding may be less than, equal to or more than the Merger Consideration.

To exercise your appraisal rights, you must submit a written demand for appraisal to us before the vote is taken on the Merger Agreement and you must not vote in favor of the proposal to adopt the Merger Agreement. Your failure to follow exactly the procedures specified under the DGCL may result in the loss of your appraisal rights. See “Appraisal Rights” beginning on page 87 and the text of the Delaware appraisal rights statute reproduced in its entirety as Annex C hereto. If you hold your Shares through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or other nominee to determine the appropriate procedures for the making of a demand for appraisal by your bank, brokerage firm or nominee. In view of the complexity of the DGCL, stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

Payment of Solicitation Expenses

We will pay the cost of preparing, assembling and mailing this proxy statement, the notice of meeting and the enclosed proxy card. Our directors, officers and employees may solicit proxies in person or by telephone, mail, e-mail or facsimile. These persons will not be paid additional remuneration for their efforts. We may request banks, brokers and other custodians, nominees and fiduciaries to forward copies of the proxy materials to the beneficial owners of our common stock and to request authority for the execution of proxies, and we may reimburse such persons for their expenses incurred in connection with these activities.

In addition, we have retained [ • ] to assist in the solicitation. We will pay [ • ] approximately $[ • ], plus out-of-pocket expenses for their assistance. We will indemnify [ • ] against any losses arising out of its proxy soliciting services on our behalf.

Questions and Additional Information

If you have more questions about the Merger or how to submit your proxy, or if you need additional copies of this proxy statement or the enclosed proxy card or voting instructions, please call [ • ] toll-free at [ • ].

THE MERGER

This discussion of the Merger is qualified in its entirety by reference to the Merger Agreement, which is attached to this proxy statement as Annex A. You should read the entire Merger Agreement carefully as it is the legal document that governs the Merger.

The Merger Agreement provides for the Merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the Merger Agreement. The Company will be the surviving corporation in the Merger and will continue to exist and conduct business following the Merger. As a result of the Merger, the Company will cease to be a publicly-traded company. If the Merger is completed, you will not own any shares of the capital stock of the surviving corporation.

Merger Consideration

In the Merger, each outstanding Share (except for certain Shares owned by Parent or Merger Sub and Appraisal Shares) will be converted into the right to receive the Merger Consideration of $19.00 in cash, without interest thereon and less any required withholding taxes.

Background of the Merger

We believe that, before any stockholder makes a decision whether to vote to approve the proposal to adopt the Merger Agreement, it is important to understand the Company’s development prior to the more recent events that led to the Board’s decision to sell the Company to Parent pursuant to the terms of the Merger Agreement and to recommend that you vote “FOR” approval of the proposal to adopt the Merger Agreement.

All Share amounts have been adjusted to reflect the one-for-ten reverse stock split we effected on May 16, 2005. Although we have a March 31 fiscal year, for convenience and clarity, all references to years in this section are to calendar years unless expressly stated otherwise.

Evolution of Business Model and Capital Markets Transactions

Our rapid growth and the evolution of our business model and operating strategy since we went public in April 2000, by means of a reverse Merger with AmTec, Inc., has necessitated material increases in capital expenditures and the resulting need to routinely identify and obtain external sources of financing to supplement our operating cash flows. To support the expansion of domestic and international operations and to fund the lease and ownership of properties used to facilitate our transformation from being primarily an “exchange point” and “colocation services” provider to a leader in the “managed services” sector, including leading edge hosting and cloud offerings, over the past six years, we identified opportunities for and engaged in a wide variety of debt and equity financing transactions. These transactions leveraged our balance sheet, caused occasional dilution of stockholder’s ownership of Shares, and has required compliance with a broad range of restrictive debt covenants that have constrained our ability to accelerate growth. At the same time, management undertook initiatives to drive revenue growth and stock appreciation, including the avoidance of equity capital raising transactions that would be materially dilutive to stockholders. Also, in recent years, at various stages of our business transformation, the Board received recurring expressions of interest from strategic and financial transaction candidates seeking to invest in, co-partner with or acquire the Company.

Prior to December 2004, we primarily operated “exchange point” facilities and provided “colocation services” at strategic locations around the world. Our principal location was our leased flagship facility, the NAP of the Americas in Miami, Florida. During this time, we experienced losses and were required to supplement operating cash flows with the net proceeds of equity offerings, as well as the net proceeds of convertible and non-convertible debt issuances. For example, in March 2004, to provide us with the funds necessary to service our outstanding debt obligations, fund acquisitions and continue our build-out of the NAP of the Americas, we issued shares of Series I Convertible Preferred Stock and warrants to purchase Shares. In addition, in June 2004, we consummated an offering of $86.25 million aggregate principal amount of our 9% Senior Convertible Notes due June 15, 2009 (the “9% Senior Convertible Notes”), that were convertible into Shares at an initial conversion rate equal to $12.50 per share, which represented an approximately 34.4% premium to then-current market price of $9.30 per share.

In December 2004, we purchased our formerly leased NAP of the Americas flagship facility. We financed the purchase price and associated refinancing with a $49 million mortgage loan, secured by a first mortgage on the NAP of the Americas, and the sale of $30 million aggregate principal amount of our senior secured notes. We also issued to the participating lenders Shares and warrants to purchase Shares.

In March 2005, we sold six million Shares in an underwritten public offering, at an offering price of $7.30 per share. During this time, the trading price of the Shares ranged from approximately $6.50 to $8.90.

Beginning in 2005, we worked to diversify our product mix both to maintain a leadership position in the IT services sector and to maximize revenue generated from within our datacenters. In August 2005, we acquired Dedigate N.V., a privately held European-managed dedicated hosting provider, in exchange for consideration consisting of both cash and Shares, which were then trading at approximately $7.15 per share.

The Dedigate acquisition expanded our reach into Europe, provided us with a seasoned European management team, added dedicated and managed hosting to our suite of products and introduced our management to the concept of hardware virtualization. The opportunities presented to us by this acquisition spurred us to focus our financial and technology efforts on leveraging the Dedigate technology for use in our U.S. datacenters.

In the first half of 2006, we announced a multi-pronged strategy, including acquisitions, new market expansion, deeper penetration with existing customers and other methods to pursue growth opportunities, to address the increasing demand from existing and potential customers for managed services. Accordingly, we consulted with Credit Suisse to help us identify potential acquisition candidates and other strategic opportunities that we reasonably could pursue.

In the first quarter of 2007, we acquired 30 acres of mostly undeveloped real property in Culpeper County, Virginia to build our NAP of the Capital Region to expand our ability to provide IT infrastructure to agencies of the U.S. federal government and other significant enterprise customers. We obtained from Credit

Suisse the required financing to prepare this property for future development, including $13.25 million of lease financing and the issuance to Credit Suisse of $10 million aggregate principal amount of our senior subordinated secured notes and $4 million aggregate principal amount of our senior subordinated convertible notes. The Shares were trading at approximately $6.60 to $8.80 per share at this time.

In May 2007, we acquired privately-held Data Return LLC (“Data Return”), a leading provider of enterprise-class technology hosting solutions for an aggregate purchase price of $85.0 million, which we paid with a combination of cash and Shares. The trading price of the Shares was approximately $7.23 per share at such time.

The acquisition of Data Return augmented our existing service delivery platforms and better positioned us to capture the market demand that management anticipated would develop for virtualized IT solutions. Eventually, the Data Return acquisition also would become the platform for us becoming a market leader in “cloud computing” applications. The Data Return acquisition required us to increase our capital expenditure budget due to the accelerated build-out of our facilities caused by the increase in our total mix of offered products and services, expansion of our customer base and deeper penetration within our existing customer base.

To fund our increasing capital expenditure demands, we pursued a number of financing alternatives. In March 2007, we sold approximately 11.6 million Shares in an underwritten public offering, at an offering price of $8.00 per share. Also, in May 2007, we refinanced $57.2 million aggregate principal amount of our outstanding 9% Senior Convertible Notes by exchanging them for a like amount of our newly-issued 6.625% senior convertible notes due 2013 (the “6.625% Senior Convertible Notes”). The trading price of the Shares was approximately $8.34 per share at the time. In July 2007, we refinanced all of our outstanding secured debt and obtained additional funds to support our expansion plans by completing a $250 million secured debt financing secured by first and second liens on substantially all of our assets.

We further accelerated the expansion of our managed services business, and, in January 2008, we purchased Accris Corporation, a company widely recognized as a leader in IT disaster recovery, business continuity, virtualization and data storage systems, for a combination of cash and Shares. The Shares were trading at approximately $5.26 per share at the time. As we continued our efforts to further penetrate the managed services market during the remainder of 2008 and throughout 2009, managed services as a percentage of operating revenue increased from approximately 43% for the fiscal year ended March 31, 2007 to approximately 59% and 56% for the fiscal years ended March 31, 2008 and 2009, respectively.

In May 2009, as a result of our success in providing the first truly enterprise class cloud computing solution based on the VMware software platform and after having collaborated in the past with us on a variety of cloud offerings and observed demonstrations of our products at VMworld Europe 2009, VMware, the global leader in providing virtualization software, expressed an interest in making an investment in the Company and ultimately purchased four million Shares at a price of $5.00 per share. The Shares were trading at approximately $4.47 per share at the time. That same year, we worked together with VMware to provide leading-edge utility and cloud computing services to the enterprise and federal markets and continue to jointly cooperate to create and launch cloud infrastructure services.

In the fourth quarter of 2009, we acquired Volatile Systems, LLC, a company offering specialized products and services designed to introduce enhanced visibility of a system’s volatile memory (RAM) into digital forensic investigations, by issuing Shares as consideration. In November 2009, we acquired DS3 Datavaulting, LLC (“DS3”) for consideration consisting of a combination of cash and Shares. DS3 provided customers with offsite, online data backup and restoration services that enable enterprises and government agencies to rapidly and securely backup and restore files, databases and operating systems. These acquisitions accelerated our development of our solutions in the areas of forensics/cybersecurity and managed data storage. The Shares were trading at approximately $6.00 — $7.00 during the period of time in which both of these acquisitions were effected.

During this period, we also sought to accelerate our international growth by opening a datacenter we lease in Colombia and expanding our leased facilities in Brazil, ultimately increasing the scale of our international operations to approximately 13% of our total operating revenues for both of the fiscal years ended March 31, 2008 and March 31, 2009 and 15% of our total operating revenues for the fiscal year ended March 31, 2010.

We consummated additional financing transactions to fund our increasing scale. In June 2009, April 2010 and November 2010, we issued and sold $420.0 million aggregate principal amount of our 12.0% senior secured notes due 2017 (the “12% Notes”), $50.0 million aggregate principal amount of our 12.0% Notes and $75.0 million aggregate principal amount of our 9.5% senior secured second lien notes due 2013 (the “9.5% Notes” and collectively with the 12% Notes, the “Secured Notes”), all of which Secured Notes are currently outstanding and secured by substantially all of our assets. The net proceeds from the June 2009 issuance of $420 million aggregate principal amount of 12% Notes were used to fully repay and retire the $250 million aggregate principal amount of secured debt we borrowed in July 2007, and the remaining net proceeds from the June 2009 issuance, together with the net proceeds from the two subsequent Secured Notes issuances, which aggregated $125 million principal amount, have been and are being used to fund operating capital and capital expenditures.

While the net proceeds from the issuances of the Secured Notes provided us with sufficient capital to execute our current capital expenditures plan, the indentures and other instruments governing the Secured Notes contain limitations and restrictions on our ability to, among other things, incur additional debt and issue preferred stock, create liens, pay dividends and engage in a number of other financing alternatives. In addition, the 12% Notes require, in connection with certain prepayments, the payment of a significant “make whole premium,” which is generally equal to the net present value of the anticipated future interest payments. These restrictions have presented challenges for us to obtain additional debt financing for our capital expansion initiatives to accelerate our business plan leaving us to look primarily to the equity markets for additional sources of capital but only to the extent that the pricing available in such markets does not result in unacceptable dilution to stockholders.

Because of these indebtedness related restrictions, we have explored a number of innovative financing solutions. During the six months ended September 30, 2010, we utilized an “unrestricted subsidiary,” as permitted under the indentures governing the Secured Notes, to enter into a sale-leaseback financing for our Amsterdam, Netherlands property, on which we are constructing a new datacenter. In November 2010, we issued a notice of mandatory redemption to holders of our Series I Convertible Preferred Stock, resulting in the conversion of all outstanding shares of preferred stock, thereby reducing our fixed charge coverage obligations. The trading price of the Shares was approximately $11.00 — $12.00 per share during November 2010.

In addition, we are exploring obtaining loans from the Overseas Private Investment Corporation, an agency of the U.S. government that helps U.S. businesses invest overseas on attractive commercial terms, to provide us with funds to assist our global expansion. We have also been exploring ways to leverage in a securitization structure the cash flows from our customer base of very strong creditworthy U.S. federal government and enterprise customers to provide a significantly lower cost of capital while increasing our balance sheet flexibility. Each of these solutions has presented structural complexities that are not ordinarily present with more traditional capital raising transactions. In addition, the Board has continually monitored the equity markets and the trading price of Shares to determine whether an equity offering would be in the best interests of stockholders by providing us additional capital without incurring a level of dilution to stockholders that the Board determines to be unacceptable.

Proposals to Acquire the Company

Concurrently with our rapid expansion and shift in operating focus to managed services and our growing domestic and international geographic footprint, beginning in the middle of 2007 we began to attract the attention of various strategic and financial transaction candidates who expressed, on an unsolicited basis, an interest in engaging in commercial and strategic transactions with us, including minority investments in our equity and the acquisition of the Company. The Board discussed these potential transactions with management at its regularly scheduled meeting on September 12, 2007. At this time, Greenberg Traurig, our regular outside counsel (“Greenberg Traurig”), provided a general overview of the Board’s fiduciary duties. To keep all strategic and financial options open to enhance stockholder value, the Board authorized management to engage in preliminary discussions with several of these candidates. With the exception of the indication of interest from the private equity firm described below, none of these developed into any substantive discussion or negotiation of deal structure, price, financing or timing, and no formal or definitive offer was ever received.

One expression of interest was submitted by a private equity firm (the “Primary P/E Fund Suitor”). Although the expression of interest contained no price, acquisition or investment deal structure or other specific deal terms, to further gauge interest, the Board decided to quietly “test the waters” by engaging in discussions with the Primary P/E Fund Suitor to seek to understand how the Primary P/E Fund Suitor would value us at a time when our business model was in transition and our business was experiencing significant growth. The Board authorized management to meet with representatives of the Primary P/E Fund Suitor to engage in high level discussions.

Discussions between representatives of management and representatives of the Primary P/E Fund Suitor began in earnest in October 2007 and revealed the Primary P/E Fund Suitor’s views of our business plan and capital structure. The trading price of the Shares was approximately $7.50 — $8.00 per share at the time. We consulted with Credit Suisse to assist the Board in responding to the various unsolicited indications of interest we were continuing to receive from time to time and to provide us with implied valuation and alternative transaction and strategic plan analyses as requested by the Board.

At an October 17, 2007 meeting of the Board, management reported on the progress of its discussions with the Primary P/E Fund Suitor and the Board authorized the formation of a committee of the Board (the “Committee”) to provide oversight of and direction to management with respect to all unsolicited transaction proposals from private equity firms and any other potential purchaser candidates. Our non-executive Vice Chairman, Joseph Wright, was appointed chairman of the Committee based upon his experience with various strategic, financial and mergers and acquisitions transactions, and his previous experience serving as a director and as Chairman of several publicly-traded companies. Antonio Fernandez, the Chairman of the Audit Committee of the Board was also appointed to the Committee based upon his experience serving on boards of publicly-traded company and his prior experience as founder and head of the International Investment Banking Department at Oppenheimer & Co.

These discussions continued into 2008 with Mr. Medina having been authorized by the Committee to meet with the Primary P/E Fund Suitor and its financial advisors on February 7, 2008 to further discuss the framework for a potential transaction. These discussions culminated in our receiving a letter, dated April 2, 2008, regarding a potential acquisition of the Company by means of a joint venture to be formed by a special purpose subsidiary of the Primary P/E Fund Suitor and a stockholder which then-owned and presently continues to own a significant percentage of the outstanding Shares. The transaction implied a per share valuation of $9.00 to $10.00 and was subject to business due diligence. The trading price of the Shares was approximately $6.00 per share at the time. Following consultation with Greenberg Traurig and Credit Suisse, the Board determined at an April 3, 2008 meeting that, despite the preliminary nature of the proposal, in view of the $9.00 to $10.00 per share price and management’s general assessment of our intrinsic value in relation thereto, the implied valuation was sufficient to merit the costs and commitment of Company resources to allow the Primary P/E Fund Suitor to conduct a comprehensive due diligence investigation of our business. The Board determined that the Committee should oversee management in all further discussions and direct any negotiations that might ensue.

During this process, the Committee engaged independent legal counsel and interviewed a number of nationally recognized financial advisory firms to serve as the Committee’s independent financial advisor, and, ultimately, the Committee engaged a well-recognized, independent financial advisor.

Following the completion of due diligence, on June 4, 2008 we received a refined proposal from the Primary P/E Fund Suitor to acquire the Company in a merger transaction at an implied valuation of $9.00 per share in cash. The trading price of the Shares was approximately $7.00 per share at such time. The Committee met the next day on June 5, 2008 to discuss the proposal. The Committee determined that the proposed price was sufficient to continue discussions with the Primary P/E Fund Suitor. The Company, at the Committee’s

request, instructed Credit Suisse to perform a “market check” of strategic and financial buyer candidates with a reasonable likelihood of deal consummation capability.

Between June 6, 2008 and August 8, 2008, the Committee met nine times with its independent legal and financial advisors and management to oversee and direct the transaction process and negotiating strategy with the Primary P/E Fund Suitor. The Committee discussed that the Company might be able to obtain a higher premium from a strategic purchaser because of the potential synergies that only a strategic merger candidate could potentially use to justify a more compelling acquisition premium. The Committee, however, included financial buyers among those canvassed to explore as wide a field of interest as possible.

The Committee set a deadline of June 27, 2008 to receive definitive offers. On July 2, 2008, Credit Suisse delivered to the Committee a presentation summarizing the preliminary results of the market check process. In summary, (i) 21 potential purchasers were contacted (including the Primary P/E Fund Suitor), (ii) 12 parties executed confidentiality agreements, (iii) 11 potential purchasers received information packages, nine of which received addenda to such information, and (iv) six potential purchasers ultimately submitted proposals. The preliminary offer prices received ranged from $6.62 to the $9.00 per share offered by the Primary P/E Fund Suitor, and such price range represented implied adjusted EBITDA multiples ranging from 6.8x — 8.8x estimated calendar year adjusted EBITDA for 2009. All but one bid was for all cash. The trading price of the Shares was approximately $5.43 per share at the time. The Committee, in consultation with its independent legal and financial advisors, elected to pursue further discussions of a potential transaction with the Primary P/E Fund Suitor, but only if it increased its price in excess of $9.50 per share.

Between July 2 and July 7, 2008, Credit Suisse and Mr. Medina held further discussions with the Primary P/E Fund Suitor to discuss whether an increase in the $9.00 per share offer could be obtained. On July 7, 2008, Credit Suisse reported to the Committee that the Primary P/E Fund Suitor declined to increase its proposed $9.00 offer. Accordingly, at this meeting, the Committee authorized Credit Suisse to invite the four bidders that had submitted the highest price indications (including the Primary P/E Fund Suitor) to participate in a full second round of bids. Ultimately, only the Primary P/E Fund Suitor and a prospective strategic purchaser remained at the end of such second round. Due to challenges experienced by the Primary P/E Fund Suitor with respect to arranging the requisite financing to fund the acquisition, the Primary P/E Fund Suitor, without solicitation from the Company, revised its bid to no longer contemplate the purchase of the Company. Instead, the Primary P/E Fund Suitor proposed a convertible preferred equity investment (or PIPE) coupled with a Share buyback effected by means of an issuer self-tender offer and debt refinancing. The prospective strategic purchaser offered a purchase price composed of a combination of 25% cash and 75% stock having a nominal blended value of $8.75 per share and with no indication of how the cash component would be financed and with no “collar” or price/value protection on the purchaser stock component.

On August 8, 2008, the Committee met with its independent legal and financial advisors and received a valuation analysis of the Company on a stand-alone basis as well as an analysis of the bids and the terms of certain recent mergers and acquisitions transactions and multiple analyses of companies deemed reasonably comparable to us. Ultimately, the Committee concluded that neither bid reflected our intrinsic value and that there remained considerable uncertainty as to whether the bidders could timely consummate their proposed transactions. Moreover, the Committee noted management’s belief that, although there could be no assurance, execution of our organic growth business plan, coupled with continued capital investment using available operating cash flows and potential sources of external financing, could achieve over the medium-term a higher value than the Primary P/E Fund Suitor’s all-cash offer of $9.00 per share. The Committee determined to end the market check process and discontinue all discussions for a potential acquisition transaction at that time, especially because the process had the effect of distracting management from execution of its business plan and causing us to incur significant out-of-pocket fees and expenses.

The Board met on August 8, 2008, at which time the Committee reported its findings. The Board requested management to investigate our capital needs and an analysis of additional alternative capital sources that might be available on commercially reasonable terms to us. The Board agreed that to the extent management concluded that cash on hand, operating cash flows and other sources of potential capital may not be sufficient to execute management’s business plan, we should not entirely foreclose any consideration of future proposals that might be received on an unsolicited basis that could lead to transactions in the best interests of stockholders.

During the first half of 2009, the market price of the Shares was both volatile and experienced significant downward pressure, ranging from approximately $2.00 — $5.00 per share. In the second quarter of 2009, we were approached on an unsolicited basis by another well-recognized private equity fund. The fund had commenced very preliminary due diligence (based entirely on our publicly-available information) and implied that the Shares were worth approximately $7.00 — $8.00 per share. On May 22, 2009, the Board met and discussed this latest indication of interest and determined to continue discussions because of the low price per share at which our stock was trading at the time and the growing recession in the U.S. and global capital markets. Shortly thereafter, we signed a confidentiality agreement with the private equity fund and allowed it to conduct limited due diligence. Over the course of the next few months, management held informal intermittent discussions with this private equity fund but no definitive proposal or firm offer was ever received or discussed.

During the fourth quarter of the 2009, several new strategic and financial transaction candidates submitted to us preliminary indications of interest to acquire the Company. We began to experience significant revenue growth from our enterprise cloud offerings, but this concomitantly expanded our capital expenditure budget and demands on our capital resources. Moreover, the rapid growth of our NAP of the Capital Region, the need to accelerate facilities build-out timetables and funding of our continued international expansion required increased capital expenditures.

During the first quarter of 2010, we received additional unsolicited expressions of interest from two private equity funds. Both funds presented proposals to us with price indications ranging from $10.25 to $10.50 per share for the acquisition of 100% of the outstanding Shares. The Board reviewed and discussed both expressions at its regularly scheduled February 3, 2010 meeting and observed that the price indications represented an approximately 25% premium to then current trading price of $8.18 per share.

After consulting with Credit Suisse and Greenberg Traurig, the Board determined to reject both the $10.25 and $10.50 proposals because they were not in the best interests of stockholders given that management’s business plan supported a higher intrinsic value for the Company (even without giving effect to certain contracts which we anticipated would be entered into). In connection with these latest unsolicited expressions of interest, the Board expressed concern regarding the disruption, distraction and professional advisory costs the previous mergers and acquisitions transaction processes had caused, especially because no definitive offers were received and each proposal considered by the Board and management was at a price level that, in the Board’s view, was significantly lower than the intrinsic value of the Company. The Board observed that while all options should remain on the table to enhance stockholder value and that we should not foreclose the consideration of any potential strategic or financial purchaser that might submit a bona fide proposal to us, it authorized management to terminate the engagement letter with Credit Suisse we had previously executed in 2008.

During the remainder of the first half and during the summer of 2010, we continued to receive unsolicited indications of interest from financial buyers but no substantive discussions or firm offers ever resulted from these inquiries.

Commercial Partnering Arrangements with Parent and Events Leading to the Merger Agreement

Generally, during the first half of 2009, we largely focused on our organic growth strategy to achieve further penetration into the “managed services” sector.

In late August and early September 2009, Mr. Medina participated in a panel discussion at VMware’s VMworld event with Kerry Bailey, a senior executive of the Verizon Business division (“Verizon Business”) of Parent. After the discussion, the two men discussed what product offerings we could provide to Parent.

On November 13, 2009, the Company and Parent signed a mutual confidentiality agreement in connection with the evaluation of potential commercial transactions. On November 17, 2009, Mr. Bailey and John

Diercksen, Parent’s Executive Vice President for Strategy, Development and Planning, visited Mr. Medina in Miami at which time Mr. Medina and other senior executives delivered a presentation on our products and financial position.

On December 13, 2009, Mr. Diercksen again visited Mr. Medina in Miami and discussed a range of strategic alternatives, including a prospective transaction with Parent, which entailed Parent licensing (the “Verizon Colocation Agreement”) a significant number of square feet of colocation space in the NAP of the Americas and the NAP of the Capital Region and contracting for cloud services. At that time, Mr. Diercksen noted that, if Parent were to enter into a commercial transaction of the size then being discussed, it would want to participate at some equity level.

Later in December 2009, we provided Mr. Diercksen a proposal which included the colocation and cloud services, and a minority equity investment as well as proposed uses of the proceeds of such equity investment to accelerate execution of our business model. Our proposal regarding the minority equity investment contemplated Parent purchasing a 25% stake in the Company for a price equal to $12.50 per share. Shares of our Common Stock were trading at approximately $6.50 — $7.00 at that time.

In the middle of January 2010, Mr. Bailey contacted Mr. Medina and informed him that Parent wanted to focus solely on the commercial aspect of the transaction rather than an equity investment.

At the February 2, 2010 Board meeting, the Board reviewed our on-going discussions with Parent and the decision not to pursue the equity investment.

Between February 2010 and late March 2010, discussions with Parent regarding the colocation and cloud services became more intermittent while Parent reviewed such transactions internally. In mid-April, Parent significantly downsized the original proposed Verizon Colocation Agreement. On May 14, 2010, Mr. Medina reported this proposed smaller scale agreement to the Board and noted that the details thereof were still being discussed.

At the May 14, 2010 meeting of the Board, management discussed with the Board various potential financing alternatives that might be available to us to fund our facilities build-out and overall capital expenditure plan. The Board reviewed a variety of potential transactions, including whether a solicitation of consents from the holders of our existing Secured Notes could be successfully completed to enable us to incur additional pari passu or subordinated debt. The Board also considered the merits and risks of borrowing against operating cash flows from our U.S. federal government and enterprise customers to provide a significantly lower cost of capital while increasing our balance sheet flexibility. The Board authorized the Company and Greenberg Traurig and Credit Suisse to investigate further potential methods of obtaining additional infusions of capital into the Company which could enable management to accelerate execution of its business plan.

In late May 2010, the Company and a subsidiary of Parent entered into a commercial agreement to license 25,000 square feet of space in the NAP of the Americas and the NAP of the Capital Region. Additionally, in the third quarter of 2010, subsidiaries of Parent and the Company entered into an agreement providing for Parent’s marketing of vCloud Express services offered by us.

On July 13, 2010, Mr. Medina had dinner with Mr. Bailey and Fran Shammo, then the president of the Verizon Business to assess the progress the two companies were experiencing under the newly-signed commercial agreement and to discuss Parent’s communications-as-a-service offering for small and medium-sized businesses.

Discussions regarding the current transaction between the Company and Parent began on October 26, 2010 when Mr. Diercksen met with Mr. Medina in Miami, Florida. At this meeting, Mr. Diercksen indicated to Mr. Medina that, in lieu of the transactions previously discussed, Parent was now proposing the acquisition of all of the outstanding Shares at a premium of approximately 35% to 40% above our $9.90 trading price at that time (which implied a price per share range of $13.365 — $13.86). Mr. Medina indicated that he would promptly present Parent’s proposal to the Board, but that he was of the view that the Board would not be interested in pursuing any transaction discussions with Parent at an indicative price per share that was lower than the “high teens.”

On October 29, 2010, the Board held a regularly scheduled meeting. At this meeting, management and the Board discussed Parent’s proposal. The Board discussed the all-cash nature of the proposal and the offered price per share range relative to management’s presentation which outlined for the Board our projected 20% top line revenue and 30% EBITDA growth over the next five years.

The Board expressed concern regarding the management distraction and business disruption that could likely ensue to the extent a comprehensive due diligence and market check process was undertaken similar to the formal process that was undertaken in connection with our prior discussions and negotiations with the Primary P/E Fund Suitor, which, in addition, had led to unfounded customer concerns regarding our future, as well as management’s belief that there was a loss in business as a result of rumors regarding our continued status as an independent entity. Mr. Medina informed the Board that Mr. Diercksen assured him that any transaction process undertaken with Parent would minimize disruption to management and our business.

Further discussion then ensued regarding execution of our expansion strategy and required capital expenditures, and our ability to obtain external financing to fund our organic growth outlined in management’s business plan. The Board noted that, although equity financing was generally available to us, a potential equity offering at then-current trading price of $9.90 per share would be materially dilutive to stockholders. The Board further noted that we had published in recent earnings announcements and periodic SEC reports that our sources of external financing were very limited and that, in the Board’s view, the Share price had suffered because of analyst reports and investor perceptions that we might not be able to fully realize our industry potential without a transformative or material corporate transaction. The Board determined that while reasonable appreciation in the Shares and our valuation multiples was possible (and, given our rapid organic growth, expected), significant appreciation was unlikely to occur over the medium-term unless management could accelerate execution of its business plan which would require an ability to raise significant amounts of equity capital. In view of the foregoing, coupled with our inability to pay dividends to our stockholders due to restrictions set forth in the indentures governing our Secured Notes, the Board determined to pursue a potential transaction with Parent which could deliver immediate and significant value to stockholders provided that certain conditions were met.

After further discussion about our outlook and prospects and the potential for an acquisition by us to materially enhance revenue growth and stockholder value, including a review of an analysis delivered by Credit Suisse at the request of management, the Board authorized management to inform Parent that Parent’s price proposal could not be a basis for any substantive sale transaction discussions. However, the Board authorized Mr. Medina to further inform Parent that we might be willing to discuss a potential sale transaction, provided that Parent was willing to (i) respond with a firm offer price in excess of $16.00, (ii) outline a due diligence process that was not disruptive to management and execution of our business generally and (iii) clarify in detail, to the Board’s satisfaction, Parent’s contemplated transaction structure and timing.

The Board next discussed the importance, at the outset of any potential process, to update, as necessary, management’s forecasts and budgets for the three to five-year period ending March 31, 2014 and 2016, and to engage a “bulge bracket” financial advisor to assist us with intrinsic valuation analyses. The Board discussed its relationships with several major investment banks, including the relative merits of each such institution, including their respective experience with us and our industry. Ultimately, the Board determined to engage Credit Suisse because of its reputation and public mergers and acquisitions depth and experience in our industry, its familiarity with and knowledge of the Company from numerous past engagements, and its ability to efficiently mobilize a dedicated team of mergers and acquisitions and industry professionals to work on any potential transaction that might develop with Parent or another party with a minimum amount of due diligence “lead time” necessary. In the course of making the decision to engage Credit Suisse, the Board considered the fact that Credit Suisse and certain of its affiliated entities have historically been engaged by Parent to execute various capital markets transactions and concluded that there was no concerns for us in this regard. See “Opinion of Our Financial Advisor,” below.

The Board also discussed the desirability of establishing a strategic transaction committee of the Board, the members of which would have to be available on short notice with the understanding that reports also would be made periodically to the full Board if any deal discussions progressed sufficiently. The Board agreed to reconstitute the previously disbanded Committee and determined that Messrs. Wright, Fernandez and Rosen would serve on the Committee. The members were selected based on the fact that all three had significant experience leading or undertaking active roles on the boards of public companies that had been involved in public mergers and acquisitions transaction processes and, specifically in the case of Messrs. Wright and Fernandez, their past involvement overseeing and directing the transaction process and negotiating strategy with the Primary P/E Fund Suitor and other transaction candidates.

Later that same day Mr. Medina spoke with Mr. Diercksen and communicated that the Board determined that Parent’s October 26 price proposal was inadequate, but noted that, as expected, the Board would consider entering into deal discussions for a potential sale of the Company if Parent offered a firm price per share that was at least in the “high teens.”

On December 13, 2010, Mr. Diercksen met with Mr. Medina in Miami, Florida. At this meeting, Mr. Diercksen reiterated Parent’s desire to acquire all of the outstanding Shares, this time at a firm offer price of $19.00 per share, subject to the approval of Parent’s Board, Parent’s completion of legal, business and financial due diligence and the negotiation of a mutually satisfactory Merger Agreement and other transaction documents. This represented an approximately 46% premium to the $13.00 per share trading price on that day. Mr. Diercksen also emphasized that such price was “all-in” and reflected full value anticipated by Parent in an acquisition of the Company and that as a condition of the $19.00 firm price, Parent would not participate in any competitive bidding or auction process. Mr. Diercksen also communicated that, in view of the impending Christmas and New Year’s holiday season (which would result in some due diligence start up delay), Parent required an approximately 45-day exclusivity period (until February 3, 2011) to complete due diligence in tandem with preparing and negotiating definitive transaction documents.

Promptly after Mr. Medina’s meeting with Mr. Diercksen, on December 14, 2010, Mr. Medina separately contacted each of Mr. Wright and Mr. Fernandez, in their capacities as members of the Committee, and discussed Parent’s offer and whether to grant Parent’s request for exclusivity and allow further due diligence. Management’s current business plan was discussed, and Messrs. Medina, Wright and Fernandez discussed the feasibility of the business plan relative to our capital-raising constraints, the medium and long-term anticipated trading price of the Shares, and our commercial history and course of dealing with Parent. Messrs. Wright, Fernandez and Medina agreed that the proposed 46% premium was compelling under the circumstances. Messrs. Wright, Fernandez and Medina also discussed the fact that exclusivity would enable us to engage in a controlled, dedicated process and substantially mitigate the significant distraction and depletion of Company resources that would be created by a competitive bidding process, as well as mitigate “leak” risks. It was determined that we should engage in the proposed transaction process with Parent on the basic terms discussed by the parties. Additionally, on December 14, 2010, Mr. Medina contacted Credit Suisse and informed them about Parent’s offer.

On December 15, 2010, the Company and Parent entered into a new confidentiality agreement relating to the potential acquisition of the Company. Shortly after the execution of the confidentiality agreement, we informed Credit Suisse of its entry into the confidentiality agreement and provided to Parent and its advisors access to the electronic data room it had established initially in connection with the 2008 market canvass process and began the process of populating the data room with current information.

On December 21, 2010, we executed an engagement letter under which Credit Suisse agreed to serve as our financial advisor with respect to any proposed transaction.

Also, on December 21, 2010, our senior management, Credit Suisse and Greenberg Traurig met with senior representatives of Parent and with representatives of Parent’s financial and legal advisors, Goldman Sachs (“Goldman Sachs”) and Weil, Gotshal and Manges LLP (“Weil”), in Miami, Florida for a management presentation. At this meeting, Mr. Diercksen gave his assurances to management that any due diligence process would be conducted in a manner that was minimally disruptive to management and our ordinary conduct of business.

Later the same day, representatives from Weil and Greenberg Traurig discussed the structure of the proposed acquisition. Weil informed Greenberg Traurig of Parent’s desire to pursue a two-step transaction, consisting of an all-cash tender offer for all outstanding Shares followed by a second-step cash merger. Weil also expressed Parent’s desire to seek to enter into Tender and Support Agreements with three significant stockholders: Cyrte Investments GP I B.V. in its capacity as general partner of CF I Invest C.V., Sun Equity Assets Limited and VMware Bermuda Limited (who collectively owned approximately 27.6% of the outstanding Shares). Weil and Greenberg Traurig further discussed that the Merger Agreement would require us, under certain circumstances, to file, shortly after the commencement of the tender offer, a preliminary proxy statement for a meeting of stockholders to vote on the adoption of the Merger Agreement to “fast-track” the process of completing any long-form second step merger if, immediately following completion of the tender offer, the completion of any “subsequent offering period” that might be conducted at Parent’s election and the exercise of any top-up option at Parent’s election, Parent did not own sufficient Shares to consummate a so-called “short form” merger in accordance with applicable Delaware law and to enable Parent, under certain circumstances, to terminate and abandon the tender offer (without terminating the Merger Agreement) and require us to proceed with convening a special meeting of stockholders to vote on the adoption of the Merger Agreement.

From mid-December 2010 through January 26, 2011, Parent and its advisors conducted legal, business and financial due diligence on us and our subsidiaries. The due diligence process included telephonic due diligence discussions between the Company’s and Parent’s respective management teams and outside financial, legal and tax advisors, on-site visits to certain facilities of ours, and access to our electronic data room containing financial, operational, regulatory, intellectual property, human resources, legal and other information concerning us and our subsidiaries.

On January 10, 2011, we and Greenberg Traurig received from Weil Parent’s initial draft of the Merger Agreement to be entered into between the Company, Parent and Parent’s acquisition subsidiary, and the form of Tender and Support Agreement sought to be entered into between Parent and the three significant stockholders.

On January 13, 2011, the Committee held a meeting attended by Mr. Medina, other Company senior executives and representatives of Greenberg Traurig. At this meeting, Greenberg Traurig outlined for the Committee the material terms and conditions of the draft transaction documents and the mechanics and structure of the transaction, and identified various threshold issues presented by the draft documents distributed by Weil on January 10. The Committee then discussed with Greenberg Traurig the Committee’s and the Board’s fiduciary duties, in general, and the fiduciary duties of the Board and management in a sale of a control transaction, as well as alternative methods to properly discharge these duties and to allow maximum contractual flexibility along these lines in the draft Merger Agreement. The Committee next discussed the nature of the transaction and the likelihood that the deal announcement would generate considerable publicity in the industry and likely gain the attention of strategic competitors of Parent and perhaps other potential strategic purchasers interested in our platform and suite of managed and cloud computing services. Greenberg Traurig then described various fiduciary protections to expose the deal to the market for purposes of facilitating a meaningful post-sign market check, including a “go-shop” provision.

The Committee also discussed the draft Tender and Support Agreement proposed by Parent and the implications of allowing Parent, just prior to the signing and announcement of any definitive Merger Agreement, to contact the three significant stockholders to gauge their potential support of an unannounced proposed transaction. The Committee was of the view that in any case, such agreements should be co-terminous with any termination (including any fiduciary termination) of the Merger Agreement and that such agreements should not, as proposed by Parent, contain any stockholder “topping fee” features. The Committee next discussed the implications of the overall transaction on the terms of the indentures governing the Secured Notes. The Committee authorized Greenberg Traurig to submit to Parent and Weil a revised draft consistent with the foregoing directions and discussions.

On January 17, 2011, Greenberg Traurig delivered to Parent and Weil a revised draft of the Merger Agreement. As directed by the Committee, material revisions reflected in this revised draft included, among other things: (i) insertion of a 40-day “go-shop” period commencing upon the signing and first public announcement of the Merger Agreement during which we would be permitted to actively solicit potential purchasers (with “excluded party” provisions allowing for continued discussions with certain identified parties after the expiration of this period to the extent the Board determined such party had previously submitted a proposal that is reasonably likely to lead to a superior offer); (ii) provisions enabling the Board to change its deal recommendation both in the case of a superior offer and in circumstances not involving a superior offer; (iii) limitations on the period of time Parent would have to match (or top) superior offers; (iv) modifications to the definitions of “superior proposal” and “takeover proposal” contained in the Merger Agreement; (v) a standstill covenant whereby Parent would be prohibited from purchasing Shares (or undertaking other market activities) prior to the Offer Closing; (vi) a provision expressly permitting us to furnish information to third party suitors under a confidentiality agreement not containing a standstill agreement, and further permitting us to waive or release third parties from the provisions of any preexisting standstill agreements, in certain circumstances, to enable such third parties to submit consensual acquisition proposals to the Board; (vii) changes to the circumstances under which the offer could be required to be, and permissibly could be, extended by Parent to satisfy its conditions to accept for payment and pay for tendered Shares; (viii) modifications to the circumstances under which we and Parent would be required to pursue the acquisition of the Company as a single-step, statutory merger transaction and Parent, correspondingly, could elect to abandon the offer without terminating the Merger Agreement; (ix) modifications to the mechanics of the top-up option and the circumstances in which the top-up option could be exercised by Parent; (x) expanded rights of the “continuing directors” to administer the Merger Agreement and make other decisions on behalf of stockholders between the Offer Closing and the Effective Time; (xi) various qualifications and modifications to our representations and warranties in the Merger Agreement to impose higher thresholds of materiality and other exceptions thereto; (xii) modifications to the definition of “material adverse change” to except therefrom certain macro- and micro- economic events and conditions and certain market driven events; (xiii) expanded representations provided by Parent in the Merger Agreement; (xiv) certain changes to the remedial provisions of the Merger Agreement; (xv) certain changes to the provisions in the Merger Agreement with respect to the treatment after the Effective Time of outstanding options and warrants to purchase Shares; (xvi) changes to the parties’ obligations with respect to conduct of a special meeting of the stockholders to vote on the adoption of the Merger Agreement; (xvii) modifications to the negative covenants imposed on us with respect to our operations and business between the signing of the Merger Agreement and the earlier of the Offer Closing or the Effective Time; (xviii) elimination and modification of various conditions to Parent’s obligation to consummate the offer and the merger; (xix) insertion of a two-tiered break-up fee (to operate in conjunction with the go-shop provision) of 1.25% and 2.50% (in each case calculated as a percentage of the total equity value of the deal, less expenses); (xx) various modifications to the rights of the Company and of Parent to terminate the Merger Agreement; and (xxi) modifications of the Merger Agreement termination events that would trigger the payment to Parent of a break-up fee and changes with respect to the timing of the payment of such fee.

On January 18, 2011, Mr. Diercksen informed Mr. Medina that the go-shop provision should be removed. Weil also communicated to Greenberg Traurig and Goldman Sachs also communicated to Credit Suisse that the go-shop provision was not acceptable. Mr. Medina then discussed this matter with Messrs. Wright and Fernandez and with Greenberg Traurig, and various alternative Merger Agreement fiduciary protections and “deal exposure” provisions were considered and discussed.

On January 20, 2011, Greenberg Traurig delivered to Weil certain comments to the draft Tender and Support Agreement. These comments included further clarification of the co-termination of the Tender and Support Agreement in the case of any termination of the Merger Agreement in accordance with its terms, the elimination of the “topping fee” provisions (whereby the stockholders party to the Tender and Support Agreements would be required to pay to Parent a certain percentage of the consideration such stockholders would receive in the event the Merger Agreement were terminated and a superior offer contemplated by a definitive agreement entered into with a third party suitor was consummated at any time following such termination), the elimination of the requirement that the stockholders party to the Tender and Support Agreements deliver to Parent an unconditional and irrevocable proxy to vote their Shares in various circumstances, and modifications to the voting covenants and representations and warranties contained in the Tender and Support Agreement.

Between January 18, 2011 and January 21, 2011, representatives of Weil and Greenberg Traurig convened by telephone conference call various negotiating and drafting sessions with respect to the terms and conditions of the Merger Agreement and other matters regarding the execution and timing of the transactions contemplated thereby.

The Committee held a meeting on January 20, 2011, at which Mr. Medina, other senior executives of the Company and representatives of Greenberg Traurig were present. At such meeting, Greenberg Traurig reported to the Committee that, as directed by the Committee, we had included in the January 17 draft of the Merger Agreement a 40-day “go-shop” provision but that Parent informed Mr. Medina that the inclusion and any further discussion of such provision was not acceptable to Parent. Greenberg Traurig next discussed with the Committee the interrelationship of the Board’s fiduciary duties and process leading to the signing and announcement of any definitive Merger Agreement with the fiduciary provisions, deal protections and other terms and conditions of the Merger Agreement. After consultation with Greenberg Traurig, the Committee recommended that, if the Merger Agreement did not include a go-shop provision of the type included in the January 17 draft, the Merger Agreement would need to provide a reasonable and meaningful ability for potential third party suitors to submit, on an unsolicited basis, takeover proposals constituting, or which reasonably could lead to, a superior offer, and that the Merger Agreement could not unreasonably restrict the Board’s ability to furnish information and enter into discussions and negotiations with any such third party suitors so that we could become fully informed as to the nature, terms and likelihood of consummation of any such and superior offer. It was next discussed that in all cases the Board must have the right to terminate the Merger Agreement to enter into a definitive agreement for a superior deal, subject to a reasonable break-up fee and reasonable matching (or topping) rights exercisable by Parent. Further discussion ensued regarding the mechanics of the termination and break-up fee provisions of the Merger Agreement, as well as the conditions to the offer and the merger and the mechanics and structure of the offer, the Board’s ability to change its recommendation of the deal in circumstances not involving a superior offer, the remedial provisions of the Merger Agreement, and the representations, warranties and covenants of the parties contained therein. The Committee next further discussed certain hypothetical scenarios whereby a third-party suitor might submit an unsolicited takeover proposal and how the provisions of the Merger Agreement would work in that circumstance, the publicity that the deal would receive upon any public announcement thereof and the period of time a bona fide third-party suitor might need to submit a topping bid and enter into a confidentiality agreement with us and conduct and complete due diligence. At the conclusion of the meeting, the Committee authorized Greenberg Traurig to continue to advance the negotiations forward consistent with the Committee’s foregoing directions prior to Weil distributing any response to the January 17 draft of the Merger Agreement, and authorized Mr. Medina to communicate to Mr. Diercksen the Committee’s positions on these matters.

On January 20, 2011, representatives of Weil and Greenberg Traurig met by telephone conference call to continue negotiating the Merger Agreement, including, among other things, all of the deal protection, fiduciary provisions, offer conditions, merger conditions, termination, break-up fee, remedial, offer (and top-up option) mechanic, representation, warranty and covenant provisions thereof. During the negotiation, Greenberg Traurig noted that, to the extent the proposed 40-day go-shop period was deleted from the Merger Agreement, a broad number of changes along the lines discussed between Greenberg Traurig and the Committee would need to be included that would impact multiple interrelated provisions of the Merger Agreement. Greenberg Traurig then specifically identified all of such provisions to Weil, many of which were subsequently discussed in further detail.

Early on January 21, 2011, representatives of both parties met by telephone conference call to continue negotiation of the Merger Agreement and discussed many of the significant changes and provisions appearing in the January 17 draft distributed by Greenberg Traurig to Weil and Parent, as well as language-specific modifications to the draft Merger Agreement.

Immediately following the conference call between Greenberg Traurig and Weil, the Board held a meeting at which members of our management and Greenberg Traurig reported on the progress of the deal negotiations. The Board discussed with Greenberg Traurig all of the material outstanding issues with respect to, among other things, the deal protection, fiduciary, offer and top-up option mechanics, offer conditions, merger conditions, termination, break-up fee, remedial, material adverse change, representation, warranty and covenant provisions thereof. Discussions then ensued regarding the ability of third party suitors to submit a topping bid in the absence of a go-shop provision and how the provisions of the Merger Agreement would operate in the event of such topping bid. Further discussion then ensued regarding the need for a two-tiered break-up fee to better facilitate unsolicited third party topping bids and that this should be presented to Parent as an absolute requirement of the deal, together with certain other changes to the break-up fee amount (and the total equity deal value method by which it would be calculated), the break-up fee trigger events and the provisions regarding the timing of the payment of the break-up fee reflected in the January 17 draft of the Merger Agreement distributed by Greenberg Traurig to Parent and Weil. The Board considered that, given its size and scope, any transaction with Parent would receive significant visibility in the marketplace and likely be covered by all major news outlets and industry publications and, accordingly, be “on the radar” of any potential third party suitor with sufficient size and resources to formulate an unsolicited takeover proposal.

At this same meeting, Credit Suisse provided to the Board a presentation which provided an overview of the industry landscape and compared the $19.00 per share proposed by Parent to, among other things, other recently announced mergers and acquisitions deals in our industry. Credit Suisse, at our request, also analyzed our debt financing capacity and such analysis was also presented to the Board at this same meeting.

During the evening of January 21, 2011, Weil delivered Parent’s revised draft of the Merger Agreement to Greenberg Traurig. This revised draft included many of the provisions and revisions raised by us, through Greenberg Traurig, during the earlier calls with Weil, and many of which also were contained in Greenberg Traurig’s draft of January 17.

Between January 21, 2011 and January 23, 2011, negotiations of the Merger Agreement continued in an effort to arrive at a definitive agreement mutually acceptable to the parties, and Greenberg Traurig and Weil met several times by telephone conference call to advance the transaction.

On January 23, 2011, Greenberg Traurig distributed a revised draft of the Merger Agreement to Parent and Weil. The revised draft contained further modifications to, among other things, the window shop, termination, break-up fee amount and trigger events, material adverse change definition, change in recommendation, offer conditions, merger conditions, offer and top-up option mechanics, and representation, warranty and covenant provisions of the January 21 draft distributed by Weil to the Company and Greenberg Traurig.

On January 22 and 23, Parent delivered a draft of the Tender and Support Agreements to each of Cyrte Investments GP I B.V. in its capacity as general partner of CF I Invest C.V., Sun Equity Assets Limited and VMware Bermuda Limited.

On January 24, 2011, Greenberg Traurig delivered to Weil our initial draft of the disclosure schedules to the Merger Agreement.

During the week of January 24, representatives of Greenberg Traurig and members of our management, on the one hand, and representatives of Weil and members of Parent management, on the other hand, met several times by telephone conference call to finalize the terms of the Merger Agreement and to complete negotiations of our disclosure schedules relating to our representations and warranties contained in the Merger Agreement.

In addition, on January 25, 2011 and January 26, 2011 representatives of Parent and representatives of Weil negotiated the Tender and Support Agreements with each of those stockholders and their authorized representatives.

The Committee met on each of January 24, 2011 and January 25, 2011 to discuss with management and Greenberg Traurig the status of the negotiations. The Committee discussed the remaining material issues which essentially consisted of the two-tiered break-up fee and certain provisions regarding the timing of payment and the events triggering the payment of such break-up fee and certain expense reimbursement provisions.

During the afternoon of January 26, 2011, Mr. Diercksen called Mr. Medina to tell him that Parent had agreed to the two-tiered break-up fee structure requested by us (at approximately 2.75% and 3.50% levels calculated by reference to fully diluted equity deal value).

On January 26, 2011, a special meeting of the Board was held. Prior to this meeting, the Board was provided with: (i) a presentation reviewing the fiduciary duties of the Board; (ii) an executive-level summary of the material terms of the Merger Agreement; (iii) a detailed outline of the Merger Agreement and Tender and Support Agreements; (iv) a chart detailing the entire progression to date of all negotiations of the terms and conditions of the Merger Agreement (including the positions taken and the outcome thereof); (v) the most recent draft of the proposed definitive Merger Agreement and Tender and Support Agreements; (vi) draft Board Resolutions in respect of the transaction; and (vii) a presentation prepared by Credit Suisse setting forth valuation analyses and certain background information being used by Credit Suisse in formulating its opinion as to financial fairness, which opinion was rendered on January 27, 2011. See “Opinion of Our Financial Advisor,” below.

At this meeting, management and Greenberg Traurig provided a recap of the last two years of Company growth and transaction events, including the various unsolicited indications of interest received by us prior to the receipt of Parent’s proposal to acquire us in October 2010 and its $19.00 per share firm offer in December 2010. Management also discussed with the Board the nature of its business plan, including our ability to identify and obtain external sources of funding to execute its plan in view of the ever-increasing capital demands of our rapid expansion. Management also provided a recap of our history and commercial relationships with Parent. Discussion ensued regarding, among other things, our financial prospects, conditions in the industry, and the historical trading prices of the Shares. Following these presentations and further discussion, management informed the Board that, in its belief, after an extensive review of its business plan and the limited strategic and financial alternatives available to us to accelerate the funding and realization of our strategic emphasis and the risks inherent in executing same, the $19.00 per share price being offered by Parent represented full and fair value and that, in their totality, the potential benefits to stockholders of entering into the Merger Agreement upon the terms and conditions set forth therein, outweighed the contemplated risks, and that agreeing to such terms was in furtherance of seeking to obtain for stockholders the best possible deal price and deal terms available under all of the circumstances.

The Committee then reported to the Board a timeline of the negotiations and the directions it and management had previously given to Credit Suisse and to Greenberg Traurig regarding the negotiation of the transaction. Greenberg Traurig provided the Board with a comprehensive overview of the Board’s fiduciary duties with respect to the transaction explaining to the Board the duties of directors and management with respect to the sale of control of a Delaware corporation and the various methods to discharge such duties. Greenberg Traurig then described in detail all of the material terms of the current draft of the Merger Agreement and the Tender and Support Agreements.

Credit Suisse reviewed our implied multiples and implied premiums, each based on Parent’s proposal of $19.00 per share, and our stock price performance since January 1, 2008. Credit Suisse also presented an analysis of comparable transactions. The Board noted that the EBITDA multiple implied by Parent’s $19.00 per share offer price substantially exceeded the multiples of NTM EBITDA received in all of the selected mergers and acquisition transactions reviewed by Credit Suisse in our industry. Credit Suisse also addressed our recent and projected financial performance before presenting to the Board a detailed valuation analysis. See “Opinion of Our Financial Advisor,” below.

The Board authorized our management and Greenberg Traurig to finalize all negotiations of the Merger Agreement and to reach a definitive Merger Agreement with Parent on the terms and conditions discussed at the meeting, which was accomplished through telephonic negotiations between counsel through the remainder of January 26 and during the 27th.

On January 27, 2011, a meeting of the Board was held to update the Board on the events of the preceding 24 hours and the results of the final negotiations of the Merger Agreement. Greenberg Traurig circulated an executive summary noting the resolution of the remaining outstanding issues and confirmed that certain technical and conforming changes had been agreed to with respect to the trigger events requiring the payment of and the timing of the payment of the break-up fee and the reimbursement in certain circumstances of Parent’s out-of-pocket expenses not to exceed $7,500,000 (to be credited against any termination fees payable). Greenberg Traurig next reviewed with the Board the process undertaken by us since the decision was made by the Board to begin the due diligence and negotiating process with Parent and the progression of such negotiations that culminated in the final terms of the Merger Agreement (including our fiduciary protection provisions and the deal protection provisions therein) and noted that such provisions were consistent with the Committee’s and the Board’s instructions and directions to ensure that such terms provided us with the contractual ability to facilitate a meaningful, post-sign market check.

Credit Suisse then delivered to the Board its oral fairness opinion, subsequently confirmed in writing, addressed to the Board that, as of such date, subject to certain assumptions and based upon various qualifications set forth in its written opinion, the Offer Price and the Merger Consideration to be paid to stockholders was fair to such holders from a financial point of view. The full text of the written opinion of Credit Suisse, dated January 27, 2011, is attached as Annex B hereto and is incorporated by reference herein. See “Opinion of Our Financial Advisor,” below. After further discussion among the directors regarding the advisability of entering into the Merger Agreement, by unanimous vote, the Board:

•	determined that (A) the Merger Agreement and the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in the Merger Agreement are advisable and (B) the Merger Agreement and the transactions contemplated thereby, including the Offer, the Top-Up Option and the Merger, taken together, are fair to and in the best interests of the Company and our stockholders;

•	approved the Merger Agreement and the “agreement of merger” contained therein in accordance with the DGCL;

•	directed that the “agreement of merger” contained in the Merger Agreement be submitted to stockholders for their consideration and adoption, unless the Merger contemplated thereby is consummated in accordance with Section 253 of the DGCL;

•	authorized the grant of the Top-Up Option and the issuance of the Top-Up Option Shares upon the exercise thereof to the extent contemplated by the Merger Agreement;

•	elected, to the extent permitted by applicable law, to make inapplicable to the execution, delivery, performance and consummation of the Merger Agreement and the transactions contemplated thereby, including the Offer, the Top-Up Option, the Merger and the transactions contemplated by the Tender and Support Agreements, the provisions of Section 203; and

•	recommended that stockholders accept the Offer and tender their Shares to Merger Sub pursuant to the Offer and, if required under applicable Delaware law to consummate the Merger, adopt and approve the Merger Agreement and the Merger.

On January 26, 2011, representatives of Weil and members of Parent’s management advised Greenberg Traurig and us that Parent’s board of directors held a meeting earlier that day during which each member of Parent’s board of directors who attended the Meeting approved the Merger Agreement. On January 27, Greenberg Traurig advised Weil that the Board had unanimously approved the Merger Agreement and, solely for purposes of Section 203, approved the Tender and Support Agreements.

On January 27, 2011, after the close of trading of the Shares on the Nasdaq Global Market, the Company and Parent finalized the disclosure schedules to the Merger Agreement, executed the Merger Agreement, and issued a press release announcing the transaction. In addition, concurrently with the execution of the Merger Agreement, each of Cyrte Investments GP I B.V. in its capacity as general partner of CF I Invest C.V., Sun Equity Assets Limited and VMware Bermuda Limited entered into separate Tender and Support Agreements with Parent.

On February 10, 2011, Parent commenced the Offer.

On February 14, 2011, we commenced a solicitation of consents from holders of our outstanding 6.625% Senior Convertible Notes (the “6.625% Senior Convertible Notes Consent Solicitation”) to approve an amendment to the indenture relating to the 6.625% Senior Convertible Notes that would remove our obligation to provide the trustee under the 6.625% Senior Convertible Notes indenture with copies of certain reports it files with the SEC and in the event that we are no longer required to file reports with the SEC, to provide the trustee and each holder of the 6.625% Senior Convertible Notes with financial statements and other information relating to us and, upon request, to provide the information required under Rule 144A(d)(4) of the Securities Act. The proposed amendment would become operative only following the direct or indirect acquisition by Parent of a majority of the Shares then outstanding determined on a fully-diluted basis (whether as a result of the consummation of the Offer or the Merger or both). The 6.625% Senior Convertible Notes Consent Solicitation will expire at 5:00 p.m., New York City time, on February 28, 2011, unless extended by us.

On February 18, 2011, we filed this preliminary proxy statement with the SEC.

Reasons for the Merger; Recommendation of the Board of Directors

During its evaluation and consideration of the Merger Agreement and the transactions contemplated thereby, the Offer, the Merger and the other transactions contemplated by the Merger Agreement, the Board consulted with our senior management, Greenberg Traurig and Credit Suisse. Prior to taking the Board Actions, the Board reviewed, took into account and considered the following factors:

Financial Condition and Prospects of the Company; Economic Conditions.

•	Prospects as an Independent Company. Our financial outlook and prospects if we were to remain an independent company, including the risks associated with successfully executing our business plan and strategy, the impact of general economic conditions, market trends and competition on our operations and the general risks of market conditions that could reduce the trading price of the Shares, as well as the other risks and uncertainties discussed in our public filings with the SEC.

•	Need for External Capital. Our highly capital intensive business requires a recurring need to supplement operating cash flows with external debt and equity financing, which, depending on prevailing capital markets conditions, may not necessarily be available to us on commercially acceptable terms, and that this need has intensified given the rapid increase in demand for our products and services, particularly with respect to cloud computing.

•	Impact of Current Capital Structure. The terms of our existing indebtedness restricts us from incurring additional indebtedness (including indebtedness ranking pari passu with our existing senior secured notes) and from issuing redeemable preferred stock, making certain investments, paying dividends and redeeming or repurchasing our equity securities and that, consequently, we likely would be required to seek to raise private or public equity capital, which could cause significant dilution to our stockholders.

•	Need to Grow Organically. The limited strategic alternatives available to us to accelerate realization of our strategic cloud computing emphasis and enhancement of stockholder value requires that we grow organically, which also increases the need for external financing to supplement operating cash flows.

•	Uncertainty of Achieving Projected Results. Management’s internal financial projections, including management’s discussion thereof and management’s statements regarding the reasonableness and reliability of its assumptions underlying such projections and management’s qualifications thereof and management’s statements with respect to the inherent uncertainty of, and risks in achieving, such projections and the fact that the actual financial results for us in future periods could differ materially from management’s forecasted results.

•	Best Available Price. Management’s belief that Offer Price is the best price that we could obtain under all prevailing and reasonably anticipated circumstances.

Transaction Financial Terms.

•	Relationship of Offer Price to Market Price of the Shares. The relationship of the Offer Price to the current and historical market prices of the Shares, including that the Offer Price represented a substantial premium of approximately 35% over the closing price per Share on the Nasdaq Global Market on January 27, 2011, which was the date on which we entered into the Merger Agreement.

•	Immediate Liquidity for Stockholders. The fact that the Offer Price would be paid in cash, thereby providing stockholders with the opportunity for immediate liquidity in addition to a substantial premium over the current and historic market prices of the Shares.

•	Opinion of Our Financial Advisor. The opinion of Credit Suisse, dated January 27, 2011, to the effect that, as of such date, and based upon and subject to the assumptions and qualifications set forth in the opinion, the Offer Price and the Merger Consideration to be paid to stockholders was fair, from a financial point of view, to such stockholders. (The full text of Credit Suisse’s written opinion to the Board, setting forth the assumptions made, the procedures followed, the matters considered, and the limitations on the review undertaken by Credit Suisse, is attached as Annex B hereto and is incorporated by reference herein. Stockholders are encouraged to read the Credit Suisse opinion in its entirety.)

•	Identity of Parent; Certainty of Value. That Parent is a long-standing and well-known commercial partner of ours with substantial resources and the financial ability to consummate the Offer and the Merger promptly, without any financing contingency and with a high degree of closing certainty.

•	Negotiations with Parent. The course of arms’-length discussions and negotiations between the Company and Parent which ensued over an approximately two-month period, including multiple drafts and negotiating sessions in respect of the Merger Agreement.

•	Ability of Third Parties to Submit Unsolicited Acquisition Proposals and Fiduciary Provisions of the Merger Agreement. The Merger Agreement contains provisions that the Board believed provided us, in their totality, the ability to conduct a meaningful post-sign market check without jeopardizing the $19.00 per Share that Parent was willing to pay to stockholders in the Offer and the Merger, including, among other things, provisions which (i) permit us to respond to, furnish information (pursuant to a confidentiality agreement which need not contain standstill agreement) to, and enter into discussions and negotiations with, third-party suitors who submit, on an unsolicited basis, takeover proposals to acquire us which the Board, in good faith, after consultation with its legal and financial advisors, determines are reasonably likely to lead to a superior proposal; (ii) permit the Board to withdraw its recommendation of the Offer and the Merger, both in the case of a superior proposal and in circumstances not involving a superior proposal; (iii) (x) permit the Board to waive the provisions of any existing standstill agreement with third parties who seek to submit an unsolicited, consensual takeover proposal to the Board and (y) restrict Parent’s ability to purchase Shares and engage in certain other market activities prior to the Offer Closing; (iv) establish a two-tier break-up fee of (x) 2.75% of the fully diluted equity deal value (payable to Parent in the case of any fiduciary termination of the Merger Agreement in conjunction with our execution of a definitive acquisition agreement with a third-party suitor providing for a superior proposal occurring on or prior to the 30th day immediately following the initial public announcement of the Merger Agreement (i.e., on or prior to February 26, 2011)) and (y) 3.50% of the fully diluted equity deal value (payable to Parent in the case of any such fiduciary termination of the Merger Agreement occurring subsequent to such 30-day period and prior to the earlier of the Offer Closing and the Effective Time), crediting against the amount of any such break-up fee otherwise payable to Parent any reimbursement of Parent’s out-of-pocket expenses (not to exceed in any event $7,500,000) incurred by it in connection with the Offer and the Merger; (v) reasonably limit the events and circumstances under which a break-up fee or expense reimbursement could be payable to Parent and the timing of the payment thereof; (vi) require a minimum 10-business-day delay of the commencement of the Offer (after the initial public announcement of the Merger Agreement) to afford additional time to potential third-party suitors to submit unsolicited takeover proposals to us which could lead to a superior proposal; and (vii) limit the period of time in which

Parent is permitted to exercise its “matching” (or “topping”) rights in respect of a superior proposal received by us on an unsolicited basis from a third-party suitor.

Likelihood of Consummation.

The likelihood that the Merger will be consummated and, in particular:

•	Extension of Offer Period. If at any scheduled expiration of the Offer, any condition set forth in the Merger Agreement (each an “Offer Condition”) is not then satisfied or, to the extent permitted by the Merger Agreement and applicable law, waived, then Merger Sub must extend the Offer on one or more occasions for consecutive periods of at least five, but no more than 10, business days, each as determined by Parent (or for such longer period(s) as Parent and we may otherwise agree) to permit such Offer Conditions to be satisfied.

•	Top-Up Option and Subsequent Offering Period. That the Merger Agreement provides that after the Offer Closing, Parent can elect to conduct a subsequent offering period to purchase additional Shares, on a daily as-tendered basis in accordance with Rule 14d-11 under the Exchange Act, and exercise (in whole but not in part) the Top-Up Option to purchase a sufficient number of outstanding Shares to be able to consummate a “short-form,” second-step merger (i.e., without the requirement to conduct a special meeting of stockholders to vote on the adoption of the Merger Agreement).

•	Tender and Support Agreements. That Parent required as a condition to and as an inducement for entering the Merger Agreement that the Tendering Stockholders together holding approximately 27.6% of the outstanding Shares, would be required to enter into separate Tender and Support Agreements, pursuant to which the Tendering Stockholders would agree, solely in their capacities as stockholders, to tender their respective Shares in the Offer, vote in favor of the Merger and, subject to certain exceptions, refrain from disposing of their respective Shares.

•	Minimum Condition. Consummation of the Offer is conditioned on a majority of the Shares on a fully-diluted basis being validly tendered in the Offer and not withdrawn, and that such condition is not waivable.

•	Other Conditions to the Offer and the Merger. That there are no conditions to the Offer and the Merger that make consummation of either transaction highly or unusually conditional, including that Parent and Merger Sub would be required to consummate the Offer irrespective of any pending or threatened third-party litigation (unless a court of competent jurisdiction had actually enjoined consummation of the Offer or the Merger), and that neither consummation of the Offer nor the Merger is conditioned on Parent obtaining external financing for the transaction or obtaining any non-governmental third party approvals or consents.

•	Promptness of Closing Post-Offer Closing. That once the Offer Closing occurs, there are few conditions to the consummation of the Merger and that the Independent Directors (as defined below under the heading “The Merger Agreement — Terms of the Merger Agreement — Directors and Officers”) will administer the Merger Agreement on behalf of the non-affiliate stockholders.

•	Timing of Completion. That the anticipated timing of the consummation of the transactions contemplated by the Merger Agreement, and the structure of the transaction as a two-step acquisition (consisting of an all-cash tender offer for all outstanding Shares followed by a second-step long or short-form merger), would allow stockholders to receive the Offer Price in a relatively short time frame, followed by the Merger in which stockholders (other than the Company, Parent and Merger Sub) who do not validly exercise appraisal rights, would receive the same consideration as received by those stockholders whose Shares are purchased in the Offer.

•	Terms of the Merger Agreement. That the individual and collective provisions of the Merger Agreement, including the respective representations, warranties, covenants and termination rights of the parties, and the deal protections, fiduciary provisions, remedial provisions and the conditions to the Offer and the Merger as described above and elsewhere in this proxy statement, were negotiated at arms-length through multiple drafts and negotiating sessions and that we sought to obtain the best overall deal terms and conditions reasonably attainable under the circumstances.

•	Availability of Appraisal Rights. That stockholders who do not tender their Shares in the Offer, who do not vote for the adoption of the Merger Agreement and otherwise comply with all the required procedures under Section 262 will be entitled to demand statutory appraisal of the fair value of their Shares as determined by the Delaware Court of Chancery.

The Board also considered and discussed a number of risks, uncertainties and other countervailing factors in its deliberations relating to entering into the Merger Agreement and the transactions contemplated thereby, including:

•	Impact on Stockholders. That, subsequent to the completion of the Merger, we would no longer exist as an independent public company and that the all-cash nature of the transaction would permanently foreclose stockholders from participating in any future earnings or growth of the Company and from benefiting from any appreciation in value of the combined company following the Effective Time.

•	Effect of Public Announcement. The effect of a public announcement of the Merger Agreement on our operations, stock price, customers and employees, and on our ability to attract and retain key management, research and sales personnel.

•	Operating Covenants. The potential limitations on our pursuit of business opportunities due to pre-closing covenants in the Merger Agreement whereby we agreed to conduct our business in the ordinary course, consistent with past practice, and not to take various actions without the prior written consent of Parent.

•	Effect of Disruption or Failure to Complete Transaction. The amount of time it could take to complete the Offer and the Merger, including the risk that a third-party suitor could seek to disrupt the transaction without a bona fide intention of proposing a superior transaction or that a dispute might arise regarding the terms of the Merger Agreement, and the possibility that the transactions contemplated by the Merger Agreement, including the Offer and Merger, might not be consummated, and that if the Offer and Merger are not consummated, our directors, senior management and other employees will have expended extensive time and effort and will have experienced significant distraction from their work during the pendency of the transactions, we will have incurred significant transaction costs that cannot be amortized or capitalized and that we will have disclosed confidential and proprietary information to a potential competitor, and that the negative perception of a failed transaction could have an adverse effect on our continuing business and could potentially result in a loss of business partners and employees and a reduced market price for the Shares.

•	Change in Prospects Pending Closing. The risk that our prospects could change materially and in a manner unforeseen at the time the Merger Agreement was entered into, including in ways beneficial to us, and that the Offer Price and the Merger Consideration are fixed at $19.00 per Share, regardless of such changes, and the Merger Agreement does not permit us to terminate the Merger Agreement by reason of circumstances not involving a superior proposal, although, subject to the exercise of its fiduciary duties, the Board may effect a change in recommendation in such circumstances.

•	Taxation. That, because the consideration payable to stockholders in the Offer and the Merger is all cash, any gain from the sale of Shares in either the Offer or the Merger would be taxable to U.S. stockholders for U.S. federal income tax purposes.

•	Potential Conflicts of Interest. The potential conflicts of interest between us, on the one hand, and certain of our executive officers and directors, on the other hand, as a result of the transactions contemplated by the Offer and Merger, as described in the section entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 52.

The Board believed that, in their totality, the potential benefits to stockholders of entering into the Merger Agreement upon the terms and conditions set forth therein, outweighed the contemplated risks, and that agreeing to such terms was in furtherance of seeking to obtain for stockholders the best possible deal price and deal terms available under the circumstances.

The foregoing discussion of information and material factors considered by the Board is not intended to be exhaustive, but it does describe all material factors considered. In view of the variety of factors considered in connection with its evaluation of the Merger Agreement, the Offer and the Merger, the Board did not find it practicable to, and did not, quantify or otherwise assign relative weights to the factors summarized above in reaching its recommendation. In addition, each individual member of the Board applied his or her own personal business judgment to the process and may have given different weight to different factors. Except as specifically described above, the Board did not reach any collective view that any individual factor described above either supported or did not support the overall recommendation of the Board.

In considering the recommendation of the Board of Directors with respect to the proposal to adopt the Merger Agreement, you should be aware that certain of our officers and directors have certain interests in the Merger that may be different from, or in addition to, your interests as a stockholder generally. The Board was aware of these interests, considered them and took them into account, together with other factors, in determining whether to approve the Merger Agreement and recommending that our stockholders vote for the adoption of the Merger Agreement. See the section entitled “The Merger — Interests of Certain Persons in the Merger” beginning on page 52.

ACCORDINGLY, THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE ALL OF YOUR SHARES OF OUR COMMON STOCK “FOR” THE PROPOSAL TO ADOPT THE MERGER AGREEMENT AND “FOR” THE PROPOSAL TO ADJOURN THE SPECIAL MEETING, IF NECESSARY OR APPROPRIATE.

Opinion of Our Financial Advisor

Credit Suisse is acting as financial advisor to the Company in connection with the Offer and the Merger. As part of that engagement, the Board of Directors requested that Credit Suisse evaluate the fairness, from a financial point of view, to the stockholders, of the price per share to be received by the stockholders in the Transaction. On January 27, 2011, Credit Suisse rendered its oral opinion to the Board of Directors (which was subsequently confirmed in writing by delivery of Credit Suisse’s written opinion dated the same date) to the effect that, as of January 27, 2011, the $19.00 per share (the “Per Share Consideration”) to be received by the stockholders pursuant to the Transaction was fair, from a financial point of view, to such stockholders.

Credit Suisse’s opinion was directed to the Board of Directors and only addresses the fairness from a financial point of view of the Per Share Consideration to be received by the stockholders pursuant to the Transaction and did not address any other aspect or implication of the Transaction or any other agreement, arrangement or understanding entered into in connection with the Transaction, including, without limitation, the Tender and Support Agreements. The summary of Credit Suisse’s opinion in this proxy statement is qualified in its entirety by reference to the full text of its written opinion, which is included as Annex B hereto and sets forth the procedures followed, assumptions made, matters considered, qualifications and limitations on review undertaken and other matters considered by Credit Suisse in preparing its opinion. Stockholders are encouraged to read the opinion carefully in its entirety. However, neither Credit Suisse’s written opinion nor the summary of its opinion and related analyses set forth herein are intended to be, and they do not constitute, advice or a recommendation to any stockholder as to whether such stockholder should tender any Shares into the Offer or how such stockholder should otherwise act on any matter relating to the Transaction.

In arriving at its opinion, Credit Suisse:

•	reviewed the Merger Agreement, certain related agreements, as well as certain publicly-available business and financial information relating to the Company;

•	reviewed certain other information relating to the Company, including certain financial forecasts that were provided to or discussed with Credit Suisse by the Company;

•	met with the Company’s management to discuss the business and prospects of the Company;

•	considered certain financial and stock market data of the Company, and compared that data with similar data for other publicly-held companies in businesses Credit Suisse deemed similar to that of the Company;

•	considered, to the extent publicly available, the financial terms of certain other business combinations which have recently been effected or announced; and

•	considered such other information, financial studies, analyses and investigations and financial, economic and market criteria, which Credit Suisse deemed relevant.

In connection with its review, Credit Suisse did not independently verify any of the foregoing information and assumed and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company referred to above, management of the Company advised Credit Suisse, and Credit Suisse has assumed, that such forecasts were reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. Credit Suisse also assumed, with the Company’s consent, that, in the course of obtaining any regulatory or third-party consents, approvals or agreements in connection with the Transaction, no delay, limitation, restriction or condition would be imposed that would have an adverse effect on the Company and the contemplated benefits of the Transaction, and that the Transaction will be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, Credit Suisse was not requested to make, and has not made, an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor has Credit Suisse been furnished with any such evaluation or appraisal.

Credit Suisse’s opinion addressed only the fairness, from a financial point of view, to the stockholders of the Per Share Consideration to be received in the Transaction and did not address any other aspect or implication of the Transaction or any other agreement, arrangement or understanding entered into in connection with the Transaction or otherwise, including, without limitation, the Tender and Support Agreements or the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Transaction, or class of such persons, relative to the Per Share Consideration or otherwise. The issuance of Credit Suisse’s opinion was approved by its authorized internal committee.

Credit Suisse’s opinion was necessarily based upon information made available to it as of the date of its opinion and financial, economic, market and other conditions as they existed and could be evaluated on that date. Credit Suisse’s opinion did not address the merits of the Transaction as compared to any alternative transaction or strategy that may be available to the Company, nor did it address the Company’s underlying decision to proceed with the Transaction at all or as compared to any alternative transaction or strategy. Credit Suisse’s opinion and analyses gave no effect to any premium or discount that may have been attributable to any shares of the Company by reason of control, governance rights, board representation or other similar rights or aspects. Credit Suisse was not requested to, and it did not, solicit any third-party indications of interest in acquiring all or any part of the Company.

Credit Suisse’s opinion was for the information of the Board of Directors in connection with its consideration of the Transaction and does not constitute advice or a recommendation to any stockholder as to whether such stockholder should tender any Shares into the Offer or how such stockholder should otherwise act on any matter relating to the Transaction.

In preparing its opinion, Credit Suisse performed a variety of analyses, including those described below. The summary of Credit Suisse’s valuation analyses set forth below is not a complete description of the analyses underlying Credit Suisse’s opinion and is qualified in its entirety by reference to the full text of Credit Suisse’s opinion, which is included as Annex B hereto. The preparation of a fairness opinion is a complex process involving various quantitative and qualitative judgments and determinations with respect to the financial, comparative and other analytic methods employed and the adaptation and application of those methods to the unique facts and circumstances presented. As a consequence, neither Credit Suisse’s opinion nor the analyses underlying its opinion are readily susceptible to partial analysis or summary description. Credit Suisse arrived at its opinion based on the results of all analyses undertaken by it and assessed as a whole and did not draw, in isolation, conclusions from or with regard to any individual analysis, analytic method or factor. Accordingly, Credit Suisse believes that its analyses must be considered as a whole and that selecting portions of its analyses, analytic methods and factors, without considering all analyses and factors or the narrative description of the analyses, could create a misleading or incomplete view of the processes underlying its analyses and opinion.

In performing its analyses, Credit Suisse considered business, economic, industry and market conditions, financial and otherwise, and other matters as they existed on, and could be evaluated as of, the date of its opinion. No company, transaction or business used in Credit Suisse’s analyses for comparative purposes is identical to the Company or the Transaction. While the results of each analysis were taken into account in reaching its overall conclusion with respect to fairness, Credit Suisse did not make separate or quantifiable judgments regarding individual analyses. The implied reference range values indicated by Credit Suisse’s analyses are illustrative and not necessarily indicative of actual values nor predictive of future results or values, which may be significantly more or less favorable than those suggested by the analyses. In addition, any analyses relating to the value of business or securities do not purport to be appraisals or to reflect the prices at which businesses or securities actually may be sold, which may depend on a variety of factors, many of which are beyond the control of the Company or Credit Suisse. Accordingly, the estimates used in, and the results derived from Credit Suisse’s analyses are inherently subject to substantial uncertainty.

Credit Suisse’s opinion and analyses were provided to the Board of Directors in connection with its consideration of the Transaction and were among many factors considered by the Board of Directors in evaluating the Transaction. Neither Credit Suisse’s opinion nor its analyses were determinative of the Per Share Consideration or of the views of the Board of Directors with respect to the Transaction.

The following is a summary of the material valuation analyses performed in connection with the preparation of Credit Suisse’s opinion and reviewed with the Board of Directors on January 26, 2011. Because the Company’s fiscal year ends on March 31, each of the analyses summarized below were calendarized using the Company’s quarterly projections. The analyses summarized below include information presented in tabular format. The tables alone do not constitute a complete description of the analyses. Considering the data in the tables below without considering the full narrative description of the analyses, as well as the methodologies underlying the assumptions, qualifications and limitations affecting each analysis, could create a misleading or incomplete view of Credit Suisse’s analyses.

Selected Public Company Analysis.

Credit Suisse reviewed financial and stock market information of the Company and the following selected publicly-traded companies in the hosting industry:

•	Equinix Inc.

•	Internap Network Services

•	Rackspace Hosting Inc.

•	SAVVIS Inc.

•	Telecity Group PLC

Although none of the selected public companies is directly comparable to the Company, the companies included were chosen because they are publicly-traded companies that, for purposes of analysis, may be considered to have certain similar operations and/or to have targeted similar end markets as the Company.

Credit Suisse reviewed, among other things, various trading multiples for the Company and the other selected companies using closing stock prices as of January 25, 2011 and information it obtained from public filings, publicly-available research analyst estimates and other publicly-available information.

			Enterprise Value/				Enterprise Value/
	Stock Price	Enterprise Value	Adjusted EBITDA				Growth Adjusted EBITDA
Company	(1/25/11)	($ and £ in millions)	CY 2011E		CY 2012E		CY 2010		CY 2011E

Equinix Inc.	$87.94	$5,758	8.5	x	7.4	x	0.53	x	0.80	x
Internap Network Services	$6.69	$325	7.3	x	7.2	x	1.04	x	2.37	x
Rackspace	$30.94	$4,377	13.4	x	10.8	x	0.68	x	0.61	x
Hosting Inc.
SAVVIS Inc.	$26.43	$2,271	8.1	x	7.0	x	0.54	x	0.55	x
Telecity Group PLC	£4.54	£955	9.5	x	8.2	x	0.60	x	0.78	x

Based upon Credit Suisse’s review of the Company and the other selected public companies, Credit Suisse then applied a range of multiples of 10.0x to 13.0x to estimated calendar year 2011 (“CY 2011E”) adjusted earnings before interest, taxes, depreciation, and amortization (“EBITDA”), to corresponding financial data for the Company, using financial estimates provided by the Company’s management. The adjustments to EBITDA performed by Credit Suisse in its analysis consist of, among other items, non-recurring charges and share-based payments of the Company. The selected multiple range was chosen based on Credit Suisse’s experience and judgment after reviewing the selected companies and their corresponding multiples taken as a whole and do not reflect separate or quantifiable judgments regarding individual multiples or companies. This analysis indicated the following implied per share equity reference range for the Company, as compared to the Per Share Consideration to be received by the stockholders in the Transaction:

Implied per Share Equity
Reference Range for the Company	Per Share Consideration

$11.00 — $16.35	$19.00

Selected Transaction Analysis

Credit Suisse reviewed certain transaction values and implied multiples in the following selected publicly-announced change of control transactions, which involve companies with businesses in the hosting industry:

Announcement			Aggregate		Enterprise Value/EBITDA
Date	Target	Acquiror	Value		LTM		NTM
			($ in millions)

November 2010	Hosted Solutions Acquisition, LLC	Windstream Corp		$310	10.0	x	N/A
September 2010	Peak 10 Inc.	Welsh, Carson, Anderson & Stowe		$400	N/A		11.6	x
June 2010	Fusepoint Inc.	SAVVIS Inc.		$125	10.4	x	N/A
May 2010	CyrusOne	Cincinnati Bell Inc.		$525	12.5	x	11.8	x
October 2009	Switch & Data Facilities Company, Inc.	Equinix, Inc.		$869	11.4	x	9.4	x
August 2008	Q9 Networks Inc.	ABRY Partners	C$	330	18.8	x	14.4	x
April 2008	Hosted Solutions	ABRY Partners		$140	N/A		N/A
June 2007	IXEurope PLC	Equinix, Inc.		$518	30.6	x	15.0	x
May 2007	Data Return LLC	Terremark Worldwide Inc.		$85	19.3	x	11.3x

While none of the selected transactions is directly comparable with the Transaction, the selected transactions involve companies that, for purposes of analysis, may be considered to have certain similar operations and/or to have targeted similar end markets as the Company.

Credit Suisse reviewed, among other things, the enterprise value to the last twelve months (“LTM”) and next twelve months (“NTM”) EBITDA multiples implied by the selected transactions for each of the target companies involved in the selected transactions, to the extent publicly available and based on publicly-available financial information with respect to those target companies. Credit Suisse then applied a range of NTM EBITDA multiples of 11.0x to 14.0x derived from the selected transactions to the Company’s estimated EBITDA for CY 2011E. This analysis indicated the following implied per share equity reference range for the Company, as compared to the Per Share Consideration to be received by the stockholders in the Transaction:

Implied per Share Equity
Reference Range for the Company	Per Share Consideration

$12.65 — $18.00	$19.00

Discounted Cash Flow Analysis

Credit Suisse performed a discounted cash flow analysis to calculate the estimated net present value of the unlevered after-tax free cash flows that the Company was forecasted to generate for the calendar year ending December 31, for years 2011 through 2015, using the projected financial information that was provided by the Company’s management (including such information beginning on page 50). For purposes of its analysis, Credit Suisse defined “unlevered after-tax free cash flow,” or “UFCF,” as earnings before interest expense/income and income taxes, less income taxes, plus depreciation and amortization, less increases in net working capital, and less capital expenditure. Based on the foregoing, Credit Suisse used the following projections of UFCF for purposes of its discounted cash flow analysis:

Calendar Year Ended December 31	Projected UFCF
($ in millions)

2011E	$(6)
2012E	$62
2013E	$67
2014E	$115
2015E	$125

Credit Suisse calculated a range of estimated terminal values for the Company of $2.394 billion to $3.033 billion by applying a range of trailing LTM terminal EBITDA multiples of 7.5x to 9.5x to 2015E calendar year estimated EBITDA. The estimated free cash flows and terminal values were then discounted to present value using discount rates ranging from 8.00% to 11.00%. The range of terminal EBITDA multiples and the range of discount rates were selected by Credit Suisse based on Credit Suisse’s experience in the valuation of businesses and securities and Credit Suisse’s familiarity with the Company and its business.

These analyses indicated the following implied share price reference range as of January 1, 2011 for the Company, assuming no use of tax savings from net operating losses (“NOLs”) and no value being attributed to NOLs of the Company, as compared to the Per Share Consideration to be received by the stockholders in the Transaction:

Implied per Share Equity
Reference Range for the Company	Per Share Consideration

$14.51 — $22.97	$19.00

Credit Suisse calculated a range of implied net present values of the Company’s NOLs assuming no limitations on the usage of NOLs going forward, except for $3.5 million per year for NOLs acquired by the Company in the acquisition of Data Return LLC in May 2007, to be between $1.10 and $1.20 per share. The NOLs were discounted to present value using discount rates ranging from 8.00% to 11.00%.

Other Factors

In rendering its fairness opinion, Credit Suisse also reviewed and considered other factors, including:

•	Publicly-available equity research analysts’ price targets for the Company; and

•	The high and low trading prices of the Shares during the 52-week period ended January 25, 2011.

Other Matters

The Company engaged Credit Suisse as its exclusive financial advisor in connection with the Transaction. The Company selected Credit Suisse based on Credit Suisse’s qualifications, experience and reputation, and its familiarity with the Company and its business. Credit Suisse is an internationally recognized investment banking firm and is regularly engaged in the valuation of businesses and securities in connection with mergers and acquisitions, leveraged buyouts, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for corporate and other purposes. Pursuant to the Company’s engagement letter with Credit Suisse, Credit Suisse will receive a fee for its services, a significant portion of which is contingent upon the consummation of the Transaction. Credit Suisse also became entitled to receive a fee upon the rendering of its opinion. In addition, the Company has agreed to reimburse Credit Suisse for certain expenses and to indemnify Credit Suisse and certain related parties for certain liabilities and other items arising out of or relating to Credit Suisse’s engagement with the Company.

Credit Suisse and its affiliates have in the past provided and are currently providing investment banking and other financial services to the Company and its affiliates, for which Credit Suisse and its affiliates have received, and would expect to receive, compensation, including having acted as (i) sole bookrunner in connection with the Company’s offering in November 2010 of $75 million of its 9.5% Notes; (ii) sole bookrunner in connection with the Company’s offering in April 2010 of $50 million of its 12% Notes; and (iii) joint bookrunner in connection with the Company’s offering in June 2009 of $420 million of its 12% Notes.

Credit Suisse and its affiliates have in the past provided investment banking and other financial services to Parent and its affiliates, including having acted as (i) a lender in connection with Parent’s $6.2 billion revolving credit facility in 2010, of which Credit Suisse and its affiliates committed to provide up to $300 million; (ii) joint bookrunner in connection with an affiliate of Parent’s offering in June 2010 of such affiliate’s $85 million 5.75% facility lease bonds due in January 2021 and of such affiliate’s $97 million 5.65% facility lease bonds due in January 2022; (iii) joint bookrunner in connection with Parent’s offering in March 2009 of its $1.75 billion 6.35% notes due in April 2019 and of its $1.00 billion 7.35% notes due in April 2039; (iv) joint bookrunner in connection with an affiliate of Parent’s offering in May 2009 of such affiliate’s $1.25 billion floating rate notes due in May 2011 and of such affiliate’s $2.75 billion 3.75% notes due in May 2011; and (v) joint bookrunner in connection with an affiliate of Parent’s offering in January 2009 of such affiliate’s $750 million 5.25% notes due in February 2012 and of such affiliate’s $3.5 billion 5.55% notes due in February 2014.

Credit Suisse and its affiliates may have provided other financial advice and services, and may in the future provide financial advice and services to the Company, Parent and their respective affiliates for which Credits Suisse and its affiliates would expect to receive compensation. Credit Suisse is a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, Credit Suisse and its affiliates may acquire, hold or sell, for its and its affiliates own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, Parent and any other company that may be involved in the Transaction, as well as provide investment banking and other financial services to such companies.

Projected Financial Information

We do not, as a matter of course, make public forecasts or projections beyond the current fiscal year due to the inherent unpredictability of the underlying assumptions and estimates. However, in connection with the

Board’s review process, we provided certain non-public projections (the “Projections”) to Parent and to Credit Suisse, which Projections were based on our estimate of our future financial performance as of the date they were provided.

Set forth below are the material portions of the Projections in order to provide our stockholders access to this previously non-public information that we prepared for purposes of considering and evaluating the Offer and the Merger. The inclusion of this information should not be regarded as an indication that our management, the Board of Directors, Credit Suisse or Parent considered, or now considers, this information to be a reliable prediction of actual future results, and such data should not be relied upon as such. Neither we nor any of our affiliates or representatives has made or makes any representations to any person regarding our ultimate performance compared to the information contained in the Projections, and none of us or them intends to provide any update or revision thereof.

The following table details management’s operating projections for the calendar years ending December 31, 2011 through December 31, 2015:

	Year Ending December 31,
	2011P	2012P	2013P	2014P	2015P
	(Dollars in Millions)

Net Income (loss)	$(11)	$28	$72	$109	$141
EBITDA	$125	$175	$224	$266	$304

Reconciliation of EBITDA to Net Income (loss)

The projected financial information set forth above includes projections of our EBITDA. We define EBITDA as net income (loss) before interest, taxes, depreciation and amortization. EBITDA is not a financial measurement prepared in accordance with GAAP, and EBITDA should not be considered a substitute for net income (loss) or any other measure derived in accordance with GAAP. Because EBITDA excludes some, but not all, items that affect net income (loss) and may vary among companies, EBITDA as presented by us may not be comparable to similarly titled measures of other companies. A reconciliation of the differences between EBITDA and net income (loss), a financial measurement prepared in accordance with GAAP, is set forth below. This reconciliation is included in this document pursuant to SEC rules.

	Year Ending December 31,
	2011P	2012P	2013P	2014P	2015P
	(Dollars in Millions)

EBITDA	$125	$175	$224	$266	$304
Depreciation and Amortization	(63)	(72)	(78)	(86)	(92)
Net Interest Income/(Expense)	(70)	(72)	(71)	(68)	(68)
Taxes	(3)	(3)	(3)	(3)	(3)

Net Income (loss)	$(11)	$28	$72	$109	$141

The projected financial information above was prepared by and is the responsibility of management and was not prepared with a view towards public disclosure or compliance with generally accepted accounting principles or with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants regarding projected financial information. Our independent registered public accounting firm, KPMG LLP, has neither examined, compiled nor performed any procedures with respect to the projected financial information and, accordingly, KPMG LLP does not express an opinion or any other form of assurance with respect thereto. The KPMG LLP report included in our Annual Report on Form 10-K for the year ended March 31, 2010, which is incorporated herein by reference, does not extend to the projected financial information and should not be read to do so. The internal financial forecasts (upon which the projections were based in part) are, in general, prepared solely for internal use and capital budgeting and other management decisions and are subjective in many respects and thus susceptible to interpretation and periodic revision based on actual experience and business developments. The projections described above also reflect numerous assumptions made by our management with respect to industry performance, general business, economic, market and financial conditions and other matters, all of which are difficult to predict and many of which are beyond management’s control. Accordingly, there is no assurance that the projected results will be realized or that actual results will not be significantly higher or lower than projected. In addition, the projections do not consider the effect of the Offer and the Merger.

Readers of this proxy statement are cautioned not to rely on the projections described above. These projections are forward-looking statements and are based on expectations and assumptions at the time they were prepared. The projections are not guarantees of future performance and involve risks and uncertainties that may cause future financial results and stockholder value of the Company to materially differ from those expressed in the projections. Accordingly, we cannot assure you that the projections described above will be realized or that our future financial results will not materially vary from the projections. The projections described above do not take into account the Offer and the Merger or any of the transactions contemplated by the Merger Agreement.

Financing of the Merger

The Merger Agreement does not contain any financing-related contingencies or closing conditions. Parent has informed us that Parent currently has, and expects that it will have at the completion of the Offer and the closing of the Merger, sufficient cash on hand from funds received from operations and the issuance of commercial paper to purchase all Shares validly tendered in the Offer and to consummate the Merger. Parent believes that it will not be necessary to raise funds from the issuance of capital market securities or a bridge loan in order to complete the Offer and close the Merger.

Closing and Effective Time of Merger

If the Merger is approved by our stockholders at the special meeting then, subject to the satisfaction or, to the extent permitted by applicable law, waiver of certain conditions set forth in the Merger Agreement, we anticipate that the Merger will be completed promptly thereafter. The Effective Time will occur as soon as practicable on the closing date of the Merger upon the filing of a certificate of merger (or, if applicable, a certificate of ownership and merger) with the Secretary of State of the State of Delaware executed in accordance with the relevant provisions of the DGCL (or at such later time as we, Parent and Merger Sub may agree and specify in the certificate of merger).

Payment of Merger Consideration and Surrender of Stock Certificates

Each holder of record of Shares will be sent a letter of transmittal with instructions for such holder may exchange its Shares for the Merger Consideration promptly after the completion of the Merger.

You should not return your stock certificates with the enclosed proxy card, and you should not forward your stock certificates to the paying agent without a letter of transmittal.

You will not be entitled to receive the Merger Consideration until you deliver a duly completed and executed letter of transmittal to the paying agent. If your Shares are certificated, you must also surrender your stock certificate or certificates to the paying agent. If ownership of your Shares is not registered in our transfer records, a check for any cash to be delivered will only be issued if the applicable letter of transmittal is accompanied by all documents reasonably required by the paying agent to evidence and effect such transfer and to evidence that any applicable stock transfer taxes have been paid or are not applicable.

Interests of Certain Persons in the Merger

Overview

The vested Shares held by our directors and executive officers will be treated in the same manner as outstanding Shares held by our other stockholders. As of March [ • ], 2011, our directors and Named Executive Officers together owned [ • ] Shares, or approximately [ • ]% of the issued and outstanding Shares as of such date. The foregoing number of Shares held by Named Executive Officers and directors does not include any Shares issuable upon exercise of Options granted by us and held by such individuals. The foregoing number of Shares held by Named Executive Officers and directors includes Restricted Stock granted by us and held by such individuals. If the Merger is completed, our directors and executive officers and their affiliates, would receive an aggregate amount of $[ • ] net in cash, without interest thereon and less any required withholding taxes.

Aside from their interests as stockholders of the Company, certain of our officers and directors have certain interests in the Merger that may be different from, or in addition to, your interests as a stockholder generally. These interests are summarized below. In considering the recommendation of the Board of Directors that you vote to approve the proposal to adopt the Merger Agreement, you should be aware of these interests. The Board of Directors was aware of these interests, considered them and took them into account, together with other factors, in determining whether to approve the Merger Agreement and recommend that you vote for adoption of the Merger Agreement. The interests of our directors and employees, including our executive officers, in the Merger that may be different from, or in addition to, those of other stockholders of the Company include, but are not limited to:

•	accelerated vesting of all Options held by our employees, including our Named Executive Officers, at the Effective Time, and the conversion of such Options into the right to receive cash (as described below);

•	accelerated vesting of all Restricted Stock held by our employees, including our Named Executive Officers, at the Effective Time, and the conversion of such Restricted Stock into the right to receive the Merger Consideration, less any required withholding taxes;

•	payment of annual bonuses for the fiscal year ending March 31, 2011 that have been accrued and unpaid prior to the Effective Time for all bonus-eligible employees, including our Name Executive Officers; and

•	each of our Named Executive Officers will receive payments and benefits under their employment agreements upon certain types of termination of employment following the Effective Time.

The dates used below to quantify these interests have been selected for illustrative purposes only. They do not necessarily reflect the dates on which certain events will occur.

As described below, consummation of the Merger will constitute a “change in control” of the Company for the purpose of determining certain severance payments and other benefits and monetary entitlements due to our Named Executive Officers and directors.

Interests of Directors and Officers in Common Stock and Preexisting Equity Awards

All of the Company’s Named Executive Officers and directors who own Shares have notified the Company, strictly in their capacity as stockholders, that they intend to tender their respective Shares in the Offer; however, they are under no contractual or other legal obligation to do so. All such persons who tender their Shares in the Offer will receive the same $19.00 per Share in cash, without interest thereon and less any required withholding taxes, and otherwise on the same terms and conditions as all other stockholders. As of March [ • ], 2011, the directors and Named Executive Officers together owned [ • ] Shares, or approximately [ • ]% of the issued and outstanding Shares as of such date. The foregoing number of Shares held by Named Executive Officers and directors does not include (i) Restricted Stock granted by us and held by such individuals or (ii) any Shares issuable upon exercise of Options granted by us and held by such individuals. For a description of the treatment of Equity Awards held by the directors and Named Executive Officers, see below under the heading “— Effect of the Merger on Equity Awards.”

The following table sets forth, as of March [ • ], 2011, the cash consideration that each Named Executive Officer and non-employee director would be entitled to receive if such person were to tender all of such person’s Shares pursuant to the Offer and those Shares were accepted and purchased by Merger Sub (excluding Equity Awards).

				Aggregate Offer
		Number of		Price Payable for
Name	Position	Shares		Shares

Manuel D. Medina	Chairman of the Board, President and Chief Executive Officer	4,010,168	(1)	$76,193,192
Joseph R. Wright, Jr.	Vice Chairman of the Board	310,068		5,891,292
Guillermo Amore	Director	285,168		5,418,192
Timothy Elwes	Director	217,000		4,123,000
Jose A. Segrera	Chief Financial Officer	148,641		2,824,179
Nelson Fonseca	Chief Operating Officer	58,669		1,114,711
Marvin Wheeler	Chief Strategy Officer	134,503		2,555,557
Jaime Dos Santos	Chief Executive Officer of Terremark Federal Group, Inc.	13,334		253,346
Antonio S. Fernandez	Director	79,987		1,519,753
Adam T. Smith	Chief Legal Officer	84,416		1,603,904
Arthur L. Money	Director	32,500		617,500
Marvin S. Rosen	Director	108,633		2,064,027
Rodolfo A. Ruiz	Director	27,500		522,500
Frank Botman	Director	—		—
Melissa Hathaway	Director	—		—

Total		5,510,587		$104,701,153

(1)	Includes the entirety of the 500,000 Shares held by MD Medina Investments, LLC, an entity in which Mr. Medina holds a controlling, but non-exclusive, interest.

Effect of the Merger on Equity Awards

All issued and outstanding Shares of Restricted Stock will vest immediately prior to the Effective Time, and each such share of Restricted Stock will be converted into the right to receive cash in an amount equal to the Offer Price, without interest thereon and less any required withholding taxes.

With respect to Options, the Merger Agreement provides that, immediately prior to the Effective Time, (i) the vesting and exercisability of each then outstanding Option granted under any stock option plan of the Company, including the Terremark Worldwide, Inc. 1996 Stock Option Plan, the Terremark Worldwide, Inc. 2000 Directors’ Stock Option Plan, the Terremark Worldwide, Inc. Amended and Restated 2000 Stock Option Plan and the Amended and Restated Terremark Worldwide, Inc. 2005 Executive Incentive Compensation Plan, will be fully accelerated, (ii) each Option with an exercise price per Share that is greater than or equal to the Offer Price, without regard to the identity of the holder, will be cancelled and terminated, and (iii) each Option with an exercise price per Share that is less than the Offer Price, without regard to the identity of the holder, will be deemed exercised and, at the Effective Time, will be terminated and converted into the right to receive an amount (subject to any required withholding or other taxes required by applicable law), without interest thereon, equal to the product of (A) the total number of Shares deemed to be issued upon the deemed exercise of such Option and (B) the excess of the Merger Consideration over the exercise price per Share previously subject to such Option.

The following table sets forth, as of March [ • ], 2011, the cash consideration that the Company’s directors and Named Executive Officers would be entitled to receive (before deduction for withholding taxes) for their respective Equity Awards if the Merger is consummated.

			Weighted
		Number	Average			Payment in
		of Shares	Exercise	Payment in	Number of	Respect of
		Subject to	Price per	Respect of	Shares of	Restricted
		Options	Share	Options	Restricted	Stock
Name	Position	(#)	($)	($)	Stock	($)

Manuel D. Medina	Chairman of the Board, President and Chief Executive Officer	213,165	5.69	2,836,998	375,000	7,125,000
Joseph R. Wright, Jr.	Vice Chairman of the Board	63,165	5.98	822,498	—	—
Guillermo Amore	Director	63,165	5.98	822,498	—	—
Timothy Elwes	Director	63,165	5.98	822,498	—	—
Jose A. Segrera	Chief Financial Officer	135,000	6.25	1,721,850	188,332	3,578,308
Nelson Fonseca	Chief Operating Officer	87,600	7.32	1,023,280	188,332	3,578,308
Marvin Wheeler	Chief Strategy Officer	140,500	5.75	1,861,450	133,332	2,533,308
Jaime Dos Santos	Chief Executive Officer of Terremark Federal Group, Inc.	102,500	6.81	1,249,850	36,666	696,654
Antonio S. Fernandez	Director	63,165	6.17	810,498	—	—
Adam T. Smith	Chief Legal Officer	58,000	5.82	764,280	133,332	2,533,308
Arthur L. Money	Director	63,165	5.87	829,498	—	—
Marvin S. Rosen	Director	63,165	5.98	822,498	—	—
Rodolfo A. Ruiz	Director	63,165	6.04	818,498	—	—
Frank Botman	Director	31,665	7.12	376,198	—	—
Melissa Hathaway	Director	31,665	7.74	356,598	—	—

Total Payments For Options and Restricted Stock:				15,938,990		20,044,886

Employment Arrangements Following the Merger

There have been no discussions or negotiations as of the date hereof between any executive officer or other management personnel of the Company and Parent regarding the potential terms or conditions of any existing or future employment, retention, bonus, equity participation, option or stock award, change-in-control, severance or other agreement regarding such officers and management personnel of the Company. Parent has informed us that Parent currently intends to retain our executive officers and management personnel after the consummation of the Offer and the Merger. However, there can be no assurance that mutually acceptable agreements or arrangements can or will be negotiated and, if negotiated, what the terms thereof will be.

Potential Payments to Certain Officers on Termination or Change in Control

We provide separation pay and benefits to our Named Executive Officers pursuant to individual employment agreements, each of which is described below. The Compensation Committee of the Board of Directors (the “Compensation Committee”), which is composed solely of “independent directors,” in accordance with the requirements of Rule 14d-10(d)(2) under the Exchange Act and the instructions thereto, has approved, in accordance with the non-exclusive safe harbor provisions contained in Rule 14d-10 under the Exchange Act, among other things, each of the arrangements set forth below as an “employment compensation, severance or other employee benefit arrangement” within the meaning of Rule 14d-10(d)(2) under the Exchange Act. These agreements may affect the amount paid or benefits provided following termination of employment under certain conditions, including in connection with a “change in control” of the Company.

None of such agreements were entered into in connection with or in anticipation of the Merger. Consummation of the Merger would constitute a “change in control” of the Company under each Named Executive Officer’s employment agreement, and the following severance benefits would be provided upon a qualifying termination of such Named Executive Officer’s employment during the six-month period immediately preceding or within two years following such change in control:

•	cash severance pay equal to 200% of the sum of (A) such person’s annual base salary in effect immediately prior to the termination date and (B) such person’s target bonus for the bonus period in which termination occurs, except for Mr. Medina the multiple for whom equals 300% of such payments and Ms. Dos Santos who would receive 280% of her base salary;

•	pro-rata portion of the target bonus for the year in which termination occurs (except in the case of Ms. Dos Santos);

•	benefit continuation until the earlier of twelve months or the date such person becomes eligible for such coverage through another entity;

•	vesting of all equity awards that had not previously vested; and

•	in the event that any payments described above are considered “excess parachute payments” under Section 280G of the Internal Revenue Code of 1986, as amended (the “Code”), such person would be entitled to a gross-up payment to make such person whole for any excise tax imposed under Section 4999 of the Code to the extent such payments exceed the parachute threshold by 10% or more.

To be eligible for all of the benefits described below, a general release of claims against the Company, in the form determined by us, is required, as well as nondisparagement, cooperation with litigation and, in some cases, noncompetition and nonsolicitation agreements. These individual agreements may affect the amount paid or benefits provided following termination of employment under certain conditions as described below.

Manuel D. Medina.  Mr. Medina, our Chairman, Chief Executive Officer and President, entered into a three-year employment agreement, effective as of January 1, 2008, that automatically renews for successive one-year terms until either party gives written notice of its intention not to renew. Under the agreement, Mr. Medina received an initial annual base salary of $425,000, which increased to $475,000 effective July 24, 2010, and is subject to additional increases. Additionally, upon satisfying certain metrics set forth by the Compensation Committee, Mr. Medina is entitled to receive an annual bonus ranging from 80% to 120% of his base salary. If during the six-month period immediately preceding or within the two-years following a change in control of the Company, we terminate Mr. Medina’s employment “without cause,” or if Mr. Medina elects to terminate his own employment for any reason, then he is entitled to receive an amount equal to 300% of the sum of (A) his annual base salary as in effect immediately prior to the termination date and (B) his target bonus for the bonus period in which termination occurs. Additionally, Mr. Medina would be entitled to payment of all benefits accrued through the date of termination, a pro-rata portion of his termination year bonus, vesting of all unvested equity awards and the continuation of certain other benefits for a one-year period commencing immediately following termination.

Jose A. Segrera.  Mr. Segrera, our Executive Vice President and Chief Financial Officer, entered into a three-year employment agreement, effective June 13, 2008, that automatically renews for successive one-year terms until either party gives written notice of its intention not to renew. Under the agreement, Mr. Segrera received an initial annual base salary of $275,000, which increased to $300,000 effective July 24, 2010, and is subject to additional increases. Additionally, upon satisfying certain metrics set forth by the Compensation Committee, Mr. Segrera is entitled to receive an annual bonus ranging from 50% to 70% of his base salary. If we terminate Mr. Segrera’s employment “without cause,” during the six-month period immediately preceding a change in control or during the two-year period immediately following a change in control, or he terminates his own employment for “good reason,” then he is entitled to receive an amount equal to 200% of the sum of his annual base salary as in effect immediately prior to the termination date and his target bonus for the bonus period in which termination occurs. Additionally, he would be entitled to payment of all benefits accrued through the date of termination, a pro-rata portion of the termination year bonus, vesting of all unvested equity awards and the continuation of certain other benefits for a one-year period commencing immediately following termination.

Jamie Dos Santos.  Ms. Dos Santos, Chief Executive Officer of our wholly-owned subsidiary, Terremark Federal Group, Inc., entered into a three year employment agreement, effective July 18, 2008 that automatically renews for successive one-year terms unless either party delivers written notice of its intention not to renew. Under the employment agreement, Ms. Dos Santos received an initial annual base salary of $250,000, subject to increase, and certain payments made pursuant to sales commission arrangements she has in effect with the Company. If we terminate Ms. Dos Santos’ employment “without cause” during the six-month period immediately preceding a change in control or during the two-year period immediately following a change in control, or she terminates her own employment for “good reason,” then she is entitled to receive an amount equal to 280% of her annual base salary as in effect immediately prior to the termination date. Additionally, she would be entitled to payment of all benefits accrued through the date of termination, vesting of all unvested equity awards and the continuation of certain other benefits for a one-year period commencing immediately following termination.

Nelson Fonseca.  Mr. Fonseca, our Chief Operations Officer, entered into a three-year employment agreement, effective June 13, 2008, as amended, that automatically renews for successive one-year terms until either party gives written notice of its intention not to renew. Under the agreement, Mr. Fonseca received an initial annual base salary of $250,000, which increased to $300,000 effective July 24, 2010, and is subject to additional increases. Additionally, upon satisfying certain metrics set forth by the Compensation Committee, Mr. Fonseca is entitled to receive an annual bonus ranging from 50% to 70% of his base salary. If we terminate Mr. Fonseca’s employment “without cause” during the six-month period immediately preceding a change in control or during the two-year period immediately following a change in control, or he terminates his own employment for “good reason,” then he is entitled to receive an amount equal to 200% of the sum of his annual base salary as in effect immediately prior to the termination date and his target bonus for the bonus period in which termination occurs. Additionally, he would be entitled to payment of all benefits accrued through the date of termination, a pro-rata portion of the termination year bonus, vesting of all unvested equity awards and the continuation of certain other benefits for a one-year period commencing immediately following termination.

Marvin Wheeler.  Mr. Wheeler, our Chief Strategy Officer, entered into a three-year employment agreement, effective June 13, 2008 that automatically renews for successive one-year terms until either party gives written notice of its intention not to renew. Under the agreement, Mr. Wheeler received an initial annual base salary of $275,000, subject to increase. Additionally, upon satisfying certain metrics set forth by the Compensation Committee, Mr. Wheeler is entitled to receive an annual bonus ranging from 30% to 50% of his base salary. If we terminate Mr. Wheeler’s employment “without cause” during the six-month period immediately preceding a change in control or during the two-year period immediately following a change in control, or he terminates his own employment for “good reason,” then he is entitled to receive an amount equal to 200% of the sum of his annual base salary as in effect immediately prior to the termination date and his target bonus for the bonus period in which termination occurs. Additionally, he would be entitled to payment of all benefits accrued through the date of termination, a pro-rata portion of the termination year bonus, vesting of all unvested equity awards and the continuation of certain other benefits for a one-year period commencing immediately following termination.

Adam T. Smith.  Mr. Smith, our Chief Legal Officer, entered into a three-year employment agreement, effective June 13, 2008 that automatically renews for successive one-year terms until either party gives written notice of its intention not to renew. Under the agreement, Mr. Smith received an initial annual base salary of $250,000, which increased to $275,000 effective July 24, 2010, and is subject to additional increases. Additionally, upon satisfying certain metrics set forth by the Compensation Committee, Mr. Smith is entitled to receive an annual bonus ranging from 50% to 70% of his base salary. If we terminate Mr. Smith’s employment “without cause” during the six-month period immediately preceding a change in control or during the two-year period immediately following a change in control, or he terminates his own employment for “good reason,” then he is entitled to receive an amount equal to 200% of the sum of his annual base salary as in effect immediately prior to the termination date and his target bonus for the bonus period in which termination occurs. Additionally, he would be entitled to payment of all benefits accrued through the date of termination, a pro-rata portion of the termination year bonus, vesting of all unvested equity awards and the continuation of certain other benefits for a one-year period commencing immediately following termination.

Under the employment agreements described above, a termination for “good reason” by a Named Executive Officer generally includes any of the following actions by us (or, following the Effective Time, the surviving corporation) without such person’s written consent:

•	the assignment of the Named Executive Officer to duties inconsistent in any material respect with the Named Executive Officer’s position, or, in the case of Mr. Medina, the withdrawal of any authority granted to him under his employment agreement;

•	any failure by us (or, following the Effective Time, the surviving corporation) to compensate the Named Executive Officer as required under the employment agreement;

•	any requirement that the Named Executive Officer be based at any office or location outside of Miami, Florida, except for travel reasonably required in the performance of such Named Executive Officer’s responsibilities; or

•	such Named Executive Officer is requested by us to engage in conduct that is reasonably likely to result in a violation of law.

Under the employment agreements, termination of a Named Executive Officer by us (or, following the Effective Time, the surviving corporation) for cause generally includes:

•	a conviction of such Named Executive Officer, or a plea of nolo contendere, to a felony involving dishonesty or a breach of trust;

•	willful misconduct or gross negligence by such Named Executive Officer resulting, in either case, in material economic harm to us (or, following the Effective Time, the surviving corporation);

•	a willful continued failure by such Named Executive Officer to carry out the reasonable and lawful directions of the Board or, in the case of any Named Executive Officer other than Mr. Medina, the Chief Executive Officer of the Company (or, following the Effective Time, the surviving corporation);

•	fraud, embezzlement, theft or dishonesty of a material nature by such Named Executive Officer against us (or, following the Effective Time, the surviving corporation), or a willful material violation by such Named Executive Officer of a policy or procedure of the Company (or, following the Effective Time, the surviving corporation), resulting, in any case, in material economic harm to us; or

•	a willful material breach by such Named Executive Officer of his or her employment agreement.

An act or failure to act will not be “willful” if (i) done by the Named Executive Officer in good faith or (ii) the Named Executive Officer reasonably believed that such action or inaction was in our (or, following the Effective Time, the surviving corporation’s) best interests, and “cause” will not include any act or failure to act as described above (except for the conviction or plea of nolo contendere to a felony) unless we (or, following the Effective Time, the surviving corporation) will have provided notice of the act or failure to act to the Named Executive Officer, and such person fails to cure such act or failure to act within 10 business days of receiving such notice.

The amounts set forth in the table below are estimates of the amounts payable to the Named Executive Officers if their respective employment with the Company is terminated, for “good reason” or “without cause” (except in the case of Mr. Medina who would receive such amounts if his employment were terminated for any reason), following consummation of the Merger.

Potential Payments Upon Termination Following a Change of Control

			Accelerated Vesting
			of Equity Value
		Benefit		Restricted
	Severance Pay	Continuation	Options	Stock	Total
Name	($)(1)(2)	($)(3)	($)(4)	($)	($)

Manuel D. Medina	3,325,000	15,000	2,836,998	7,125,000	13,301,998
Jose A. Segrera	1,140,000	22,000	1,721,850	3,578,308	6,462,158
Jaime Dos Santos	700,000	12,000	1,249,850	696,654	2,658,504
Nelson Fonseca	1,140,000	25,000	1,023,280	3,578,308	5,766,588
Marvin Wheeler	880,000	28,000	1,861,450	2,533,308	5,302,758
Adam T. Smith	1,045,000	25,000	764,280	2,533,308	4,367,588

(1)	The annual base salaries and incentive compensation used in the computation were based on the Named Executive Officers’ respective employment agreements in effect at the date of the filing.

(2)	In calculating the incentive compensation for the year in which the change in control occurs, we assumed that we would pay the incentive compensation for a full year. The actual incentive compensation payout amount would be a pro-rated amount through the termination date for the relevant fiscal year.

(3)	Benefit amounts include payments for medical, dental, vision, life and long-term disability insurance. Amounts represent the projected costs for one year based on current benefit elections.

(4)	The Named Executive Officers have Options with exercise prices ranging from $3.30 to $15.00. Amounts represent payment of an amount equal to the product of (A) the total number of Shares issuable upon exercise of such Options and (B) the excess of the Merger Consideration per Share over the respective exercise price per Share subject to such Options.

Director and Officer Indemnification and Insurance

Section 102(b)(7) of the DGCL allows a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware law, or engaged in a transaction from which the director derived an improper personal benefit. To the extent the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Company, in addition to the limitation on personal liability provided by our Charter, will be limited to the fullest extent permitted by the DGCL as so amended.

Section 145 of the DGCL empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise. A corporation may, in advance of the final action of any civil, criminal, administrative or investigative action, suit or proceeding, pay the expenses (including attorneys’ fees) incurred by any officer, director, employee or agent in defending such action, provided that the director or officer undertakes to repay such amount if it will ultimately be determined that he or she is not entitled to be indemnified by the corporation. A corporation may indemnify such person against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful.

Additionally, a Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation to procure a judgment in its favor under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where an officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him or her against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith. The indemnification provided is not deemed to be exclusive of any other rights to which an officer or director may be entitled under any corporation’s bylaws, agreement, vote or otherwise.

Our amended bylaws, as currently in effect (the “Bylaws” and, together with the Charter, the “Company Charter Documents”), provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that he is or was our director, officer, employee or agent, or is or was serving at our request as a director, officer, employee, trustee or agent of our subsidiary or another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to herein as an “Agent”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

Moreover, the Bylaws provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that he is or was an Agent against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to our best interests, except that no indemnification will be made in respect of any claim, issue or matter as to which such person will have been adjudged to be liable to us by a court of competent jurisdiction, after exhaustion of all appeals therefrom, unless and only to the extent that the court in which such action or suit was brought will determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court will deem proper.

We maintain insurance policies insuring our directors and officers, including those of our subsidiaries, against certain liabilities they may incur in their capacity as directors and officers. Under such policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Additionally, we have entered into indemnification agreements with all of our directors and some of our officers to provide them with the maximum indemnification allowed under the Bylaws and applicable law, including indemnification for all judgments and expenses incurred as the result of any lawsuit in which such person is named as a defendant by reason of being our director, officer or employee, to the extent indemnification is permitted by the laws of the State of Delaware.

Effect of the Merger Agreement on Directors’ and Officers’ Indemnification and Insurance

The Merger Agreement provides that, from the Effective Time through the sixth anniversary of the date on which the Effective Time occurred, we (and following the Effective Time, the surviving corporation), will indemnify and hold harmless each individual who is or was entitled to indemnification pursuant to the Company Charter Documents, the DGCL or any indemnification agreement with us at or at any time prior to the Effective Time (each such person, an “Indemnitee” and collectively, the “Indemnitees”) against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of or pertaining to (i) the fact that an Indemnitee is or was our officer, director, employee, fiduciary or agent or any of our subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including with respect to the negotiation, execution, announcement, performance and consummation of all transactions contemplated by the Merger Agreement and all actions of each Indemnitee leading thereto and in furtherance thereof on our behalf and stockholders), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law. In the event of any such Action, each Indemnitee will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from the surviving corporation within 10 business days of receipt by the surviving corporation from the Indemnitee of a request therefor; provided, however, that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL or the Company Charter Documents, to repay such advances if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the surviving corporation as authorized by the DGCL.

In addition, the Merger Agreement requires that, for a period of six years after the Effective Time, the respective certificates of incorporation, bylaws or similar organizational or governing documents of the surviving corporation and the surviving corporation’s subsidiaries contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Indemnitees for periods prior to and including the Effective Time than are currently provided in the Company Charter Documents and the certificates of incorporation, bylaws or similar organizational and governing documents of our subsidiaries, and such provisions must not be amended in any manner that diminishes or impairs the rights of any Indemnitee.

The Merger Agreement further provides that Parent will, or will cause the surviving corporation to, maintain and extend all our existing officers’ and directors’ liability insurance (“D&O Insurance”) for a period of not less than six years from and after the Effective Time with respect to claims arising in whole or in part from facts or events that actually or allegedly occurred on or before the Effective Time, including in connection with the approval of the Merger and the other transactions contemplated by the Merger Agreement. Notwithstanding the foregoing, Parent may substitute (or cause the surviving corporation to substitute) therefor policies of substantially equivalent coverage and amounts, containing terms no less favorable to the Indemnitees than the existing D&O Insurance (so long as such policies are provided by our current insurance carrier or by a carrier with a rating no lower than A.M. Best rating of A); and provided, further, that if the existing D&O Insurance expires or is terminated or cancelled during such period through no fault of Parent or the surviving corporation, then Parent will, or will cause the surviving corporation to, obtain and maintain substantially similar D&O Insurance (with such replacement policies to be provided by our current insurance carrier or by a carrier with a rating no lower than A.M. Best rating of A). Notwithstanding the foregoing, in no event will Parent be required to pay aggregate premiums for insurance in excess of 200% of the most recent aggregate annual premiums paid by us for such purpose (the “Maximum Amount”); and provided, further, that if Parent or the surviving corporation is unable to obtain the amount of insurance required by the Merger Agreement for such aggregate premium, Parent will, or will cause the surviving corporation to, obtain as much insurance as can be obtained for aggregate premiums not in excess of the Maximum Amount. At our option, we may elect to obtain prepaid “tail” or “runoff” policies prior to the Effective Time, covering a period of six years from and after the Effective Time with respect to acts and omissions occurring on or prior to the Effective Time; provided that the premium therefor does not exceed the Maximum Amount. In the event we purchase a “tail” or “runoff” policy prior to the Effective Time, Parent and the surviving corporation will maintain such tail or runoff policy in full force and effect in lieu of providing additional or separate D&O Insurance for so long as any such tail or runoff policy remains in full force and effect.

The foregoing summary is qualified in its entirety by reference to the full text of the Merger Agreement, which is attached as Annex A hereto.

Person/Assets, Retained, Employed, Compensated or Used

The Board selected Credit Suisse as financial advisor in connection with the Merger based on Credit Suisse’s qualifications, expertise, reputation and experience in mergers and acquisitions. For services rendered in connection with the delivery to the Board of Directors of its opinion that, as of January 27, 2011 and subject to the assumptions and qualifications set forth therein, the Offer Price and the Merger Consideration was fair to stockholders from a financial point of view, we paid Credit Suisse an investment banking fee upon delivery of its opinion of $2,000,000 (the “Opinion Fee”). Additionally, we will pay Credit Suisse a fee of $15,000,000 (the “Base Fee”) for advisory services in connection with the Merger, which is contingent upon consummation of the Merger; provided, however, that we would be obligated to pay Credit Suisse the Base Fee upon consummation of the Offer if more than 80% of the Shares outstanding are validly tendered, accepted for payment and paid for in the Offer. If the per Share consideration in the Merger, the Offer or any similar transaction involving us exceeds $19.00, then we will pay Credit Suisse an additional fee equal to 0.72% of the incremental portion of such increase in consideration in excess of $19.00, which fee is contingent upon the closing of such transaction (the “Additional Fee” and together with the Base Fee, the “Transaction Fee”). The Opinion Fee will be fully creditable against the Transaction Fee. We also agreed to reimburse Credit Suisse for its reasonable and customary expenses, including the reasonable fees and expenses of one firm of outside legal counsel, resulting from or arising out of our engagement of Credit Suisse in respect of the Offer and the Merger, and we will indemnify Credit Suisse, including liabilities under federal securities laws, relating to, or arising out of, its engagement.

Additional information pertaining to our retention of Credit Suisse is set forth under the heading “Opinion of Our Financial Advisor.”

Parent has hired Computershare Trust Company, N.A. and Computershare Inc. as depositary and paying agent and Georgeson Inc. as information agent for the Offer.

Except as described above, neither we nor any person acting on our behalf has employed, retained or compensated any other person to make solicitations or recommendations to stockholders on our behalf concerning the Merger, except that such solicitations or recommendations may be made by our directors or officers, for which services no additional consideration will be paid.

Material U.S. Federal Income Tax Consequences of the Merger

The following discussion is a summary of the material U.S. federal income tax consequences of the Merger to our stockholders whose Shares are converted into the right to receive cash in the Merger. This summary is for general information purposes only. It does not consider all aspects of U.S. federal income taxation that may be relevant to particular stockholders in light of their individual circumstances or to certain types of stockholders subject to special tax rules (like small business investment companies, brokers, dealers in securities or currencies, banks and other financial institutions, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, regulated investment companies, real estate investment trusts, hybrid entities, certain former citizens or residents of the United States, individual retirement and other tax-deferred accounts, tax-exempt entities, insurance companies, partnerships or other pass-through entities or investors in those entities, persons holding Shares as a part of a hedging, integrated, conversion or constructive sale transaction or a straddle, U.S. Holders (as defined below) that have a functional currency other than the U.S. dollar, controlled foreign corporations, passive foreign investment companies, corporations that accumulate earnings to avoid U.S. federal income tax, persons subject to the alternative minimum tax or who received Shares under our 2005 Executive Incentive Compensation Plan, Amended and Restated 2000 Stock Option Plan, 2000 Directors Stock Option Plan or 1996 Stock Option Plan or pursuant to the exercise of employee stock options or otherwise as compensation). This summary does not purport to address the U.S. federal income tax consequences of the transactions to stockholders who will actually or constructively (under the rules of Section 318 of the Code) own any stock of the Company following the Merger, and it does not address state, local or foreign tax considerations or any U.S. federal tax considerations other than U.S. federal income tax (for example, U.S. estate or gift tax considerations).

This summary is based on the Internal Revenue Code of 1986, as amended (the “Code”), and applicable Treasury Regulations, rulings, administrative pronouncements and judicial decisions as of the date hereof, all of which are subject to change or differing interpretations at any time with possible retroactive effect. This discussion is limited to the U.S. federal income tax consequences to stockholders who are beneficial owners of Shares who hold the Shares as capital assets (i.e., generally, held for investment).

If a partnership holds Shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding Shares, you should consult your tax advisor.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of Shares that for U.S. federal income tax purposes is: (i) an individual citizen or resident of the United States, including an alien individual who is a lawful permanent resident of the United States or meets the substantial presence residency test under the U.S. federal income tax laws; (ii) a corporation (including an entity treated as a corporation) that is created or organized in or under the law of the United States, any state thereof or the District of Columbia; (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source; or (iv) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or a trust that has made a valid election to be treated as a United States person to the extent provided in applicable Treasury Regulations. A “Non-U.S. Holder” is any beneficial owner of Shares who for U.S. federal income tax purposes is a nonresident alien individual or a corporation, trust or estate that is not a U.S. Holder.

U.S. Holders

The exchange of Shares for cash pursuant to the Merger will be a taxable transaction for U.S. federal income tax purposes. In general, a U.S. Holder who receives cash in exchange for Shares pursuant to the Merger will recognize gain or loss for U.S. federal income tax purposes in an amount equal to the difference, if any, between the amount of cash received (determined before the deduction of any withholding tax) and the stockholder’s adjusted tax basis in the Shares exchanged for cash pursuant to the Merger. Gain or loss will be determined separately for each block of Shares (that is, Shares acquired at the same cost in a single transaction) exchanged for cash pursuant to the Merger. Such gain or loss generally will be long-term capital gain or loss provided that a U.S. Holder’s holding period for such Shares is more than one year at the time of consummation of the Merger. Capital gain recognized by a non-corporate U.S. Holder upon a disposition of a Share that has been held for more than one year generally will be subject to a maximum U.S. federal income tax rate of 15%. In the case of a Share that has been held for one year or less, such capital gain generally will be subject to tax at ordinary income tax rates. Certain limitations apply to the use of a U.S. Holder’s capital losses.

Non-U.S. Holders

Payments made to a Non-U.S. Holder with respect to the Shares that are exchanged for cash pursuant to the Merger generally will not be subject to U.S. federal income or withholding tax, unless:

•	such Non-U.S. Holder is an individual who was present in the United States for 183 days or more in the taxable year of the Merger and certain other conditions are satisfied;

•	the gain with respect to the Shares is effectively connected with such Non-U.S. Holder’s conduct of a trade or business in the United States (and, if an income tax treaty applies and so requires, is attributable to such stockholder’s permanent establishment or fixed base in the United States); or

•	we are or have been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the Merger and the period that such Non-U.S. Holder held such Shares. The determination of whether we are a USRPHC depends on the fair market value of our U.S. real property interests relative to the fair market value of our other trade or business assets and our foreign real property interests.

If the first exception applies, a Non-U.S. Holder generally will be subject to tax at a rate of 30% (or lower applicable treaty rate) on the amount by which its U.S.-source gains from sales or exchanges of capital assets exceed its U.S.-source losses from such sales or exchanges during its taxable year in which the Merger occurs. If the second exception applies, a Non-U.S. Holder generally will be required to pay U.S. federal income tax on the net gain derived from the disposition of Shares pursuant to the Merger in the same manner as U.S. Holders, as described above. In addition, if such Non-U.S. Holder is a corporation, it may be subject to a 30% branch profits tax (or lower applicable treaty rate) on its effectively connected earnings and profits attributable to such gain.

If the third exception applies, a Non-U.S. Holder might be subject to regular U.S. federal income tax with respect to its gain in the same manner as U.S. Holders, as described above, and payments to such stockholder pursuant to the Merger may be subject to withholding at a 10% rate; however, we do not believe that we are a USRPHC and we have provided a certificate to Parent certifying, in accordance with applicable Treasury Regulations, that we are not, and have not been during the prior five-year period, a USRPHC. Therefore, Parent and Merger Sub have informed us that they do not intend to withhold under those rules on payments to Non-U.S. Holders made pursuant to the Merger.

Backup Withholding and Information Reporting

A U.S. Holder whose Shares are exchanged for cash pursuant to the Merger may be subject to information reporting and backup withholding tax at the applicable rate (currently 28%), unless the U.S. Holder (i) timely furnishes an accurate taxpayer identification number and otherwise complies with applicable U.S. information reporting or certification requirements (typically by completing and signing an Internal Revenue Service (“IRS”) Form W-9, a copy of which will be included as part of the letter of transmittal to be timely returned to the paying agent) or (ii) is a corporation or other exempt recipient and, when required, establishes such fact. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

In general, Non-U.S. Holders whose Shares are exchanged for cash pursuant to the Merger will not be subject to U.S. backup withholding and information reporting if they provide the paying agent with an IRS Form W-8BEN (or an IRS Form W-8ECI if the gain is effectively connected with the conduct of a U.S. trade or business by such Non-U.S. Holder) and neither we nor the paying agent has actual knowledge (or reason to know) that the relevant Non-U.S. Holder is a U.S. Holder. If the Shares are held through a non-U.S. partnership or other flow-through entity, certain documentation requirements also may apply to the partnership or other flow-through entity. Backup withholding is not an additional tax, and any amounts withheld under the backup withholding rules may be refunded or credited against a Non-U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is furnished to the IRS in a timely manner.

THE U.S. FEDERAL INCOME TAX CONSEQUENCES DESCRIBED ABOVE ARE NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL OF THE TAX CONSEQUENCES RELATING TO THE MERGER. EACH STOCKHOLDER SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR TAX CONSEQUENCES (INCLUDING THE STATE, LOCAL OR NON-U.S. TAX CONSEQUENCES) OF THE MERGER TO IT IN LIGHT OF ITS OWN PARTICULAR CIRCUMSTANCES.

Regulatory Approvals

Antitrust Laws of the United States

The Offer and the Merger are subject to the HSR Act, which provides that certain transactions may not be consummated unless certain information has been furnished to the DOJ and the FTC and certain waiting period requirements have been satisfied.

In connection with the purchase of Shares, Parent is expected to file pursuant to the HSR Act a Notification and Report Form with the DOJ and the FTC by February 25, 2011 (or at such other time as may be agreed upon by Parent and the Company). We also expect to file a Notification and Report Form pursuant to the HSR Act on that date. The waiting period under the HSR Act with respect to the Offer will expire at 11:59 p.m., New York City time, on the 15th day after Parent’s form is received by the DOJ and FTC, unless early termination of the waiting period is granted. Parent and the Company expect to request early termination of the waiting period applicable to the Offer, but there can be no assurance that such early termination will be granted. In addition, the DOJ or the FTC may extend the waiting period by requesting additional information or documentary material from Parent or the Company. If such a request is made, such waiting period will expire at 11:59 p.m., New York City time, on the 10th day after substantial compliance by Parent with such request. In practice, complying with a request for additional information or material can take a significant amount of time. In addition, if the DOJ or the FTC raises substantive issues in connection with a proposed transaction, the parties frequently engage in negotiations with the relevant governmental agency concerning possible means of addressing those issues and may agree to delay the transaction while such negotiations continue. Merger Sub is not required to accept for payment Shares tendered pursuant to the Offer unless and until the waiting period requirements imposed by the HSR Act with respect to the Offer have been satisfied.

Private parties, as well as state governments, may also bring legal action under the Antitrust Laws (as defined below) under certain circumstances. Based upon an examination of information relating to the businesses in which Parent and its subsidiaries and the Company are engaged, we believe that the acquisition of Shares by Merger Sub will not violate the Antitrust Laws. Nevertheless, there can be no assurance that a challenge to the Offer or other acquisition of Shares by Merger Sub on antitrust grounds will not be made or, if such a challenge is made, as to the result of such challenge. As used in this proxy statement, “Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other federal and state statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

Other U.S. Governmental Approvals

Other than as described in this proxy statement, none of the Company, Parent or Merger Sub are aware of any approval or other action by any governmental, administrative or regulatory agency or authority that would be required for the acquisition or ownership of Shares pursuant to the Offer. Should any such approval or other action be required, each of the Company, Parent and Merger Sub expect such approval or other action would be sought or taken.

Litigation Relating to the Merger

Eight putative class action lawsuits have been filed in connection with the Offer and the Merger: (i) Schaefer v. Terremark Worldwide, Inc., et al. (Case No. 11-03279-CA-32), filed on January 31, 2011, in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida; (ii) Stackewicz v. Terremark Worldwide, Inc., et al. (Case No. 11-03106-CA-40), filed on January 28, 2011, in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida; (iii) Jiannaras v. Terremark Worldwide, Inc., et al. (Case No. 11-03471-CA-40), filed on February 2, 2011, in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida; (iv) Hogan v. Terremark Worldwide, Inc., et al. (Case No. 1:11-cv-20369), filed on February 2, 2011 in the United States District Court, Southern District of Florida, Miami Division; (v) Minneapolis Firefighters’ Relief Association v. Guillermo Amore, et al. (Case No. 6175-VCN), filed on February 7, 2011 in the Court of Chancery of the State of Delaware; (vi) Trejo v. Terremark Worldwide, Inc., et al. (Case No. 11-04668-CA-3), filed on February 11, 2011, in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida; (vii) Adams v. Guillermo Amore, et al. (Case No. 11-04838-CA-13), filed on February 14, 2011, in the Circuit Court of the Eleventh Judicial Circuit in and for Miami-Dade County, Florida and (viii) Abril v. Manuel Medina et al. (Case No. 1:11-CV-20555), filed on February 18, 2011 in the United States District Court, Southern District of Florida, Miami Division.

All of the complaints except for the Minneapolis Firefighters’ Relief Association complaint name the Company, the members of the Board of Directors, Parent and Merger Sub as defendants. The Minneapolis Firefighters’ Relief Association suit names the members of the Board of Directors, Parent and Merger Sub, but not the Company, as defendants. The Adams suit names the Company, the members of the Board of Directors, Parent, Merger Sub, and Credit Suisse as defendants. All eight lawsuits are brought by purported stockholders, both individually and on behalf of a putative class of stockholders, alleging that the Board breached its fiduciary duties in connection with the Offer and the Merger by purportedly failing to maximize stockholder value, and that the Company (as applicable), Parent, and Merger Sub aided and abetted the alleged breaches.

The Adams and Abril complaints allege that our Solicitation/Recommendation Statement on Schedule 14D-9 failed to disclose certain material information to our stockholders. All eight lawsuits seek equitable relief, including, among other things, to enjoin consummation of the Offer and the Merger and an award of all costs, including reasonable attorneys’ fees. The Schaefer, Stackewicz, Jiannaras, Hogan and Adams complaints also seek rescission of the Merger Agreement and/or the proposed transaction. The Hogan, Minneapolis Firefighters’ Relief Association and Abril complaints additionally seek compensatory and/or recissory damages. The Delaware Court has scheduled a hearing on the Delaware plaintiff’s application for a preliminary injunction to enjoin consummation of the transaction for Wednesday, March 2, 2011. We believe that these lawsuits are without merit and intend to vigorously defend against them; however, there can be no assurance that we will be successful in our defense.

THE MERGER AGREEMENT

This section describes the material terms of the Merger Agreement. The description in this section and elsewhere in this proxy statement is qualified in its entirety by reference to the complete text of the Merger Agreement, a copy of which is attached as Annex A and is incorporated by reference into this proxy statement. This description does not purport to be complete and may not contain all of the information about the Merger Agreement that is important to you. We encourage you to read the Merger Agreement carefully and in its entirety. This section is not intended to provide you with any factual information about us, Parent or Merger Sub. Such information can be found elsewhere in this proxy statement and in the public filings we make with the SEC, as described in the section entitled, “Where You Can Find More Information,” beginning on page 91.

Explanatory Note Regarding the Merger Agreement

The Merger Agreement has been attached to this proxy statement solely to inform you of its terms. The Merger Agreement contains representations, warranties and covenants, which were made only for the purposes of such agreement and as of specific dates, were made solely for the benefit of the parties to the Merger Agreement and are intended not as statements of fact, but rather as a way of allocating risk to one of the parties if those statements prove to be inaccurate. In addition, such representations, warranties and covenants may have been qualified by certain disclosures not reflected in the text of the Merger Agreement and may apply standards of materiality in a way that is different from what may be viewed as material by stockholders of, or other investors in, the Company. Our stockholders and other investors are not third-party beneficiaries under the Merger Agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or conditions of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates.

Form of the Merger; Charter; Bylaws

The Merger Agreement provides for the merger of Merger Sub with and into the Company upon the terms, and subject to the conditions, set forth in the Merger Agreement. The Company will be the surviving corporation in the Merger and will continue to exist and conduct business following the Merger.

If the Merger is completed, our Common Stock will be delisted from the Nasdaq Global Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our Common Stock.

Our Charter, as in effect immediately prior to the Effective Time, will be amended in the Merger to be in the form attached as an exhibit to the Merger Agreement, and such amended certificate of incorporation will be the certificate of incorporation of the surviving corporation until amended as provided therein or by applicable law. Our Bylaws, as in effect immediately prior to the Effective Time, will be amended in the Merger to be in the form attached as an exhibit to the Merger Agreement, and such amended bylaws will be the bylaws of the surviving corporation until amended as provided therein or by applicable law.

Terms of the Merger Agreement

The following is a summary of certain provisions of the Merger Agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement, a copy of which is attached hereto as Annex A and is incorporated herein by reference. For a complete understanding of the Merger Agreement, you are encouraged to read the full text of the Merger Agreement. Copies of the Merger Agreement, and any other filings that we make with the SEC with respect to the Offer or the Merger, may be obtained in the manner set forth in “Where You Can Find More Information” beginning on page 91. For the purposes of this section, capitalized terms used but not defined herein will have the meanings set forth in the Merger Agreement.

The Offer

On February 10, 2011, Merger Sub commenced the Offer for all of the outstanding Shares at a price of $19.00 per share net to the seller in cash, without interest thereon and less any required withholding taxes. The Offer was commenced in accordance with the terms and subject to the conditions of the Merger Agreement.

The obligations of Merger Sub to (and the obligations of Parent to cause Merger Sub to) accept for payment, and pay for, Shares tendered pursuant to the Offer are subject to the satisfaction or waiver of certain conditions that are described below. The Merger Agreement provides that each of our stockholders who validly tenders Shares in the Offer will receive $19.00 in cash for each Share tendered, without interest thereon and less any required withholding taxes.

We refer in this proxy statement to the Offer and to terms of the Merger Agreement applicable to the Offer; however, the Offer is being made separately to our stockholders and is not applicable to the special meeting.

Conditions to the Offer

The obligation of Merger Sub to purchase the Shares validly tendered in the Offer and not withdrawn is subject to the satisfaction or, to the extent permitted by the Merger Agreement and applicable law, waiver of the Offer Conditions, including the expiration or termination of the applicable waiting period under the HSR Act, the transactions contemplated by the Merger Agreement not being unlawful, and other customary tender offer closing conditions described below. In addition, it is a condition to Merger Sub’s obligation to purchase the Shares tendered in the Offer that the number of Shares validly tendered (other than Shares tendered by guaranteed delivery where actual delivery has not occurred) and not withdrawn, together with any Shares then owned by Parent and its affiliates, constitutes more than 50% of the Shares then outstanding, determined on a fully-diluted basis (the “Minimum Tender Condition”).

In addition to the Offer Conditions described above, at the then scheduled expiration date of the Offer (i.e., 12:00 midnight, New York City time, at the end of March 10, 2011 unless Merger Sub, in accordance with the Merger Agreement, extends the period during which the Offer is open, in which event the expiration date of the Offer will be the latest time and date at which the Offer, as so extended, expires (the “Expiration Date”)), none of the following conditions will exist:

•	there will be in effect any Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority that (i) restrains, enjoins, prevents, prohibits or makes illegal the acceptance for payment, payment for or purchase of some or all of the Shares by Merger Sub or Parent pursuant to the Offer, or the consummation of the Transactions, (ii) imposes limitations on the ability of Merger Sub, Parent or any of their Affiliates effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares purchased by them on all matters properly presented to our stockholders on an equal basis with all other stockholders (including the adoption of the Merger Agreement), (iii) restrains, enjoins, prevents, prohibits or makes illegal, or imposes material limitations on, Parent’s, Merger Sub’s or any of their Affiliates’ ownership or operation of all or any material portion of the businesses and assets of the Company and our

Subsidiaries, taken as a whole, or, as a result of consummating the Offer or the Merger, of Parent and its Affiliates, taken as a whole, (iv) compels Parent, Merger Sub or any of their Affiliates to dispose of any Shares or, as a result of the Transactions, compels Parent, Merger Sub or any of their Affiliates to dispose of or hold separate any material portion of the businesses or assets of the Company and our Subsidiaries, taken as a whole, or of Parent and its Affiliates, taken as a whole, or (v) imposes material damages on Parent, the Company or any of their respective Subsidiaries as a result of the Transactions;

•	there will be any Law enacted, issued, promulgated, amended or enforced by any Governmental Authority applicable to (i) Parent, the Company or any of their respective Affiliates or (ii) the Transactions (other than the routine application of the waiting period provisions of the HSR Act) that results or is reasonably likely to result, directly or indirectly, in any of the consequences referred to in the immediately preceding bullet point;

•	(i) there will have occurred since the date of the Merger Agreement any events or changes that, individually or in the aggregate, have had or would reasonably be expected to have a “Company Material Adverse Effect” (as defined below) or (ii)(A) the representations and warranties of the Company contained in Section 3.3(a) of the Merger Agreement (Authority), Section 3.3(d) of the Merger Agreement (Required Vote), Section 3.6(a) of the Merger Agreement (Absence of Certain Changes or Events), Section 3.23 of the Merger Agreement (Indebtedness), Section 3.24 of the Merger Agreement (Opinion of Financial Advisor), Section 3.25 of the Merger Agreement (Brokers and Other Advisors) and Section 3.26 of the Merger Agreement (Anti-Takeover Provisions) will not be true and correct in all respects, in each case both when made and at and as of the Expiration Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (B) the representations and warranties of the Company contained in Section 3.2 of the Merger Agreement (Capitalization) will not be true and correct in all respects, other than immaterial deviations, both when made and at and as of the Expiration Date, as if made at and as of such time and (C) all other representations and warranties of the Company set forth in the Merger Agreement will not be true and correct both when made and at and as of the Expiration Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•	the Company will not have performed or complied in all material respects with its obligations, agreements or covenants required to be performed or complied with under the Merger Agreement at or prior to the Expiration Date;

•	an Adverse Recommendation Change (as defined below under the heading “The Merger Agreement — Terms of the Merger Agreement — Change of Recommendation”) will have occurred; or

•	the Merger Agreement will have been terminated in accordance with its terms or the Offer will have been terminated in accordance with the terms of the Merger Agreement.

At the request of Parent, we will deliver to Parent a certificate signed by our Chief Executive Officer and Chief Financial Officer, dated as of the date of the scheduled Expiration Date of the Offer, to the effect that none of the conditions set forth in the third and fourth bullet points immediately above have occurred and are continuing as of the Expiration Date.

Pursuant to the Merger Agreement, to the extent permitted by applicable law, Parent and Merger Sub have reserved the right to waive any of the Offer Conditions (other than the Minimum Tender Condition), to increase the Offer Price and to make any other changes in the terms of the Offer; however, without our prior written consent, neither Parent nor Merger Sub can make any change that (i) decreases the Offer Price, (ii) changes the form of consideration to be paid in the Offer, (iii) reduces the maximum number of Shares sought to be purchased in the Offer, (iv) imposes conditions to the Offer in addition to the Offer Conditions, (v) amends, modifies or waives the Minimum Tender Condition, (vi) modifies or amends any of the Offer

Conditions in any manner adverse to our stockholders or (vii) except as described below, extends the initial Offer Expiration Date.

Extensions of the Offer; Subsequent Offering Period

The Merger Agreement provides that if at any scheduled expiration of the Offer any Offer Condition is not then satisfied or, to the extent permitted by the Merger Agreement and applicable law, waived, Merger Sub will extend the Offer on one or more occasions in consecutive increments of at least five business days but no more than 10 business days, each as determined by Parent, or for such longer period as Parent and we may otherwise agree to permit such Offer Condition to be satisfied. In no event, however, is Merger Sub obligated to extend the Offer past the Walk-Away Date. In addition, if all of the Offer Conditions other than the Minimum Tender Condition and those that by their nature are to be satisfied at the Expiration Date have been satisfied or, to the extent permitted by the Merger Agreement and applicable law, waived, Merger Sub has the right, but not the obligation, to terminate the Offer 10 calendar days after the date (but not earlier than April 27, 2011) on which all of the Offer Conditions other than the Minimum Tender Condition and those that by their nature are to be satisfied at the Expiration Date have been satisfied or, to the extent permitted by the Merger Agreement and applicable law, waived, and we or Merger Sub may elect to terminate the Merger Agreement. Merger Sub will not be required to extend the Offer beyond the Walk-Away Date. Under the Merger Agreement, the Offer will also be extended on one or more occasions for the minimum period required by any rule, regulation, interpretation or position of the SEC or its staff or of Nasdaq applicable to the Offer; provided, however, that Merger Sub will not be required to extend the Offer beyond the Walk-Away Date.

If, as of the Offer Closing, all of the Offer Conditions have been satisfied (or, to the extent permitted by the Merger Agreement and applicable law, waived by Merger Sub) but the number of Shares validly tendered and not withdrawn pursuant to the Offer, when taken together with Shares, if any, then owned by Parent and its subsidiaries, constitutes less than 90% of the Shares then outstanding, Merger Sub may, without our consent, provide for a subsequent offering period (as contemplated by Rule 14d-11 of the Exchange Act) whereby Merger Sub would offer to purchase at the Offer Price, on a daily “as tendered” basis, all Shares then outstanding that were not tendered by stockholders in the initial Offer and accepted for payment and purchased by Merger Sub at the Offer Closing.

Pursuit of Merger

If at any then-scheduled Expiration Date occurring after the later of April 4, 2011 and the Proxy Statement Clearance Date (defined below), any Offer Condition has not yet been satisfied or, to the extent permitted by the Merger Agreement and applicable law, waived (other than Offer Conditions that by their nature are to be satisfied on the Expiration Date), then Merger Sub may irrevocably and unconditionally terminate the Offer and concurrently therewith pursue the Merger in accordance with the terms of the Merger Agreement.

Top-Up Option

Under the Merger Agreement, if Merger Sub does not acquire at least 90% of the outstanding Shares in the Offer after its acceptance of, and payment for Shares pursuant to the Offer, Merger Sub has the option, subject to certain limitations, including the availability of authorized but unissued Shares, to purchase from us up to a number of additional Shares equal to the number of Shares that, when added to the number of Shares owned by Parent and its subsidiaries at the time of exercise of the option constitutes one Share more than 90% of the outstanding Shares after giving effect to the issuance of such Shares for a purchase price equal to the Offer Price, to enable Parent to effect a short-form merger (the “Top-Up Option”). The Top-Up Option may be exercised by Merger Sub, in whole and not in part, only once, at any time during the 10-business-day period following the Offer Closing (and if there will have been commenced a subsequent offering period, after the expiration of such subsequent offering period). However, because we have a limited number of Shares available for issuance under our Charter, it is estimated that Merger Sub would need to acquire in the Offer approximately 88% of the outstanding Shares in order to exercise the Top-Up Option. The aggregate purchase price payable for the Shares being purchased by Merger Sub pursuant to the Top-Up Option will be payable by (i) cash in an amount equal to the aggregate par value of the Top-Up Option Shares and a promissory note having a principal amount equal to the balance of such purchase price or (ii) solely by a promissory note having a principal amount equal to such purchase price. The promissory note (A) will be due on the first anniversary of the closing of the Top-Up Option, (B) will bear simple interest of 5% per annum, (C) will be full recourse to Parent and Merger Sub, (D) may be prepaid, in whole or in part, at any time without premium or penalty and (E) will have no other material terms. Furthermore, under the Merger Agreement, notwithstanding the foregoing, Merger Sub may elect to pay for all or a portion of the aggregate purchase price payable for the Shares issued in connection with the Top-Up Option in cash and in connection therewith, we will apply such cash proceeds (without the deduction of any other fee or expense) toward an optional redemption of our 12% Notes) in the manner directed by Parent.

The Merger

The Merger Agreement provides that, at the Effective Time, Merger Sub will be merged with and into the Company, and the Company will be the surviving corporation. Following the Merger, the separate corporate existence of Merger Sub will cease, and the Company will continue as the surviving corporation, wholly-owned by Parent. The directors of Merger Sub immediately prior to the Effective Time will be the initial directors of the surviving corporation.

Pursuant to the Merger Agreement, at the Effective Time, each Share owned as treasury stock by us and each Share that is owned by Parent or Merger Sub immediately prior to the Effective Time automatically will be cancelled and will cease to exist, and no consideration will be delivered in exchange therefor.

Each Share issued and outstanding immediately prior to the Effective Time (other than Appraisal Shares and Shares to be cancelled in accordance with the preceding paragraph) automatically will be converted into the right to receive the Merger Consideration payable to the holder thereof in accordance with the terms of the Merger Agreement described herein. All such Shares when so converted will no longer be outstanding and automatically will be cancelled and will cease to exist, and each holder of a certificate (or evidence of Shares in book-entry form) that immediately prior to the Effective Time represented any such Shares will cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

Shares that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote in favor of the Merger and who is entitled to demand and properly demands appraisal of such Shares pursuant to, and who complies in all respects with, the provisions of Section 262 will not be converted into or be exchangeable for the right to receive the Merger Consideration but instead such holder will be entitled to payment of the fair value of such Appraisal Shares in accordance with the provisions of Section 262 (and, at the Effective Time, such Appraisal Shares will no longer be outstanding and automatically will be cancelled and will cease to exist, and such holders will cease to have any right with respect thereto, except the right to receive the fair value of such Appraisal Shares in accordance with the provisions of Section 262). If any such holder will have failed to perfect or will have effectively withdrawn or lost the right to appraisal under Section 262, such Shares will be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each Share, without any interest thereon.

Options

The Merger Agreement provides that prior to the Effective Time, the Board will adopt appropriate resolutions and take all other actions necessary and appropriate to provide that, immediately prior to the Effective Time, (i) the vesting and exercisability of each then outstanding Option granted under any stock option plan of the Company, including the Terremark Worldwide, Inc. 1996 Stock Option Plan, the Terremark Worldwide, Inc. 2000 Directors’ Stock Option Plan, the Terremark Worldwide, Inc. Amended and Restated 2000 Stock Option Plan and the Amended and Restated Terremark Worldwide, Inc. 2005 Executive Incentive Compensation Plan, in each case, as amended from time to time, or any other plan, agreement or arrangement (collectively, the “Stock Plans”) will be fully accelerated, (ii) each Option with an exercise price per Share that is greater than or equal to the Offer Price, without regard to the identity of the holder, will be cancelled and terminated, and (iii) each Option with an exercise price per Share that is less than the Offer Price, without regard to the identity of the holder, will be deemed exercised and, at the Effective Time, will be terminated and converted into the right to receive an amount (subject to any required withholding or other taxes required by applicable law), without interest thereon, equal to the product of (A) the total number of Shares deemed to be issued upon the deemed exercise of such Option and (B) the excess of the Merger Consideration over the exercise price per Share previously subject to such Option. From and after the Effective Time, any such deemed exercised Option will only entitle such holder to the payment, if any, of the Option Consideration.

Restricted Stock

The Merger Agreement provides that the Board will take all actions necessary and appropriate to provide that, immediately prior to the Effective Time, the vesting of all Restricted Shares that are then unvested and unawarded under the Stock Plans will be fully accelerated, and at the Effective Time each then outstanding Restricted Share automatically will be converted into the right to receive the Merger Consideration, without interest thereon and less any required withholding taxes.

Warrants

The Merger Agreement provides that at the Effective Time, each warrant to purchase Shares that is issued, unexpired and unexercised immediately prior to the Effective Time and not terminated pursuant to its terms in connection with the Merger will entitle the holder to receive upon the exercise of such warrant a payment in cash (without interest thereon and less any required withholding taxes) of an amount equal to the product of the total number of Shares previously subject to such warrant and the excess, if any, of the Merger Consideration over the exercise price per Share previously subject to such warrant.

Representations and Warranties

In the Merger Agreement, we have made customary representations and warranties to Parent and Merger Sub, including representations relating to:

•	our organization and qualification;

•	the organization, existence and good standing of our subsidiaries;

•	our capitalization;

•	authorization with respect to the Merger Agreement;

•	no conflicts with or consents required in connection with the Merger Agreement;

•	the required vote;

•	required filings and consents;

•	our SEC filings and financial statements;

•	our internal controls;

•	absence of undisclosed liabilities;

•	absence of a Company Material Adverse Effect or certain changes or events;

•	legal proceedings;

•	our compliance with laws;

•	information supplied;

•	tax matters;

•	employee benefit and employment matters;

•	labor matters;

•	environmental matters;

•	material contracts, including government contracts;

•	certain business practices;

•	real property;

•	personal property;

•	facilities and operations;

•	intellectual property;

•	insurance;

•	product liability and service level agreements;

•	partners, customers and vendors;

•	indebtedness;

•	opinion of financial advisors;

•	brokers;

•	anti-takeover provisions; and

•	related party transactions.

Some of the representations and warranties in the Merger Agreement made by us are qualified as to “materiality” or “Company Material Adverse Effect.” For purposes of the Merger Agreement, “Company Material Adverse Effect” means any material adverse effect on, or any change, event, effect, development, occurrence or state of facts that, individually or in the aggregate, has had a material adverse effect on: (i) the business, condition, properties, assets, liabilities (contingent or otherwise), results of operations or condition (financial or otherwise) of the Company and our subsidiaries taken as a whole, or (ii) such party’s ability to, in a timely manner, perform its obligations under the merger agreement or consummate the Offer and the Merger. Certain customary events will not be considered in determining whether a Company Material Adverse Effect has occurred, including:

•	any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which we and our subsidiaries conduct business (except, in each case, to the extent that we or such subsidiary is disproportionately adversely affected relative to other participants in the industries in which we or such subsidiary participates);

•	general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein;

•	conditions (or changes therein) in any industry or industries in which we operate (including seasonal fluctuations) to the extent that such conditions do not disproportionately have a greater adverse impact on us and our subsidiaries, taken as a whole, relative to other companies operating in such industry or industries;

•	the announcement or pendency of the Merger Agreement and the Offer and the merger (other than in respect of the representations and warranties relating to (i) the absence of conflicts or violations under the Company Charter Documents, contracts, instruments or law, and required consents and approvals and (ii) our receipt of all required governmental approvals, including any actions, challenges or investigations to the extent relating to the Merger Agreement or the Offer or the Merger made or brought by any of our current or former stockholders (on their own behalf or on behalf of us) and any impact on vendors, customers and suppliers of and to us;

•	changes in applicable law or GAAP (or, in each case, any interpretations thereof);

•	a decline in the price of our Common Stock on the Nasdaq Global Market or any other market in which such securities are quoted for purchase and sale (it being understood that the facts and circumstances giving rise to such decline may be deemed to constitute, and may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect if such facts and circumstances are not otherwise described in this bullet or the immediately preceding five bullet points);

•	any acts of terrorism or war or any escalation thereof;

•	any action, investigation, review or examination undertaken by a governmental authority, or any sanction, fine, operating restriction or other similar penalty arising as a result thereof that is currently pending or arises after the date of the Merger Agreement in respect of certain scheduled matters;

•	the identity of Parent or any of its affiliates as the acquiror of the Company or any facts or circumstances concerning Parent or any of its affiliates;

•	compliance with the terms of, the taking of any action required or the failure to take any action prohibited by, the Merger Agreement or the taking of any action consented to in writing or requested in writing by Parent or Merger Sub; or

•	any failure by us to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been, or would reasonably be expected to be, a Company Material Adverse Effect if such facts and circumstances are not otherwise described any of the immediately preceding bullets).

In the Merger Agreement, Parent and Merger Sub have made customary representations and warranties to us, including representations relating to:

•	organization and qualification;

•	authorization with respect to the Merger Agreement;

•	no conflicts with or consents required in connection with the Merger Agreement;

•	required filings and consents;

•	information supplied;

•	ownership of shares and operations of Merger Sub;

•	brokers;

•	sufficiency of funds;

•	ownership of Shares;

•	litigation; and

•	required approval.

Some of the representations and warranties in the Merger Agreement made by Parent and Merger Sub are qualified as to “materiality” or “Parent Material Adverse Effect.” For purposes of the Merger Agreement, “Parent Material Adverse Effect” means any material adverse effect that would reasonably be expected to prevent or materially impair Parent’s ability to consummate the Offer and the Merger.

Operating Covenants

The Merger Agreement provides that, except as expressly permitted by the Merger Agreement, as required by applicable law or as consented to by Parent in writing, during the period from the date of the Merger Agreement until the Effective Time, we will, and will cause each of our subsidiaries to (i) conduct our business in the ordinary course consistent with past practice, (ii) comply in all material respects with all applicable laws and the requirements of all material contracts, (iii) use commercially reasonable efforts to maintain and preserve intact our business organization and the goodwill of those having business relationships with us and retain the services of our present officers and key employees, (iv) keep in full force and effect all material insurance policies and (v) maintain, or cause to be maintained, all facilities in good condition.

From the date of the Merger Agreement to the Effective Time, we are subject to customary operating covenants and restrictions, including restrictions relating to the issuance, sale, grant, disposal of, pledge or other encumbrance of our stock, voting securities or equity interests; redemption, purchase or acquisition of our capital stock, voting securities or equity interests; the declaration, setting aside for payment or payment of any dividends or other distributions; split, combination, subdivision or reclassification of any Shares; the amendment or waiver of any rights under any Stock Plans or agreement evidencing a right to acquire Shares or any restricted stock purchase agreement or any similar or related contract; the incurrence, assumption or guarantee of indebtedness or issuance or sale of any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of our subsidiaries; the sale, transfer, lease, sublease, license, mortgage, encumbrance or other disposal or purchase of or subjection to any lien of material property or material assets; the making of certain capital expenditures; the acquisition of equity interests or assets of another person, other than for consideration not in excess of limits specified in the Merger Agreement; making investments, loans, or advances; entrance into, amendment, termination or modification of material contracts; the release of any person from, modification or waiver of any provision of, any confidentiality, standstill or similar agreement; increase in compensation of current or former directors, officers, employees or consultants; certain tax matters; changes in accounting policies; the amendment of the Company Charter Documents; adoption of a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization; settlement or satisfaction of certain claims, liabilities, or obligations; communications with employees, suppliers, vendors or customers, settlement or compromise of any material litigation or proceeding; failure to take appropriate actions as necessary to prevent the abandonment, loss or impairment of material intellectual property; and the sale, assignment, license, transfer, conveyance, lease, disposal of or encumbrance on intellectual property or technology.

Stockholders’ Meeting

The Merger Agreement provides that, as soon as practicable after the date of the Merger Agreement (and in any event on or before February 17, 2010), we will prepare and will cause to be filed with the SEC in preliminary form a proxy statement on Schedule 14A relating to a special meeting of our stockholders (the “Stockholders’ Meeting”) for the purpose of voting upon the adoption of the Merger Agreement, which, except as expressly permitted by the Merger Agreement, will include the Recommendation (as defined below) with respect to the Merger, the opinion of our financial advisor and a copy of Section 262. Parent has agreed that this proxy statement fulfills such obligation.

The Merger Agreement provides that, if following the closing or termination of the Offer the Merger Agreement has not been validly terminated and the adoption of the Merger Agreement by our stockholders is required by applicable law, then we will have the right at any time after the date on which the SEC has, orally or in writing, confirmed that it has no further comments on the proxy statement, including the first date following the 10th day following the filing of the preliminary proxy statement if the SEC has not informed us that it intends to review the proxy statement (the “Proxy Statement Clearance Date”) to (and Parent and Merger Sub will have the right, at any time after the Proxy Statement Clearance Date, to request in writing that we, and upon receipt of such written request, we will, as promptly as practicable and in any event within 10 business days after such receipt), (i) establish a record date for and give notice of the Stockholders’ Meeting and (ii) mail to our stockholders as of the record date established for the Stockholders’ Meeting a proxy statement (the date we elect to take such action or are required to take such action, the “Proxy Date”). We will duly call, convene and hold the Stockholders’ Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that in no event will such meeting be held later than 35 days following the date the proxy statement is mailed to our stockholders, subject to certain exceptions set forth in the Merger Agreement. Unless the Merger Agreement is validly terminated, we will submit the Merger Agreement to our stockholders at the Stockholders’ Meeting even if the Board has effected an Adverse Recommendation Change (as defined below) (not made in respect of a superior proposal) or proposed or announced any intention to do so.

Each of Parent and Merger Sub will affirmatively vote at the Stockholders’ Meeting or otherwise all Shares acquired in the Offer (if any), or otherwise beneficially owned by it or any of its respective subsidiaries as of the applicable record date, for the adoption of the Merger Agreement in accordance with applicable law. Parent will vote all of the shares of capital stock of Merger Sub beneficially owned by it, or sign a written consent in lieu of a meeting of the stockholders of Merger Sub, in favor of the adoption of the Merger Agreement in accordance with applicable law.

No Solicitation and Superior Proposal Provisions

The Merger Agreement provides that we will, and will cause our subsidiaries and our and our subsidiaries’ respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Representatives”) to immediately cease and cause to be terminated any discussions or negotiations with any person conducted before the date of the Merger Agreement with respect to a Takeover Proposal (as defined below). From the date of the Merger Agreement until the Effective Time, or, if earlier, the termination of the Merger Agreement, we will not, and will cause our subsidiaries and our and our subsidiaries’ respective Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of providing non-public information) the submission or announcement of any inquiries, proposals or offers that constitute or would reasonably be expected to lead to any Takeover Proposal, (ii) provide any non- public information concerning us or any of our subsidiaries related to any person or group who would reasonably be expected to make any Takeover Proposal, (iii) engage in any discussions or negotiations with respect thereto, (iv) approve (by resolution of the Board, any committee thereof or otherwise), support, enter into or adopt any contract providing for, or recommend to any of our stockholders, any Takeover Proposal, or (v) otherwise cooperate with or assist or participate in, or knowingly facilitate any such inquiries, proposals, offers, discussions or negotiations.

If at any time after the date of the Merger Agreement and prior to the earlier to occur of the Offer Closing and our receipt of the Stockholder Approval, (i) we have received an unsolicited bona fide, written Takeover Proposal from a third party that did not result from a breach of the foregoing paragraph, and (ii) the Board determines in good faith, after consultation with our financial and legal advisors as required by the Merger Agreement, that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal (as defined below), then we will be permitted to (A) furnish information (including non-public information) with respect to us and our subsidiaries to the person making such Takeover Proposal pursuant to a confidentiality agreement that meets the requirements set forth in the Merger Agreement (an “Acceptable Confidentiality Agreement”) subject to certain conditions set forth in the Merger Agreement and (B) engage in discussions and negotiations with the person making such Takeover Proposal regarding such Takeover Proposal.

We will promptly (and, in any event, within 24 hours) notify Parent (orally and in writing) if we or any of our Representatives receives any Takeover Proposal, any initial request for non-public information concerning us or any of our subsidiaries related to, or from any person or group who would reasonably be expected to make, any Takeover Proposal, or any initial request for discussions or negotiations related to any Takeover Proposal (including any material changes related to the foregoing), or of the taking of any action contemplated by the foregoing paragraph, and in connection with such notice, provide the identity of the person or group making such Takeover Proposal or request and the material terms and conditions thereof (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements), and thereafter we will keep Parent reasonably informed of any material changes to the terms thereof.

For purposes of the Merger Agreement:

•	“Takeover Proposal” means any inquiry, proposal or offer from any person or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent and its subsidiaries, relating to any (i) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the

Company and our subsidiaries (including securities of subsidiaries) equal to 20% or more of our consolidated assets or to which 20% or more of our revenues or earnings on a consolidated basis are attributable, (ii) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 20% or more of any class of our equity securities, (iii) tender offer or exchange offer that if consummated would result in any person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning 20% or more of any class of our equity securities or (iv) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving us or any of our subsidiaries, in each case, other than the Transactions.

•	“Superior Proposal” means a bona fide written Takeover Proposal that was made in circumstances not involving a breach of the non-solicitation restrictions in the Merger Agreement (provided, that for purposes of this definition all reference to 20% contained in the definition of Takeover Proposal will be deemed to be references to 75%) which the Board determines in good faith, after consultation with our financial and legal advisors, as required by the Merger Agreement, to be more favorable to our stockholders, from a financial point of view, than the Offer and the Merger, in each case taking into account all financial, legal, financing, regulatory and other aspects of such Takeover Proposal that are reasonably relevant to a determination of the likelihood of consummation of such Takeover Proposal (including the reputation of the person or group making the Takeover Proposal) and further taking into account at any time of determination any changes to the terms and conditions of the Merger Agreement that are then offered in writing by Parent pursuant to the terms of the Merger Agreement.

Change of Recommendation

The Merger Agreement provides that, except as provided below, neither the Board nor any committee thereof will (i) withdraw or rescind (or modify in a manner adverse to Parent), or publicly announce an intention to withdraw or rescind (or modify in a manner adverse to Parent), its recommendation in favor of the Merger Agreement, the Merger and the Offer (the “Recommendation”), (ii) approve, declare the advisability of or recommend to our stockholders the adoption of, or publicly announce an intention to approve, declare the advisability of or recommend the adoption of, any Takeover Proposal, (iii) or cause, authorize or permit us or any of our subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement-in-principle, merger agreement, acquisition agreement or other similar agreement related to any Takeover Proposal, other than an Acceptable Confidentiality Agreement (an “Acquisition Agreement”), or (iv) publicly propose or announce an intention to take any of the foregoing actions (any action described in clauses (i), (ii), (iii) or (iv) being referred to as an “Adverse Recommendation Change”).

The Board may at any time prior to the earlier to occur of the Offer Closing and our receipt of the Stockholder Approval, effect an Adverse Recommendation Change only if the Board determines in good faith, after consultation with our financial and legal advisors as required by the Merger Agreement, that the failure to take such action would be inconsistent with its fiduciary duties under applicable law. Notwithstanding anything to the contrary, the Board will not be permitted to make an Adverse Recommendation Change or, solely with respect to a Superior Proposal, terminate the Merger Agreement unless (x) we will have provided to Parent and Merger Sub no fewer than three business days advance written notice of our intention to make an Adverse Recommendation Change or to terminate the Merger Agreement, and in the case of an Adverse Recommendation Change not being made in respect of a Superior Proposal, specifying the reasons therefor (a “Notice of Intended Recommendation Change”) and (y): (i) if such Adverse Recommendation Change is not being made in respect of a Superior Proposal, during such three-business-day period, if requested by Parent, we will engage in good faith negotiations with Parent to amend the terms and conditions of the Merger Agreement in such a manner that would enable the Board to determine in good faith, after consultation with our financial and legal advisors as required by the Merger Agreement, that it is no longer necessary for the Board to make an Adverse Recommendation Change; or (ii) if such Adverse Recommendation Change or termination is being made in respect of a Superior Proposal, (1) the Notice of Intended Recommendation Change will further specify the identity of the party making such Superior Proposal and the material terms thereof and copies of all relevant documents relating to such Superior Proposal (it being understood and agreed that any material amendment to the terms of any such Superior Proposal (including any amendment to any price term thereof), will require a new Notice of Intended Recommendation Change and again require compliance with the requirements of this paragraph, except that the advance written notice period and corresponding references in clause (x) to three business days will be reduced to two business days for any such new Notice of Intended Recommendation Change); and (2) after providing the Notice of Intended Recommendation Change, we will, and will cause our Representatives to, negotiate with Parent and Merger Sub in good faith (to the extent Parent and Merger Sub have notified us of their intention to negotiate) during such three-business-day period (or two-business-day period in the case of a new Notice of Intended Recommendation Change) to amend the terms and conditions of the Merger Agreement and the other agreements contemplated by the Merger Agreement; and (iii) in the case of each of the immediately preceding clause (i) or clause (ii) of this paragraph, the Board will have considered in good faith, after consultation with our financial and legal advisors as required by the Merger Agreement, any amendments to the terms and conditions of the Merger Agreement (including any increase in the Offer Price and Merger Consideration) and the other agreements contemplated by the Merger Agreement that may be offered in writing by Parent no later than 5:00 p.m., New York City time, on the third business day of such three-business-day period (or the first business day of such two-business-day period for any such new Notice of Intended Recommendation Change) and will have determined (A) in the case of a Superior Proposal, that the Superior Proposal would nevertheless continue to constitute a Superior Proposal if such amendments were to be given effect or (B) in the case of an Adverse Recommendation Change not being made in respect of a Superior Proposal, no amendment to the terms and conditions of the Merger Agreement has been so offered by Parent which, if given effect, would enable the Board to determine in good faith, after consultation with our financial and legal advisors as required by the Merger Agreement, that it is no longer necessary for the Board to make an Adverse Recommendation Change.

The Merger Agreement provides that the Board will be permitted to grant a waiver or release under any standstill agreement in effect on the date of the Merger Agreement with respect to any class of our equity securities solely to the extent necessary to permit the person subject to such standstill agreement to make and engage in discussions with respect to and negotiate a Takeover Proposal that is conditioned on entering into mutually satisfactory definitive documentation with us and which prohibits without our consent (but in all cases subject to certain limitations set forth in the Merger Agreement) any open market purchases of our equity securities or securities convertible into our equity securities, any Takeover Proposal not approved by the Board or other action, including a proxy contest, not approved by the Board. We must provide written notice to Parent of the waiver of any standstill by us. We may not, and may not permit any of our representatives to, enter into any confidentiality agreement subsequent to the date of the Merger Agreement which prohibits us from providing to Parent the information specifically required to be provided to Parent pursuant to this paragraph.

Reasonable Best Efforts to Consummate the Merger; Regulatory Filings

The Merger Agreement provides that each of the parties will cooperate with the other parties and use (and will cause their respective subsidiaries to use) their respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to cause the conditions to the closing of the Merger to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by the Merger Agreement and the Tender and Support Agreements, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable antitrust laws), and (ii) obtain all approvals, consents, waivers, registrations, permits, authorizations and other confirmations from any governmental authority or third party necessary, proper or advisable to consummate the Transactions.

In furtherance and not in limitation of the foregoing, (i) each party agrees under the Merger Agreement to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and in any event within 10 business days (or such longer period as the parties may mutually agree) following the commencement of the Offer and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable and (ii) we will use our reasonable best efforts to (A) take all action necessary to ensure that no state takeover statute or similar law is or becomes applicable to any of the Transactions and (B) if any state takeover statute or similar law becomes applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by the Merger Agreement and otherwise minimize the effect of such law on the Transactions.

The Merger Agreement provides that each of the parties will use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a governmental authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a governmental authority relating to the Transactions, including any proceeding initiated by a private party, (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the FTC, the DOJ, or any other governmental authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions and (iii) consult with each other in advance of and be permitted to attend any meeting or conference with such governmental authorities (to the extent not objected to by such governmental authorities). Subject to applicable laws relating to the exchange of information, each of the parties will have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the other parties and their respective subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party or any governmental authority in connection with the Transactions.

Each of the parties will use its reasonable best efforts to resolve such objections (including any injunction that may be imposed in connection with the Transactions), if any, as may be asserted by a governmental authority or other person with respect to the Transactions. We will not, without Parent’s prior written consent, commit to any divestiture transaction or agree to any restriction on its business, and none of the obligations under this subsection will (i) limit any applicable rights a party may have to terminate the Merger Agreement so long as such party has up to then complied in all material respects with the obligations under this subsection, (ii) require Parent to offer, accept or agree to (A) dispose or hold separate any part of its or our businesses, operations, assets or product lines (or a combination of Parent’s and our respective businesses, operations, assets or product lines), (B) not compete in any geographic area or line of business, (C) restrict the manner in which, or whether, we, Parent, the surviving corporation or any of their affiliates may carry on business in any part of the world or (D) pay any consideration (other than ordinary course, filing, application or similar fees and charges) to obtain any approval, consent or waiver from a third party necessary, proper or advisable to consummate the Transactions or (iii) require any party to contest or otherwise resist any administrative or judicial action or proceeding, including any proceeding by a private party, challenging any of the Transactions as violative of any antitrust law.

Indebtedness

The Merger Agreement provides that at any time upon or after the Offer Closing and upon or prior to the Effective Time, or prior to the Offer Closing (provided any such action becomes effective only upon or after the Offer Closing), in Parent’s sole discretion and at Parent’s sole cost, (i) Parent may commence one or more cash tender offers (each, a “Debt Offer”) to purchase any or all of the 9.5% Notes, the 12% Notes or the 6.625% Senior Convertible Notes (together with the 9.5% Notes and the 12% Notes, the “Notes”), (ii) Parent may, or, at Parent’s request, we will, solicit the consents of holders of one or more series of the Notes (each, a “Consent Solicitation”) to certain amendments, as specified by Parent, to the covenants contained in the 9.5% Notes indenture, the 12% Notes indenture or the 6.625% Senior Convertible Notes indenture, (iii) at Parent’s request, we will take all steps necessary under the satisfaction and discharge provisions of the 9.5% Notes indenture or the 12% Notes indenture to discharge such indenture in accordance with its terms, including the issuance of a notice of redemption for the 9.5% Notes or 12% Notes as applicable and the deposit of required funds with the trustee (each, a “Satisfaction and Discharge”), (iv) at Parent’s request, we will effect a redemption of such principal amount of the 9.5% Notes or 12% Notes, as specified by Parent, in accordance with their terms (each, a “Optional Redemption”) or (v) at Parent’s request, in addition to the issuance of Shares in connection with the Top-Up Option, to the extent authorized and unissued Shares are available for such issuance, we will issue equity securities to Parent or any of Parent’s Subsidiaries on terms and conditions as may reasonably be agreed (which may include the issuance of Shares at a price per share equal to the Offer Price) and use the cash proceeds (without the deduction of any other fee or expense) of such equity issuance toward an Optional Redemption of the 12% Notes pursuant to the provisions of the 12% Notes indenture as instructed by Parent (an “Equity Issuance”). Any Debt Offer, Consent Solicitation, Satisfaction and Discharge, Optional Redemption or Equity Issuance will be made in accordance with applicable laws and each applicable indenture and, if being conducted by us at the request of Parent, will be made in accordance with the written terms and conditions provided from time to time by Parent to us. If any Debt Offer, Satisfaction and Discharge or Optional Redemption is effected by us at the request of the Parent and we do not have sufficient funds on hand to consummate such Debt Offer, Satisfaction and Discharge or Optional Redemption, Parent will provide the requisite amount of funds to us on terms and conditions as may reasonably be agreed (including through the issuance of equity or debt securities to Parent or a subsidiary of Parent) upon and in compliance with the applicable indentures and all applicable laws. We will not, without Parent’s prior consent, waive any condition to a Debt Offer, Consent Solicitation, Satisfaction and Discharge, Optional Redemption or Equity Issuance described in the written terms and conditions provided by Parent to us from time to time. We will not enter into any arrangements in connection with a Debt Offer (including any engagement or similar agreements with any information agent, depository or other agent) without the prior written consent of Parent. If any Consent Solicitation is made in connection with any Debt Offer conducted by Parent, we will take such steps as Parent may reasonably request in order to effect the amendments requested by the Consent Solicitation, including the entry into any supplemental indenture and the provision of any required certificate or opinion. With respect to any Debt Offer, Consent Solicitation, Satisfaction and Discharge, Optional Redemption or Equity Issuance, we agree to provide all documentation (including any required certificates or customary legal opinions) to the trustee required by the terms of the applicable indentures.

For more information on the 6.625% Senior Convertible Notes Consent Solicitation, please see “The Merger — Background of the Merger — Commercial Partnering Arrangements with Parent and Events Leading to the Merger Agreement.”

Employment and Employee Benefits

The Merger Agreement provides that the surviving corporation will provide or cause to be provided to each of our employees and our subsidiaries who continues as an employee of the surviving corporation or Parent or any of their respective subsidiaries following the date (the “Closing Date”) of the closing of the Merger (a “Continuing Employee”), for a period extending until the earlier of the termination of such Continuing Employee’s employment with such entities or the last day of the calendar year in which the Closing Date occurs (the “Benefits Continuation Period”) (i) a base wage or salary at a rate not less than the rate of such base wage or salary in effect at the Effective Time and (ii) 401(k) benefits, severance benefit eligibility, medical benefits and other welfare benefit plans, programs and arrangements that, as determined in Parent’s discretion, (A) are substantially comparable to those provided under our employee plans as in effect at the Effective Time; (B) are substantially comparable to those provided to management employees of the Parent or its subsidiaries or (C) constitute any combination of the foregoing. With respect to each Continuing Employee whose annual bonus for the fiscal year ending March 31, 2011 has been accrued and unpaid prior to the Effective Time and who is eligible to receive an annual bonus pursuant to the terms and conditions of the applicable employee plan, the surviving corporation will pay or cause to be paid to such Continuing Employee such bonus in such amount as approved by us and which bonus will be payable in accordance with the terms and conditions of such employee plan and will be paid at such time as is consistent with past practice of the Company and our subsidiaries. The surviving corporation or Parent may amend, modify or terminate any Company employee plan to the extent not inconsistent with such foregoing restrictions or any other plan made available to the Continuing Employees or terminate any person’s employment at any time or for any reason.

The surviving corporation will (i) waive any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the surviving corporation that an employee of ours or any of our subsidiaries is eligible to participate in immediately following the Effective Time to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such employee immediately prior to the Effective Time under the relevant Company employee plan in which such employee participated, (ii) provide each such employee with credit for any co-payments and deductible paid prior to the Effective Time (to the same extent such credit was given under the analogous Company employee plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements and (iii) to the extent that any Continuing Employee is allowed to participate in any employee benefit plan of the Parent, the surviving corporation or any of their subsidiaries following the Effective Time, cause such plan to recognize the service of such Continuing Employee with us and our subsidiaries prior to the Effective Time for purposes of eligibility to participate and vesting (but not for benefit accrual under any defined benefit, retiree welfare or any other plan) to the same extent such service was recognized by us and our subsidiaries under any similar Company employee plan in which such Continuing Employee participated immediately prior to the Effective Time; provided that the foregoing will not apply to the extent it would result in any duplication of benefits for the same period of service. As of the Effective Time, Parent will, or will cause the surviving corporation or other relevant subsidiaries to, credit to Continuing Employees the amount of vacation time that such employees had accrued under the “Paid-Time Off Program” set forth on a schedule to the Merger Agreement, as of the Effective Time; provided, however, that Parent, the surviving corporation or any other subsidiaries will not be obligated to continue such Paid-Time Off Program beyond the last day of the calendar year in which the Closing Date occurs.

Indemnification and Insurance

From the Effective Time through the sixth anniversary of the date on which the Effective Time occurred, we (and following the Effective Time, the surviving corporation) will indemnify and hold harmless each individual who is entitled to indemnification pursuant to the Company Charter Documents, the DGCL or those indemnification agreements listed on the relevant Company disclosure schedule to the Merger Agreement (each an “Indemnitee”) against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements, incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of or pertaining to (i) the fact that an Indemnitee is or was an officer, director, employee, fiduciary or agent of the Company or any of our subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including with respect to the negotiation, execution, announcement, performance and consummation of all Transactions contemplated by the Merger Agreement and all actions of each Indemnitee leading thereto and in furtherance thereof on behalf of us and our stockholders), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable law. In the event of any such action, each Indemnitee will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from the surviving corporation within 10 business days of receipt by the surviving corporation from the Indemnitee of a request therefor; provided, however, that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL or our Charter or Bylaws, to repay such advances if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the surviving corporation as authorized by the DGCL.

For a period of six years after the Effective Time, the respective certificates of incorporation and bylaws or similar organizational or governing documents of the surviving corporation and the surviving corporation’s subsidiaries will contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Indemnitees for periods prior to and including the Effective Time than are currently set forth in the Company Charter Documents and the certificates of incorporation, bylaws, or similar organizational and governing documents of our subsidiaries, and such provisions must not be amended in any manner that diminishes or impairs the rights of any Indemnitee.

Parent will, or will cause the surviving corporation to, maintain and extend all existing officers’ and directors’ liability insurance of the Company (“D&O Insurance”) for a period of not less than six years from and after the Effective Time with respect to claims arising in whole or in part from facts or events that actually or allegedly occurred on or before the Effective Time, including in connection with the approval of the Transactions; provided, however, that Parent may substitute (or cause the surviving corporation to substitute) policies of substantially equivalent coverage and amounts containing terms no less favorable to the Indemnitees than the existing D&O Insurance (so long as such policies are provided by Terremark’s current insurance carrier or by a carrier with a rating no lower than A.M. Best rating A); and provided, further, that if the existing D&O Insurance expires or is terminated or cancelled during such period through no fault of Parent or the surviving corporation, then Parent will, or will cause the surviving corporation to, obtain and maintain substantially similar D&O Insurance (with such replacement policies to be provided by our current insurance carrier or by a carrier with a rating no lower than A.M. Best rating A). Notwithstanding the foregoing, in no event will Parent be required to pay aggregate premiums for insurance under this paragraph in excess of 200% of the most recent aggregate annual premiums paid by us for such purpose (the “Maximum Amount”); and provided, further, that if Parent or the surviving corporation is unable to obtain the amount of insurance required for such aggregate premium, Parent will, or will cause the surviving corporation to, obtain as much insurance as can be obtained for aggregate premiums not in excess of the Maximum Amount. At our option, we may elect to obtain prepaid “tail” or “runoff” policies prior to the Effective Time covering a period of six years from and after the Effective Time with respect to acts and omissions occurring on or prior to the Effective Time; provided that the premium therefor does not exceed the Maximum Amount. In the event we purchase a “tail” or “runoff” policy prior to the Effective Time, Parent and the surviving corporation will maintain such tail or runoff policy in full force and effect in lieu of providing additional or separate D&O Insurance for so long as any such tail or runoff policy remains in full force and effect.

State and Federal Takeover Laws

Under the Merger Agreement, we represent and warrant that the Board has taken all necessary action so that no “fair price,” “moratorium,” “control share acquisition” or other state or federal anti-takeover statute or regulation (including Section 203 of the DGCL) is applicable to the Offer, the Merger or the other Transactions, and that the action of the Board in approving the Merger Agreement and the Transactions is sufficient to render inapplicable to the Merger Agreement and the Transactions the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL.

Rule 14(d)-(10)(d) Matters

The Merger Agreement provides that prior to the Expiration Date, we will take all such steps as may be required to cause to be exempt under Rule 14d-10(d) under the Exchange Act any employment compensation, severance or employee benefit arrangements that have been or will be entered into after the date of the Merger Agreement by us or our subsidiaries with current or future directors, officers or employees of us or our subsidiaries and to ensure that any such arrangements fall within the safe harbor provisions of such rule.

Securityholder Litigation

The Merger Agreement provides that the Company and Parent will jointly participate in the defense or settlement of any securityholder litigation against us or our directors relating to the Transactions in accordance with the terms of a mutually agreed upon joint defense agreement. We may not enter into any settlement agreement in respect of any securityholder litigation against us or our directors relating to the Transactions without Parent’s prior written consent (such consent not to be unreasonably withheld or delayed).

Directors and Officers

The Merger Agreement provides that, upon the Offer Closing, Parent will be entitled to designate such number of directors on the Board as will give Parent, subject to compliance with Section 14(f) of the Exchange Act, representation on the Board equal to at least that number of directors, rounded up to the next whole number, which equals the product of (a) the total number of directors on the Board (giving effect to the directors designated and elected by Parent pursuant to this provision) and (b) the percentage that (i) such number of Shares beneficially owned by Parent and its subsidiaries (including Shares purchased by Merger

Sub in the Offer) bears to (ii) the total number of Shares then outstanding, and we will, at such time, cause Parent’s designees to be so appointed or elected, including, if necessary, by increasing the total number of Company directorships and seeking and accepting resignations of incumbent directors.

The Merger Agreement provides further that in the event Parent’s designees are elected or appointed to the Board, until the Effective Time, the Board will have at least three directors, each of whom (i) was a director on the Board on the date of the Merger Agreement, (ii) is not an officer or affiliate of the Company, Parent or any of their respective subsidiaries and (iii) meets the standards of an “independent director” under Section 301 of the Sarbanes-Oxley Act of 2002 (each such person, an “Independent Director”). Following the election or appointment of Parent’s designees to the Board and until the Effective Time, each of the following actions may be effected only if such action is approved by a majority of the Independent Directors (and such authorization will constitute the Board’s authorization): (1) any change in the Board’s recommendation with respect to the Offer and the Merger Agreement, (2) any consent or action by us required under the Merger Agreement, including termination of the Merger Agreement by us, (3) any amendment of the Merger Agreement or of the Company Charter Documents, (4) any extension of the time for performance of any obligation or action under the Merger Agreement by Parent or Merger Sub, (5) any waiver of compliance with any covenant of Parent or Merger Sub or any waiver of any other agreements or conditions contained in the Merger Agreement for our benefit or (6) any exercise of our rights or remedies under the Merger Agreement or any action seeking to enforce any obligation of Parent or Merger Sub under the Merger Agreement.

Each of [ • ], [ • ] and [ • ], who currently serve as directors of the Company, has consented to serve as Independent Directors of the Company following the Offer Closing.

Conditions to the Merger

The Merger Agreement provides that the obligations of the Company, Parent and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following: (i) the approval of the Merger by a requisite vote of our stockholders, if required by applicable law; (ii) the waiting period applicable to the consummation of the Merger and, unless the Offer will have been terminated pursuant to the Merger Agreement, the Offer under the HSR Act (or any extension thereof) will have expired or early termination thereof will have been granted; (iii) no law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by an governmental authority will be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal; and (iv) unless the Offer is terminated pursuant to the Merger Agreement, Merger Sub will have purchased Shares pursuant to the Offer, provided that this condition will be deemed satisfied with respect to Parent and Merger Sub if Merger Sub will have failed to purchase Shares pursuant to the Offer in breach of its obligations under the Merger Agreement.

The Merger Agreement provides that if the termination of the Offer upon certain circumstances will have occurred or the Offer Closing will not have occurred, the obligations of the Parent and Merger Sub to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following additional conditions:

•	(i)(A) the representations and warranties of the Company contained in Section 3.3(a) of the Merger Agreement (Authority), Section 3.3(d) of the Merger Agreement (Required Vote), Section 3.6(a) of the Merger Agreement (Absence of Certain Changes or Events), Section 3.23 of the Merger Agreement (Indebtedness), Section 3.24 of the Merger Agreement (Opinion of Financial Advisor), Section 3.25 of the Merger Agreement (Brokers and Other Advisors) and Section 3.26 of the Merger Agreement (Anti-Takeover Provisions) will be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (B) the representations and warranties of the Company contained in Section 3.2 of the Merger Agreement (Capitalization) will be true and correct in all respects, other than immaterial deviations, both when made and at and as of the Closing Date, as if made at and as of such time and (C) all other representations and warranties of the Company set forth in the Merger Agreement will be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

•	we will have performed or complied in all material respects with its obligations, agreements or covenants required to be performed or complied with under the Merger Agreement at or prior to the Closing Date; and

•	since the date of the Merger Agreement, there will have occurred no events or changes that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect.

In addition, Parent will have received a certificate signed on our behalf by our Chief Executive Officer and Chief Financial Officer to the effect that the conditions in the three bullet points immediately above have been satisfied.

The Merger Agreement provides that if the termination of the Offer upon certain circumstances will have occurred or the Offer Closing will not have occurred, our obligations to consummate the Merger are subject to the satisfaction at or prior to the Effective Time of the following:

•	(i)(A) the representations and warranties of Parent will be true and correct (disregarding all qualifications or limitations as to “materiality,” “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of the Merger Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect; and

•	Parent and Merger Sub will have performed in all material respects all obligations required to be performed by them under the Merger Agreement at or prior to the Closing Date.

In addition, we will have received a certificate signed on behalf of Parent by an executive officer of Parent to the effect that the conditions in the two bullet points immediately above have been satisfied.

Termination

The Merger Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

(a) by the mutual written consent of us and Parent;

(b) by either us or Parent if any governmental authority will have enacted, promulgated, issued, entered, amended or enforced (i) a law prohibiting the Offer or the Merger or making the Offer or the Merger illegal, or (ii) an injunction, judgment, order, decree, ruling or any other similar action, in each case, permanently enjoining, restraining, preventing or prohibiting the Offer or the Merger and such injunction, judgment, order, decree or ruling or other action will have become final and non-appealable;

(c) by either us or Parent if the Offer will have been terminated by Merger Sub as permitted under the Merger Agreement or will have expired pursuant to its terms (and not have been extended or required to be extended in accordance with the terms of the Merger Agreement) without any Shares being purchased therein under circumstances in which Parent is not required to pursue to the Merger;

(d) by either us or Parent if the Offer is not consummated and the Merger is not consummated on or before the Walk-Away Date;

(e) by either us or Parent if consummation of the Merger requires the Stockholder Approval and the Stockholder Approval will not have been obtained at the Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof;

(f) by us if Merger Sub will have failed to consummate the Offer in accordance with the Merger Agreement;

(g) by us, if we enter into a definitive Acquisition Agreement providing for a Superior Proposal, subject to certain conditions set forth in the Merger Agreement, unless the Offer Closing will have occurred or the Stockholder Approval has been obtained;

(h) by us, if there will be any breach or inaccuracy in any of Parent’s or Merger Sub’s representations or warranties set forth in the Merger Agreement or Parent or Merger Sub has failed to perform any of its covenants under the Merger Agreement, which inaccuracy, breach or failure to perform would give rise to the failure of certain conditions set forth in the Merger Agreement, subject to certain cure rights of Parent and Merger Sub and unless the Offer Closing will have occurred or the Stockholder Approval will have been obtained;

(i) by Parent (i) if an Adverse Recommendation Change will have been made, or (A) following the public disclosure or announcement of a Takeover Proposal, the Board fails to reconfirm publicly the Company Recommendation within five business days after receiving a written request to do so from Parent; or (B) a tender offer or exchange offer relating to the Shares is commenced and, not later than the 10th calendar day following such commencement, we will not have publicly announced our recommendation that our stockholders reject such tender offer or exchange offer; unless the Offer Closing will have occurred or if the Stockholder Approval will have been obtained; or

(j) by Parent if there will be any breach or inaccuracy in any of our representations or warranties set forth in the Merger Agreement or we have failed to perform any of its covenants or agreements set forth in the Merger Agreement, which inaccuracy, breach or failure to perform would give rise to the failure of certain conditions set forth in the Merger Agreement, subject to certain cure rights by us, and unless the Offer Closing will have occurred.

Termination Fee and Expenses

The Merger Agreement contemplates that we will pay to Parent certain termination fees and reimburse certain expenses under certain circumstances, as follows:

•	if (i) the Merger Agreement is terminated by Parent pursuant to paragraph (j) under “Termination” above or (ii)(A) a Takeover Proposal will have been made known to us and publicly disclosed or will have been made directly to our stockholders and not withdrawn or any person will have publicly announced an intention to make a Takeover Proposal and thereafter (B) the Merger Agreement is terminated by us or Parent pursuant to paragraphs (c), (d) or (e) under “Termination” above, then we will reimburse Parent for all documented expenses not later than two business days after delivery to us of an itemization setting forth in reasonable detail all expenses of Parent and Merger Sub;

•	if (i) a Takeover Proposal will have been made known to us and publicly disclosed or will have been made directly to our stockholders and not withdrawn or any person will have publicly announced an intention to make a Takeover Proposal and thereafter, (ii) the Merger Agreement is terminated by us or Parent pursuant to paragraphs (c), (d), (e) or by Parent pursuant to paragraph (j) under “Termination” above and (iii) we enter into an acquisition agreement or consummate any Takeover Proposal within 12 months after the date that the Merger Agreement is terminated, then we will pay to Parent the Termination Fee promptly following the consummation of any transaction contemplated by a Takeover Proposal (and in any event not later than two business days after delivery to us of notice of demand for payment);

•	if the Merger Agreement is terminated by Parent pursuant to paragraph (i) under “Termination” above, then we will pay to Parent the Termination Fee promptly following such termination (and in any event not later than two business days after delivery to us of notice of demand for payment); and

•	if the Merger Agreement is terminated by us pursuant to paragraph (g) under “Termination” above, then we will pay to Parent the Termination Fee simultaneously with (and as a condition of the effectiveness of) such termination; provided, however, that if the definitive Acquisition Agreement providing for a Superior Proposal is entered into and publicly announced, all of which occurs on or prior to February 26, 2011, then the Termination Fee due and payable to Parent pursuant to this paragraph will be $37,500,000.

Amendment

At any time prior to the Effective Time, the Merger Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Stockholder Approval, by written agreement of the parties, by action taken by their respective boards of directors; provided that, after receipt of the Stockholder Approval, no amendment may be made which by law would require further approval by such stockholders.

Specific Performance

Under the Merger Agreement, the parties agree that irreparable damage would occur and the parties would not have any adequate remedy at law in the event that any provisions of the Merger Agreement were not performed in accordance with their specific terms or were otherwise breached. Therefore, the parties have agreed that the other parties will be entitled to an injunction or injunctions to prevent breaches of the Merger Agreement and to enforce specifically the terms and provisions of the Merger Agreement.

Governing Law

The Merger Agreement is governed by Delaware law.

Stockholder Tender and Support Agreements

Parent and Merger Sub have advised us that, as an inducement to Parent and Merger Sub to enter into the Merger Agreement, the Tendering Stockholders have entered into separate Tender and Support Agreements. Pursuant to the Tender and Support Agreements, the Tendering Stockholders have agreed, solely in their capacities as stockholders to:

•	tender their respective Shares in the Offer;

•	vote in favor of the Merger; and

•	subject to certain exceptions, refrain from disposing of their respective Shares.

The Tender and Support Agreements will terminate automatically on the first to occur of (i) the termination of the Merger Agreement in accordance with its terms, including any termination by us in the case of a Superior Proposal and (ii) the Effective Time. As of January 26, 2011, the Tendering Stockholders beneficially owned an aggregate of approximately 27.6% of the outstanding Shares.

MARKET PRICE OF OUR COMMON STOCK AND DIVIDEND POLICY

Our Common Stock trades on the Nasdaq Global Market under the symbol “TMRK.”

The following table sets forth, for the fiscal quarters indicated, the high and low sales prices for our Common Stock as reported on the Nasdaq Global Market:

	Prices
Fiscal Year 2011 Quarter Ended	High	Low

June 30, 2010	$8.68	$6.74
September 30, 2010	10.72	7.39
December 31, 2010	13.61	9.30
March 31, 2011 (through February 17, 2011)	19.00	12.03

	Prices
Fiscal Year 2010 Quarter Ended	High	Low

June 30, 2009	$5.97	$2.51
September 30, 2009	6.50	4.34
December 31, 2009	7.25	5.70
March 31, 2010	8.98	6.17

	Prices
Fiscal Year 2009 Quarter Ended	High	Low

March 31, 2009	$4.25	$1.85

The closing price of our Common Stock on the Nasdaq Global Market on January 27, 2011, the last trading day prior to the public announcement of the Merger Agreement, was $14.05 per share of our Common Stock. The Merger Consideration of $19.00 per Share represented a premium of approximately 35% over the closing price per Share on January 27, 2011. On March [ • ], 2011, the most recent practicable date before this proxy statement was mailed to our stockholders, the closing price for our Common Stock on the Nasdaq Global Market was $[ • ] per Share. You are encouraged to obtain current market quotations for our Common Stock in connection with voting your Shares.

As of March [ • ], 2011, we had [ • ] stockholders.

We have never paid any cash dividends and do not anticipate paying any cash dividends in the foreseeable future. Under the terms of the Merger Agreement, we are not permitted to declare or pay any dividends on any Shares of our capital stock unless consented to in writing by Parent (or as expressly permitted by the Merger Agreement or as required by applicable law). Additionally, the indentures governing our 12% Notes restricts our ability to declare and pay dividends, and our 6.625% Senior Convertible Notes contain contingent interest provisions that allow the holders of these notes to participate in any dividends declared on our Common Stock.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of Shares of our capital stock as of March [ • ], 2011, the Record Date, held by:

•	each of our directors;

•	each of our executive officers;

•	all of our directors and executive officers as a group; and

•	each person known by us to beneficially own more than 5% of our outstanding Common Stock.

As of March [ • ], 2011, the Record Date, [ • ] Shares were issued and outstanding.

Except as indicated by footnote and subject to community property laws where applicable, to our knowledge, the persons named in the table below have sole voting and investment power with respect to all Shares shown as beneficially owned by them. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, Shares subject to Options and warrants held by that person that are currently exercisable or will become exercisable within 60 days after March [ • ], 2011 are deemed outstanding for purposes of that person’s percentage ownership but not deemed outstanding for purposes of computing the percentage ownership of any other person.

Ownership information for those persons who beneficially own 5% or more of Shares is based upon Schedule 13D, Schedule 13G and Form 4 filings by such persons with the SEC. Unless otherwise indicated, the mailing address for each person listed in the following table is c/o Terremark Worldwide, Inc., One Biscayne Tower, 2 South Biscayne Boulevard, Suite 2800, Miami, Florida 33131.

	Common Stock Beneficially Owned
			Percentage of
			Common Stock
	Number of Shares		Outstanding

Cyrte Investments GP I BV	10,074,845	(1)	14.9%
Sun Equity Assets Limited	4,545,732	(2)	6.7%
Manuel D. Medina	4,586,668	(3)	6.8%
Chairman of the Board of Directors, President and Chief Executive Officer
VMware Bermuda Limited	4,000,000	(4)	5.9%
Ashford Capital Management, Inc.	3,201,000	(5)	4.7%
Joseph R. Wright, Jr.	361,568	(6)	*
Vice Chairman of the Board of Directors
Guillermo Amore	336,668	(7)	*
Director
Timothy Elwes	268,500	(8)	*
Director
Jose A. Segrera	471,973	(9)	*
Chief Financial Officer
Nelson Fonseca	334,601	(10)	*
Chief Operating Officer
Marvin Wheeler	408,835	(11)	*
Chief Strategy Officer
Jamie Dos Santos	152,500	(12)	*
Chief Executive Officer of Terremark Federal Group, Inc.
Antonio S. Fernandez	131,487	(13)	*
Director
Adam T. Smith	275,748	(14)	*
Chief Legal Officer
Arthur L. Money	84,000	(15)	*
Director
Marvin S. Rosen	160,133	(16)	*
Director
Rodolfo A. Ruiz	79,000	(17)	*
Director
Frank Botman	20,000	(18)	*
Director
Melissa Hathaway	20,000	(19)	*
Director
All current executive officers and directors as a group (15 persons)	7,691,681		11.4%

*	Less than 1%

(1)	Based solely on information contained in Amendment No. 9 to Schedule 13D filed by the holder with the SEC on February 1, 2011. Each of Aviva plc, Aviva Group Holdings Limited, Aviva International

Insurance Limited, Aviva Insurance Limited, Aviva International Holdings Limited, CGU International Holdings BV, Delta Lloyd NV, Cyrte Investments BV and CF I Invest CV (f/k/a Cyrte Fund I CV) may be deemed to be beneficial owners, as well as share the power to vote and dispose, of the Shares directly owned by Cyrte Investments GP by virtue of the fact that: Aviva plc owns all of the outstanding share capital of Aviva Group Holdings Limited; Aviva Group Holdings Limited owns all of the outstanding share capital of Aviva International Insurance Limited; Aviva International Insurance Limited owns all of the outstanding share capital of Aviva Insurance Limited; Aviva Insurance Limited owns all of the outstanding share capital of Aviva International Holdings Limited; Aviva International Holdings Limited owns all of the outstanding share capital of CGU International Holdings BV; CGU International Holdings BV owns 53.9% of the outstanding share capital of Delta Lloyd NV; Delta Lloyd NV owns 85% of the share capital of Cyrte Investments BV; Cyrte Investments BV is the manager of the investment portfolio held by CF I Invest CV and owner of all of the outstanding capital stock of Cyrte Investments GP; Cyrte Investments GP is the general partner of CF I Invest CV. Each of Aviva plc, Aviva Group Holdings Limited, Aviva International Insurance Limited, Aviva Insurance Limited, Aviva International Holdings Limited, CGU International Holdings BV, Delta Lloyd NV, Cyrte Investments BV and CF I Invest CV disclaims beneficial ownership of such Shares for all other purposes. The address of the beneficial owner is Flevolaan 41A, 4111 KC Naarden, P.O. Box 5081,1410 AB Naarden, The Netherlands.

(2)	Based solely on information contained in Form 4 filed by Francis Lee, the controlling shareholder of Sun Equity Assets Limited, with the SEC on April 9, 2007 and as represented to us by representatives of Sun Equity Assets Limited. The address of the beneficial owner is P.O. Box N-65, Charlotte House, Nassau C5.

(3)	Includes 201,500 Shares issuable upon exercise of options and 375,000 Shares of nonvested stock. Includes 500,000 Shares which are held of record by MD Medina Investments, LLC, an entity in which Mr. Medina is a partner and holds a controlling interest.

(4)	VMware Bermuda Limited’s address is c/o VMware, Inc., 3401 Hillview Ave, Palo Alto, California 94304.

(5)	Based solely on information contained in Amendment No. 3 to Schedule 13G filed by the holder with the SEC on March 9, 2010. Ashford Capital Management, Inc. is a registered investment advisor, and the reported Shares are held in separate individual client accounts, two separate limited partnerships and six commingled funds. Ashford Capital Management, Inc.’s address is 2601 South Bayshore Drive, Miami, Florida 33133.

(6)	Includes 51,500 Shares issuable upon exercise of options. Does not include 10,000 Shares held in trust for the benefit of Mr. Wright’s grandchildren and 1,000 Shares held by his sister with respect to which Mr. Wright disclaims beneficial ownership.

(7)	Includes 51,500 Shares issuable upon exercise of options.

(8)	Includes 51,500 Shares issuable upon exercise of options.

(9)	Includes 135,000 Shares issuable upon exercise of options and 188,332 Shares of nonvested stock.

(10)	Includes 87,600 Shares issuable upon exercise of options and 188,332 Shares of nonvested stock.

(11)	Includes 140,500 Shares issuable upon exercise of options, 133,332 Shares of nonvested stock and 500 Shares owned by Mr. Wheeler’s daughter.

(12)	Includes 102,500 Shares issuable upon exercise of options and 36,666 Shares of nonvested stock.

(13)	Includes 51,500 Shares issuable upon exercise of options.

(14)	Includes 58,000 Shares issuable upon exercise of options and 133,332 Shares of nonvested stock.

(15)	Includes 51,500 Shares issuable upon exercise of options.

(16)	Includes 51,500 Shares issuable upon exercise of options.

(17)	Includes 51,500 Shares issuable upon exercise of options.

(18)	Includes 20,000 Shares issuable upon exercise of options.

(19)	Includes 20,000 Shares issuable upon exercise of options.

APPRAISAL RIGHTS

Under the DGCL,if you did not tender your Shares in the Offer, if you do not wish to accept the Merger Consideration provided for in the Merger Agreement and you do not vote for the adoption of the Merger Agreement, you have certain rights under the DGCL to demand appraisal of your Shares and to receive payment in cash for the fair value of your Shares in lieu of the $19.00 per Share to be paid in the Merger, exclusive of any element of value arising from the accomplishment or expectation of the Merger, as determined by the Delaware Court of Chancery, together with interest, if any, to be paid upon the amount determined to be fair value. The “fair value” of your Shares as determined by the Delaware Court of Chancery may be more or less than, or the same as, the $19.00 per Share that you are otherwise entitled to receive under the terms of the Merger Agreement. These rights are known as appraisal rights. Our stockholders who elect to exercise appraisal rights must not vote in favor of the proposal to adopt the Merger Agreement and must comply with the provisions of Section 262 in order to perfect their rights. Strict compliance with the statutory procedures in Section 262 is required. Failure to follow precisely any of the statutory requirements will result in the loss of your appraisal rights.

This section is intended as a brief summary of the material provisions of the Delaware statutory procedures that a stockholder must follow in order to seek and perfect appraisal rights. This summary, however, is not a complete statement of all applicable requirements, and is qualified in its entirety by reference to Section 262, the full text of which appears in Annex C to this proxy statement. The following summary does not constitute any legal or other advice, nor does it constitute a recommendation that stockholders exercise their appraisal rights under Section 262.

Section 262 requires that where a Merger Agreement is to be submitted for adoption at a meeting of stockholders, the stockholders be notified that appraisal rights will be available not less than 20 days before the meeting to vote on the Merger. A copy of Section 262 must be included with such notice. This proxy statement constitutes our notice to our stockholders that appraisal rights are available in connection with the Merger, in compliance with the requirements of Section 262. If you wish to consider exercising your appraisal rights, you should carefully review the text of Section 262 contained in Annex C. Failure to comply timely and properly with the requirements of Section 262 will result in the loss of your appraisal rights under the DGCL.

If you elect to demand appraisal of your Shares, you must satisfy each of the following conditions: (1) You must deliver to us a written demand for appraisal of your Shares before the vote is taken to approve the proposal to adopt the Merger Agreement, which must reasonably inform us of the identity of the holder of record of Shares who intends to demand appraisal of his, her or its Shares; and (2) very importantly, you must not vote or submit a proxy “for” the proposal to adopt the Merger Agreement.

If you fail to comply with either of the conditions stated above and the Merger is completed, you will be entitled to receive payment for your Shares as provided for in the Merger Agreement, but you will have no appraisal rights with respect to your Shares. A stockholder wishing to exercise appraisal rights must hold of record the Shares on the date the written demand for appraisal is made and must continue to hold the Shares of record through the effective time of the Merger, because appraisal rights will be lost if the Shares are transferred prior to the effective time of the Merger. Voting against or failing to vote “for” the proposal to adopt the Merger Agreement, by itself, does not constitute a demand for appraisal within the meaning of Section 262. A proxy that is submitted and does not contain voting instructions will, unless revoked, be voted “for” the proposal to adopt the Merger Agreement, and it will constitute a waiver of the stockholder’s right of appraisal and will nullify any previously delivered written demand for appraisal. Therefore, a stockholder who submits a proxy and who wishes to exercise appraisal rights must either submit a proxy containing instructions to vote against the proposal to adopt the Merger Agreement or abstain from voting on the proposal to adopt the Merger Agreement. The written demand for appraisal must be in addition to and separate from any proxy or vote on the proposal to adopt the Merger Agreement.

All demands for appraisal should be addressed to our Corporate Secretary at Terremark Worldwide, Inc., One Biscayne Tower, 2 South Biscayne Boulevard, Suite 2800, Miami, Florida 33131, and must be delivered before the vote is taken to approve the proposal to adopt the Merger Agreement at the special meeting, and should be executed by, or on behalf of, the record holder of the Shares. The demand must reasonably inform us of the identity of the stockholder and the intention of the stockholder to demand appraisal of his, her or its Shares.

To be effective, a demand for appraisal by a stockholder of ours must be made by, or in the name of, the record stockholder, fully and correctly, as the stockholder’s name appears on the stockholder’s stock certificate(s) or in the transfer agent’s records, in the case of uncertificated Shares. The demand cannot be made by the beneficial owner if he or she does not also hold the Shares of record. The beneficial holder must, in such cases, have the registered owner, such as a bank, brokerage firm or other nominee, submit the required demand in respect of those Shares. If you hold your Shares through a bank, brokerage firm or other nominee and you wish to exercise appraisal rights, you should consult with your bank, brokerage firm or the other nominee to determine the appropriate procedures for the making of a demand for appraisal by the nominee.

If Shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, execution of a demand for appraisal should be made in that capacity. If the Shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand should be executed by or for all joint owners. An authorized agent, including an authorized agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner or owners and expressly disclose the fact that, in executing the demand, he or she is acting as agent for the record owner. A record owner, such as a bank, brokerage firm or other nominee, who holds Shares as a nominee for others, may exercise his or her right of appraisal with respect to the Shares held for one or more beneficial owners, while not exercising this right for other beneficial owners. In that case, the written demand should state the number of Shares as to which appraisal is sought. Where no number of Shares is expressly mentioned, the demand will be presumed to cover all Shares held in the name of the record owner.

Within 10 days after the Effective Time, the surviving corporation must give written notice that the Merger has become effective to each of our stockholders who has properly filed a written demand for appraisal and who did not vote in favor of the proposal to adopt the Merger Agreement. At any time within 60 days after the Effective Time, any stockholder who has not commenced an appraisal proceeding or joined a proceeding as a named party may withdraw the demand and accept the Merger Consideration for that stockholder’s Shares by delivering to the surviving corporation a written withdrawal of the demand for appraisal. However, any such attempt to withdraw the demand made more than 60 days after the Effective Time will require written approval of the surviving corporation. Unless the demand is properly withdrawn by the stockholder within 60 days after the Effective Time, no appraisal proceeding in the Delaware Court of Chancery will be dismissed as to any stockholder without the approval of the Delaware Court of Chancery, with such approval conditioned upon such terms as the Court deems just. If the surviving corporation does not approve a request to withdraw a demand for appraisal when that approval is required, or if the Delaware Court of Chancery does not approve the dismissal of an appraisal proceeding, the stockholder will be entitled to receive only the appraised value determined in any such appraisal proceeding, which value could be less than, equal to or more than the Merger Consideration.

Within 120 days after the Effective Time, but not thereafter, either the surviving corporation or any stockholder who has complied with the requirements of Section 262 and is entitled to appraisal rights under Section 262 may commence an appraisal proceeding by filing a petition in the Delaware Court of Chancery demanding a determination of the fair value of the Shares held by all stockholders entitled to appraisal. Upon the filing of the petition by a stockholder, service of a copy of such petition shall be made upon the surviving corporation. The surviving corporation has no obligation to file such a petition, and holders should not assume that the surviving corporation will file a petition. Accordingly, the failure of a stockholder to file such a petition within the period specified could nullify the stockholder’s previous written demand for appraisal. In addition, within 120 days after the Effective Time, any stockholder who has properly filed a written demand for appraisal and who did not vote in favor of the Merger Agreement, upon written request, will be entitled to receive from the surviving corporation, a statement setting forth the aggregate number of Shares not voted “for” the adoption of the Merger Agreement and with respect to which demands for appraisal have been received and the aggregate number of holders of such Shares. The statement must be mailed within 10 days after such written request has been received by the surviving corporation. A person who is the beneficial owner of Shares held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition for appraisal or request from the surviving corporation such statement.

If a petition for appraisal is duly filed by a stockholder and a copy of the petition is delivered to the surviving corporation, then the surviving corporation will be obligated, within 20 days after receiving service of a copy of the petition, to file with the Delaware Register in Chancery a duly verified list containing the names and addresses of all stockholders who have demanded an appraisal of their Shares and with whom agreements as to the value of their Shares have not been reached. After notice to stockholders who have demanded appraisal, if such notice is ordered by the Delaware Court of Chancery, the Delaware Court of Chancery is empowered to conduct a hearing upon the petition and to determine those stockholders who have complied with Section 262 and who have become entitled to the appraisal rights provided by Section 262. The Delaware Court of Chancery may require stockholders who have demanded payment for their Shares to submit their stock certificates to the Register in Chancery for notation of the pendency of the appraisal proceedings; and if any stockholder fails to comply with that direction, the Delaware Court of Chancery may dismiss the proceedings as to that stockholder.

After determination of the stockholders entitled to appraisal of their Shares, the Delaware Court of Chancery will appraise the Shares, determining their fair value as of the Effective Time after taking into account all relevant factors exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with interest, if any, to be paid upon the amount determined to be the fair value. When the value is determined, the Delaware Court of Chancery will direct the payment of such value upon surrender by those stockholders of the certificates representing their Shares. Unless the Court in its discretion determines otherwise for good cause shown, interest from the Effective Time through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the Effective Time and the date of payment of the judgment.

Parent, Merger Sub and the Company have agreed that any impact on the value of the Shares as a result of any prospective exercise by Merger Sub of the Top-Up Option will not be taken into account in any determination of the fair value of any Shares in respect of which any holders thereof properly demand appraisal in accordance with Section 262.

You should be aware that an investment banking opinion as to fairness from a financial point of view is not necessarily an opinion as to fair value under Section 262. Although we believe that the Merger Consideration is fair, no representation is made as to the outcome of the appraisal of fair value as determined by the Delaware Court of Chancery and stockholders should recognize that such an appraisal could result in a determination of a value higher or lower than, or the same as, the Merger Consideration. Moreover, we do not anticipate offering more than the Merger Consideration to any stockholder exercising appraisal rights and reserve the right to assert, in any appraisal proceeding, that, for purposes of Section 262, the “fair value” of a share of our Common Stock is less than the Merger Consideration. In determining “fair value,” the Delaware Court is required to take into account all relevant factors. In Weinberger v. UOP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that “proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court” should be considered and that “[f]air price obviously requires consideration of all relevant factors involving the value of a company.” The Delaware Supreme Court has stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which could be ascertained as of the date of the merger which throw any light on future prospects of the merged corporation. Section 262 provides that fair value is to be “exclusive of any element of value arising from the accomplishment or expectation of the merger.” In Cede & Co. v. Technicolor, Inc., the Delaware Supreme Court stated that such exclusion is a “narrow exclusion [that] does not encompass known elements of value,” but which rather applies only to the speculative elements of value arising from such accomplishment or expectation. In Weinberger, the Delaware Supreme Court construed Section 262 to mean that “elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered.”

Costs of the appraisal proceeding (which do not include attorneys’ fees or the fees and expenses of experts) may be determined by the Delaware Court of Chancery and imposed upon the surviving corporation and the stockholders participating in the appraisal proceeding by the Delaware Court of Chancery, as it deems equitable in the circumstances. Upon the application of a stockholder, the Delaware Court of Chancery may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys’ fees and the fees and expenses of experts used in the appraisal proceeding, to be charged pro rata against the value of all Shares entitled to appraisal. Any stockholder who demanded appraisal rights will not, after the Effective Time, be entitled to vote Shares subject to that demand for any purpose or to receive payments of dividends or any other distribution with respect to those Shares, other than with respect to payment as of a record date prior to the effective time of the Merger. However, if no petition for appraisal is filed within 120 days after the Effective Time, or if the stockholder otherwise fails to perfect, successfully withdraws or loses such holder’s right to appraisal, then the right of that stockholder to appraisal will cease and that stockholder will be entitled to receive the Merger Consideration (without interest).

In view of the complexity of Section 262, our stockholders who may wish to pursue appraisal rights should consult their legal and financial advisors.

DELISTING AND DEREGISTRATION OF OUR COMMON STOCK

If the Merger is completed, our Common Stock will be delisted from the Nasdaq Global Market and deregistered under the Exchange Act and we will no longer file periodic reports with the SEC on account of our Common Stock.

OTHER BUSINESS

As of the date of this proxy statement, we do not know of any other matters to be brought before the special meeting other than as described in this proxy statement.

STOCKHOLDER PROPOSALS FOR THE 2011 ANNUAL MEETING

Once the Merger is completed, there will be no public participation in any future meetings of our stockholders. If the Merger is not completed, our public stockholders will continue to be entitled to attend and participate in our stockholder meetings, and we would expect to hold our 2011 annual meeting of stockholders prior to the end of 2011.

In order for a stockholder proposal to be considered for inclusion in the proxy statement and form of proxy relating to our 2011 annual meeting of stockholders, our Corporate Secretary must have received a written notice of the proposal by February 16, 2011, and the stockholder proposal must have otherwise complied in all respects with the applicable rules and regulations set forth by the SEC relating to the inclusion of stockholder proposals. Stockholder proposals must include, with respect to each matter the stockholder intends to bring before the annual meeting: (a) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting such business at the annual meeting; (b) the name and record address of the stockholder proposing the business; (c) the class and number of Shares that are owned by the stockholder; and (d) any material interest of the stockholder in such business.

Any proposal submitted with respect to our 2011 annual meeting of stockholders that is submitted outside the requirements of Rule 14a-8 under the Exchange Act will be considered timely if we receive written notice of that proposal not fewer than 90 days, and no more than 120 days, prior to the first anniversary of the date on which we first mailed the proxy statement for the 2010 annual meeting of stockholders. However, if the date of our 2011 annual meeting of stockholders is changed by more than 30 days from the date of our 2010 annual meeting of stockholders, then the notice and proposal will be considered untimely if it is not received at least 90 days prior to the newly-announced date that we mail the proxy statement.

Send all proposals to Adam T. Smith, Corporate Secretary, Terremark Worldwide, Inc., One Biscayne Tower, 2 South Biscayne Boulevard, Suite 2800, Miami, Florida 33131.

HOUSEHOLDING OF SPECIAL MEETING MATERIALS

Some brokers, banks, trusts and other nominees may be participating in the practice of “householding” proxy statements. This means that only one copy of this notice and proxy statement may have been sent to multiple stockholders in your household. If you would prefer to receive separate copies of a proxy statement either now or in the future, you may request separate copies by written or telephonic request directed to the Vice President of Investor Relations at Terremark Worldwide, Inc., One Biscayne Tower, 2 Biscayne Boulevard, Suite 2800, Miami, Florida 33131, telephone number (305) 961-3200. Upon written or oral request, we will provide a separate copy of this proxy statement. In addition, stockholders sharing an address can request delivery of a single copy of a proxy statement if you are receiving multiple copies upon written or oral request at the address and telephone number stated above.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may read and copy any document we file at the SEC public reference room located at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our SEC filings are also available to the public at the SEC website at www.sec.gov. You also may obtain free copies of the documents we file with the SEC, including this proxy statement, by going to the Investor Relations page of our corporate website at www.terremark.com. Our website address is provided as an inactive textual reference only. The information provided on our website, other than copies of the documents listed below that have been filed with the SEC, is not part of this proxy statement, and therefore is not incorporated herein by reference.

Statements contained in this proxy statement, or in any document incorporated by reference in this proxy statement regarding the contents of any contract or other document, are not necessarily complete and each such statement is qualified in its entirety by reference to that contract or other document filed as an exhibit with the SEC. The SEC allows us to “incorporate by reference” into this proxy statement documents we file with the SEC. This means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered to be a part of this proxy statement, and later information that we file with the SEC will update and supersede that information. We incorporate by reference the documents listed below and any documents filed by us pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this proxy statement and before the date of the special meeting.

•	Annual Report on Form 10-K for the fiscal year ended March 31, 2010 (filed with the SEC on June 14, 2010);

•	Quarterly Reports on Form 10-Q (filed with the SEC on August 12, 2010, November 2, 2010 and February 7, 2011); and

•	Current Reports on Form 8-K (filed with the SEC on July 22, 2010; August 5, 2010; November 2, 2010; November 9, 2010; November 12, 2010; November 16, 2010; November 22, 2010; and January 27, 2011).

Notwithstanding the foregoing, information furnished under Items 2.02 and 7.01 of any Current Report on Form 8-K, including the related exhibits, is not incorporated by reference into this proxy statement.

Any person, including any beneficial owner, to whom this proxy statement is delivered may request copies of proxy statements and any of the documents incorporated by reference in this document or other information concerning us, without charge, by written or telephonic request directed to the Vice President of

Investor Relations at Terremark Worldwide, Inc., One Biscayne Tower, 2 Biscayne Boulevard, Suite 2800, Miami, Florida 33131, telephone number (305) 961-3200 or from the SEC through the SEC website at the address provided above. Documents incorporated by reference are available without charge, excluding any exhibits to those documents unless the exhibit is specifically incorporated by reference into those documents.

THIS PROXY STATEMENT DOES NOT CONSTITUTE THE SOLICITATION OF A PROXY IN ANY JURISDICTION TO OR FROM ANY PERSON TO WHOM OR FROM WHOM IT IS UNLAWFUL TO MAKE SUCH PROXY SOLICITATION IN THAT JURISDICTION. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROXY STATEMENT TO VOTE YOUR SHARES OF OUR COMMON STOCK AT THE SPECIAL MEETING. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION THAT IS DIFFERENT FROM WHAT IS CONTAINED IN THIS PROXY STATEMENT. THIS PROXY STATEMENT IS DATED MARCH [ • ], 2011. YOU SHOULD NOT ASSUME THAT THE INFORMATION CONTAINED IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THAT DATE, AND THE MAILING OF THIS PROXY STATEMENT TO STOCKHOLDERS DOES NOT CREATE ANY IMPLICATION TO THE CONTRARY.

ANNEX A

AGREEMENT AND PLAN OF MERGER

Dated as of January 27, 2011

Among

Verizon Communications Inc.,

Verizon Holdings Inc.

and

Terremark Worldwide, Inc.

A-i

A-ii

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER, dated as of January 27, 2011 (this “Agreement”), is by and among Verizon Communications Inc., a Delaware corporation (“Parent”), Verizon Holdings Inc., a Delaware corporation and wholly owned Subsidiary of Parent (“Purchaser”), and Terremark Worldwide, Inc., a Delaware corporation (the “Company”). Certain terms used in this Agreement are defined in Section 8.11.

WHEREAS, the respective Boards of Directors of Purchaser and the Company have unanimously determined that this Agreement and the Transactions, including the Offer and the Merger, are advisable, fair to and in the best interests of their respective stockholders;

WHEREAS, the respective Boards of Directors of Purchaser and the Company have unanimously, and the Board of Directors of Parent has unanimously by those directors present and voting, approved this Agreement and the Transactions, including the Offer and the Merger, on the terms and subject to the conditions set forth in this Agreement;

WHEREAS, Purchaser shall commence a tender offer to purchase all of the shares of common stock, $.001 par value per share, of the Company (“Company Common Stock”) outstanding (each, a “Share” and, collectively, the “Shares”) for $19.00 per Share (such amount or any greater amount per Share paid pursuant to the Offer being hereinafter referred to as the “Offer Price”), subject to any required withholding of Taxes, net to the seller in cash, on the terms and subject to the conditions provided for in this Agreement (such cash tender offer, as it may be amended from time to time as permitted by this Agreement, the “Offer”);

WHEREAS, Purchaser shall merge with and into the Company, with the Company being the surviving corporation, in accordance with the General Corporation Law of the State of Delaware (the “DGCL”), pursuant to which Shares (other than certain Shares as provided in Section 2.7) will be converted into the right to receive the Offer Price, subject to any required withholding of Taxes, on the terms and subject to the conditions provided for in this Agreement (the “Merger”); and

WHEREAS, Parent has required, as a condition to its willingness to enter into this Agreement, that certain stockholders of the Company (the “Supporting Stockholders”) enter into Tender and Support Agreements, each dated as of the date hereof (the “Support Agreements”), simultaneously herewith, pursuant to which, among other things, each Supporting Stockholder has agreed to (i) tender all Shares it beneficially owns in the Offer, (ii) vote to adopt this Agreement and (iii) take certain other actions in furtherance of the Merger, in each case, on the terms and subject to the conditions provided for in the Support Agreements.

NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, and intending to be legally bound hereby, Parent, Purchaser and the Company hereby agree as follows:

ARTICLE I

The Offer

Section 1.1  The Offer.

(a) Commencement of the Offer. Unless this Agreement shall have previously been terminated in accordance with Article VII, and provided that the Company shall have complied in all material respects with its obligations under Section 1.2, Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (the “Exchange Act”)) the Offer to purchase all of the outstanding Shares at a price per Share equal to the Offer Price as promptly as reasonably practicable following the date hereof, but no earlier than the tenth (10th) Business Day and no later than the fifteenth (15th) Business Day after the initial public announcement of the execution of this Agreement (which initial public announcement shall occur no later than the first (1st) Business Day following execution and delivery of this Agreement).

(b) Terms and Conditions of the Offer. The obligation of Purchaser to, and of Parent to cause Purchaser to, accept for payment and pay for Shares tendered pursuant to the Offer shall be subject only to the satisfaction (or waiver by Parent and Purchaser) of the conditions set forth in Annex A hereto (the “Offer Conditions”). To the extent permitted by applicable Law, Parent and Purchaser expressly reserve the right to waive any of the Offer Conditions (other than the Minimum Condition), to increase the price per Share payable in the Offer and to make any other changes in the terms of the Offer; provided, however, that no change may be made without the prior written consent of the Company that (i) decreases the price per Share payable in the Offer, (ii) changes the form of consideration to be paid in the Offer, (iii) reduces the maximum number of Shares sought to be purchased in the Offer, (iv) imposes conditions to the Offer in addition to the Offer Conditions, (v) amends, modifies or waives the Minimum Condition, (vi) modifies or amends any of the Offer Conditions in any manner adverse to the holders of Shares or (vii) except as provided in Section 1.1(c), extends the Initial Offer Expiration Date.

(c) Expiration and Extensions of the Offer. The Offer shall initially be scheduled to expire at midnight, New York City time, on the twentieth (20th) Business Day following the commencement of the Offer (calculated in accordance with Rule 14d-1(g)(3) promulgated under the Exchange Act) (the “Initial Offer Expiration Date”); provided that, if at any scheduled expiration of the Offer, any Offer Condition is not then satisfied or, to the extent permitted by this Agreement and applicable Law, waived, then Purchaser shall extend the Offer on one or more occasions for consecutive periods of at least five (5) Business Days but no more than ten (10) Business Days, each as determined by Parent, or for such longer period(s) as Parent and the Company may otherwise agree, up until the Walk-Away Date to permit such Offer Condition(s) to be satisfied; provided, however, that, if all of the Offer Conditions other than the Minimum Condition and those Offer Conditions that by their nature are to be satisfied at the expiration of the Offer have been satisfied or, to the extent permitted by this Agreement and applicable Law, waived, Purchaser shall have the right, but not the obligation, to terminate the Offer ten (10) days after the date on which all of the Offer Conditions other than the Minimum Condition and those Offer Conditions that by their nature are to be satisfied at the expiration of the Offer have been satisfied or, to the extent permitted by this Agreement and applicable Law, waived (but not earlier than ninety (90) days after the date hereof). Notwithstanding any of the foregoing contained in this Section 1.1(c), Purchaser shall be required to extend the Offer on one or more occasions for the minimum period required by any rule, regulation, interpretation or position of the Securities and Exchange Commission (the “SEC”) or the staff thereof or of Nasdaq applicable to the Offer; provided, however, that such extension shall be subject to the right to terminate the Offer in accordance with Section 1.1(f), and the parties’ respective rights to terminate this Agreement pursuant to Section 7.1, and nothing contained herein shall require Purchaser to extend the period during which the Offer remains open to any date after the Walk-Away Date. The “Initial Offer Expiration Date” as it may be extended is referred to as the “Expiration Date.” Notwithstanding anything to the contrary contained in this Section 1.1(c), if this Agreement is terminated pursuant to Section 7.1, then Purchaser shall promptly (and, in any event, within one (1) Business Day after such termination), irrevocably and unconditionally terminate the Offer.

(d) Subsequent Offering Period. If, as of the Offer Closing, all of the conditions to the Offer have been satisfied (or, to the extent permitted by this Agreement and applicable Laws, waived by Purchaser) but the number of Shares validly tendered and not withdrawn pursuant to the Offer, when taken together with Shares, if any, then owned by Parent and its Subsidiaries, constitutes less than 90% of the Shares then outstanding, without the consent of the Company, Purchaser shall have the right to provide for a “subsequent offering period” (as contemplated by Rule 14d-11 under the Exchange Act).

(e) Payment. Subject to the terms of the Offer and this Agreement and the satisfaction or permitted waiver of all the Offer Conditions, Purchaser shall accept for payment and pay for all Shares validly tendered and not withdrawn pursuant to the Offer promptly (and in any event within three (3) Business Days) after the Expiration Date and in any event in compliance with Rule 14d-10 and Rule 14e-1(c) under the Exchange Act. On or prior to the date that Purchaser becomes obligated to pay for Shares pursuant to the Offer, Parent shall provide or cause to be provided to Purchaser the funds necessary to pay for all Shares that Purchaser becomes so obligated to pay for pursuant to the Offer. The Offer Price shall, subject to any required withholding of Taxes, be net to the seller in cash, upon the terms and subject to the conditions of the Offer. The Company agrees that no Shares held by the Company or any of its Subsidiaries will be tendered to Purchaser pursuant to the Offer. The payment for Shares accepted for payment pursuant to and subject to the conditions of the Offer is referred to in this Agreement as the “Offer Closing”.

(f) Continuing Pursuit of the Merger. If at any then-scheduled Expiration Date occurring after the later of April 4, 2011 and the Proxy Statement Clearance Date, any Offer Condition shall not have been satisfied or, to the extent permitted by this Agreement and applicable Law, waived (other than Offer Conditions that by their nature are to be satisfied on the Expiration Date), then Purchaser may irrevocably and unconditionally terminate the Offer and concurrently therewith shall pursue the Merger as contemplated in Section 5.4 (it being understood that the provisions of this Section 1.1(f) shall not limit the rights of Parent and Purchaser under Section 1.1(c) to terminate the Offer without pursuing the Merger).

(g) Termination of the Offer. The termination of the Offer pursuant to Section 1.1(c) or Section 1.1(f) is referred to in this Agreement as the “Offer Termination”. Notwithstanding anything to the contrary in Section 1.1, if this Agreement is terminated pursuant to Section 7.1, then Purchaser shall promptly (and, in any event, within one (1) Business Day after such termination), irrevocably and unconditionally terminate the Offer. If the Offer is terminated or withdrawn by Purchaser, or this Agreement is terminated in accordance with Section 7.1, Purchaser shall promptly return, and shall cause any depository acting on behalf of Purchaser to return, all tendered Shares to the registered holders thereof in accordance with the terms of the Offer and applicable Law. The parties hereto acknowledge and agree that the Offer Termination shall not give rise to a right of termination of this Agreement except to the extent expressly provided for in Section 7.1 and that, absent any such termination of this Agreement, the obligations of the parties hereunder other than those related to the Offer shall continue to remain in effect, including those obligations with respect to the Merger.

(h) Adjustments to Offer Price. The Offer Price shall be adjusted to the extent appropriate to reflect the effect of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to the Shares occurring or having a record date on or after the date of this Agreement and prior to the payment by Purchaser for the Shares; provided that this Section 1.1(h) shall not affect or supersede the provisions of Section 5.1.

(i) Offer Documents. As promptly as practicable on the date of commencement of the Offer, Parent and Purchaser shall file with the SEC a Tender Offer Statement on Schedule TO (together with all amendments, supplements and exhibits thereto, the “Schedule TO”) with respect to the Offer. The Schedule TO shall contain or incorporate by reference an offer to purchase and forms of the related letter of transmittal, summary advertisement, notices to brokers, dealers and clients, and all other ancillary Offer documents (collectively, together with all amendments, supplements and exhibits thereto, the “Offer Documents”). The Company shall promptly furnish to Parent in writing all information concerning the Company that may be required by applicable federal securities Laws for inclusion in the Offer Documents. Parent and Purchaser shall cause the Offer Documents (i) to be disseminated to the holders of the Shares as and to the extent required by applicable federal securities Laws and (ii) to comply as to form in all material respects with the requirements of Exchange Act, the applicable rules and regulations of Nasdaq and all other applicable Laws. Parent and Purchaser, on the one hand, and the Company, on the other hand, shall promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall be or shall have become false or misleading in any material respect, and Parent and Purchaser shall cause the Offer Documents as so corrected to be filed with the SEC and disseminated to holders of the Shares, in each case, as and to the extent required by applicable federal securities Laws. The Company and its counsel shall be given a reasonable opportunity to review and comment upon the Offer Documents before they are filed with the SEC and disseminated to holders of Shares, and Parent and Purchaser shall give reasonable and good faith consideration to all additions, deletions or changes suggested thereto by the Company and its counsel. In addition, Parent and Purchaser agree to provide the Company and its counsel with any comments, whether written or oral, that Parent or Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments, to consult with the Company and its counsel prior to responding to any such comments and to provide the Company with copies of all such written responses. The Company has been informed that all directors and executive officers of the Company intend to tender all of their respective Shares, if any, in the Offer and the Offer Documents may so state. The Company hereby consents to the inclusion of the Company Recommendation in the Offer Documents (subject to Section 5.2(e)).

Section 1.2  Company Actions.

(a) Schedule 14D-9. As promptly as practicable on the date of commencement of the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments, supplements and exhibits thereto, the “Schedule 14D-9”) which, subject to Section 5.2(e), shall contain the Company Recommendation. The Company shall include the Fairness Opinion, in its entirety, as an annex to the Schedule 14D-9. The Company shall cause the Schedule 14D-9 (i) to be disseminated to the holders of the Shares as and to the extent required by applicable federal securities Laws and (ii) to comply as to form in all material respects with the requirements of the Exchange Act, the applicable rules and regulations of Nasdaq and all other applicable Laws. Parent and Purchaser shall promptly furnish to the Company in writing all information concerning Parent and Purchaser that may be required by applicable federal securities Laws for inclusion in the Schedule 14D-9. The Company, on the one hand, and each of Parent and Purchaser, on the other hand, shall promptly correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall be or shall have become false or misleading in any material respect, and the Company shall cause the Schedule 14D-9 as so corrected to be filed with the SEC and disseminated to holders of the Shares, in each case, as and to the extent required by applicable federal securities Laws. Parent and its counsel shall be given a reasonable opportunity to review and comment upon the Schedule 14D-9 before it is filed with the SEC and disseminated to holders of Shares, and the Company shall give reasonable and good faith consideration to all additions, deletions or changes suggested thereto by Parent and its counsel. In addition, the Company agrees to provide Parent and its counsel with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments, to consult with Parent and its counsel prior to responding to any such comments and to provide Parent with copies of all such written responses.

(b) Stockholder Lists. In connection with the Offer, the Company shall cause its transfer agent to furnish Purchaser or its designated agent with mailing labels containing the names and addresses of all record holders of Shares and with security position listings of Shares held in stock depositories, each as of a recent date, together with all other available listings and computer files containing names, addresses and security position listings of record holders and beneficial owners of Shares. The Company shall furnish Purchaser with such additional information, including updated listings and computer files of shareholders, mailing labels and security position listings, and such other assistance as Parent, Purchaser or their agents may reasonably require in communicating the Offer to the record and beneficial holders of Shares. Subject to the requirements of applicable Laws and except for such steps as are necessary to disseminate the Offer Documents and any other documents necessary to consummate the Transactions, Parent and Purchaser shall not use and shall hold in confidence, until consummation of the Offer, all information furnished in accordance with this Section 1.2(b) in accordance with the requirements of the Confidentiality Agreement and, if this Agreement shall be terminated, each of Parent and Purchaser shall, upon request, deliver to the Company or destroy all copies of such information in its possession or control in accordance with the terms of the Confidentiality Agreement.

Section 1.3  Directors of the Company.

(a) Composition of the Company Board and Committees. Upon the Offer Closing, Parent, in accordance with applicable Law, shall be entitled to designate the number of directors, rounded up to the next whole number, constituting the Company’s Board of Directors (the “Company Board”) that equals the product of (i) the total number of directors on the Company Board (giving effect to the election of directors designated and elected by Parent pursuant to this Section 1.3(a)) and (ii) the percentage that the number of Shares beneficially owned by Parent and its Subsidiaries (including Shares purchased pursuant to the Offer) bears to the total number of Shares then outstanding, and the Company shall cause Parent’s designees to be elected or appointed to the Company Board, including, if necessary, by increasing the total number of Company directorships, and seeking and accepting resignations of incumbent directors. At such time, the Company shall also, at the request of Parent, cause individuals designated by Parent to constitute the number of members, rounded up to the next whole number, on (A) each committee of the Company’s Board of Directors and (B) each board of directors of each Subsidiary of the Company (and each committee thereof) that represents the same percentage as such individuals represent on the Company’s Board of Directors.

(b) Independent Directors. Following the Offer Closing, without limiting the generality of the foregoing paragraph, at all times prior to the Effective Time, the Company Board shall be composed of not less than three (3) Independent Directors each of whom shall be a Qualified Person, and (i) if the number of Independent Directors shall ever be fewer than three (3) for any reason (or if immediately following Offer Closing there are not at least three (3) then-existing directors of the Company who are Qualified Persons and willing to serve as Independent Directors), then the remaining Independent Director(s) shall be entitled to designate any Qualified Person to fill each such vacancy and each such designated Qualified Person shall be deemed to be an Independent Director for all purposes of this Agreement, or (ii) if no Independent Directors remain for any reason, the other directors shall be required to designate three (3) Qualified Persons to fill such vacancies, and such persons shall be deemed to be Independent Directors for all purposes of this Agreement. Notwithstanding the foregoing, and subject to the Offer Closing, the Company shall, if Parent shall so request, take all action necessary to elect to be treated as a “Controlled Company” for purposes of Nasdaq Marketplace Rule 5615(c) (or any successor provision) and make all necessary filings and disclosures associated with such status.

(c) ”Independent Director” means any member of the Company Board while such person is such a member thereof, who is not an officer or Affiliate of the Company, Parent or any of their respective Subsidiaries and was a member of the Company Board prior to the date of this Agreement, and any successor of an Independent Director, while such successor is a member of the Company Board, who is not an officer or Affiliate of the Company, Parent or any of their respective Subsidiaries and was recommended or elected to so succeed by a majority of Independent Directors.

(d) ”Qualified Person” means any person who meets the standards of an “independent director” under Section 301 of the Sarbanes-Oxley Act of 2002, and (other than by virtue of being a Company director) who otherwise has no affiliation or association with, employment relationship with, material investment or equity interest in, borrower-creditor relationship with, or business relationship with, the Company, Parent or any of their respective Affiliates or Subsidiaries.

(e) Section 14(f) of the Exchange Act. The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under Section 1.3, including mailing to the Company’s stockholders the information required by such Section 14(f) and Rule 14f-1 (which the Company shall mail together with the Schedule 14D-9 if it receives from Parent and Purchaser the information below on a basis timely to permit such mailing) as is necessary to fulfill the Company’s obligations under Section 1.3. Parent and Purchaser shall supply the Company such information with respect to Parent and Purchaser and their nominees, officers, directors and Affiliates required by such Section 14(f) and Rule 14f-1 as is necessary in connection with the appointment of any of Parent’s designees under Section 1.3. The provisions of Section 1.3 are in addition to and shall not limit any rights that Purchaser, Parent or any of their Affiliates may have as a holder or beneficial owner of Shares as a matter of Law with respect to the election of directors or otherwise.

(f) Independent Director Approval. Following the election or appointment of Parent’s designees pursuant to Section 1.3(a) and until the Effective Time the approval of a majority of the Independent Directors (or of the sole Independent Director if there shall be only one (1) Independent Director) shall be required for the Company to authorize (and such authorization shall constitute the authorization of the

Company Board and no other action on the part of the Company, including any action by any other director of the Company, shall be required to authorize)(such authorization, the “Independent Director Approval”) (i) any Company Adverse Recommendation Change, (ii) any consent or action by the Company required under this Agreement, including termination of this Agreement by the Company, (iii) any amendment of this Agreement or of the Company’s certificate of incorporation (the “Company Certificate of Incorporation”) or bylaws (the “Company Bylaws” and, together with the Company Certificate of Incorporation, the “Company Charter Documents”), (iv) any extension of the time for performance of any obligation or action hereunder by Parent or Purchaser, (v) any waiver of compliance with any covenant of Parent or Purchaser or any waiver of any other agreements or conditions contained herein for the benefit of the Company or (vi) any exercise of the Company’s rights or remedies under this Agreement or any action seeking to enforce any obligation of Parent or Purchaser under this Agreement. If asked to take any of the actions or to perform any of the duties set forth above, and with respect to any transactions where Parent has or reasonably may be deemed to have interests that are materially different from or in addition to the interests of the non-Affiliate holders of Shares, the Independent Directors shall have the authority to retain, at the expense of the Company, the Company’s current outside legal counsel, Greenberg Traurig, P.A., and a financial advisor, in each case, as reasonably necessary to ensure the exercise and discharge of their fiduciary and other duties and their obligations under this Agreement. In addition, following the appointment of Parent’s designees pursuant to Section 1.3(a), the Independent Directors shall have the authority to institute any action, on behalf of the Company and the non-Affiliate holders of Shares (including at the request of such holders), to enforce the performance by Purchaser or Parent of its obligations under this Agreement.

Section 1.4  Top-Up Option.

(a) Top-Up Option. Subject to Section 1.4(b) and Section 1.4(c), the Company grants to Purchaser an irrevocable and non-transferable option, for so long as this Agreement has not been terminated pursuant to the provisions hereof (the “Top-Up Option”), to purchase from the Company such number of authorized and unissued shares of Company Common Stock (the “Top-Up Option Shares”) that, when added to the number of Shares owned by Parent and its Subsidiaries at the time of exercise of the Top-Up Option, constitutes one (1) share of Company Common Stock more than 90% of the outstanding Shares after giving effect to the issuance of the Top-Up Option Shares. Upon Purchaser’s request, the Company shall cause its transfer agent to certify in writing to Purchaser the number of Shares outstanding as of immediately prior to the exercise of the Top-Up Option and after giving effect to the issuance of the Top-Up Option Shares.

(b) Exercise of Top-Up Option. The Top-Up Option may be exercised by Purchaser, in whole and not in part, only once, at any time during the ten (10) Business Day period next following the Offer Closing (and if there shall have been commenced a subsequent offering period as contemplated by Section 1.1(d), after the expiration of such subsequent offering period); provided, that notwithstanding anything in this Agreement to the contrary the Top-Up Option shall not be exercisable to the extent (i) the number of Top-Up Option Shares issuable upon exercise of the Top-Up Option would exceed the number of authorized but unissued shares of Company Common Stock, (ii) any provision of applicable Law or any judgment, injunction, order or decree of any Governmental Authority shall prohibit such exercise, or require any action, consent, approval, authorization or permit of, action by, or filing with or notification to, any Governmental Authority in connection with such exercise or the delivery of the Top-Up Option Shares in respect of such exercise, if such action, consent, approval, authorization or permit, action, filing or notification has not theretofore been obtained or made or (iii) the conditions set forth in Section 6.1(c) and Section 6.1(d) are not satisfied as of the time of the issuance of the Top-Up Option Shares. The aggregate purchase price payable for the Top-Up Option Shares being purchased by Purchaser pursuant to the Top-Up Option shall be determined by multiplying the number of such Top-Up Option Shares then-subject to the Top-Up Option by the Offer Price. Such purchase price shall be paid by Parent or Purchaser, at Parent’s or Purchaser’s election, by either (1) paying in cash an amount equal to the aggregate par value of the Top-Up Option Shares which shall be allocated to the Company’s stated (or “paid-in”) capital account and by executing and delivering to the Company a promissory note (the

“Promissory Note”) having a principal amount equal to the balance of such purchase price which balance shall be allocated to the Company’s “additional capital” account or (2) executing and delivering a Promissory Note for the full purchase price. The Promissory Note (A) shall be due on the first (1st) anniversary of the Top-Up Closing, (B) shall bear simple interest of 5% per annum, (C) shall be full recourse to Parent and Purchaser, (D) may be prepaid, in whole or in part, at any time without premium or penalty, and (E) shall have no other material terms. Notwithstanding the foregoing, Purchaser may elect to pay (or cause to be paid) all or a portion of the aggregate purchase price payable for the Top-Up Option Shares being purchased by Purchaser in cash and in connection therewith, the Company shall apply such cash proceeds (without the deduction of any other fee or expense) toward an Optional Redemption of the 12% Notes in the manner directed by Parent.

(c) Top-Up Notice; Top-Up Option Closing. In the event Purchaser elects, subject to the provisions of this Section 1.4 to exercise the Top-Up Option, Parent or Purchaser shall deliver to the Company a notice (the “Top-Up Notice”) setting forth (i) its election to so exercise and purchase the Top-Up Option Shares then-subject to the Top-Up Option, and (ii) the place (if other than as set forth in Section 2.2) and time at which the simultaneous exercise and purchase of such Top-Up Option Shares by Purchaser is to take place. The Top-Up Notice shall also include an undertaking signed by Parent and Purchaser that in addition to the provisions of Section 1.4(b), it shall be a condition to the exercise of the Top-Up Option that, simultaneously with such exercise of the Top-Up Option and the issuance of the Top-Up Option Shares, Purchaser shall, and Parent shall cause Purchaser to, simultaneously consummate the Merger in accordance with Section 253 of the DGCL as contemplated by Section 5.4(e). At the simultaneous exercise and purchase of the Top-Up Option Shares (the “Top-Up Closing”), Parent or Purchaser shall cause to be delivered to the Company the consideration required to be delivered in exchange for the Top-Up Option Shares and consummation of the Merger, and the Company shall cause to be issued to Purchaser a certificate representing the Top-Up Option Shares. The parties hereto agree to use their reasonable best efforts to cause (A) the exercise of the Top-Up Option, (B) the issuance and closing of the purchase of the Top-Up Option Shares, and (C) the Merger to be consummated in accordance with Section 253 of the DGCL as contemplated by Section 5.4(e) to occur simultaneously.

(d) Exemption from Registration. Parent and Purchaser acknowledge that the Top-Up Option Shares that Purchaser may acquire upon exercise of the Top-Up Option will not be registered under the Securities Act and will be issued in reliance upon an applicable exemption from registration under the Securities Act. Each of Parent and Purchaser hereby represents and warrants to the Company that Purchaser will be, upon the purchase of the Top-Up Option Shares, an “accredited investor”, as defined in Rule 501 of Regulation D under the Securities Act. Purchaser agrees that the Top-Up Option and the Top-Up Option Shares to be acquired upon exercise of the Top-Up Option are being and will be acquired by Purchaser for the purpose of investment and not with a view to, or for resale in connection with, any distribution thereof (within the meaning of the Securities Act).

(e) No Impact on Appraisal Rights. Any impact on the value of the Shares as a result of the issuance of the Top-Up Option Shares will not be taken into account in any determination of the fair value of any Dissenting Shares pursuant to Section 262 of the DGCL as contemplated by Section 2.9.

Section 1.5  Offer Documents; Schedule 14D-9; Proxy Statement.  Without limiting any other provision of this Agreement, whenever any party hereto becomes aware of any event or change which is required to be set forth in an amendment or supplement to the Offer Documents, the Schedule 14D-9 or the Proxy Statement, such party shall promptly inform the other parties thereof and each of the parties shall cooperate in the preparation, filing with the SEC and (as and to the extent required by applicable federal securities Laws) dissemination to the Company’s stockholders of such amendment or supplement.

ARTICLE II

The Merger

Section 2.1  The Merger.  Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the DGCL, at the Effective Time Purchaser shall be merged with and into the Company, and the separate corporate existence of Purchaser shall thereupon cease, and the Company shall be the surviving corporation in the Merger (the “Surviving Corporation”).

Section 2.2  Closing.  The closing of the Merger (the “Closing”) shall take place at 10:00 a.m. (New York City time) on a date to be specified by the parties (the “Closing Date”), which date shall be no later than the fifth (5th) Business Day after satisfaction or waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions at such time), at the offices of Weil, Gotshal & Manges LLP, 767 Fifth Avenue, New York, New York 10153, unless another time, date or place is agreed to in writing by the parties hereto.

Section 2.3  Effective Time.  Subject to the provisions of this Agreement, as soon as practicable on the Closing Date the parties shall file with the Secretary of State of the State of Delaware a certificate of merger (or, if applicable, a certificate of ownership and merger), executed in accordance with the relevant provisions of the DGCL (the “Certificate of Merger”). The Merger shall become effective upon the filing of the Certificate of Merger or at such later time as is agreed to by the parties hereto and specified in the Certificate of Merger (the time at which the Merger becomes effective is herein referred to as the “Effective Time”).

Section 2.4  Effects of the Merger.  The Merger shall have the effects set forth in the DGCL. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the properties, rights, privileges, powers and franchises of the Company and Purchaser shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Purchaser shall become the debts, liabilities and duties of the Surviving Corporation.

Section 2.5  Certificate of Incorporation and By-laws of the Surviving Corporation.

(a) The Company Certificate of Incorporation, as in effect immediately prior to the Effective Time, shall be amended in the Merger to be in the form of Exhibit A hereto and, as so amended, such certificate of incorporation shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

(b) The Company Bylaws, as in effect immediately prior to the Effective Time, shall be amended in the Merger to be in the form of Exhibit B hereto and, as so amended, shall be the by-laws of the Surviving Corporation until thereafter amended as provided therein or by applicable Law.

Section 2.6  Directors and Officers of the Surviving Corporation.

(a) Each of the parties hereto shall take all necessary action to cause the directors of Purchaser immediately prior to the Effective Time to be the directors of the Surviving Corporation immediately following the Effective Time, until their respective successors are duly elected or appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

(b) The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation immediately following the Effective Time until their respective successors are duly appointed and qualified or their earlier death, resignation or removal in accordance with the certificate of incorporation and by-laws of the Surviving Corporation.

Section 2.7  Conversion of Securities.  At the Effective Time, by virtue of the Merger and without any action on the part of the holders of any securities of Purchaser or the Company:

(a) Each share of capital stock of Purchaser issued and outstanding immediately prior to the Effective Time shall be automatically converted into and become one (1) validly issued, fully paid and nonassessable share of common stock, par value $.001 per share, of the Surviving Corporation.

(b) All Shares that are owned by the Company as treasury stock and any Shares owned by Parent or Purchaser immediately prior to the Effective Time shall be automatically canceled and shall cease to exist and no consideration shall be delivered in exchange therefor.

(c) Each Share (other than (i) Shares to be canceled in accordance with Section 2.7(b) and (ii) any Dissenting Shares) issued and outstanding immediately prior to the Effective Time shall be automatically converted into the right to receive an amount in cash equal to the Offer Price, subject to any required withholding of Taxes and without interest (the “Merger Consideration”). All such Shares, when so converted, shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate (or evidence of shares in book-entry form) that immediately prior to the Effective Time represented any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration.

(d) The Merger Consideration shall be adjusted to the extent necessary to reflect the effect of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization or other similar transaction with respect to the Shares occurring or having a record date on or after the date of this Agreement and prior to the payment of the Merger Consideration; provided that this Section 2.7(d) shall not affect or supersede the provisions of Section 5.1.

Section 2.8  Exchange of Certificates.

(a) Paying Agent. Prior to the Effective Time, Parent shall designate a bank or trust company, reasonably acceptable to the Company, to act as agent for the holders of Shares in connection with the Merger (the “Paying Agent”) to receive, for the benefit of holders of Shares, the aggregate Merger Consideration to which holders of Shares shall become entitled pursuant to Section 2.7(c). On or prior to the Closing Date, Parent shall deposit such aggregate Merger Consideration with the Paying Agent. Such aggregate Merger Consideration deposited with the Paying Agent, pending its disbursement to such holders, shall be invested by the Paying Agent as directed by Parent in one or more Permitted Investments. Any net profit resulting from, or interest or income produced by, such amounts on deposit with the Paying Agent will be payable to Parent or as Parent otherwise directs. To the extent such fund diminishes for any reason below the amount required to make prompt payment of the Merger Consideration, Parent and the Surviving Corporation shall promptly replace or restore the lost portion of such fund to ensure that it is, at all times, maintained at a level sufficient to make such payments.

(b) Exchange Procedures. Promptly after the Effective Time, the Surviving Corporation shall cause the Paying Agent to mail to each holder of record of a certificate or certificates (or evidence of shares in book-entry form), which immediately prior to the Effective Time represented outstanding Shares (the “Certificates”), whose shares were converted pursuant to Section 2.7 into the right to receive the Merger Consideration, (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent, and which shall be in such form and shall have such other provisions (including customary provisions with respect to delivery of an “agent’s message” with respect to shares held in book-entry form) as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions (and such other customary documents as may reasonably be required by the Paying Agent), the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration, without interest, for each Share formerly represented by such Certificate, and the Certificate so surrendered shall forthwith be canceled. If payment of the Merger Consideration is to be made to a Person other than the Person in whose name the surrendered Certificate is registered, it shall be a condition of payment that (A) the Certificate so surrendered shall be properly endorsed or shall otherwise be in proper form for transfer and (B) the Person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a Person other than the registered holder of such Certificate surrendered or shall have established to the reasonable satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.8, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Article II, without interest.

(c) Transfer Books; No Further Ownership Rights in Company Stock. The Merger Consideration paid in respect of Shares upon the surrender for exchange of Certificates in accordance with the terms of this Article II shall be deemed to have been paid in full satisfaction of all rights pertaining to the Shares previously represented by such Certificates, and at the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the Shares that were outstanding immediately prior to the Effective Time. From and after the Effective Time, the holders of Certificates that evidenced ownership of Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable Law. Subject to the last sentence of Section 2.8(e), if, at any time after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article II.

(d) Lost, Stolen or Destroyed Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed and, if reasonably required by the Surviving Corporation, the posting by such Person of a bond, in such reasonable amount as the Surviving Corporation may direct, as indemnity against any claim that may be made against it with respect to such Certificate, the Paying Agent will pay, in exchange for such lost, stolen or destroyed Certificate, the applicable Merger Consideration to be paid in respect of the Shares formerly represented by such Certificate, as contemplated by this Article II.

(e) Termination of Fund. At any time following nine (9) months after the Closing Date, the Surviving Corporation shall be entitled, at Parent’s option, to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) that had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look only to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) as general creditors thereof with respect to the payment of any Merger Consideration that may be payable upon surrender of any Certificates held by such holders, as determined pursuant to this Agreement, without any interest thereon. Any amounts remaining unclaimed by such holders at such time at which such amounts would otherwise escheat to or become property of any Governmental Authority shall become, to the extent permitted by applicable Law, the property of the Surviving Corporation free and clear of all Liens of any Person previously entitled thereto.

(f) No Liability. Notwithstanding any provision of this Agreement to the contrary, none of the parties hereto, the Surviving Corporation or the Paying Agent shall be liable to any Person for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar Law.

(g) Withholding Taxes. Parent, Purchaser, the Surviving Corporation and the Paying Agent shall be entitled to deduct and withhold from the consideration otherwise payable to a holder of Shares, Options, Restricted Shares or Company Warrants pursuant to the Offer or Merger such amounts as may be required to be deducted and withheld with respect to the making of such payment under the Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder (the “Code”), or under any provision of state, local or foreign Tax Law (including any income Tax Law or other Tax Law). To the extent amounts are so withheld and paid over to the appropriate taxing authority, the withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the Shares, Options, Restricted Shares or Company Warrants, as applicable, in respect of which such deduction and withholding was made.

Section 2.9  Appraisal Rights.  Notwithstanding anything in this Agreement to the contrary, Shares that are issued and outstanding immediately prior to the Effective Time and which are held by a stockholder who did not vote in favor of the Merger (or consent thereto in writing) and who is entitled to demand and properly demands appraisal of such Shares pursuant to, and who complies in all respects with, the provisions of

Section 262 of the DGCL (the “Dissenting Stockholders”), shall not be converted into or be exchangeable for the right to receive the Merger Consideration (the “Dissenting Shares”), but instead such holder shall be entitled to payment of the fair value of such Shares in accordance with the provisions of Section 262 of the DGCL (and at the Effective Time, such Dissenting Shares shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and such holder shall cease to have any rights with respect thereto, except the right to receive the fair value of such Dissenting Shares in accordance with the provisions of Section 262 of the DGCL), unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost rights to appraisal under the DGCL. If any Dissenting Stockholder shall have failed to perfect or shall have effectively withdrawn or lost such right, such holder’s Shares shall thereupon be treated as if they had been converted into and become exchangeable for the right to receive, as of the Effective Time, the Merger Consideration for each such Share, in accordance with Section 2.7, without any interest thereon. The Company shall give Parent (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by the Company relating to stockholders’ rights of appraisal, and (ii) the opportunity to participate in and direct all negotiations and proceedings with respect to demands for appraisal under the DGCL. The Company shall not, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle, or offer or agree to settle, any such demand for payment. Any portion of the Merger Consideration made available to the Paying Agent pursuant to Section 2.8 to pay for Shares for which appraisal rights have been perfected shall be returned to Parent upon demand.

Section 2.10  Treatment of Stock Options, Restricted Shares and Stock Plans.

(a) Treatment of Stock Options. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate to provide that, immediately prior to the Effective Time, (i) the vesting and exercisability of each then outstanding option or similar right to purchase Company Common Stock (each, an “Option”), granted under any stock option plan of the Company, including the Amended and Restated Company 2005 Executive Incentive Compensation Plan, the Amended and Restated 2000 Stock Option Plan, the 2000 Directors Stock Option Plan, and the 1996 Stock Option Plan, in each case, as amended from time to time, or any other plan, agreement or arrangement (collectively, the “Company Stock Plans”), shall be fully accelerated, (ii) each Option with an exercise price per share of Company Common Stock that is greater than or equal to the Offer Price, without regard to the identity of the holder, shall be cancelled and terminated, and (iii) each Option with an exercise price per share of Company Common Stock that is less than the Offer Price, without regard to the identity of the holder, shall be deemed exercised and, at the Effective Time, shall be terminated and converted into the right to receive an amount (subject to any applicable withholding or other Taxes required by applicable Law to be withheld in accordance with Section 2.8(g)), without interest, equal to the product of (A) the total number of shares of Company Common Stock deemed to be issued upon the deemed exercise of such Option and (B) the excess of the Merger Consideration per Share over the exercise price per share of Company Common Stock previously subject to such Option (such amounts payable hereunder being referred to as the “Option Consideration”). From and after the Effective Time, any such deemed exercised Option shall entitle such holder only to the payment of the Option Consideration. Without limiting the foregoing, as soon as practicable after the date hereof, the Company shall take all necessary action under the Company Stock Plans and the stock option agreements evidencing the Options (including, to the extent necessary, obtaining consent from the holders of the Options and making any amendments to the terms of the Company Stock Plans) to effectuate the actions contemplated by this Section 2.10(a) and, notwithstanding anything to the contrary, payment may be withheld in respect of any Option until any necessary consents are obtained.

(b) Treatment of Restricted Shares. Prior to the Effective Time, the Company Board (or, if appropriate, any committee thereof) shall adopt appropriate resolutions and take all other actions necessary and appropriate to provide that, (i) immediately prior to the Effective Time the vesting of all restricted shares of Company Common Stock (the “Restricted Shares”) that are then unvested and awarded under the Company Stock Plans shall be fully accelerated, and (ii) at the Effective Time each then outstanding Restricted Share shall be automatically converted into the right to receive the Merger

Consideration on the terms and conditions set forth in Section 2.7(c), subject to any withholding of Taxes required by applicable Law in accordance with Section 2.8(g) and without interest. Without limiting the foregoing, as soon as practicable after the date hereof, the Company shall take all necessary action under the Company Stock Plans and the restricted stock award agreements evidencing the Restricted Shares (including, to the extent necessary, obtaining consent from the holders of the Restricted Shares and making any amendments to the terms of the Company Stock Plans) to effectuate the actions contemplated by this Section 2.10(b) and, notwithstanding anything to the contrary, payment may be withheld in respect of any Restricted Share until any necessary consents are obtained.

(c) Termination of Company Stock Plans. Following the Offer Closing and prior to the Effective Time, the Company shall take all actions necessary to terminate all of its Company Stock Plans, such termination to be effective at the Effective Time. After the Effective Time, all Company Stock Plans shall be terminated and no further Options or other rights with respect to shares of Company Common Stock shall be granted thereunder.

Section 2.11  Company Warrants.  At the Effective Time, each warrant to purchase shares of Company Common Stock that is issued, unexpired and unexercised immediately prior to the Effective Time (the “Company Warrants”) and not terminated pursuant to its terms in connection with the Merger shall be entitled to receive upon the exercise of such Company Warrant a payment in cash (subject to any applicable withholding or other Taxes required by applicable Law to be withheld in accordance with Section 2.8(g) and without interest) of an amount equal to the product of (i) the total number of shares of Company Common Stock previously subject to such Company Warrant and (ii) the excess, if any, of the Merger Consideration over the exercise price per share of Company Common Stock previously subject to such Company Warrant (the “Warrant Consideration”). From and after the Effective Time, any such Company Warrant shall no longer be exercisable by the former holder thereof for any shares of Company Common Stock or capital stock of the Surviving Corporation, but shall entitle such holder only to the payment of the Warrant Consideration upon exercise of such Company Warrant. Without limiting the foregoing, as soon as practicable after the date hereof, the Company shall take all necessary action under the Company Warrants (including, to the extent necessary, obtaining consent of the holders of the Company Warrants) to effectuate the actions contemplated by this Section 2.11 and, notwithstanding anything to the contrary, payment may be withheld in respect of any Company Warrant until any necessary consents are obtained. The Company shall prepare and deliver to the holders of Company Warrants any notices that are required by the terms of the Company Warrants to be delivered to such holders in connection with the consummation of the Transactions.

Section 2.12  Payment for Options and Company Warrants.  Parent shall provide sufficient funds for and shall cause the Surviving Corporation to pay (i) the Option Consideration as contemplated by Section 2.10(a) within five (5) Business Days following the Closing Date and (ii) the Warrant Consideration as contemplated by Section 2.11 on or prior to the later of (A) the fifth (5th) Business Day following the Closing Date or (B) the fifth (5th) Business Day following the exercise of a Company Warrant by a holder thereof.

ARTICLE III

Representations and Warranties of the Company

Subject to Section 8.6(c), except (i) as disclosed in the Company SEC Documents publicly filed with the SEC prior to the date hereof, other than any disclosures contained under the captions “Risk Factors” or “Forward Looking Statements” (or any similar captions) and any other disclosures contained therein that are predictive, cautionary or forward looking in nature, but being understood that this clause (i) shall not be applicable to Section 3.2, Section 3.3, Section 3.8, Section 3.9, Section 3.10, Section 3.23, Section 3.24, Section 3.25 or Section 3.26, or (ii) as set forth in the disclosure schedule delivered by the Company to Parent simultaneously with the execution of this Agreement (the “Company Disclosure Schedule”), the Company represents and warrants to Parent and Purchaser:

Section 3.1  Organization, Standing and Corporate Power.

(a) Each of the Company and its Subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or formed and has all requisite corporate or other power, as the case may be, and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of the Company and its Subsidiaries is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, has not had and would not reasonably be expected to have a Company Material Adverse Effect.

(b) Section 3.1(b) of the Company Disclosure Schedule lists all Subsidiaries of the Company together with the jurisdiction of organization of each such Subsidiary. All the outstanding shares of capital stock of, or other equity interests in, each Subsidiary of the Company have been duly authorized and validly issued and are fully paid and nonassessable and are owned directly or indirectly by the Company free and clear of all liens, pledges, proxies, charges, mortgages, encumbrances, adverse rights, restrictions or claims and security interests of any kind or nature whatsoever (including any restriction on the right to vote or transfer the same, except for such transfer restrictions of general applicability as may be provided under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (the “Securities Act”), and the “blue sky” laws of the various States of the United States) (collectively, “Liens”). Other than money market accounts, the Company does not own, directly or indirectly, any capital stock of, or voting securities or equity interests in, any Person, other than its Subsidiaries.

(c) The Company has made available to Parent in the VDR true, complete and correct copies of the Company Charter Documents and true, complete and correct copies of the certificates of incorporation and by-laws (or comparable organizational documents) of each of its Subsidiaries (the “Subsidiary Documents”), in each case as amended to the date of this Agreement. All such Company Charter Documents and Subsidiary Documents are in full force and effect and neither the Company nor any of its Subsidiaries is in violation of any of their respective provisions. The Company has made available to Parent in the VDR true, complete and correct copies of the minutes (or, in the case of minutes that have not yet been finalized, drafts thereof) of all meetings of stockholders and the Company Board (other than any such minutes relating to or in connection with the Transactions) since January 1, 2007.

Section 3.2  Capitalization.

(a) The authorized capital stock of the Company consists of 100,000,000 shares of Company Common Stock and 10,000,000 shares of preferred stock, par value $.001 per share (“Company Preferred Stock”). At the close of business on January 26, 2011, (i) 67,402,815 shares of Company Common Stock were issued and outstanding, (ii) no shares of Company Common Stock were held by the Company in its treasury, (iii) no shares of Company Preferred Stock were issued and outstanding, (iv) 2,030,268 shares of Company Common Stock were subject to outstanding Options granted under the Company Stock Plans, (v) 3,168,437 were unvested Restricted Shares granted under the Company Stock Plans, (vi) 9,660,534 shares of Company Common Stock were reserved for issuance under the Convertible Notes and (vii) 2,014,750 shares of Company Common Stock were reserved for issuance upon exercise of the Company Warrants. All of the Shares have been duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. None of the Subsidiaries of the Company beneficially own any shares of Company Common Stock.

(b) Included in Section 3.2(b) of the Company Disclosure Schedule is a true, complete and correct list, as of the date hereof, of (i) each outstanding Option, the number of shares of Company Common Stock subject thereto, the grant date, the expiration date, the exercise price, the vesting schedule thereof, and the name of the holder thereof, and (ii) each outstanding Restricted Share, the grant date, the vesting schedule thereof, and the name of the holder thereof. All shares of Company Common Stock subject to issuance under the Company Stock Plans, upon issuance prior to the Effective Time on the terms and conditions specified in the instruments pursuant to which they are issuable, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. Each Option and each Restricted Share award has been granted pursuant to the Company’s form of stock option agreement and form of restricted stock award agreement, respectively, true, complete and correct copies of which have been made available to Parent in the VDR. All Options have an exercise price equal to no less than the fair market value of the underlying shares of Company Common Stock on the date of grant.

(c) Included in Section 3.2(c) of the Company Disclosure Schedule is a true, complete and correct list, as of the date hereof, of each outstanding Company Warrant, the grant dates, expiration dates, exercise price and vesting schedules thereof and the names of the holders thereof. All shares of Company Common Stock subject to issuance under the Company Warrants, upon issuance prior to the Effective Time on the terms and conditions specified in Company Warrants, will be duly authorized, validly issued, fully paid, nonassessable and free of preemptive rights. All outstanding Company Warrants have been granted pursuant to the forms of warrant agreements identified on Section 3.2(c) of the Company Disclosure Schedule, true, complete and correct copies of which have been made available to Parent in the VDR.

(d) Since the Balance Sheet Date, the Company has not issued any shares of its capital stock, voting securities or equity interests, or any securities convertible into or exchangeable or exercisable for any shares of its capital stock, voting securities or equity interests, other than pursuant to the outstanding Options, Restricted Shares, Company Warrants, Convertible Notes or as otherwise expressly permitted by this Agreement.

(e) Except (i) as set forth in this Section 3.2 or (ii) as otherwise expressly permitted by Section 5.1 hereof, as of the date of this Agreement there are not, and as of the Effective Time there will not be, any shares of capital stock, voting securities or equity interests of the Company issued and outstanding or any subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance of any shares of capital stock, voting securities or equity interests of the Company, including any representing the right to purchase or otherwise receive any Company Common Stock. None of the Company or any of its Subsidiaries has issued or is bound by any outstanding subscriptions, options, warrants, calls, convertible or exchangeable securities, rights, commitments or agreements of any character providing for the issuance or disposition of any shares of capital stock, voting securities or equity interests of any Subsidiary of the Company. There are no outstanding obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any shares of capital stock, voting securities or equity interests (or any options, warrants or other rights to acquire any shares of capital stock, voting securities or equity interests) of the Company or any of its Subsidiaries.

(f) Except for the Convertible Notes, there are no issued or outstanding bonds, debentures, notes or other indebtedness of the Company or any of its Subsidiaries having the right to vote (or convertible into, or exchangeable for, securities having the right to vote), upon the happening of a certain event or otherwise, on any matters on which the equity holders of the Company or any of its Subsidiaries may vote.

Section 3.3  Authority; Noncontravention; Voting Requirements.

(a) The Company has all necessary corporate power and authority to execute and deliver this Agreement and, subject to obtaining the Company Stockholder Approval, to perform its obligations hereunder and to consummate the Transactions. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the Transactions, have been duly authorized and approved by the Company Board, and except for obtaining the Company Stockholder Approval, no other corporate action on the part of the Company is necessary to authorize the execution, delivery and performance by the Company of this Agreement and the consummation by it of the Transactions. This

Agreement has been duly executed and delivered by the Company and, assuming due authorization, execution and delivery hereof by the other parties hereto, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except that such enforceability (i) may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and other similar laws of general application affecting or relating to the enforcement of creditors’ rights generally and (ii) is subject to general principles of equity, whether considered in a proceeding at law or in equity (the “Bankruptcy and Equity Exception”).

(b) The Company hereby consents to the Offer and represents that the Company Board, at a meeting heretofore duly called and held at which all of the members of the Company Board were present in person or by telephone in compliance with the applicable provisions of the DGCL, duly and unanimously adopted resolutions (i) determining that this Agreement and the “agreement of merger” (as such term is used in Section 251 of the DGCL) contained in this Agreement are advisable, (ii) determining that this Agreement and the Transactions, including the Offer and the Merger, taken together, are fair to and in the best interests of the Company and the holders of Shares, (iii) approving this Agreement and the Transactions, including the “agreement of merger” contained in this Agreement in accordance with the DGCL, (iv) directing that the “agreement of merger” contained in this Agreement be submitted to the holders of Shares for adoption, unless the Merger is consummated in accordance with Section 253 of the DGCL as contemplated herein (the “Company Merger Recommendation”), (v) subject to Section 5.2 and Section 5.4(a), recommending that the holders of Shares accept the Offer and tender their Shares to Purchaser pursuant to the Offer, (the “Offer Recommendation” and, together with the Company Merger Recommendation, “Company Recommendation”), (vi) authorizing the grant of the Top-Up Option and the issuance of the Top-Up Option Shares upon the exercise thereof, and (vii) electing, to the extent permitted by applicable Laws, to make inapplicable all state takeover laws or similar Laws, including Section 203 of the DGCL, to the extent they might otherwise apply to the execution, delivery, performance or consummation of this Agreement or the transactions (including, the Transactions) contemplated hereby or thereby. None of the aforesaid actions by the Company’s Board of Directors has been amended, rescinded or modified as of the date hereof. No further corporate action is required by the Company Board in order for the Company to approve this Agreement or the Transactions, including the Merger and the Offer.

(c) Neither the execution and delivery of this Agreement by the Company nor the consummation by the Company of the Transactions, nor compliance by the Company with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the Company Charter Documents or any of the Subsidiary Documents or (ii) assuming that the authorizations, consents and approvals referred to in Section 3.4 and the Company Stockholder Approval are obtained and the filings referred to in Section 3.4 are made, (A) violate any material Law, judgment, writ or injunction of any Governmental Authority applicable to the Company or any of its Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, the Company or any of its Subsidiaries under, any of the terms, conditions or provisions of any loan or credit agreement, debenture, note, bond, mortgage, indenture, deed of trust, license, lease, contract or other agreement, instrument or obligation (each, a “Contract”) or Permit, to which the Company or any of its Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected, except, in the case of clause (B), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

(d) The affirmative vote (in person or by proxy) of the holders of a majority of the Shares for the adoption of this Agreement is the only vote or approval of the holders of any class or series of capital stock of the Company or any of its Subsidiaries which is necessary to adopt this Agreement and approve the Transactions (the “Company Stockholder Approval”).

Section 3.4  Governmental Approvals.  Except for (a) the filing with the SEC of the Schedule 14D-9 and, if necessary, of a Proxy Statement in definitive form relating to the Company Stockholders Meeting, and any other filings required under, and compliance with other applicable requirements of, the Exchange Act and the rules of Nasdaq, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (c) filings required under, and compliance with other applicable requirements of, the HSR Act, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by the Company and the consummation by the Company of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to impair in any material respect the ability of the Company to perform its obligations hereunder, or prevent or materially impede, interfere with, hinder or delay the consummation of the Transactions.

Section 3.5  Company SEC Documents; Undisclosed Liabilities.

(a) The Company has filed and furnished all required reports, schedules, forms, certifications, prospectuses, and registration, proxy and other statements with the SEC since March 31, 2008 (collectively and together with all documents filed on a voluntary basis on Form 8-K, and in each case including all exhibits and schedules thereto and documents incorporated by reference therein, the “Company SEC Documents”). As of their respective effective dates (in the case of Company SEC Documents that are registration statements filed pursuant to the requirements of the Securities Act) and as of their respective SEC filing dates (in the case of all other Company SEC Documents), the Company SEC Documents complied in all material respects with the requirements of the Exchange Act, the Securities Act and the Sarbanes-Oxley Act, as the case may be, applicable to such Company SEC Documents, and none of the Company SEC Documents as of such respective dates contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the Company’s Subsidiaries is required to file periodic reports with the SEC pursuant to the Exchange Act. As of the date of this Agreement, there are no outstanding or unresolved comments received from the SEC staff with respect to the Company SEC Documents. To the Knowledge of the Company, none of the Company SEC Documents is the subject of ongoing SEC review or investigation. The Company is in compliance in all material respects with the applicable rules of Nasdaq.

(b) The consolidated financial statements of the Company included or incorporated by reference in the Company SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with GAAP (except, in the case of unaudited quarterly statements, as indicated in the notes thereto) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated Subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited quarterly statements, to normal year-end audit adjustments, none of which has been or will be, individually or in the aggregate, material to the Company and its Subsidiaries taken as a whole).

(c) The Company has established and maintains internal control over financial reporting and disclosure controls and procedures (as such terms are defined in Rule 13a-15 and Rule 15d-15 under the Exchange Act); such disclosure controls and procedures are designed to ensure that material information relating to the Company, including its consolidated Subsidiaries, required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is accumulated and communicated to the Company’s principal executive officer and its principal financial officer to allow timely decisions regarding required disclosure; and such disclosure controls and procedures are effective to ensure that information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in SEC rules and forms. The Company’s principal executive officer and its principal financial officer have disclosed, based on their most recent evaluation, to the Company’s auditors and the audit committee of the Company Board (i) all significant deficiencies in the design or operation of internal controls which could adversely affect the Company’s ability to record, process, summarize and report financial data and have identified for the Company’s auditors any material weaknesses in internal controls and (ii) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company’s internal controls. The principal executive officer and the principal financial officer of the Company have made all certifications required by the Sarbanes-Oxley Act, the Exchange Act and any related rules and regulations promulgated by the SEC with respect to the Company SEC Documents, and the statements contained in such certifications are true, complete and correct. The management of the Company has completed its assessment of the effectiveness of the Company’s internal control over financial reporting in compliance with the requirements of Section 404 of the Sarbanes-Oxley Act for the fiscal year ended March 31, 2010, and such assessment concluded that such controls were effective. To the Knowledge of the Company, there are no facts or circumstances that would prevent its principal executive officer and principal financial officer from giving the certifications and attestations required pursuant to the rules and regulations adopted pursuant to Section 404 of the Sarbanes-Oxley Act, without qualification, when next due. The Company is in compliance in all material respects with the provisions of Section 13(b) of the Exchange Act.

(d) Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise, whether known or unknown) whether or not required, if known, to be reflected or reserved against on a consolidated balance sheet of the Company prepared in accordance with GAAP or the notes thereto, except liabilities (i) as and to the extent reflected or reserved against on the unaudited balance sheet of the Company and its Subsidiaries as of September 30, 2010 (the “Balance Sheet Date”) (including the notes thereto) included in the Company SEC Documents filed by the Company and publicly available prior to the date of this Agreement (the “Filed Company SEC Documents”) or (ii) incurred after the Balance Sheet Date in the ordinary course of business consistent with past practice that, individually or in the aggregate, have not been and would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole.

(e) Neither the Company nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, off-balance sheet partnership or any similar Contract (including any Contract or arrangement relating to any transaction or relationship between or among the Company and any of its Subsidiaries, on the one hand, and any unconsolidated Affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand or any “off-balance sheet arrangements” (as defined in Item 303(a) of Regulation S-K of the SEC)), where the result, purpose or effect of such Contract is to avoid disclosure of any material transaction involving, or material liabilities of, the Company or any of its Subsidiaries in the Company’s or such Subsidiary’s published financial statements or any Company SEC Documents.

Section 3.6  Absence of Certain Changes or Events.  Since March 31, 2010, (a) there have not been any changes, events, effects, developments, occurrences or state of facts that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect, (b) the Company and its Subsidiaries have carried on and operated their respective businesses in all material respects in the ordinary course of business consistent with past practice and (c) neither the Company nor any of its Subsidiaries has taken any action described in Section 5.1(i) (other than with respect to the issuance of Options, Restricted Shares or equity securities under the Company Stock Plans or the Company Warrants), 5.1(ii), 5.1(iii), 5.1(v), 5.1(vi), 5.1(ix), 5.1(x), 5.1(xii), 5.1(xvii) or 5.1(xviii) hereof that if taken after the date hereof and prior to the Effective Time without the prior written consent of Parent would violate such provision.

Section 3.7  Legal Proceedings.  There is no pending or, to the Knowledge of the Company, threatened, legal, administrative, arbitral or other proceeding, claim, suit or action against, or governmental or regulatory investigation of, the Company, any of its Subsidiaries, any of its or their respective properties or assets (including Company Intellectual Property and Company Technology, other than proceedings relating to the prosecution (including appeals but excluding interference or reexamination proceedings) of Patents and Marks before the respective patent and trademark offices), or related to the conduct of business of the Company and its Subsidiaries in the manner in which such business is currently being conducted and proposed to be conducted, including the sale, delivery and use of the products and services of the Company or its Subsidiaries, or the sale, delivery or use of any products or services of the Company or any of its Subsidiaries that, individually or in the aggregate, would reasonably be expected to result in material liabilities to the Company and its Subsidiaries taken as a whole. There is no injunction, order, judgment, ruling or decree imposed (or, to the Knowledge of the Company, threatened to be imposed) upon the Company, any of its Subsidiaries or any of its or their respective properties or assets, by or before any Governmental Authority.

Section 3.8  Compliance With Laws; Permits.  The Company and its Subsidiaries are (and since January 1, 2009 have been) in compliance in all material respects with all laws (including common law), statutes, ordinances, codes, rules, regulations, decrees and orders of Governmental Authorities (collectively, “Laws”) applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations. The Company and each of its Subsidiaries hold (and since January 1, 2009 have held) all material licenses, franchises, permits, certificates, approvals and authorizations from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case necessary for the lawful conduct of their respective businesses as presently conducted (collectively, “Permits”). The Company and its Subsidiaries are (and since January 1, 2009 have been) in compliance in all material respects with the terms of all Permits. Since January 1, 2009, neither the Company nor any of its Subsidiaries has received written notice to the effect that a Governmental Authority (a) claimed or alleged that the Company or any of its Subsidiaries was not in material compliance with all Laws applicable to the Company or any of its Subsidiaries, any of their properties or other assets or any of their businesses or operations or (b) was considering the amendment, termination, suspension, revocation or cancellation of any Permit. The consummation of the Merger, in and of itself, will not cause the suspension, revocation or cancellation of any Permit.

Section 3.9  Information Supplied.  Subject to the accuracy of the representations and warranties of Parent and Purchaser set forth in Section 4.4, neither the Schedule 14D-9 nor any information supplied (or to be supplied) in writing by or on behalf of the Company specifically for inclusion or incorporation by reference in the Offer Documents will, at the respective times the Schedule 14D-9, the Offer Documents, or any amendments or supplements thereto, are filed with the SEC or at the time they are first published, sent or given to stockholders of the Company, or on the Expiration Date, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will not, on the date it is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and will not, at the time of the Company Stockholders Meeting (if such a meeting is held), omit to state any material fact necessary to correct any statement in any earlier communication from the Company with respect to the solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading in any material respect. The Proxy Statement and the Schedule 14D-9 will comply as to form in all material respects with the applicable requirements of the Exchange Act.

Section 3.10  Tax Matters.

(a) Each of the Company and its Subsidiaries has timely filed, or has caused to be timely filed on its behalf (taking into account any extension of time within which to file), all material Tax Returns required to be filed by it, and all such filed Tax Returns are true, complete and correct in all material respects. All material Taxes required to be paid by the Company or any of its Subsidiaries, whether or not shown on any Tax Return, have been timely paid.

(b) The most recent financial statements contained in the Filed Company SEC Documents reflect an adequate reserve for all material Taxes payable by, and all material deferred Tax liabilities and Tax contingencies of, the Company and its Subsidiaries for all taxable periods and portions thereof through the date of such financial statements. No material deficiency with respect to Taxes has been proposed, asserted or assessed in writing against the Company or any of its Subsidiaries, except for deficiencies that have been satisfied, settled or withdrawn. There are no Liens for material Taxes on any of the assets of the Company or any of its Subsidiaries, other than Permitted Exceptions. All material amounts of Tax required to be withheld by the Company or any of its Subsidiaries have been timely withheld and paid over to the appropriate Governmental Authority.

(c) No Federal or material state or non-U.S. Tax Return of the Company or any of its Subsidiaries has been examined by the relevant Governmental Authority for any of its most recent five (5) taxable years or, to the Knowledge of the Company (defined for this purpose to mean the actual Knowledge of the Company without any obligation to inquire), for any of its sixth (6th) through tenth (10th) preceding taxable years, and no statute of limitations of the Company or any of its Subsidiaries in respect of any material Tax has been waived or extended (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course). Neither the Company nor any of its Subsidiaries has: (i) been a member of a group filing a consolidated, combined or unitary Tax Return (other than a group the common parent of which was the Company) or any derivation thereof; (ii) any material liability for the Taxes of any Person (other than the Company and its Subsidiaries) under Treasury Regulation Section 1.1502-6 (or any similar or analogous provision of state, local or foreign Law), as a transferee or successor, or pursuant to any indemnification, allocation or sharing agreement with respect to Taxes that could give rise to a payment or indemnification obligation (other than agreements among the Company and its Subsidiaries and other than customary tax indemnifications contained in credit or other commercial agreements the primary purpose of which does not relate to Taxes); or (iii) engaged in any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b) or any similar transaction for state, local or foreign income Tax purposes.

(d) Since January 1, 2009, neither the Company nor any of its Subsidiaries has constituted either a “distributing corporation” or a “controlled corporation” (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code.

(e) No audit or other administrative or court proceedings are pending with any Governmental Authority with respect to material Taxes of the Company or any of its Subsidiaries and no written notice thereof has been received.

(f) Neither the Company nor any of its Subsidiaries is a party to any contract, agreement, plan or other arrangement that, individually or collectively, could give rise to the payment of any material amount which would not be deductible by reason of Section 162(m) or Section 280G of the Code or would be subject to withholding under Section 4999 of the Code.

(g) The Company has made available to Parent in the VDR true, complete and correct copies of (i) all Tax Returns of the Company and its Subsidiaries for the preceding three (3) taxable years and (ii) any audit report issued since January 1, 2008 (or otherwise with respect to any audit or proceeding in progress or any audit report relating to a matter as to which the statute of limitations has not expired) relating to Taxes of the Company or any of its Subsidiaries.

(h) The Company Common Stock is regularly traded on an established securities market within the meaning of Section 897(c)(3) of the Code and Treasury Regulation Section 1.897-9T(d).

(i) Neither the Company nor any of its Subsidiaries will be required to include any material item of income in, or exclude any material item of deduction from, taxable income for any taxable period (or portion thereof) ending after the Closing Date, as a result of any (i) change in method of accounting for a taxable period ending on or prior to the Closing Date under Section 481 of the Code (or any corresponding provision of state, local or foreign income Tax Law), (ii) installment sale or open transaction disposition made on or prior to the Closing Date, or (iii) prepaid amount received on or prior to the Closing Date.

(j) Since January 1, 2008, neither the Company nor any of its Subsidiaries has received written notice of any claim made by a Governmental Authority in a jurisdiction where it does not file a Tax Return that it is or may be subject to taxation by such jurisdiction.

(k) Neither the Company nor any of its Subsidiaries will be required to make any material adjustment to any state Tax apportionment factors, ratios, percentages, or allocations or the equivalent thereof for any taxable period ending after the Closing Date for any reason other than the Company and its Subsidiaries becoming members of Parent’s consolidated, combined or unitary group or a derivation thereof.

Section 3.11  Employee Benefits and Labor Matters.

(a) Section 3.11(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of any of the following with respect to which the Company, any of its Subsidiaries or any trade or business (whether or not incorporated) which is or since January 1, 2006 has been under common control, or which is or since January 1, 2006 has been treated as a single employer with any of them under Section 414(b), (c) or (m) of the Code or Section 4001(b) of ERISA (“ERISA Affiliate”) has any obligation or liability, contingent or otherwise, for current or former employees, consultants or directors of the Company or any of its Subsidiaries: (i) all “employee benefit plans” (as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)); (ii) all other employee benefit plans, policies, agreements or arrangements; and (iii) all employment, consulting or other compensation agreements, or bonus or other incentive compensation, stock purchase, equity or equity-based compensation, deferred compensation, change in control, severance, sick leave, vacation, loans, salary continuation, health, life insurance and educational assistance plan, policies, agreements or arrangements (collectively, the “Company Plans”). None of the Company Plans is a “multiemployer plan” (as defined in Section 3(37) of ERISA (a “Multiemployer Plan”)), is or has been subject to Sections 4063 or 4064 of ERISA, or is or has been subject to Title IV of ERISA, and no liability arising under any such provision is outstanding.

(b) True, correct and complete copies of the following documents with respect to each of the Company Plans have been made available to Parent in the VDR to the extent applicable: (i) any plans and related trust documents, insurance contracts or other funding arrangements, and all amendments thereto; (ii) the most recent Forms 5500 and all schedules thereto; (iii) the most recent actuarial report, if any; (iv) the most recent IRS determination letter; (v) the most recent summary plan descriptions; and (vi) written summaries of all material non-written Company Plans.

(c) The Company Plans have been maintained, in all material respects, in accordance with their terms and with all applicable provisions of ERISA, the Code and other applicable Laws. The Company Plans intended to qualify under Section 401 or other tax-favored treatment under Subchapter B of Chapter 1 of Subtitle A of the Code are so qualified (collectively, the “Qualified Plans”), and any trusts intended to be exempt from federal income taxation under the Code are so exempt. Nothing has occurred with respect to the operation of the Qualified Plans that could cause the loss of such qualification or exemption, or the imposition of any liability, penalty or tax under ERISA or the Code.

(d) All contributions required to have been made under any of the Company Plans or by applicable Law have been made by the due date thereof (including any valid extension), and all contributions for any period ending on or before the Closing Date which are not yet due will have been paid or accrued in the Filed Company SEC Documents on or prior to the Closing Date.

(e) No real property, Shares or other security issued by the Company or its Subsidiaries forms or has formed a material part of the assets of any Company Plan that is subject to ERISA.

(f) There are no pending actions (including any investigations by any Governmental Authority), claims or lawsuits arising from or relating to the Company Plans (other than routine benefit claims), and to the Knowledge of the Company, there are no facts that could form the basis for any such claim or lawsuit. None of the Company, its Subsidiaries or any “party in interest” or “disqualified person” with respect to the Company Plans have engaged in a non-exempt “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 of ERISA. To the Knowledge of the Company, no fiduciary has any liability for breach of fiduciary duty or any other material failure to act or comply in connection with the administration or investment of the assets of any Company Plan.

(g) None of the Company, its Subsidiaries, ERISA Affiliates or any organization to which the Company is a successor or parent corporation (within the meaning of 4069(b) of ERISA) have engaged in any transaction described in Section 4069 or Section 4212(c) of ERISA.

(h) Each Company Plan that is a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Code has been established, maintained and operated in compliance in all material respects with Section 409A of the Code, and the rules and guidance promulgated thereunder.

(i) Each Company Plan may be amended or terminated at any time.

(j) None of the Company Plans provide for post-employment life or health coverage for any participant or any beneficiary of a participant, except as may be required under Part 6 of Subtitle B of Title I of ERISA and at the expense of the participant or the participant’s beneficiary. No Company Plan is a self-insured multiple employer welfare arrangement.

(k) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (i) result in any payment becoming due to any employee, (ii) increase any benefits otherwise payable under any Company Plan, (iii) result in the acceleration of the time of payment or vesting of any such benefits under any such plan, or (iv) require any contributions or payments to fund any obligations under any Company Plan.

(l) Any individual who performs services for the Company or any of its Subsidiaries (other than through a contract with an organization other than such individual) and who is not treated as an employee of the Company or any of its Subsidiaries for federal income tax purposes by the Company is not an employee for such purposes.

(m) With respect to each Company Plan that is maintained substantially for employees who are situated outside of the United States (the “Foreign Plans”):

(i) all employer and employee contributions to each Foreign Plan required by Law or by the terms of such Foreign Plan have been made, or, if applicable, accrued in accordance with normal accounting practices;

(ii) each Foreign Plan has been maintained and funded and administered in all material respects in compliance with its terms and the requirements of the applicable Law, and no Foreign Plan has any material unfunded or underfunded liabilities; and

(iii) each Foreign Plan required to be registered has been registered and has been maintained in good standing with applicable regulatory authorities.

(n) None of the employees of the Company or its Subsidiaries is represented in his or her capacity as an employee of the Company or any of its Subsidiaries by any labor organization. Neither the Company nor any of its Subsidiaries has recognized any labor organization, nor has any labor organization been elected as the collective bargaining agent of any employees, nor has the Company or any of its Subsidiaries entered into any collective bargaining agreement or union contract recognizing any labor organization as the bargaining agent of any employees. There is no union organization activity involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened, and there has not been union representation involving any of the employees of the Company or any of its Subsidiaries. There is no picketing pending or, to the Knowledge of the Company, threatened, and there are no strikes, slowdowns, work stoppages, other job actions, lockouts, arbitrations, grievances or other labor disputes involving any of the employees of the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened. There are no complaints, charges or claims against the Company or any of its Subsidiaries pending or, to the Knowledge of the Company, threatened that could be brought or filed with any Governmental Authority or arbitrator based on, arising out of, in connection with, or otherwise relating to the employment or termination of employment or failure to employ by the Company or any of its Subsidiaries, of any individual. The Company and its Subsidiaries are in material compliance with all applicable Laws relating to the employment of labor, including all such Laws relating to wages, hours, the Worker Adjustment and Retraining Notification Act and any similar state or local “mass layoff” or “plant closing” law (“WARN”), collective bargaining, discrimination, civil rights, safety and health, workers’ compensation and the collection and payment of withholding or social security taxes and any similar tax. There has been no “mass layoff” or “plant closing” (as defined by WARN) with respect to the Company or any of its Subsidiaries since January 1, 2008.

Section 3.12  Environmental Matters.

(a) Except for those matters that, individually or in the aggregate, would not reasonably be expected to be material to the Company and its Subsidiaries taken as a whole, (i) each of the Company and its Subsidiaries is, and has been, in compliance with all applicable Environmental Laws, which compliance includes obtaining, maintaining and complying with all Permits required under Environmental Laws, (ii) there is no investigation, suit, claim or proceeding relating to or arising under Environmental Laws that is pending or, to the Knowledge of the Company, threatened against or affecting the Company or any of its Subsidiaries or any Company Property or, to the Knowledge of the Company, any real property formerly owned, operated or leased by the Company or any of its Subsidiaries, (iii) neither the Company nor any of its Subsidiaries has received notice of or is subject to any liability, order, settlement, judgment, injunction or decree arising under Environmental Laws, (iv) neither the Company nor any of its Subsidiaries has used, generated, stored or handled any Hazardous Material on, in, or at any property currently or formerly owned, operated, occupied or leased by the Company or its Subsidiaries, except in compliance with all Environmental Laws, (v) neither the Company nor any of its Subsidiaries has treated, disposed or released any Hazardous Material on, in, or at any property currently or formerly owned, operated, occupied or leased by the Company or its Subsidiaries and (vi) to the Knowledge of the Company, no facts, circumstances or conditions exist with respect to the Company or any of its Subsidiaries or any Company Property or any real property formerly owned, operated or leased by the Company or any of its Subsidiaries or any property to which the Company or any of its Subsidiaries transported or arranged for the disposal or treatment of Hazardous Materials, that could reasonably be expected to result in the Company and its Subsidiaries incurring Environmental Liabilities.

(b) The Transactions do not require the consent of or filings with any Governmental Authority with primary environmental jurisdiction over the Company or any of its Subsidiaries with respect to environmental matters.

(c) The Company and its Subsidiaries have made available to Parent in the VDR true, complete and correct copies of all material written non-privileged environmental reports, assessments, audits, investigations and agreements, including those containing indemnifications, pertaining to material Environmental Liabilities relating to the Company or its Subsidiaries and any Company Property or real property formerly owned, operated or leased by the Company or its Subsidiaries that, to the Knowledge of the Company, discloses conditions that could reasonably be expected to result in the Company and its Subsidiaries incurring material Environmental Liabilities, in each case, to the extent such materials are in the possession, custody or control of the Company or any Subsidiary.

Section 3.13  Contracts.

(a) Set forth in Section 3.13(a) of the Company Disclosure Schedule is a list of (x) each Contract that would be required to be filed as an exhibit to an Annual Report on Form 10-K under the Exchange Act if such report were filed by the Company with the SEC on the date hereof and (y) each of the following to which the Company or any of its Subsidiaries is a party as of the date hereof:

(i) Contract that purports to limit, curtail or restrict, in any material respect, (A) the ability of the Company or any of its Subsidiaries to compete in any geographic area or line of business, (B) the Persons to whom the Company or any of its Subsidiaries may sell products or deliver services or (C) the types of products or services that the Company or any of its Subsidiaries may sell or deliver;

(ii) to the extent material to the business or financial condition of the Company and its Subsidiaries, taken as a whole, any partnership agreement, strategic alliance agreement, reseller or referral agreement, management agreement or joint venture agreement;

(iii) Contract for the acquisition, sale or lease of properties or assets (by merger, purchase or sale of stock or assets or otherwise) entered into since January 1, 2009, in each case, with aggregate consideration of more than $1,500,000, except for acquisitions, sales or leases of properties or assets in the ordinary course of business;

(iv) Contract with any current or former director or officer of the Company or any of its Subsidiaries (other than Contracts that are no longer in force and effect);

(v) loan or credit agreement, mortgage, indenture, note or other Contract or instrument evidencing indebtedness for borrowed money by the Company or any of its Subsidiaries or any Contract or instrument pursuant to which indebtedness for borrowed money may be incurred or is guaranteed by the Company or any of its Subsidiaries, in each case in excess of $1,500,000;

(vi) voting agreement or registration rights agreement;

(vii) Contract not covered by subparagraph (v) that grants a Lien on any property or assets of the Company or any of its Subsidiaries, in each case in excess of $1,500,000;

(viii) Contract with a Top Channel Partner, Top Private Sector Customer, Top Public Sector Customer or Top Vendor (other than immaterial Contracts);

(ix) collective bargaining agreement;

(x) ”standstill” or similar agreement to which the Company or any of its Subsidiaries is subject;

(xi) Contract that restricts or otherwise limits the payment of dividends or other distributions on equity securities;

(xii) Real Property Lease;

(xiii) Contract that grants to any Person any rights of first refusal, or preferential or similar rights to purchase any assets or properties, in each case in excess of $1,500,000;

(xiv) Contract (A) pursuant to which the Company or any of its Subsidiaries is granting or being granted any material Intellectual Property License (other than the Company’s or its Subsidiaries’ standard customer Contracts and other than standard license Contracts for free Software or other “off the shelf” generally available Software), (B) that purports to materially limit, curtail or restrain the ability of the Company or any of its Subsidiaries to exploit any of the material Company Intellectual Property or material Company Technology (other than the Company’s or its Subsidiaries’ standard customer Contracts and other than standard license Contracts for free Software or other “off the shelf” generally available Software) or (C) that contains an agreement for the Company or any of its Subsidiaries to indemnify any other Person against any claim of infringement, unauthorized use, misappropriation, dilution or violation of Intellectual Property Rights (except for customer Contracts entered into in the ordinary course of business consistent with past practice and other than the Company’s or its Subsidiaries’ standard customer Contracts and other than standard license Contracts for free Software or other “off the shelf” generally available Software);

(xv) collocation agreements, carrier agreements, peering agreements, traffic or data exchange agreements or other Contracts involving the provision of connectivity to, or the exchange of data with, a Facility, in each case to the extent the Company and its Subsidiaries has recorded consolidated revenues in excess of $1,500,000 for the nine months ended December 31, 2010 from such agreement or other Contract and such agreement or other Contract has a term for more than one (1) year; and

(xvi) commitment or agreement to enter into any of the foregoing (the Contracts and other documents required to be listed on Section 3.13(a) of the Company Disclosure Schedule, together with each Acceptable Confidentiality Agreement entered into in accordance with Section 5.2(b), each a “Material Contract”).

The Company has made available to Parent in the VDR true, complete and correct copies of each Material Contract in existence as of the date hereof (other than Material Contracts disclosed in the Company SEC Documents), together with any and all material amendments and supplements thereto and material statements of work, “side letters” and similar documentation relating thereto.

(b) Each of the Material Contracts is valid and binding and, to the Knowledge of the Company, in full force and effect and is enforceable in accordance with its terms by the Company and its Subsidiaries party thereto, subject to the Bankruptcy and Equity Exception, except for such failures to be valid and binding, or to be in full force and effect, that would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries is in default under any Material Contract nor does any condition exist that, with notice or lapse of time or both, would constitute a default thereunder by the Company and its Subsidiaries party thereto, except for such defaults as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. To the Knowledge of the Company, no other party to any Material Contract is in default thereunder, and no condition exists that with notice or lapse of time or both would constitute a default by any such other party thereunder, except for such defaults as, individually or in the aggregate, have not had and would not reasonably be expected to have a Company Material Adverse Effect. Neither the Company nor any of its Subsidiaries has received any notice of termination or cancellation under any Material Contract, received any notice of breach or default in any material respect under any Material Contract which breach has not been cured, or granted to any third party any rights, adverse or otherwise, that would constitute a breach of any Material Contract.

Section 3.14  Government Contracts.  In connection with the business of the Company and its Subsidiaries:

(a) With respect to each Government Contract and Government Subcontract, since January 1, 2006: (i) each of the Company, its Subsidiaries and their respective Affiliates have complied in all material respects with the terms and conditions of such Government Contract or Government Subcontract, including all clauses, provisions and requirements incorporated expressly, by reference, or by operation of Law therein; (ii) each of the Company, its Subsidiaries and their respective Affiliates that are presently responsible (as defined in the Federal Acquisition Regulation, 48 CFR Parts 1-53 (the “FAR”)) have complied in all material respects with all applicable Laws or agreements pertaining to such Government Contract or Government Subcontract, including, where applicable, the Federal Information Security Management Act of 2002, 44 U.S.C. § 3541 (and its implementing regulations), the Truth in Negotiations Act of 1962, as amended, the Service Contract Act of 1965, as amended, the Office of Federal Procurement Policy Act, 41 USC 423, as amended, the federal criminal bribery and gratuity laws, 18 USC 201, as amended, the FAR and the Company’s Cost Accounting Standards disclosure statement, if any; (iii) all representations and certifications of the Company and its Subsidiaries executed, acknowledged or set forth in or pertaining to such Government Contract or Government Subcontract were true, complete and correct in all material respects as of their effective date and each of the Company, its Subsidiaries and their respective Affiliates have complied in all material respects with all such representations and certifications; (iv) no Governmental Authority or any prime contractor, subcontractor or other Person has notified the Company, its Subsidiaries or any of their respective Affiliates, either in writing or to the Knowledge of the Company, orally, that the Company, its Subsidiaries or any such Affiliate has breached or violated any enactment, certification, regulation, representation, clause, provision or requirement pertaining to such Government Contract or Government Subcontract; (v) no termination for convenience, termination for default, cure notice, show cause notice, or stop work order is currently in effect pertaining to such Government Contract or Government Subcontract; (vi) to the Knowledge of the Company, no material claim for costs incurred by the Company, its Subsidiaries or any of their respective Affiliates pertaining to such Government Contract or Government Subcontract has been challenged in writing, is the subject of any investigation (other than in connection with a routine audit) or has been disallowed by any Governmental Authority; and (vii) no material money due to the Company or any of its Subsidiaries pertaining to such Government Contract or Government Subcontract has been withheld, reduced or set off, and no material claim has been made to withhold or set off money and, to the Knowledge of the Company, the Company and its Subsidiaries are entitled to all progress payments received with respect thereto.

(b) None of the Company, its Subsidiaries or any of their respective Affiliates and, to the Knowledge of the Company, none of their respective directors, officers, employees, consultants or agents are, or since January 1, 2006 have been, under or received any notice of any planned or threatened administrative, civil or criminal investigation, indictment or information by any Governmental Authority or any audit or investigation by the Company, its Subsidiaries or any of their respective Affiliates with respect to any alleged act or omission arising under or relating to any Government Contract or Government Subcontract and since January 1, 2006, none of the Company, its Subsidiaries or any of their respective Affiliates has conducted or initiated any internal investigation (other than an informal investigation that was resolved without the need for further action) or made a voluntary disclosure to any Governmental Authority with respect to any actual or suspected violation of Law arising under or relating to a Government Contract or Government Subcontract.

(c) There are no, and since January 1, 2006 there have not been any, (i) outstanding claims against the Company, its Subsidiaries or any of their respective Affiliates, either by any Governmental Authority or by any prime contractor, subcontractor, vendor or other Person, arising under or relating to any Government Contract or Government Subcontract and (ii) disputes between the Company, its Subsidiaries or their respective Affiliates, on the one hand, and the United States government, on the other hand, under the Contract Disputes Act of 1978, 41 USC 601-613, as amended, or any other U.S. federal statute or between the Company, its Subsidiaries and their respective Affiliates, on the one hand, and any prime contractor, subcontractor or vendor, on the other hand, arising under or relating to any Government Contract or Government Subcontract. None of the Company, its Subsidiaries and their respective Affiliates have any direct financial interest in any pending or potential claim against any Governmental Authority or any prime contractor, subcontractor or vendor arising under or relating to any Government Contract or Government Subcontract.

(d) Since January 1, 2006, (i) none of the Company, its Subsidiaries or any of their respective Affiliates and, to the Knowledge of the Company, none of their respective directors, officers, employees, consultants or agents have been debarred or suspended from participation in the award of Contracts with any Governmental Authority, (ii) to the Knowledge of the Company, there exist no facts or circumstances that would warrant the institution of suspension or debarment proceedings or the finding of nonresponsibility or ineligibility on the part of the Company, its Subsidiaries or any of their respective Affiliates, or any director, officer or employee of the Company, its Subsidiaries or any of their respective Affiliates and (iii) the Company’s and its Subsidiaries’ cost accounting and procurement systems and the associated entries reflected in the Company’s financial statements included in the Filed Company SEC Reports with respect to the Government Contracts and Government Subcontracts have been in compliance in all material respects with applicable Laws.

(e) To the Knowledge of the Company, no statement, representation or warranty made by the Company, its Subsidiaries or any of their respective Affiliates to any Governmental Authority in connection with any Government Contract or Government Subcontract or to another party where the ultimate contracting party is a Governmental Authority contained on the date so furnished or submitted any untrue statement of material fact, or failed to state a material fact necessary to make the statements contained therein, in light of the circumstances in which they were made, not misleading.

(f) None of the Company, its Subsidiaries or any of their respective Affiliates are in possession of any material property owned by any Governmental Authority, including test equipment, provided under, necessary to perform the obligations under or for which the Surviving Corporation could be held accountable under the Government Contracts and the Government Subcontracts.

(g) The Company and its Subsidiaries have all of the facility and personnel security clearances reasonably necessary to conduct the business of the Company and its Subsidiaries as currently conducted.

To the Knowledge of the Company, (i) the Company and each of its Subsidiaries are in compliance in all material respects with all applicable national security obligations, including those specified in the National Industrial Security Program Operating Manual, DOD 5220.22-M (January 1995), as amended, and there are no facts or circumstances that would reasonably be expected to result in the suspension or termination of such clearances or that would reasonably be expected to render the Company or any of its Subsidiaries ineligible for such security clearances in the future; and (ii) the Company and each of its Subsidiaries are in compliance in all material respects with all security measures required by the Government Contracts, the Government Subcontracts or any applicable Laws.

(h) To the Knowledge of the Company, (i) the Company and each of its Subsidiaries have complied in all material respects with all timekeeping/time recordation requirements, if and as applicable to the Government Contracts and the Government Subcontracts, and (ii) neither the Company nor any of its Subsidiaries has any knowledge of any facts or circumstances that would reasonably be expected to result in an investigation by the U.S. government based upon the failure by the Company or any of its Subsidiaries to comply with such applicable timekeeping/time recordation requirements.

(i) If and to the extent that the contingent fee prohibitions of FAR subpart 3.4 were applicable to the Company in any Government Contract, to the Knowledge of Company, no payments in violation of the contingent fee prohibitions were made to any Person.

(j) To the Knowledge of the Company, (i) all “commercial computer software” (as defined in 2.101 of FAR) provided by the Company or any Subsidiary to a Governmental Authority has been developed at private expense and (ii) products delivered by the Company or any Subsidiary to the Governmental Authority in connection with a Government Contract or Government Subcontract have been limited to “commercial items” (as defined in 2.101 of FAR).

Section 3.15  Certain Business Practices.

(a) To the Knowledge of the Company, since January 1, 2006, neither the Company nor any of its Subsidiaries nor any director, officer, agent, employee or Affiliate of the Company or any of its Subsidiaries is aware of any action, or any allegation of any action, or has taken any action, directly or indirectly, (i) that would constitute a violation in any material respect by such Persons of the Foreign Corrupt Practices Act of 1977, 15 USC 78dd-1, et seq., as amended, and the rules and regulations thereunder (the “FCPA”), including making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as defined under the FCPA) or employee, political party or campaign, official or employee of any public international organization, or official or employee of any government-owned enterprise or institution to obtain or retain business or to secure an improper advantage, or (ii) that would constitute an offer to pay, a promise to pay or a payment of money or anything else of value, or an authorization of such offer, promise or payment, directly or indirectly, to any employee, agent or representative of another company or entity in the course of their business dealings with the Company or any of its Subsidiaries, in order to induce such person to act against the best interest of his or her employer or principal.

(b) To the Knowledge of the Company, since January 1, 2006, the Company and each of its Subsidiaries have conducted their export transactions in accordance in all material respects with applicable provisions of U.S. export Laws (including the International Traffic in Arms Regulations, the Export Administration Regulations and the economic sanctions administered by the Department of Treasury, Office of Foreign Assets Control), and the export Laws of the other countries where it conducts business, and neither the Company nor any of its Subsidiaries has received any notices of noncompliance, complaints or warnings with respect to its compliance with export Laws.

Section 3.16  Real Property.

(a) Section 3.16(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of (i) all real property and interests in real property owned in fee by the Company and its Subsidiaries

(individually, an “Owned Property” and collectively, the “Owned Properties”) and (ii) all real property and interests in real property leased or licensed by the Company and its Subsidiaries (individually, a “Real Property Lease” and collectively, the “Real Property Leases” and, together with the Owned Properties, being referred to herein individually as a “Company Property” and collectively as the “Company Properties”) as lessee or lessor, other than leases or licenses with customers entered into by the Company in the ordinary course of its business (including all leases or licenses for space in a data center), including a description of each such Real Property Lease (including the name of each third party lessor or lessee and the date of each lease or sublease and all material amendments, modifications, supplements and other instruments describing the obligations of any party thereto). The Company and its Subsidiaries have good fee simple title to all Owned Property free and clear of all Liens, except Permitted Exceptions. For purposes of the definition of Owned Property, such definition shall include all improvements thereon and all rights of way, easements, privileges and appurtenances pertaining or belonging thereto.

(b) The Company Properties constitute all interests in real property currently used, occupied or held for use in connection with the business of the Company and its Subsidiaries and which are necessary for the continued operation of the business of the Company and its Subsidiaries as the business is currently conducted.

(c) The Company has made available to Parent in the VDR true, complete and correct copies of (i) all vesting deeds pursuant to which the Company took title, title reports (including back-up documents for all title exceptions) and surveys for the Owned Properties in the possession of the Company and its Subsidiaries and (ii) the Real Property Leases, together with all material amendments, modifications and supplements, if any.

(d) Each of the Company and its Subsidiaries, as applicable, has a valid binding and enforceable leasehold interest under each of the Real Property Leases under which it is a lessee, free and clear of all Liens other than Permitted Exceptions. There does not exist any actual or, to the Knowledge of the Company, threatened or contemplated condemnation or eminent domain proceedings that affect any Owned Property or any part thereof, and each of the Company and its Subsidiaries have not received any notice, oral or written, of the intention of any Governmental Authority to take or use by condemnation or eminent domain proceedings all or any part thereof.

Section 3.17  Personal Property.

(a) The Company and its Subsidiaries have good and marketable title to all of the items of tangible personal property owned by the Company and its Subsidiaries (except as sold or disposed of subsequent to the date thereof in the ordinary course of business consistent with past practice and not in violation of this Agreement), free and clear of any and all Liens, other than Permitted Exceptions.

(b) Section 3.17(b) of the Company Disclosure Schedule sets forth all leases of personal property (“Personal Property Leases”) involving annual payments in excess of $1,000,000 relating to personal property used in the business of the Company or any of its Subsidiaries or to which the Company or any of its Subsidiaries is a party or by which the properties or assets of the Company or any of its Subsidiaries is bound. All of the items of personal property under the Personal Property Leases are in the condition required of such property by the terms of the lease applicable thereto during the term of the lease.

(c) Each of the Personal Property Leases is in full force and effect and neither the Company nor any Subsidiary has received or given any notice of any default or event that with notice or lapse of time, or both, would constitute a default by the Company or any Subsidiary under any of the Personal Property Leases and, to the Knowledge of the Company, no other party is in default thereof.

Section 3.18  Facilities and Operations.

(a) Section 3.18(a) of the Company Disclosure Schedule sets forth the following information relating to the Facilities as of the date hereof: (i) per Facility, the space currently in use by customers versus space currently available and ready for use by customers versus space available but not ready for use by customers (i.e. unfinished space); (ii) all current build-out detail per Facility for collocation and managed services; (iii) current utilization breakdown per Facility for collocation and managed services; and (iv) any pending sale or sublease of any of the foregoing other than in the ordinary course of business consistent with past practice. The information provided in Section 3.18(a) of the Company Disclosure Schedule is true, complete and correct in all material respects; provided, however, that the operation of the Facilities is subject to software owned by third parties and licensed to, or otherwise permitted to be used by, the Company and its Subsidiaries as to which the Company and its Subsidiaries have valid licenses, or other rights to use, that will continue to be legal, valid, binding, enforceable and in full force and effect on identical terms immediately following the consummation of the Transactions.

(b) Each of the Facilities (i) is, in all material respects, in good working order and condition (subject to ordinary wear and tear) (“Good Condition”) and (ii) is operated, installed and maintained by the Company and its Subsidiaries (or their respective contractors) in a manner that is in compliance, in all material respects, with (A) generally accepted industry standards for the industry in which the Company operates, (B) performance requirements in service agreements with customers of the Company and its Subsidiaries and (C) all applicable Laws.

(c) Section 3.18(c) of the Company Disclosure Schedule sets forth for the Company’s current operations a complete list as of the date hereof of material unscheduled collocation, network connectivity, managed hosting, cloud computing, disaster recovery or continuity of operations, exchange point or other service unavailability caused by the Company or any of its Subsidiaries (or their respective contractors) and material customer service credits owed during the period from January 1, 2008 through January 1, 2011.

Section 3.19  Intellectual Property.

(a) Section 3.19(a) of the Company Disclosure Schedule sets forth a true, complete and correct list of (i) all Patents, (ii) registered Marks, pending applications for registrations of any Marks, all Internet domain names, and any material unregistered Marks, and (iii) registered Copyrights, pending applications for registration of any Copyrights and any material unregistered Copyrights, in each case owned, purportedly owned, or filed by the Company or any of its Subsidiaries, and (iv) all material Intellectual Property Licenses other than the Company’s or its Subsidiaries’ standard customer Contracts and other than standard license Contracts for free Software or other “off the shelf” generally available Software indicating for each whether such item is owned by or licensed to the Company or its Subsidiaries and if owned by the Company or its Subsidiaries, indicating the owner of record for each such item, the jurisdictions in which each application or registration for the Intellectual Property Rights listed therein has been issued, registered, otherwise arises or in which any such application for such issuance and registration has been filed, and the registration, issue or application date, as applicable and as to the Intellectual Property Licenses listed therein, indicating the licensor and the scope of the rights and licenses granted to the Company and its Subsidiaries. All registrations for Company Intellectual Property owned by the Company and disclosed in Section 3.19(a) of the Company Disclosure Schedule are subsisting and, to the Knowledge of the Company, are valid and enforceable. With respect to the registrations for Company Intellectual Property and Internet domain names owned by the Company disclosed in Section 3.19(a) of the Company Disclosure Schedule, all necessary registration, maintenance, renewal, and other required filing fees due through the date hereof in connection therewith have been timely paid and all necessary documents and certificates in connection therewith have been timely filed with the relevant authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining such Intellectual Property Rights in full force and effect.

(b) The Company or one or more of its Subsidiaries are the sole and exclusive owners of or have, to the Knowledge of the Company, valid and continuing rights (subject to the terms of the applicable Intellectual Property Licenses) to use all of the Company Intellectual Property, any domain names registered to and used by the Company or its Subsidiaries which incorporate any of the Company’s Marks and Company Technology, free and clear of all Liens other than Permitted Exceptions, except for obligations owed to the licensors of Company Intellectual Property that is licensed to the Company under the applicable Intellectual Property Licenses. To the Knowledge of the Company, the Company Intellectual Property, any domain names registered to the Company or its Subsidiaries which incorporate any of the Company’s Marks, the Company Technology and Intellectual Property Licenses include all of the Intellectual Property Rights and Technology necessary and sufficient in all material respects to enable the Company or its Subsidiaries to conduct their business in the manner in which such business is currently being conducted and currently proposed to be conducted by them, including the sale, delivery and use of the products and services of the Company or its Subsidiaries that the Company or its Subsidiaries currently sell, deliver or use and currently propose to sell, deliver or use, except for Intellectual Property Rights that are necessary but not yet identified or developed by the Company or its Subsidiaries to conduct their business as currently proposed to be conducted by them in the future that the Company or its Subsidiaries have not yet acquired. The operation of the Company’s and its Subsidiaries’ businesses and the making, using and selling by the Company or its Subsidiaries of the products or services made, used or sold by them, does not, to the Knowledge of the Company, infringe, constitute an unauthorized use of or misappropriate any Intellectual Property Rights of any third Person. Neither the Company nor any of its Subsidiaries is a party to or the subject of any pending or, to the Knowledge of the Company, threatened claim, suit, action, investigation or proceeding (provided that any claim, suit, action, investigation or proceeding which is pending but with respect to which neither the Company nor any of its Subsidiaries has been served with process shall be deemed to be threatened rather than pending) (i) alleging infringement, unauthorized use or violation of any Intellectual Property Rights of any Person, or challenging the ownership, use, validity or enforceability of any owned Company Intellectual Property or the Company’s or its Subsidiaries’ trademark rights with respect to, any domain names registered to the Company or its Subsidiaries which incorporate any of the Company’s Marks or Company Technology, or (ii) contesting the right of the Company or any of its Subsidiaries to use, sell, exercise, license, transfer or dispose of any Company Intellectual Property, any domain names registered to the Company or its Subsidiaries which incorporate any of the Company’s Marks, or Company Technology, or any products, services, processes or materials of the Company. Since January 1, 2008, other than notices of claims pursuant to the Digital Millennium Copyright Act pertaining to customer websites and third party content, the Company has not received written notice of any such threatened claim, and to the Knowledge of the Company, there are no facts or circumstances that would form the basis for any claim against the Company or any of its Subsidiaries or any of their customers of infringement, unauthorized use, or violation of any Intellectual Property Rights of any Person, or challenging (i) the ownership or use of any owned Company Intellectual Property, any domain names registered to the Company or its Subsidiaries which incorporate any of the Company’s Marks, or Company Technology or (ii) validity or enforceability of any owned Company Int ellectual Property or any of the Company’s or its Subsidiaries’ trademark rights with respect to domain names registered to and used by the Company or its Subsidiaries which incorporate any of the Company’s Marks.

(c) To the Knowledge of the Company, no Person (including employees and former employees of the Company or any of its Subsidiaries) is infringing, misappropriating or otherwise violating the Company’s or its Subsidiaries’ rights with respect to Company Intellectual Property or Company Technology, and neither the Company nor any of its Subsidiaries has made any such claims against any Person (including employees and former employees of the Company or any of its Subsidiaries) nor, to the Knowledge of the Company, is there any basis for such a claim.

(d) To the Knowledge of the Company, no material Trade Secret or any other non-public, proprietary or confidential information material to the businesses of the Company or any of its Subsidiaries as presently conducted has been authorized to be disclosed or has been actually disclosed by the Company or any of its Subsidiaries to any employee or any third Person other than pursuant to a confidentiality or non-disclosure agreement restricting the disclosure and use of such Trade Secrets. The Company and its Subsidiaries have taken reasonable steps to protect and preserve the confidentiality of all material Trade Secrets and any other proprietary or confidential information of the Company or its Subsidiaries. All current and former officers, employees, contractors and consultants of the Company and each of its Subsidiaries involved in the development of Intellectual Property Rights have entered into written agreements with the Company or its Subsidiaries, as appropriate, pursuant to which such Persons have assigned to the Company or its Subsidiaries all rights they may have in and to the Intellectual Property Rights (including any materials and elements created, prepared or delivered by such parties in connection therewith) in any work, materials or inventions they have created or developed within the scope of their employment (to the extent such rights did not otherwise vest with the Company or its Subsidiaries under applicable Law) or services, and to the Knowledge of the Company such agreements are valid and enforceable subject to the Bankruptcy and Equity Exception.

(e) Neither the Company nor any of its Subsidiaries has incorporated any “open source,” “freeware,” “shareware” or other Software having similar licensing or distribution models (“Open Source”) in, or used any Open Source in connection with, any material Software that is owned or used by the Company or any of its Subsidiaries and distributed by the Company or any of its Subsidiaries to third parties in a manner that requires the contribution or disclosure to any third party, including the Open Source community, of any portion of the source code of any such Software, and the Company and its Subsidiaries are in compliance with their Open Source obligations.

(f) The Company and its Subsidiaries are in compliance in all material respects with all current privacy policies of the Company or its Subsidiaries and all applicable Laws relating to (i) the privacy of users of the Company’s and its Subsidiaries’ services and products and all Company or Subsidiary websites, and (ii) the collection, storage and transfer of any personally identifiable information collected by it or by any Person having authorization to access the records of the Company and each of its Subsidiaries, except for noncompliance that has not had and would not reasonably be expected to have a Company Material Adverse Effect. The Company has made available to Parent in the VDR true, complete and correct copies of all written policies maintained by the Company or any of the Subsidiaries since January 2, 2008, with respect to privacy and personal data protection relating to their respective employees, customers, suppliers, service providers, or any other third parties from or about whom the Company or its Subsidiaries may have obtained personal data.

(g) Neither the Company nor any of its Subsidiaries has disclosed, delivered or licensed to any Person that is not an Affiliate, agreed to disclose, deliver or license to any Person that is not an Affiliate, or permitted the disclosure or delivery to any escrow agent or other Persons that are not Affiliates of Company Source Code. To the Knowledge of the Company, no event has occurred that (with or without notice or lapse of time, or both) has or would reasonably be expected to result in the disclosure or delivery by the Company or its Subsidiaries of any Company Source Code to any Person that is not an Affiliate.

(h) No Person or any university, college, other educational institution or research center has any right, interest, license or claim with respect to any Company Intellectual Property Rights or Company Technology other than pursuant to a non-exclusive license granted in the ordinary course of business consistent with past practices by the Company or any of its Subsidiaries pursuant to the terms of a customer Contract, or Permitted Exception.

Section 3.20  Insurance.  Section 3.20 of the Company Disclosure Schedule sets forth a true, complete and correct list of all insurance policies (including information on the premiums payable in connection therewith and the scope and amount of the coverage provided thereunder) maintained by the Company or any of its Subsidiaries (the “Policies”). The Policies (a) have been issued by insurers which, to the Knowledge of the Company, are reputable and financially sound, (b) provide coverage for the operations conducted by the Company and its Subsidiaries of a scope and coverage consistent with customary practice in the industries in which the Company and its Subsidiaries operate and (c) are in full force and effect. Neither the Company nor any of its Subsidiaries is in material breach or default, and neither the Company nor any of its Subsidiaries have taken any action or failed to take any action which, with notice or the lapse of time, would constitute such a breach or default, or permit termination or modification, of any of the Policies. No notice of cancellation or termination has been received by the Company with respect to any of the Policies. The consummation of the Transactions will not, in and of itself, cause the revocation, cancellation or termination of any Policy.

Section 3.21  Product Liability; Service Level Agreements.  All products and services sold, distributed, licensed, installed, used or otherwise delivered in connection with the business of the Company and its Subsidiaries (including all documentation furnished in connection therewith) conform in all material respects to all applicable contractual commitments and with all express and implied warranties (including all applicable service level agreements), and none of the Company or any of its Subsidiaries have any material liability and cost (and to the Knowledge of the Company, there is no basis for any present or future proceeding giving rise to any material liability and cost) for replacement or repair thereof or other damages in connection therewith.

Section 3.22  Top Channel Partners; Top Public Sector Customers; Top Private Sector Customers; Top Vendors.  To the Knowledge of the Company, since January 1, 2008, there has not been any material adverse change in the business relationship of the Company or any of its Subsidiaries with any Top Channel Partner, Top Private Sector Customer, Top Public Sector Customer or Top Vendor, and neither the Company nor any of its Subsidiaries has received any written communication or notice from any such Top Channel Partner, Top Private Sector Customer, Top Public Sector Customer or Top Vendor to the effect that any such Top Channel Partner, Top Private Sector Customer, Top Public Sector Customer or Top Vendor (a) has materially changed, modified, amended or reduced, or intends to materially change, modify, amend or reduce, its business relationship with the Company or any of its Subsidiaries, or (b) will fail to perform in any material respect, or intends to fail to perform in any material respect, its obligations under any of its Contracts with the Company or any of its Subsidiaries.

Section 3.23  Indebtedness.  The Company is not in default under the Convertible Notes Indenture, 9.5% Indenture or 12% Indenture, and no condition exists that, with notice or lapse of time or both, would constitute a default by the Company under the Convertible Notes Indenture, 9.5% Indenture or 12% Indenture.

Section 3.24  Opinion of Financial Advisor.  The Company Board has received the opinion of Credit Suisse Securities (USA) LLC (the “Company Financial Advisor”), dated the date of this Agreement, to the effect that, as of such date, and subject to the various assumptions and qualifications set forth therein, the consideration to be received by the Company’s stockholders in the Offer and the Merger is fair to such holders from a financial point of view (the “Fairness Opinion”), and the Company has delivered to Parent a true, complete and correct copy of the Fairness Opinion.

Section 3.25  Brokers and Other Advisors.  Except for the Company Financial Advisor, the fees and expenses of which will be paid by the Company, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission, or the reimbursement of expenses, in connection with the Transactions based upon arrangements made by or on behalf of the Company or any of its Subsidiaries. The Company has made available to Parent a true, complete and correct copy of the Company’s engagement letter with the Company Financial Advisor, which letter describes all fees payable to the Company Financial Advisor in connection with the Transactions, all agreements under which any such fees or any expenses are payable and all indemnification and other agreements related to the engagement of the Company Financial Advisor (the “Engagement Letter”).

Section 3.26  Anti-Takeover Provisions.  The Company Board has taken all necessary action so that no “fair price”, “moratorium”, “control share acquisition” or other state or federal anti-takeover statute or regulation (including Section 203 of the DGCL) is applicable to the Offer, the Merger or the other Transactions. The action of the Company Board in approving this Agreement and the Transactions is sufficient to render inapplicable to this Agreement and the Transactions the restrictions on “business combinations” (as defined in Section 203 of the DGCL) as set forth in Section 203 of the DGCL. True, complete and correct copies of the resolutions referred to above have been delivered to Parent on or prior to the date hereof. The Company is not party to or subject to a rights agreement, a “poison pill” or similar agreement or plan.

Section 3.27  Related Party Transactions.  Other than compensation or other employment arrangements, including grants of Options, no “related person” as defined in Item 404 of Regulation S-K, is a party to any Contract with or binding upon the Company or any of its Subsidiaries that is of a type that would be required to be disclosed in the Company SEC Documents pursuant to Item 404 of Regulation S-K that has not been so disclosed.

ARTICLE IV

Representations and Warranties of Parent and Purchaser

Parent and Purchaser jointly and severally represent and warrant to the Company:

Section 4.1  Organization.  Each of Parent and Purchaser is a corporation or other legal entity duly organized, validly existing and in good standing under the Laws of the jurisdiction in which it is incorporated or formed and has all requisite corporate or other power, as the case may be, and authority necessary to own or lease all of its properties and assets and to carry on its business as it is now being conducted. Each of Parent and Purchaser is duly licensed or qualified to do business and is in good standing in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it make such licensing or qualification necessary, except where the failure to be so licensed, qualified or in good standing, individually or in the aggregate, would not reasonably be expected to prevent or materially impair the ability of Parent or Purchaser to consummate the Transactions (a “Parent Material Adverse Effect”).

Section 4.2  Authority; Noncontravention.

(a) Each of Parent and Purchaser has all necessary corporate power and authority to execute and deliver this Agreement, to perform their respective obligations hereunder and to consummate the Transactions. The execution, delivery and performance by Parent and Purchaser of this Agreement, and the consummation by Parent and Purchaser of the Transactions, have been duly authorized and approved by their respective Boards of Directors (and has been adopted by Parent as the sole stockholder of Purchaser), and no other corporate action on the part of Parent and Purchaser is necessary to authorize the execution, delivery and performance by Parent and Purchaser of this Agreement and the consummation by them of the Transactions. This Agreement has been duly executed and delivered by Parent and Purchaser and, assuming due authorization, execution and delivery hereof by the Company, constitutes a legal, valid and binding obligation of each of Parent and Purchaser, enforceable against each of them in accordance with its terms, subject to the Bankruptcy and Equity Exception.

(b) Neither the execution and delivery of this Agreement by Parent and Purchaser, nor the consummation by Parent or Purchaser of the Transactions, nor compliance by Parent or Purchaser with any of the terms or provisions hereof, will (i) conflict with or violate any provision of the certificate of incorporation or bylaws of Parent or Purchaser or (ii) assuming that the authorizations, consents and approvals referred to in Section 4.3 are obtained and the filings referred to in Section 4.3 are made, (A) violate any material Law, judgment, writ or injunction of any Governmental Authority applicable to Parent, Purchaser or any of their Subsidiaries or any of their respective properties or assets, or (B) violate, conflict with, result in the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of, Parent or Purchaser or any of their respective Subsidiaries under, any of the terms, conditions or provisions of any Contract or license, franchise, permit, certificate, approval or authorization from Governmental Authorities, or required by Governmental Authorities to be obtained, in each case necessary for the lawful conduct of their respective businesses and without which, individually or in the aggregate, would reasonably be expected to have a Parent Material Adverse Effect, to which Parent, Purchaser or any of their respective Subsidiaries is a party, or by which they or any of their respective properties or assets may be bound or affected except, in the case of clause (B), for such violations, conflicts, losses, defaults, terminations, cancellations, accelerations or Liens as, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

Section 4.3  Governmental Approvals.  Except for (a) the filing with the SEC of the Offer Documents, and any other filings required under, and compliance with other applicable requirements of, the Exchange Act and the rules of the New York Stock Exchange, Nasdaq and the London Stock Exchange, (b) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware pursuant to the DGCL and (c) filings required under, and compliance with other applicable requirements of, the HSR Act, no consents or approvals of, or filings, declarations or registrations with, any Governmental Authority are necessary for the execution, delivery and performance of this Agreement by Parent and Purchaser and the consummation by Parent and Purchaser of the Transactions, other than such other consents, approvals, filings, declarations or registrations that, if not obtained, made or given, would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

Section 4.4  Information Supplied.  Subject to the accuracy of the representations and warranties of the Company set forth in Section 3.9, neither the Offer Documents nor any information supplied (or to be supplied) in writing by or on behalf of Parent or Purchaser specifically for inclusion or incorporation by reference in the Schedule 14D-9 will, at the respective times the Offer Documents, the Schedule 14D-9, or any amendments or supplements thereto, are filed with the SEC or at the time they are first published, sent or given to stockholders of the Company, or on the Expiration Date, as the case may be, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading. The information supplied by Parent for inclusion in the Proxy Statement will not, on the date it is first mailed to stockholders of the Company, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, and will not, at the time of the Company Stockholders Meeting (if such a meeting is held), omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders Meeting which shall have become false or misleading in any material respect. The Offer Documents will comply as to form in all material respects with the applicable requirements of the Exchange Act. Notwithstanding the foregoing, Parent and Purchaser make no representation or warranty with respect to any information supplied by or on behalf of the Company for inclusion or incorporation by reference in any of the foregoing documents.

Section 4.5  Ownership and Operations of Purchaser.  Parent owns beneficially and of record all of the outstanding capital stock of Purchaser. Purchaser was formed solely for the purpose of engaging in the Transactions, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

Section 4.6  Brokers and Other Advisors.  Except for Goldman, Sachs & Co., the fees and expenses of which will be paid by Parent, no broker, investment banker, financial advisor or other Person is entitled to any broker’s, finder’s, financial advisor’s or other similar fee or commission in connection with the Transactions based upon arrangements made by or on behalf of Parent or any of its Subsidiaries.

Section 4.7  Sufficient Funds.  Parent and Purchaser will have funds available to them sufficient to satisfy, no later than the date they become due, all of Parent’s and Purchaser’s payment obligations under this Agreement (including payment of the aggregate Offer Price and the aggregate Merger Consideration to all holders of Shares and all payments contemplated by Section 2.12) and to pay all Expenses incurred and to be incurred in connection with the Transactions.

Section 4.8  Ownership of Shares.  Neither Parent nor any of its Affiliates is, nor at any time during the last three (3) years has been, an “interested stockholder” of the Company as defined in Section 203 of the DGCL (other than as contemplated by this Agreement).

Section 4.9  Litigation.  As of the date hereof (a) there is no Action pending against (or, to the knowledge of Parent, threatened against or naming as a party thereto) Parent, Purchaser or any of their respective Subsidiaries, nor, to the knowledge of Parent, is there any investigation pending or threatened against Parent, Purchaser or any of their respective Subsidiaries, and (b) none of Parent, Purchaser or any of their respective Subsidiaries is subject to any outstanding order, writ, injunction or decree, in each case, which would, individually or in the aggregate, impair in any material respect the ability of each of Parent and Purchaser to perform its obligations under this Agreement, as the case may be, or prevent the consummation of any of the Transactions.

Section 4.10  No Vote of Parent Stockholders; Required Approval.  No vote or consent of the holders of any class or series of capital stock of Parent or the holders of any other securities of Parent (equity or otherwise) is necessary to adopt this Agreement, or to approve the Offer, Merger or the other Transactions. The vote or consent of Parent as the sole stockholder of Purchaser is the only vote or consent of the holders of any class or series of capital stock of Purchaser necessary to approve the Merger and adopt this Agreement, which consent shall be given immediately following the execution of this Agreement.

ARTICLE V

Additional Covenants and Agreements

Section 5.1  Conduct of Business.  Except as expressly permitted by this Agreement, as required by applicable Law or as consented to by Parent in writing (such consent to be considered promptly by Parent in good faith), during the period from the date of this Agreement until the Effective Time, the Company shall, and shall cause each of its Subsidiaries to, (a) conduct its business in the ordinary course consistent with past practice, (b) comply in all material respects with all applicable Laws and the requirements of all Material Contracts, (c) use commercially reasonable efforts to maintain and preserve intact its business organization and the goodwill of those having business relationships with it and retain the services of its present executive officers and key employees, (d) keep in full force and effect all material insurance coverages maintained by the Company and its Subsidiaries, other than changes to such coverages made in the ordinary course of business and (e) maintain, or cause to be maintained, all Facilities in Good Condition. Without limiting the generality of the foregoing, except as expressly permitted by this Agreement, as required by applicable Law or as consented to by Parent in writing (such consent to be considered promptly by Parent in good faith), during the period from the date of this Agreement to the Effective Time, the Company shall not, and shall not permit any of its Subsidiaries to:

(i) (A) issue, sell, grant, dispose of, pledge or otherwise encumber any shares of its capital stock, voting securities or equity interests, or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for any shares of its capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to purchase or acquire any shares of its capital stock, voting securities or equity interests or any securities or rights convertible into, exchangeable or exercisable for, or evidencing the right to subscribe for, any shares of its capital stock, voting securities or equity interests, provided that (v) in respect of annual bonuses for the fiscal year ending March 31, 2011, the Company may issue to employees pursuant to the terms and conditions of the applicable Company Plans up to an aggregate of 205,000 shares of Company Common Stock in satisfaction of awards accrued prior to December 31, 2010 or which accrue through March 31, 2011 in accordance with the terms and conditions of such Company Plans, (w) the Company may issue to employees (but not officers or directors or employees eligible to be issued Company Common Stock pursuant to clause (v)) up to an aggregate of 100,000 shares of Company Common Stock, provided that no single employee shall be issued more than 10,000 shares of Company Common Stock, (x) the Company may issue shares of Company Common Stock upon (1) the exercise of Options and Company Warrants and (2) the conversion of Convertible Notes, in each case, that are outstanding on the date of this Agreement and in accordance with the terms thereof, (y) capital stock, voting securities or equity interests of the Company’s Subsidiaries may be issued to the Company or a direct or indirect wholly owned Subsidiary of the Company and (z) capital stock, voting securities or equity interests of the Company may be issued to Parent or any Subsidiary of Parent; (B) redeem, purchase or otherwise acquire any of its outstanding shares of capital stock, voting securities or equity interests, or any rights, warrants, options, calls, commitments or any other agreements of any character to acquire any shares of its capital stock, voting securities or equity interests; (C) declare, set aside for payment or pay any dividend on, or make any other distribution in respect of, any shares of its capital stock or otherwise make any payments to its stockholders in their capacity as such (other than dividends by a direct or indirect wholly owned Subsidiary of the Company to its parent); (D) split, combine, subdivide or reclassify any shares of its capital stock; or (E) amend (including by reducing an exercise price or extending a term) or waive any of its rights under, or accelerate the vesting under, any provision of the Company Stock Plans or any agreement evidencing any outstanding stock option or other right to acquire capital stock of the Company or any restricted stock purchase agreement or any similar or related contract;

(ii) incur or assume any indebtedness for borrowed money or guarantee any indebtedness (or enter into a “keep well” or similar agreement) or issue or sell any debt securities or options, warrants, calls or other rights to acquire any debt securities of the Company or any of its Subsidiaries, other than borrowings (A) listed on Section 5.1(ii) of the Company Disclosure Schedule, (B) from Parent or a Subsidiary of Parent or (C) from the Company by a direct or indirect wholly owned Subsidiary of the Company in the ordinary course of business consistent with past practice;

(iii) sell, transfer, lease, sublease, license (other than licenses granted in the ordinary course of business consistent with past practice), mortgage, encumber or otherwise dispose of or purchase or subject to any Lien (including pursuant to a sale-leaseback transaction or an asset securitization transaction), other than Permitted Exceptions, any of its properties (including real properties) or assets (including securities of Subsidiaries) with a fair market value in excess of $2,500,000 individually or $25,000,000 in the aggregate to any Person, except in the ordinary course of business consistent with past practice pursuant to Contracts in force at the date of this Agreement;

(iv) make any capital expenditure or expenditures which (A) involves the purchase of real property or (B) is in excess of $2,500,000 individually or $25,000,000 in the aggregate, except for any such capital expenditures provided for in the Company’s 2011 Capital Expenditure Plan set forth in Section 5.1(iv) of the Company Disclosure Schedule;

(v) directly or indirectly acquire (A) by merging or consolidating with, or by purchasing all of or a substantial equity interest in, or by any other manner, any Person or division, business or equity interest of any Person or, (B) except in the ordinary course of business consistent with past practice, any assets that, individually, have a purchase price in excess of $2,500,000 or, in the aggregate, have a purchase price in excess of $25,000,000;

(vi) make any investment (by contribution to capital, property transfers, purchase of securities or otherwise) in, or loan or advance (other than travel and similar advances to its employees in the ordinary course of business consistent with past practice) to, any Person other than a direct or indirect wholly owned Subsidiary of the Company in the ordinary course of business;

(vii) (A) enter into any agreement that would constitute a Material Contract if it were in existence as of the date hereof other than in the ordinary course of business consistent with past practice, (B) amend, terminate or modify any Material Contract except as determined by the Company in its reasonable business judgment to be in the best interests of the Company and its business, (C) enter into or extend the term or scope of any Contract that purports to restrict the Company, or any existing or future Subsidiary or Affiliate of the Company, from engaging in any line of business or in any geographic area, (D) amend or modify the Engagement Letter, (E) enter into any Contract that would be breached by, or require the consent of any third party in order to continue in full force following, consummation of the Transactions, or (F) release any Person from, or modify or waive any provision of, any confidentiality, standstill or similar agreement (except as contemplated in Section 5.2(f));

(viii) increase in any manner the compensation of any of its current or former directors, officers, employees or consultants or enter into, establish, amend or terminate any collective bargaining agreement or Company Plan (or any plan, program or arrangement that would be a Company Plan if in effect as of the date hereof) with, for or in respect of, any current or former stockholder, director, officer, other employee, consultant or Affiliate, other than (A) as required pursuant to applicable Law or pursuant to Contracts in force as of the date hereof and (B) increases in salaries, wages and benefits of employees (other than executive officers and directors) made in the ordinary course of business and in amounts and in a manner consistent with past practice so long as such increases, in the aggregate, do not exceed 3% of the payroll in any calendar year;

(ix) make, change or revoke any material election concerning Taxes or Tax Returns, file any material amended Tax Return, enter into any material closing agreement with respect to Taxes, settle or compromise any material Tax liability, audit, claim or assessment, surrender any right to claim a material refund of Taxes, obtain any material Tax ruling, file any material Tax Return other than one prepared in a manner consistent with past practice, or waive or extend any statute of limitations in respect of material Taxes (other than pursuant to extensions of time to file Tax Returns obtained in the ordinary course);

(x) make any material changes in financial or Tax accounting methods, principles or practices (or change an annual accounting period), except insofar as may be required by a change in GAAP;

(xi) amend the Company Charter Documents or the Subsidiary Documents, except as set forth Section 5.1(xi) of the Company Disclosure Schedule;

(xii) adopt a plan or agreement of complete or partial liquidation, dissolution, restructuring, recapitalization, merger, consolidation or other reorganization;

(xiii) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, settlement or satisfaction in accordance with their terms of liabilities, claims or obligations reflected or reserved against in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Filed Company SEC Documents or incurred since the date of such financial statements in the ordinary course of business consistent with past practice;

(xiv) issue any broadly distributed communication of a general nature to employees (including general communications relating to benefits and compensation), suppliers, vendors or customers without the prior approval of Parent (which approval shall not be unreasonably withheld, conditioned or delayed), except for communications in the ordinary course of business that do not relate or refer to the Transactions;

(xv) settle or compromise any litigation or proceeding where the Company or its Subsidiaries would be obligated to make payment(s) in excess of $500,000 in the aggregate (this covenant being in addition to the Company’s obligations pursuant to Section 5.8);

(xvi) fail to pay any maintenance and similar fees or fail to take any other appropriate actions as necessary to prevent the abandonment, loss or impairment of any owned Company Intellectual Property that is material to the conduct of the Company’s business except as determined by the Company in its reasonable business judgment to be in the best interests of the Company and its business;

(xvii) subject to any Lien or otherwise encumber or, except for Permitted Exceptions, permit, allow or suffer to be encumbered, any Company Intellectual Property or Company Technology, except for any Permitted Exceptions;

(xviii) sell, assign, license, transfer, convey, lease or otherwise dispose of any of the Company Intellectual Property or Company Technology, other than in the ordinary course of business consistent with past practice or as otherwise determined by the Company in its reasonable business judgment to be in the best interests of the Company and its business; or

(xix) authorize, commit, resolve, propose or agree in writing or otherwise to take any of the foregoing actions, or knowingly take any action or agree, in writing or otherwise, to take any action that would cause or result in any of the conditions to the Merger in Article VI or the Offer Conditions to not be satisfied or would delay the consummation of, or impair the ability of the Company to consummate, the Transactions.

Notwithstanding anything set forth in this Agreement, nothing contained in this Agreement shall give Parent or Purchaser, directly or indirectly, the right to control or direct the operations of the Company or any Company Subsidiaries prior to the Effective Time. Prior to the Effective Time, the Company shall exercise, consistent with the terms and conditions of this Agreement, control and supervision over its and the Company Subsidiaries’ business operations.

Section 5.2  No Solicitation by the Company; Company Recommendation; Etc.

(a) No Solicitation. The Company shall, and shall cause its Subsidiaries and the Company’s and its Subsidiaries’ respective directors, officers, employees, investment bankers, financial advisors, attorneys, accountants, agents and other representatives (collectively, “Representatives”) to, immediately cease and cause to be terminated any discussions or negotiations with any Person conducted heretofore with respect to a Takeover Proposal. From the date hereof until the Effective Time, or, if earlier, the termination of this Agreement in accordance with Section 7.1, the Company shall not, and shall cause its Subsidiaries and its and its Subsidiaries’ respective Representatives not to, directly or indirectly, (i) solicit, initiate or knowingly encourage (including by way of providing non-public information) the submission or announcement of any inquiries, proposals or offers that constitute or would reasonably be expected to lead to any Takeover Proposal, (ii) provide any non-public information concerning the Company or any of its Subsidiaries related to any Person or group who would reasonably be expected to make any Takeover Proposal, (iii) engage in any discussions or negotiations with respect thereto, (iv) approve (by resolution of the Company Board, any committee thereof or otherwise), support, enter into or adopt any Contract providing for, or recommend to any holders of Shares, any Takeover Proposal, or (v) otherwise cooperate with or assist or participate in, or knowingly facilitate any such inquiries, proposals, offers, discussions or negotiations. The Company shall be responsible for any breach of this Section 5.2 by its or its Subsidiaries respective Representatives.

Wherever the term “group” is used in this Section 5.2, it is used as defined in Rule 13d-3 under the Exchange Act.

(b) Permitted Response to Unsolicited Takeover Proposals. Notwithstanding anything to the contrary contained in this Section 5.2 or any other provision of this Agreement, if at any time after the date hereof and prior to the earlier to occur of the Offer Closing and the Company’s receipt of the Company Stockholder Approval, (i) the Company has received an unsolicited bona fide, written Takeover Proposal from a third party that did not result from a breach of this Section 5.2, and (ii) the Company Board determines in good faith, After Consultation, that such Takeover Proposal constitutes or could reasonably be expected to lead to a Superior Proposal, then the Company shall be permitted to (A) furnish information (including non-public information) with respect to the Company and its Subsidiaries to the Person making such Takeover Proposal pursuant to an Acceptable Confidentiality Agreement (provided, however, that (x) the Company shall provide promptly to Parent any non-public information concerning the Company or its Subsidiaries to which any Person is provided such access and which was not previously provided to Parent, and (y) the Company shall withhold such portions of documents or information, or provide pursuant to customary “clean-room” or other appropriate procedures, to the extent relating to any pricing or other matters that are highly sensitive or competitive in nature if the exchange of such information (or portions thereof) could reasonably be likely to be harmful to the operation of the Company in any material respect) and (B) engage in discussions and negotiations with the Person making such Takeover Proposal regarding such Takeover Proposal.

(c) Notice to Parent of Takeover Proposals. The Company shall promptly (and, in any event, within twenty-four (24) hours) notify Parent (orally and in writing) if the Company or any of its Representatives receives any Takeover Proposal, or any initial request for non-public information concerning the Company or any of its Subsidiaries related to, or from any Person or group who would reasonably be expected to make any Takeover Proposal, or any initial request for discussions or negotiations related to any Takeover Proposal (including any material changes related to the foregoing) or of the taking of any action contemplated by clauses (A) or (B) of Section 5.2(b), and in connection with such notice, provide the identity of the Person or group making such Takeover Proposal or request and the material terms and conditions thereof (including, if applicable, copies of any written requests, proposals or offers, including proposed agreements), and thereafter the Company shall keep Parent reasonably informed of any material changes to the terms thereof.

(d) Further Prohibited Activities. Neither the Company Board nor any committee thereof shall (i) withdraw or rescind (or modify in a manner adverse to Parent), or publicly announce an intention to withdraw or rescind (or modify in a manner adverse to Parent), the Company Recommendation, (ii) approve, declare the advisability of or recommend to the holders of Shares the adoption of, or publicly announce an intention to approve, declare the advisability of or recommend the adoption of, any Takeover Proposal, (iii) or cause, authorize or permit the Company or any of its Subsidiaries to execute or enter into, any letter of intent, memorandum of understanding, agreement-in-principle, merger agreement, acquisition agreement or other similar agreement related to any Takeover Proposal, other than an Acceptable Confidentiality Agreement referred to in Section 5.2(b) (a “Company Acquisition Agreement”), or (iv) publicly propose or announce an intention to take any of the foregoing actions (any action described in clauses (i), (ii), (iii) or (iv) being referred to as an “Company Adverse Recommendation Change”).

(e) Change of Recommendation. Notwithstanding Section 5.2(d), at any time prior to the earlier to occur of the Offer Closing and the Company’s receipt of the Company Stockholder Approval, the Company Board may effect a Company Adverse Recommendation Change only if the Company Board determines in good faith, After Consultation, that the failure to take such action would be inconsistent with its fiduciary duties under applicable Law. Notwithstanding anything to the contrary, the Company Board shall not be permitted to make a Company Adverse Recommendation Change or, solely with respect to a Superior Proposal, terminate this Agreement pursuant to Section 7.1(c)(ii) unless theretofore (x) the Company shall have provided to Parent and Purchaser no fewer than three (3) Business Days advance written notice of the Company’s intention to make a Company Adverse Recommendation Change or to terminate this Agreement pursuant to Section 7.1(c)(ii), and in the case of a Company Adverse Recommendation Change not being made in respect of a Superior Proposal, specifying the reasons therefor (a “Notice of Intended Recommendation Change”) and (y):

(i) if such Company Adverse Recommendation Change is not being made in respect of a Superior Proposal, during such three (3) Business Day period, if requested by Parent, the Company shall engage in good faith negotiations with Parent to amend the terms and conditions of this Agreement in such a manner that would enable the Company Board to determine in good faith, After Consultation, that it is no longer necessary for the Company Board to make a Company Adverse Recommendation Change; or

(ii) if such Company Adverse Recommendation Change or termination is being made in respect of a Superior Proposal:

(1) the Notice of Intended Recommendation Change shall further specify the identity of the party making such Superior Proposal and the material terms thereof and copies of all relevant documents relating to such Superior Proposal (it being hereby understood and agreed that any material amendment to the terms of any such Superior Proposal (including any amendment to any price term thereof), shall require a new Notice of Intended Recommendation Change and again require compliance with the requirements of this Section 5.2(e), except that the advance written notice period and corresponding references in clause (x) of this Section 5.2(e) to three (3) Business Days shall be reduced to two (2) Business Days for any such new Notice of Intended Recommendation Change); and

(2) after providing the Notice of Intended Recommendation Change, the Company shall, and shall cause its Representatives to, negotiate with Parent and Purchaser in good faith (to the extent Parent and Purchaser have notified the Company of their intention to negotiate) during such three (3) Business Day period (or two (2) Business Day period in the case of a new Notice of Intended Recommendation Change) to amend the terms and conditions of this Agreement and the other agreements contemplated hereby; and

(iii) in the case of each of the immediately preceding clause (i) or clause (ii) of this Section 5.2(e), the Company Board shall have considered in good faith, After Consultation, any amendments to the terms and conditions of this Agreement (including any increase in the Offer Price and Merger Consideration) and the other agreements contemplated hereby that may be offered in writing by Parent no later than 5:00 p.m., New York City time, on the third Business Day of such three (3) Business Day period (or the first (1st) Business Day of such two (2) Business Day period for any such new Notice of Intended Recommendation Change) and shall have determined (A) in the case of a Superior Proposal, that the Superior Proposal would nevertheless continue to constitute a Superior Proposal if such amendments were to be given effect or (B) in the case of a Company Adverse Recommendation Change not being made in respect of a Superior Proposal, no amendment to the terms and conditions of this Agreement has been so offered by Parent which, if given effect, would enable the Company Board to determine in good faith, After Consultation, that it is no longer necessary for the Company Board to make a Company Adverse Recommendation Change.

(f) Standstills; Confidentiality Agreements. Notwithstanding anything to the contrary contained herein, the Company Board shall be permitted to grant a waiver or release under any standstill agreement in effect on the date hereof with respect to any class of equity securities of the Company solely to the extent necessary to permit the Person subject to such standstill agreement to make and engage in discussions with respect to and negotiate a Takeover Proposal that is conditioned on entering into mutually satisfactory definitive documentation with the Company and which prohibits without the Company’s consent (but in all cases subject to the limitations in Section 5.1) any open market purchases of equity securities or securities convertible into equity securities of the Company, any Takeover Proposal not approved by the Company Board or other action, including a proxy contest, not approved by the Company Board. The Company shall provide written notice to Parent of the waiver of any standstill by the Company. The Company shall not, and shall not permit any of its Representatives to, enter into any confidentiality agreement subsequent to the date of this Agreement which prohibits the Company from providing to Parent the information specifically required to be provided to Parent pursuant to this Section 5.2.

(g) Communications With Stockholders. Subject to Section 7.1, nothing contained in this Section 5.2 shall prohibit the Company from (i) taking and disclosing to its stockholders a position contemplated by Rule 14d-9, Rule 14e-2(a) or Item 1012 of Regulation M-A under the Exchange Act or (ii) making any disclosure to its stockholders that the Company Board determines in good faith, After Consultation, is required by applicable Law or (iii) making any “stop-look-and-listen” communication to the stockholders of the Company pursuant to Section 14d-9(f) under the Exchange Act (or any similar communications to the stockholders of the Company whether or not in the context of a tender offer or exchange offer that discloses the occurrence of any state of facts, events, conditions or developments but does not include a Company Adverse Recommendation Change); provided, however, clause (ii) of this Section 5.2(g) shall not be deemed to permit the Company Board to make a Company Adverse Recommendation Change except to the extent permitted by Section 5.2(d) or Section 5.2(e).

Section 5.3  Reasonable Best Efforts.

(a) Subject to the terms and conditions of this Agreement (including Section 5.3(d)), each of the parties hereto shall cooperate with the other parties and use (and shall cause their respective Subsidiaries to use) their respective reasonable best efforts to promptly (i) take, or cause to be taken, all actions, and do, or cause to be done, all things necessary, proper or advisable to cause the conditions to Closing to be satisfied as promptly as practicable and to consummate and make effective, in the most expeditious manner practicable, the Transactions, including preparing and filing promptly and fully all documentation to effect all necessary filings, notices, petitions, statements, registrations, submissions of information, applications and other documents (including any required or recommended filings under applicable Antitrust Laws), and (ii) obtain all approvals, consents, waivers, registrations, permits, authorizations and other confirmations from any Governmental Authority or third party necessary, proper or advisable to consummate the Transactions.

(b) In furtherance and not in limitation of the foregoing, (i) each party hereto agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the Transactions as promptly as practicable and in any event within ten (10) Business Days (or such longer period as the parties may mutually agree) following the commencement of the Offer pursuant to Section 1.1(a) and to supply as promptly as practicable any additional information and documentary material that may be requested pursuant to the HSR Act and use its reasonable best efforts to take, or cause to be taken, all other actions consistent with this Section 5.3 necessary to cause the expiration or termination of the applicable waiting periods under the HSR Act as soon as practicable and (ii) the Company shall use its reasonable best efforts to (A) take all action necessary to ensure that no state takeover statute or similar Law is or becomes applicable to any of the Transactions and (B) if any state takeover statute or similar Law becomes applicable to any of the Transactions, take all action necessary to ensure that the Transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise minimize the effect of such Law on the Transactions.

(c) Each of the parties hereto shall use its reasonable best efforts to (i) cooperate in all respects with each other in connection with any filing or submission with a Governmental Authority in connection with the Transactions and in connection with any investigation or other inquiry by or before a Governmental Authority relating to the Transactions, including any proceeding initiated by a private party, (ii) keep the other party informed in all material respects and on a reasonably timely basis of any material communication received by such party from, or given by such party to, the Federal Trade Commission, the Antitrust Division of the Department of Justice, or any other Governmental Authority and of any material communication received or given in connection with any proceeding by a private party, in each case regarding any of the Transactions and (iii) consult with each other in advance of and be permitted to attend any meeting or conference with such Governmental Authorities (to the extent not objected to by such Governmental Authorities). Subject to applicable Laws relating to the exchange of information, each of the parties hereto shall have the right to review in advance, and to the extent practicable each will consult the other on, all the information relating to the other parties and their respective Subsidiaries, as the case may be, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Authority in connection with the Transactions.

(d) In furtherance and not in limitation of the covenants of the parties contained in this Section 5.3, each of the parties hereto shall use its reasonable best efforts to resolve such objections (including any injunction that may be imposed in connection with the Transactions), if any, as may be asserted by a Governmental Authority or other Person with respect to the Transactions. Notwithstanding the foregoing or any other provision of this Agreement, the Company shall not, without Parent’s prior written consent, commit to any divestiture transaction or agree to any restriction on its business, and nothing in this Section 5.3 shall (i) limit any applicable rights a party may have to terminate this Agreement pursuant to Section 7.1 so long as such party has up to then complied in all material respects with its obligations under this Section 5.3, (ii) require Parent to offer, accept or agree to (A) dispose or hold separate any part of its or the Company’s businesses, operations, assets or product lines (or a combination of Parent’s and the Company’s respective businesses, operations, assets or product lines), (B) not compete in any geographic area or line of business, (C) restrict the manner in which, or whether, Parent, the Company, the Surviving Corporation or any of their Affiliates may carry on business in any part of the world or (D) pay any consideration (other than ordinary course filing, application or similar fees and charges) to obtain any approval, consent or waiver from a third party necessary, proper or advisable to consummate the Transactions or (iii) require any party to this Agreement to contest or otherwise resist any administrative or judicial action or proceeding, including any proceeding by a private party, challenging any of the Transactions as violative of any Antitrust Law.

Section 5.4  Preparation of Proxy Statement; Stockholders’ Meeting.

(a) As soon as practicable after the date hereof (and in any event, but subject to Parent’s timely performance of its obligations under Section 5.4(b), within fifteen (15) Business Days hereof), the Company shall prepare and shall cause to be filed with the SEC in preliminary form a proxy statement on Schedule 14A relating to the Stockholders’ Meeting (together with any amendments thereof or supplements thereto, the “Proxy Statement”). Except as expressly contemplated by Section 5.2(e), the Proxy Statement shall include the Company Recommendation with respect to the Merger, the Fairness Opinion and a copy of Section 262 of the DGCL. The Company will cause the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, to not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by the Company with respect to information supplied by Parent or Purchaser for inclusion or incorporation by reference in the Proxy Statement. The Company shall cause the Proxy Statement to comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations promulgated thereunder and to satisfy all rules of Nasdaq. The Company shall promptly notify Parent and Purchaser upon the receipt of any comments, whether written or oral, from the SEC or the staff of the SEC or any request from the SEC or the staff of the SEC for amendments or supplements to the Proxy Statement, and shall provide Parent and Purchaser with copies of all correspondence between the Company and its Representatives, on the one hand, and the SEC or the staff of the SEC, on the other hand. The Company shall use its reasonable best efforts to respond as promptly as reasonably practicable to any comments of the SEC or the staff of the SEC with respect to the Proxy Statement, and the Company shall consult with Parent and its counsel prior to submitting to the SEC or the staff of the SEC any response to any such comments. Prior to the filing of the Proxy Statement or the dissemination thereof to the holders of Shares, or submitting to the SEC or the staff of the SEC any response to any comments of the SEC or the staff of the SEC with respect thereto, the Company shall provide Parent and Purchaser a reasonable opportunity to review and to propose comments on such document or response, and the Company shall give reasonable and good faith consideration to all additions, deletions or changes suggested thereto by Parent, Purchaser and their Counsel.

(b) Parent shall provide to the Company in writing all information concerning Parent and Purchaser as may be reasonably requested by the Company in connection with the Proxy Statement and shall otherwise assist and cooperate with the Company in the preparation of the Proxy Statement and resolution of comments of the SEC or its staff related thereto. Parent will cause the information relating to Parent or Purchaser supplied by it for inclusion in the Proxy Statement, at the time of the mailing of the Proxy Statement or any amendments or supplements thereto, and at the time of the Stockholders’ Meeting, not to contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that no representation or warranty is made by Parent or Purchaser with respect to information supplied by the Company for inclusion or incorporation by reference in the Proxy Statement. Parent will furnish to the Company in writing the information relating to it and Purchaser required by the Exchange Act to be set forth in the Proxy Statement promptly following request therefor from the Company.

(c) If following the Offer Closing or Offer Termination this Agreement has not been validly terminated pursuant to Section 7.1 and the adoption of this Agreement by the Company’s stockholders is required by applicable Law, then the Company shall have the right at any time after the Proxy Statement Clearance Date to (and Parent and Purchaser shall have the right, at any time after the Proxy Statement Clearance Date, to request in writing that the Company, and upon receipt of such written request, the Company shall, as promptly as practicable and in any event within ten (10) Business Days after such receipt), (i) establish a record date for and give notice of a meeting of its stockholders, for the purpose of voting upon the adoption of this Agreement (the “Stockholders’ Meeting”), and (ii) mail to the holders of Shares as of the record date established for the Stockholders’ Meeting a Proxy Statement (the date the Company elects to take such action or is required to take such action, the “Proxy Date”). The Company shall duly call, convene and hold the Stockholders’ Meeting as promptly as reasonably practicable after the Proxy Date; provided, however, that in no event shall such meeting be held later than thirty-five (35) days following the date the Proxy Statement is mailed to the Company’s stockholders and any adjournments of such meetings shall require the prior written consent of the Parent (which consent shall not be unreasonably withheld, conditioned or delayed) other than in the case in which the Company is required to allow reasonable additional time for the filing and mailing of any supplemental or amended disclosure which the SEC or its staff has instructed the Company is necessary under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the holders of Shares prior to the Stockholders’ Meeting. Notwithstanding the foregoing, Parent may require the Company to adjourn or postpone the Stockholders’ Meeting on one occasion only (for a period of not more than thirty

(30) days but, in no event, to a date subsequent to the second (2nd) Business Day next preceding the Walk-Away Date), unless prior to such adjournment the Company shall have received from holders of Shares as of the record date for the Stockholders’ Meeting an aggregate number of proxies representing Shares voted for the adoption of this Agreement and the Transactions (including the Merger) which proxies have not been withdrawn, such that the condition in Section 6.1(a) would be satisfied at the Stockholders’ Meeting. Once the Company has established a record date for the Stockholders’ Meeting, the Company shall not change such record date or establish a different record date for the Stockholders’ Meeting without the prior written consent of Parent (which such consent shall not be unreasonably withheld, conditioned or delayed), unless required to do so by applicable Law or the Company Charter Documents. Unless the Company Board shall have made a Company Adverse Recommendation Change, the Company shall use its reasonable best efforts to solicit proxies from the holders of Shares for the adoption of this Agreement and shall ensure that all proxies solicited in connection with the Stockholders’ Meeting are solicited in compliance with all applicable Laws (including all applicable rules of Nasdaq). Unless this Agreement is validly terminated in accordance with Section 7.1 (including the provisions of Section 7.1(c)(ii)), the Company shall submit this Agreement to holders of Shares at the Stockholders’ Meeting even if the Company Board shall have effected a Company Adverse Recommendation Change (not made in respect of a Superior Proposal) or proposed or announced any intention to do so. The Company shall, upon the reasonable request of Parent, advise Parent at least on a daily basis on each of the last seven (7) Business Days prior to the date of the Stoc kholders’ Meeting as to the aggregate tally of proxies received by the Company with respect to the Company Stockholder Approval. Without the prior written consent of Parent, the adoption of this Agreement and the Transactions (including the Merger) shall be the only matter (other than procedural matters) which the Company shall propose to be acted on by the stockholders of the Company at the Stockholders’ Meeting.

(d) If at any time prior to the Effective Time any event or circumstance relating to the Company or any of its Subsidiaries or its or their respective officers or directors is known by the Company which, pursuant to the Securities Act or Exchange Act, should be set forth in an amendment or a supplement to the Proxy Statement, the Company shall promptly inform Parent. Each of Parent, Purchaser and the Company agree to correct any information provided by it for use in the Proxy Statement which shall have become false or misleading.

(e) Notwithstanding the foregoing, if, following the Offer Closing, the expiration of any “subsequent offering period” as contemplated by Section 1.1(d) and the exercise, if any, of the Top-Up Option, Parent and its Affiliates shall own at least 90% of the outstanding shares of each class and series of outstanding capital stock of the Company, the parties shall take all necessary and appropriate action, including with respect to the transfer to Purchaser of all Shares held by Parent or its Affiliates, to cause the Effective Time to occur as soon as practicable after the Offer Closing without the Stockholders’ Meeting in accordance with Section 253 of the DGCL.

(f) Each of Parent and Purchaser shall affirmatively vote at the Stockholders’ Meeting or otherwise all Shares acquired in the Offer (if any), or otherwise beneficially owned by it or any of its respective Subsidiaries as of the applicable record date, for the adoption of this Agreement in accordance with applicable Law. Parent shall vote all of the shares of capital stock of Purchaser beneficially owned by it, or sign a written consent in lieu of a meeting of the stockholders of Purchaser, in favor of the adoption of this Agreement in accordance with applicable Law.

Section 5.5  Public Announcements.  The initial press release with respect to the execution of this Agreement shall be a joint press release to be reasonably agreed upon by Parent and the Company. Except as set forth in Section 5.2(g), neither the Company nor Parent shall issue or cause the publication of any press release or other public announcement (to the extent not previously issued or made in accordance with this Agreement) with respect to the Offer, the Merger, this Agreement or the other Transactions without the prior consent of the other party (which consent shall not be unreasonably withheld, conditioned or delayed), except as may be required by Law or by any applicable listing agreement with, or applicable rules of, a national securities exchange, Nasdaq or the London Stock Exchange as determined in the good faith judgment of the party proposing to make such release (in which case such party shall use its commercially reasonable efforts to allow the other party to comment on such press release or public announcement in advance of such issuance or publication).

Section 5.6  Access to Information; Confidentiality; Standstill.  Subject to applicable Laws relating to the exchange of information, the Company shall, and shall cause each of its Subsidiaries to, afford to Parent and Parent’s representatives reasonable access during normal business hours, during the period commencing on the date hereof and ending on the earlier of the Effective Time and the termination of this Agreement, to all of the Company’s and its Subsidiaries’ properties, commitments, books, Contracts, records and correspondence (in each case, whether in physical or electronic form), officers, employees, accountants, counsel, financial advisors and other Representatives, and the Company shall furnish promptly to Parent (i) a copy of each report, schedule and other document filed or submitted by it pursuant to the requirements of federal or state securities Laws (and the Company shall deliver to Parent a copy of each report, schedule and other document proposed to be filed or submitted by the Company pursuant to the requirements of federal securities Laws not less than two (2) Business Days prior to such filing) and a copy of any communication (including “comment letters”) received by the Company from the SEC or Nasdaq concerning compliance with securities Laws or the rules of Nasdaq and (ii) all other information concerning its and its Subsidiaries’ business, properties and personnel as Parent may reasonably request. The information provided will be subject to the terms of the Confidentiality Agreement, dated as of December 15, 2010, between Parent and the Company (the “Confidentiality Agreement”). No investigation, or information received, pursuant to this Section 5.6 will modify any of the representations and warranties of the Company. Parent and Purchaser hereby agree, from and after the date hereof until the Offer Closing, not to offer or arrange to purchase or acquire, or purchase or acquire, any Shares or any rights thereto or interests therein (whether or not any such interests are evidenced or settled by the physical delivery of certificates or other documents evidencing the same), except pursuant to the terms of this Agreement.

Section 5.7  Notification of Certain Matters.  The Company shall give prompt notice to Parent, and Parent shall give prompt notice to the Company, of (i) any notice or other communication received by such party from any Governmental Authority in connection with the Transactions or from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, (ii) any actions, suits, claims, investigations or proceedings commenced or, to such party’s knowledge, threatened against, relating to or involving or otherwise affecting such party or any of its Subsidiaries which relate to the Transactions, (iii) the discovery of any fact or circumstance that, or the occurrence or non-occurrence of any event the occurrence or non-occurrence of which, would cause any representation or warranty made by such party contained in this Agreement (A) that is qualified as to materiality or Material Adverse Effect to be untrue and (B) that is not so qualified to be untrue in any material respect, and (iv) any material failure of such party to comply with or satisfy any covenant or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.7 shall not (x) cure any breach of, or non-compliance with, any other provision of this Agreement or (y) limit the remedies available to the party receiving such notice.

Section 5.8  Indemnification and Insurance.

(a) From the Effective Time through the sixth (6th) anniversary of the date on which the Effective Time occurred, the Company (and following the Effective Time, the Surviving Corporation) shall indemnify and hold harmless each Indemnitee against all claims, losses, liabilities, damages, judgments, inquiries, fines and reasonable fees, costs and expenses, including attorneys’ fees and disbursements (collectively, “Costs”), incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative (an “Action”), arising out of or pertaining to (i) the fact that an Indemnitee is or was an officer, director, employee, fiduciary or agent of the Company or any of its Subsidiaries or (ii) matters existing or occurring at or prior to the Effective Time (including with respect to the negotiation, execution, announcement, performance and consummation of all Transactions contemplated by this Agreement and all actions of each Indemnitee leading thereto and in furtherance thereof on behalf of the Company and holders of Shares), whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent permitted under applicable Law. In the event of any such Action, (A) each Indemnitee will be entitled to advancement of expenses incurred in the defense of any claim, action, suit, proceeding or investigation from the Surviving Corporation within ten (10) Business Days of receipt by the Surviving Corporation from the Indemnitee of a request therefor; provided, however, that any person to whom expenses are advanced provides an undertaking, if and only to the extent required by the DGCL or the Company Charter Documents, to repay such advances if it is ultimately determined by a court of competent jurisdiction that such person is not entitled to be indemnified by the Surviving Corporation as authorized by the DGCL, (B) without limiting the foregoing, the Indemnitees may retain one (1) independent legal counsel of national standing (provided that such engagement would not create a conflict of interest under applicable rules of ethics) reasonably satisfactory to Parent to represent all Indemnitees, and Parent and the Surviving Corporation shall pay all reasonable fees and expenses of such counsel for the Indemnitees as promptly as statements therefor are received, (C) the Surviving Corporation shall not settle, compromise or consent to the entry of any judgment in any proceeding or threatened action, suit, proceeding, investigation or claim (and in which indemnification could be sought by such Indemnitee hereunder), unless such settlement, compromise or consent includes an unconditional release of such Indemnitee from all liability arising out of such action, suit, proceeding, investigation or claim or such Indemnitee otherwise consents and (D) the Surviving Corporation shall have the right to assume the defense of any such matter. If the Company or the Surviving Corporation determines such Indemnitee is not entitled to indemnification under this Section 5.8, the Indemnitee shall have the right, as contemplated by the DGCL, to require that such determination be reconsidered and determined by special, independent legal counsel selected by the Indemnitee and approved by the Company or the Surviving Corporation, as applicable, (which approval shall not be unreasonably withheld, conditioned or delayed), and who has not otherwise performed material services for the Company or the Surviving Corporation within the three (3) years preceding such selection to be paid by the Company or, after the Effective Time, the Surviving Corporation; provided, however, that if it is determined that such Indemnitee is not entitled to indemnification by the Company (and following the Effective Time, the Surviving Corporation) under this Section 5.8, such Indemnitee shall be obligated to repay the Company or the Su rviving Corporation, as applicable, the expenses incurred for such special, independent legal counsel. For purposes of this Agreement, each individual who is entitled to indemnification pursuant to the Company Charter Documents, the DGCL or those indemnification agreements listed in Section 5.8(a) of the Company Disclosure Schedule at or at any time prior to the Effective Time shall be deemed to be an “Indemnitee”.

(b) For a period of six (6) years after the Effective Time, the respective certificates of incorporation and bylaws or similar organizational or governing documents of the Surviving Corporation and the Surviving Corporation’s Subsidiaries shall contain provisions no less favorable with respect to indemnification, advancement of expenses and exculpation of Indemnitees for periods prior to and including the Effective Time than are currently set forth in the Company Charter Documents and the certificates of incorporation, bylaws, or similar organizational and governing documents of the Company Subsidiaries. From and after the Effective Time, Parent shall cause the Surviving Corporation and its Subsidiaries to honor, in accordance with their respective terms, the covenants contained in this Section 5.8.

(c) Parent shall, or shall cause the Surviving Corporation to, maintain and extend all existing officers’ and directors’ liability insurance of the Company (“D&O Insurance”) for a period of not less than six (6) years from and after the Effective Time with respect to claims arising in whole or in part from facts or events that actually or allegedly occurred on or before the Effective Time, including in connection with the approval of the Transactions; provided, however, that Parent may substitute (or cause the Surviving Corporation to substitute) therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to the Indemnitees than the existing D&O Insurance (so long as such policies are provided by the Company’s current insurance carrier or by a carrier with a rating no lower than A.M. Best rating of A); and provided, further, that if the existing D&O Insurance expires or is terminated or cancelled during such period through no fault of Parent or the Surviving Corporation, then Parent shall, or shall cause the Surviving Corporation to, obtain and maintain substantially similar D&O Insurance (with such replacement policies to be provided by the Company’s current insurance carrier or by a carrier with a rating no lower than A.M. Best rating of A). Notwithstanding the foregoing, in no event shall Parent be required to pay aggregate premiums for insurance under this Section 5.8(c) in excess of 200% of the most recent aggregate annual premiums paid by the Company for such purpose (the

“Maximum Amount”), the true and correct amount of which is set forth in Section 5.8(c) of the Company Disclosure Schedule; and provided, further, that if Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 5.8(c) for such aggregate premium, Parent shall, or shall cause the Surviving Corporation to, obtain as much insurance as can be obtained for aggregate premiums not in excess of the Maximum Amount. At the Company’s option, it may elect to obtain prepaid “tail” or “runoff” policies prior to the Effective Time covering a period of six (6) years from and after the Effective Time with respect to acts and omissions occurring on or prior to the Effective Time; provided that the premium therefor does not exceed the Maximum Amount. In the event the Company purchases a “tail” or “runoff” policy prior to the Effective Time, Parent and the Surviving Corporation shall maintain such tail or runoff policy in full force and effect in lieu of all other obligations of Parent and the Surviving Corporation in the first sentence of this Section 5.8(c) for so long as any such tail or runoff policy remains in full force and effect.

(d) The rights of each Indemnitee hereunder shall be in addition to, and not in limitation of, any other rights such Indemnitee may have under the certificates of incorporation or bylaws or other organization or governing documents of the Company or any of its Subsidiaries or the Surviving Corporation or its Subsidiaries, any other indemnification arrangement, the DGCL or otherwise. Subsequent amendment of the certificates of incorporation, bylaws or other organizational or governing documents of the Company or any of its Subsidiaries or of the Surviving Corporation or its Subsidiaries shall not diminish or impair the rights of any Indemnitee.

(e) In the event the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers all or substantially all of its properties and assets to any Person, then and in each such case, proper provision shall be made so that such continuing or surviving corporation or entity or transferee of such assets, as the case may be, shall assume all of the applicable obligations set forth in this Section 5.8. In addition, the Surviving Corporation shall not distribute, sell, transfer or otherwise dispose of any of its assets in a manner that would reasonably be expected to render the Surviving Corporation unable to satisfy its obligations under this Section 5.8.

(f) The provisions of this Section 5.8 shall survive the consummation of the Merger. The Indemnitees (and their respective successors and heirs) are intended third party beneficiaries of this Section 5.8, and this Section 5.8 shall not be amended in a manner that is adverse to the Indemnitees (including their respective successors and heirs) or terminated without the consent of the Indemnitees (including their respective successors and heirs) affected thereby.

Section 5.9  Securityholder Litigation.  The Company and Parent shall jointly participate in the defense or settlement of any securityholder litigation against the Company or its directors relating to the Transactions in accordance with the terms of a mutually agreed upon joint defense agreement. The Company may not enter into any settlement agreement in respect of any securityholder litigation against the Company or its directors relating to the Transactions without Parent’s prior written consent (such consent not to be unreasonably withheld or delayed).

Section 5.10  Fees and Expenses.  Except as provided in Section 7.3, all fees and expenses incurred in connection with the Transactions shall be paid by the party incurring such fees or expenses, whether or not the Transactions are consummated. Other than any Taxes imposed upon a holder of Shares, Options, Restricted Shares or Company Warrants, the Company shall pay all Taxes incident to preparing for, entering into and carrying out this Agreement and the consummation of the Transactions (including (a) transfer, stamp and documentary Taxes or fees and (b) sales, use, gains, real property transfer and other or similar Taxes or fees).

Section 5.11  Rule 16b-3.  Prior to the Effective Time, the Company and Parent shall take such steps as may be reasonably requested by any party hereto to cause dispositions of Company equity securities (including derivative securities) pursuant to the Transactions by each individual who is a director or officer of the Company to be exempt under Rule 16b-3 promulgated under the Exchange Act in accordance with that certain No-Action Letter dated January 12, 1999 issued by the SEC regarding such matters.

Section 5.12  Indebtedness.  At any time upon or after the Offer Closing and upon or prior to the Effective Time, or prior to the Offer Closing (provided any such action becomes effective only upon or after the Offer Closing), in Parent’s sole discretion and at Parent’s sole cost and expense, (i) Parent may commence one or more cash tender offers (each, a “Debt Offer”) to purchase any or all of the Company’s 9.5% Senior Secured Second Lien Notes (the “9.5% Notes”), the Company’s 12% Senior Secured Notes due 2017 (the “12% Notes”) or the Company’s 6.625% Senior Convertible Notes due 2013 (the “Convertible Notes” and, together with the 9.5% Notes and the 12% Notes, the “Notes”), (ii) Parent may, or, at Parent’s request, the Company shall, solicit the consents of holders of one or more series of the Notes (each, a “Consent Solicitation”) to certain amendments, as specified by Parent, to the covenants contained in the 9.5% Indenture, the 12% Indenture or the Convertible Notes Indenture, (iii) at Parent’s request, the Company shall take all steps necessary under the satisfaction and discharge provisions of the 9.5% Indenture or the 12% Indenture to discharge such indenture in accordance with its terms, including the issuance of a notice of redemption for the 9.5% Notes or 12% Notes as applicable and the deposit of required funds with the trustee (each, a “Satisfaction and Discharge”), (iv) at Parent’s request, the Company shall effect a redemption of such principal amount of the 9.5% Notes or 12% Notes, as specified by Parent, in accordance with their terms (each, a “Optional Redemption”) or (v) at Parent’s request, in addition to the issuance of shares of Company Common Stock in connection with the Top-Up Option, to the extent authorized and unissued shares of Company Common Stock are available for such issuance, the Company shall issue equity securities to Parent or any of Parent’s Subsidiaries on terms and conditions as may reasonably be agreed (which may include the issuance of shares of Company Common Stock at a price per share equal to the Offer Price) and use the cash proceeds (without the deduction of any other fee or expense) of such equity issuance toward an Optional Redemption of the 12% Notes pursuant to the provisions of the 12% Indenture as instructed by Parent (an “Equity Issuance”). Any Debt Offer, Consent Solicitation, Satisfaction and Discharge, Optional Redemption or Equity Issuance shall be made in accordance with applicable Laws and each applicable Indenture and, if being conducted by the Company at the request of Parent, shall be made in accordance with the written terms and conditions provided from time to time by Parent to the Company. If any Debt Offer, Satisfaction and Discharge or Optional Redemption is effected by the Company at the request of the Parent under this Section 5.12 and the Company does not have sufficient funds on hand to consummate such Debt Offer, Satisfaction and Discharge or Optional Redemption, Parent shall provide the requisite amount of funds to the Company on terms and conditions as may reasonably be agreed (including through the issuance of equity or debt securities to Parent or a Subsidiary of Parent) upon and in compliance with the applicable Indentures and all applicable Laws. The Company shall not, without Parent’s prior consent, waive any condition to a Debt Offer, Consent Solicitation, Satisfaction and Discharge, Optional Redemption or Equity Issuance described in the written terms and conditions provided by Parent to the Company from time to time. The Company shall not enter into any arrangements in connection with a Debt Offer (including any engagement or similar agreements with any dealer manager, information agent, depository or other agent) without the prior written consent of Parent. If any Consent Solicitation is made in connection with any Debt Offer conducted by Parent, the Co mpany shall take such steps as Parent may reasonably request in order to effect the amendments requested by the Consent Solicitation, including the entry into any supplemental indenture and the provision of any required certificate or opinion. With respect to any Debt Offer, Consent Solicitation, Satisfaction and Discharge, Optional Redemption or Equity Issuance, the Company agrees to provide all documentation (including any required certificates or customary legal opinions) to the trustee required by the terms of the applicable Indentures.

Section 5.13  Employee Benefits.

(a) The Surviving Corporation shall provide or cause to be provided to each employee of the Company and its Subsidiaries who continues as an employee of the Surviving Corporation or Parent or any of their respective Subsidiaries following the Closing Date (a “Continuing Employee”), for a period extending until the earlier of the termination of such Continuing Employee’s employment with such entities or the last day of the calendar year in which the Closing Date occurs (the “Benefits Continuation Period”) (i) a base wage or salary at a rate not less than the rate of such base wage or salary in effect at the Effective Time and (ii) 401(k) benefits, severance benefit eligibility, medical benefits and other welfare benefit plans, programs and arrangements that, as determined in Parent’s discretion, (A) are substantially comparable to those provided under the Company Plans as in effect at the Effective Time;

(B) are substantially comparable to those provided to management employees of the Parent or its Subsidiaries; or (C) constitute any combination of the foregoing. With respect to each Continuing Employee whose annual bonus for the fiscal year ending March 31, 2011 has been accrued and unpaid prior to the Effective Time and who is eligible to receive an annual bonus pursuant to the terms and conditions of the applicable Company Plan, the Surviving Corporation shall pay or cause to be paid to such Continuing Employee such bonus in such amount as approved by the Company and which bonus shall be payable in accordance with the terms and conditions of such Company Plan and shall be paid at such time as is consistent with the past practice of the Company and its Subsidiaries and without duplication of awards otherwise paid including pursuant to Section 5.1(a)(v). The provisions of this Section 5.13 shall not be construed or interpreted to restrict in any way the Surviving Corporation’s or Parent’s ability to amend, modify or terminate any Company Plan (including to change the entities who administer such Company Plans, or the manner in which such Company Plans are administered) to the extent not inconsistent with such foregoing restrictions or any other plan made available to the Continuing Employees or to terminate any person’s employment at any time or for any reason.

(b) The Surviving Corporation shall (i) waive any applicable pre-existing condition exclusions and waiting periods with respect to participation and coverage requirements in any replacement or successor welfare benefit plan of the Surviving Corporation that an employee of the Company or any of its Subsidiaries is eligible to participate in immediately following the Effective Time to the extent such exclusions or waiting periods were inapplicable to, or had been satisfied by, such employee immediately prior to the Effective Time under the relevant Company Plan in which such employee participated, (ii) provide each such employee with credit for any co-payments and deductible paid prior to the Effective Time (to the same extent such credit was given under the analogous Company Plan prior to the Effective Time) in satisfying any applicable deductible or out-of-pocket requirements and (iii) to the extent that any Continuing Employee is allowed to participate in any employee benefit plan of the Parent, the Surviving Corporation or any of their Subsidiaries following the Effective Time, cause such plan to recognize the service of such Continuing Employee with the Company and its Subsidiaries prior to the Effective Time for purposes of eligibility to participate and vesting (but not for benefit accrual under any defined benefit, retiree welfare or any other plan) to the same extent such service was recognized by the Company and its Subsidiaries under any similar Company Plan in which such Continuing Employee participated immediately prior to the Effective Time; provided that the foregoing shall not apply to the extent it would result in any duplication of benefits for the same period of service. As of the Effective Time, Parent shall, or shall cause the Surviving Corporation or other relevant Subsidiaries to, credit to Continuing Employees the amount of vacation time that such employees had accrued under the Paid-Time Off Program, set forth on Section 5.13(b) of the Company Disclosure Schedule, as of the Effective Time; provided, however, for the avoidance of doubt, this covenant shall not obligate Parent, Surviving Corporation or any other Subsidiaries to continue such Paid-Time Off Program beyond the last day of the calendar year in which the Closing Date occurs.

(c) Prior to the Effective Time, the Company (i) shall, in consultation with its outside counsel, use its reasonable best efforts to amend all Company Plans that are “nonqualified deferred compensation plans” (within the meaning of Section 409A of the Code) to the extent necessary to bring such plans into compliance with Section 409A of the Code and related guidance and (ii) shall disclose to all affected participants the tax and economic consequences of Section 409A of the Code, including any amendments that are required to be made pursuant to (i) above and use its reasonable best efforts to obtain any required consents to such amendments by the affected participants. The Company shall provide Parent with reasonable opportunity to review and comment on all such actions and communications in connection with this Section 5.13(c) and the Company shall give reasonable and good faith consideration to such comments suggested by Parent.

(d) With respect to matters described in this Section 5.13, the Company shall consult with Parent (and consider in good faith the advice of Parent) prior to sending any written notices or other communication materials (including any postings to any website) to its employees or former employees of the Company or any of its Subsidiaries. Prior to the Effective Time, the Company shall provide Parent with reasonable access to such employees or former employees for purposes of Parent providing notices or other communication materials regarding Parent compensation and benefit plans and the matters described in this Section 5.13; provided that such notices or other communication materials are approved in advance by the Company, which approval shall not be unreasonably withheld or delayed.

(e) The Company and each of its Subsidiaries shall, after the date hereof and prior to the Effective Time, (i) provide any and all notices to, (ii) make any and all filings or registrations with, and (iii) obtain any and all consents or approvals of, any labor organization, works council or any similar entity, council or organization, required to be made or obtained in connection with this Agreement or the consummation of the transactions contemplated hereby.

(f) Nothing contained in this Section 5.13 shall create any third-party beneficiary right in any Person, or any right to employment or continued employment. Nothing in this Agreement shall be deemed to amend or modify any compensation or benefit plan, policy, agreement or arrangement sponsored or maintained by Parent, the Company or any of their respective Affiliates.

Section 5.14  Rule 14d-10.  Prior to the expiration of the Offer, the Company will take all such steps as may be required to cause to be exempt under Rule 14d-10(d) under the Exchange Act any employment compensation, severance or employee benefit arrangements that have been or will be entered into after the date of this Agreement by the Company or its Subsidiaries with current or future directors, officers or employees of the Company or its Subsidiaries and to ensure that any such arrangements fall within the safe harbor provisions of such rule.

Section 5.15  Tax Matters.  As expeditiously as possible following the date hereof, the Company shall complete a study to determine whether the Company is, or within the five (5) years preceding the date hereof was, a United States real property holding corporation within the meaning of Section 897(c)(2) of the Code. If it is determined that the Company is not, and within such period was not, a United States real property holding corporation, the Company shall promptly issue a statement described in Treasury Regulation Section 1.897-2(h)(1) to such effect to Parent.

ARTICLE VI

Conditions to the Merger

Section 6.1  Conditions to Each Party’s Obligation to Effect the Merger.  The respective obligations of each party hereto to effect the Merger shall be subject to the satisfaction (or waiver, if permissible under applicable Law) on or prior to the Closing Date of the following conditions:

(a) Stockholder Approval. If required by applicable Law, Company Stockholder Approval shall have been obtained; provided that this condition shall be deemed to have been satisfied if the failure to obtain the Company Stockholder Approval is due to Parent’s failure to vote all Shares it beneficially owns for the Merger.

(b) Antitrust. The waiting period applicable to the consummation of the Merger and, unless the Offer Termination shall have occurred, the Offer under the HSR Act (or any extension thereof) shall have expired or early termination thereof shall have been granted;

(c) No Injunctions or Restraints. No Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority shall be in effect enjoining, restraining, preventing or prohibiting consummation of the Merger or making the consummation of the Merger illegal; and

(d) Purchase of Shares. Unless the Offer Termination shall have occurred, Purchaser shall have purchased Shares pursuant to the Offer, provided that this condition shall be deemed satisfied with respect to Parent and Purchaser if Purchaser shall have failed to purchase Shares pursuant to the Offer in breach of its obligations under this Agreement.

Section 6.2  Conditions to Obligations of Parent and Purchaser.  Solely if the Offer Termination shall have occurred or the Offer Closing shall not have occurred, the obligations of Parent and Purchaser to effect the Merger are further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. (i) The representations and warranties of the Company contained in Section 3.3(a) (Authority), Section 3.3(d) (Required Vote), Section 3.6(a) (Absence of Certain Changes or Events), Section 3.23 (Indebtedness), Section 3.24 (Opinion of Financial Advisor), Section 3.25 (Brokers and Other Advisors) and Section 3.26 (Anti-Takeover Provisions) shall be true and correct in all respects, in each case both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (ii) the representations and warranties of the Company contained in Section 3.2 (Capitalization) shall be true and correct in all respects, other than immaterial deviations, both when made and at and as of the Closing Date, as if made at and as of such time; and (iii) all other representations and warranties of the Company set forth herein shall be true and correct both when made and at and as of the Closing Date, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except, in the case of this clause (iii), where the failure of such representations and warranties to not be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect. Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer thereof to such effect.

(b) Performance of Obligations of Company. The Company shall have performed or complied in all material respects with its obligations, agreements or covenants required to be performed or complied with by it under this Agreement at or prior to the Closing Date, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer thereof to such effect.

(c) No Company Material Adverse Effect. Since the date of this Agreement, there shall have occurred no events or changes that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect, and Parent shall have received a certificate signed on behalf of the Company by the Chief Executive Officer and Chief Financial Officer thereof to such effect.

Section 6.3  Conditions to Obligation of the Company to Effect the Merger.  Solely if the Offer Termination shall have occurred or the Offer Closing shall not have occurred, then the obligation of the Company to effect the Merger is further subject to the satisfaction or (to the extent permitted by Law) waiver at or prior to the Effective Time of the following conditions:

(a) Representations and Warranties. The representations and warranties of Parent and Purchaser contained in this Agreement shall be true and correct (disregarding all qualifications or limitations as to “materiality”, “Parent Material Adverse Effect” and words of similar import set forth therein) as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly relate to an earlier date, in which case as of such earlier date), except where the failure of such representations and warranties to be so true and correct would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect. The Company shall have received a certificate signed on behalf of Parent by an executive officer thereof to such effect.

(b) Performance of Obligations of Parent and Purchaser. Parent and Purchaser shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date, and the Company shall have received a certificate signed on behalf of Parent by an executive officer of Parent to such effect.

Section 6.4  Frustration of Closing Conditions.  None of the Company, Parent or Purchaser may rely on the failure of any condition set forth in Sections 6.1, 6.2 or 6.3, as the case may be, to be satisfied if such failure was caused by such party’s failure to use its reasonable best efforts to consummate the Merger and the other Transactions, as required by and subject to Section 5.3.

ARTICLE VII

Termination

Section 7.1  Termination.  This Agreement may be terminated and the Transactions abandoned at any time prior to the Effective Time, whether before or after receipt of the Company Stockholder Approval:

(a) by the mutual written consent of the Company and Parent; or

(b) by either of the Company or Parent:

(i) if any Governmental Authority shall have enacted, promulgated, issued, entered, amended or enforced (A) a Law prohibiting the Offer or the Merger or making the Offer or the Merger illegal, or (B) an injunction, judgment, order, decree, ruling or any other similar action, in each case, permanently enjoining, restraining, preventing or prohibiting the Offer or the Merger and such injunction, judgment, order, decree or ruling or other action shall have become final and non-appealable; provided, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party if the issuance of such final, non-appealable injunction, judgment, order, decree or ruling was primarily due to the failure of such party to perform any of its obligations under this Agreement (subject to the provisions of Section 5.3);

(ii) if the Offer shall have been terminated by Purchaser as permitted by Section 1.1(c) or shall have expired pursuant to its terms (and not have been extended or required to have been extended in accordance with Section 1.1(c)) without any Shares being purchased therein, provided, that the right to terminate this Agreement under this Section 7.1(b)(ii) shall not be available to any party whose failure to perform any of its obligations under this Agreement resulted in the failure of Purchaser to purchase Shares in the Offer;

(iii) if the Merger shall not have been consummated on or before the Walk-Away Date; provided, that the right to terminate this Agreement under this Section 7.1(b)(iii) shall not be available to any party if (A) the Offer Closing shall have occurred or (B) the failure of such party to perform any of its obligations under this Agreement resulted in the failure of the Merger to be so consummated by the Walk-Away Date; or

(iv) if consummation of the Merger requires the Company Stockholder Approval pursuant to applicable Law and the Company Stockholder Approval shall not have been obtained at the Stockholders’ Meeting duly convened therefor or at any adjournment or postponement thereof.

(c) by the Company:

(i) if Purchaser shall have failed to commence the Offer on or prior to the date provided therefor in Section 1.1(a) or consummate the Offer in accordance with Section 1.1(c); provided, that the Company shall not be permitted to terminate this Agreement pursuant to this Section 7.1(c)(i) if the reason for Purchaser’s failure to commence the Offer is due to the Company’s material breach of this Agreement;

(ii) if the Company enters into a definitive Company Acquisition Agreement providing for a Superior Proposal in accordance with Section 5.2 immediately following or simultaneously with such termination pursuant to this Section 7.1(c)(ii); provided that (x) simultaneously therewith the Company shall have paid or caused to be paid to Parent the Termination Fee in accordance with Section 7.3 (and such termination of this Agreement by the Company shall not take effect unless and until the Termination Fee shall have been paid to Parent) and (y) the Company shall have complied with all the other requirements of Section 5.2; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(ii) if (A) the Offer Closing shall have occurred or (B) the Company Stockholder Approval shall have been obtained; or

(iii) if there shall be any breach or inaccuracy in any of Parent’s or Purchaser’s representations or warranties set forth in this Agreement or Parent or Purchaser has failed to perform any of its covenants or agreements set forth in this Agreement, which inaccuracy, breach or failure to perform (A) would give rise to the failure of any condition set forth in Section 6.3(a) or Section 6.3(b) and (B) (1) is not capable of being cured prior to the Walk-Away Date or (2) is not cured within thirty (30) days following the Company’s delivery of written notice to Parent of such breach; provided that the Company shall not have the right to terminate this Agreement pursuant to this Section 7.1(c)(iii) if (x) the Company is then in material breach of any of its representations, warranties, covenants or agreements hereunder, (y) the Offer Closing shall have occurred or (z) the Company Stockholder Approval shall have been obtained.

(d) by Parent:

(i) if, due to a circumstance or occurrence that if occurring after the commencement of the Offer would make it impossible to satisfy any of the conditions set forth in clauses (a), (b), (c), (d) or (e) of Annex A, Purchaser shall have failed to commence the Offer on or prior to the date provided therefor in Section 1.1(a); provided, that Parent may not terminate this Agreement pursuant to this Section 7.1(d)(i) if Parent or Purchaser is in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement;

(ii) if a Company Adverse Recommendation Change shall have been made, or (A) following the public disclosure or announcement of a Takeover Proposal (other than a tender offer or exchange offer contemplated in clause (B)) the Company Board shall have failed to reconfirm publicly the Company Recommendation within five (5) Business Days after the Company receives Parent’s written request therefor or (B) a tender offer or exchange offer relating to the Shares is commenced (within the meaning of Rule 14d-2 under the Exchange Act) and, not later than the tenth (10th) day next following such commencement, the Company shall not have publicly announced its recommendation that holders of Shares reject such tender offer or exchange offer (it being hereby understood and agreed that for purposes of this clause (B) of this Section 7.1(d)(ii), the Company’s public disclosure or announcement of a position pursuant to Rule 14e-2(a)(2) or (3) under the Exchange Act with respect to such tender offer or exchange offer shall be deemed a failure by the Company to publicly disclose or announce the rejection of such tender offer or exchange offer); provided, however, that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(ii) if (x) the Offer Closing shall have occurred or (y) the Company Stockholder Approval shall have been obtained; or

(iii) if there shall be any breach or inaccuracy in any of the Company’s representations or warranties set forth in this Agreement or the Company has failed to perform any of its covenants or agreements set forth in this Agreement, which inaccuracy, breach or failure to perform (A) would give rise (x) if the Offer Termination shall have occurred, to the failure of any condition set forth in Section 6.2(a) or Section 6.2(b) or (y) if the Offer Termination shall not have occurred, to the failure of any Offer Condition set forth in clauses (c)(ii) or (d) of Annex A, and (B) (1) is not capable of being cured prior to the Walk-Away Date or (2) is not cured within thirty (30) days following Parent’s delivery of written notice to the Company of such breach; provided that Parent shall not have the right to terminate this Agreement pursuant to this Section 7.1(d)(iii) if (a) Parent or Purchaser is then in material breach of any of its representations, warranties, covenants or agreements contained in this Agreement or (b) the Offer Closing shall have occurred.

Section 7.2  Effect of Termination.  In the event of the termination of this Agreement as provided in Section 7.1, written notice thereof shall be given to the other party or parties, specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void (other than Sections 5.9, 5.10, this 7.2 and 7.3, Article VIII and the first sentence of Section 3.25, all of which shall survive termination of this Agreement), and there shall be no liability on the part of Parent or the Company or their respective directors, officers and Affiliates, except (i) the Company shall have liability to the extent provided in Section 7.3, and (ii) nothing shall relieve any party from liability for any damages for a knowing and intentional material breach of a representation or warranty or a knowing and intentional material breach of any obligation hereunder made or allowed to occur or fraud. Parent and Purchaser acknowledge that the failure of Parent and Purchaser to consummate Offer or the Merger on the dates required by Article I or Article II, as applicable, after the applicable conditions set forth in this Agreement (other than those conditions that by their nature are to be satisfied at the Offer Closing or the Closing, as the case may be, and which are capable of being satisfied on the date of the Offer Closing or the Closing Date, as applicable, assuming for purposes hereof that the date of termination is the date of the Offer Closing or the Closing Date, as applicable) have been satisfied or waived shall constitute a knowing and intentional material breach by Parent and Purchaser.

Section 7.3  Termination Fee and Expenses.

(a) In the event that:

(i) (A) Parent terminates this Agreement pursuant to Section 7.1(d)(iii) (Company Breach) or (B)(1) a Takeover Proposal shall have been made known to the Company and publicly disclosed or shall have been made directly to its stockholders and not withdrawn or any Person shall have publicly announced and not withdrawn an intention (whether or not conditional) to make a Takeover Proposal and thereafter and (2) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(ii) (Offer Expires), Section 7.1(b)(iii) (Walk-Away Date) or Section 7.1(b)(iv) (Company Stockholder Approval), then the Company shall reimburse Parent for all documented Expenses (it being understood that the payment of such Expenses is not an exclusive remedy, but is in addition to any other rights or remedies available to Parent to the extent permitted by this Agreement (whether at law or equity));

(ii) (A) a Takeover Proposal shall have been made known to the Company and publicly disclosed or shall have been made directly to its stockholders and not withdrawn or any Person shall have publicly announced and not withdrawn an intention (whether or not conditional) to make a Takeover Proposal and thereafter, (B) this Agreement is terminated by the Company or Parent pursuant to Section 7.1(b)(ii) (Offer Expires), Section 7.1(b)(iii) (Walk-Away Date) or Section 7.1(b)(iv) (Company Stockholder Approval) or by Parent pursuant to Section 7.1(d)(iii) (Company Breach) and (C) the Company enters into a Company Acquisition Agreement or consummates any Takeover Proposal within twelve (12) months after the date this Agreement is terminated; provided, that solely for this Section 7.3(a)(ii), all references to 20% in the definition of “Takeover Proposal” shall be deemed to be references to 50.1%;

(iii) this Agreement is terminated by Parent pursuant to Section 7.1(d)(ii) (Company Adverse Recommendation Change, Etc.); or

(iv) this Agreement is terminated by the Company pursuant to Section 7.1(c)(ii) (Superior Proposal); then in any such event under clause (ii), (iii) or (iv) of this Section 7.3(a), the Company shall pay to Parent the Termination Fee.

(b) Any payment required to be made pursuant to Section 7.3(a)(ii) shall be made to Parent promptly following the consummation of any transaction contemplated by a Takeover Proposal (and in any event not later than two (2) Business Days after delivery to the Company of notice of demand for payment); any payment required to be made pursuant to Section 7.3(a)(iii) shall be made to Parent promptly following termination of this Agreement by Parent pursuant to Section 7.1(d)(ii) (and in any event not later than two (2) Business Days after delivery to the Company of notice of demand for payment); any payment required to be made pursuant to Section 7.3(a)(iv) shall be made to Parent simultaneously with (and as a condition to the effectiveness of) termination of this Agreement by the Company pursuant to Section 7.1(c)(ii); and, in circumstances in which Expenses are payable, such payment shall be made to Parent not later than two (2) Business Days after delivery to the Company of an itemization setting forth in reasonable detail all Expenses of Parent and Purchaser (which itemization may be supplemented and updated from time to time by such party until the sixtieth (60th) day after such party delivers such notice of demand for payment). All such payments shall be made by wire transfer of immediately available funds to an account to be designated by Parent. If both Expenses and the Termination Fee shall be payable to Parent pursuant to this Section 7.3, the Termination Fee shall be reduced by the amount of such Expenses actually paid.

(c) In the event that the Company shall fail to pay the Termination Fee or Expenses required pursuant to this Section 7.3 when due, such Termination Fee or Expenses, as the case may be, shall accrue interest for the period commencing on the date such Termination Fee or Expenses, as the case may be, became past due, at a rate equal to the rate of interest publicly announced by Citibank, in the City of New York from time to time during such period, as such bank’s prime lending rate plus 4%. In addition, if the Company shall fail to pay such Termination Fee or Expenses, as the case may be, when due, the Company shall also pay to Parent all of Parent’s costs and expenses (including attorneys’ fees) in connection with efforts to collect such Termination Fee or Expenses, as the case may be. The Company acknowledges that the fee, Expenses and the other provisions of this Section 7.3 are an integral part of the Transactions and that, without these agreements, Parent would not enter into this Agreement.

(d) The parties hereto acknowledge that the damages resulting from termination of this Agreement under circumstances in which the Termination Fee are payable are uncertain and incapable of accurate calculation and that the amounts payable pursuant to this Section 7.3 are reasonable forecasts of the actual damages which may be incurred, and in the event that Parent shall receive full payment pursuant to this Section 7.3, the receipt of the Termination Fee shall be deemed to be liquidated damages, and not a penalty, for any and all losses or damages suffered or incurred by Parent, Purchaser, any of their respective Affiliates or any other Person in connection with this Agreement (and the termination hereof), the Transactions (and the abandonment thereof) or any matter forming the basis for such termination, and none of Parent, Purchaser, any of their respective Affiliates or any other Person shall be entitled to bring or maintain any claim, action or proceeding against the Company or any of its Affiliates for damages or any equitable relief arising out of or in connection with this Agreement, any of the Transactions or any matters forming the basis for such termination. Under no circumstances shall the Company be obligated to pay more than one (1) Termination Fee.

ARTICLE VIII

Miscellaneous

Section 8.1  No Survival, Etc.  Except as otherwise provided in this Agreement, the representations, warranties and agreements of each party hereto shall remain operative and in full force and effect regardless of any investigation made by or on behalf of any other party hereto, any Person controlling any such party or any of their officers, directors or representatives, whether prior to or after the execution of this Agreement, and no information provided or made available shall be deemed to be disclosed in this Agreement or in the Company Disclosure Schedule, except to the extent actually set forth herein or therein. The representations, warranties and agreements in this Agreement shall terminate at the Effective Time or, except as otherwise provided in Section 7.2, upon the termination of this Agreement pursuant to Section 7.1, as the case may be, except that the agreements set forth in Article II, Sections 5.8, 5.10 and Section 5.13 and any other agreement in this Agreement which contemplates performance after the Effective Time shall survive the Effective Time indefinitely and those set forth in Sections 5.9, 5.10, 7.2 and 7.3 and this Article VIII shall survive termination indefinitely. The Confidentiality Agreement shall (i) survive termination of this Agreement in accordance with its terms and (ii) terminate as of the Effective Time.

Section 8.2  Amendment or Supplement.  At any time prior to the Effective Time, this Agreement may be amended or supplemented in any and all respects, whether before or after receipt of the Company Stockholder Approval, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (which in the case of the Company after the Offer Closing shall include the Independent Director Approval contemplated by Section 1.3); provided, however, that following receipt of the Company Stockholder Approval, there shall be no amendment or change to the provisions hereof which by Law would require further approval by the stockholders of the Company without such approval.

Section 8.3  Extension of Time, Waiver, Etc.  At any time prior to the Effective Time, any party may, subject to applicable Law, (a) waive any inaccuracies in the representations and warranties of any other party hereto, (b) extend the time for the performance of any of the obligations or acts of any other party hereto or (c) waive compliance by the other party with any of the agreements contained herein or, except as otherwise provided herein, waive any of such party’s conditions; provided, that, in the case of the Company following the Offer Closing, the Independent Director Approval contemplated by Section 1.3 is obtained. Notwithstanding the foregoing, no failure or delay by the Company, Parent or Purchaser in exercising any right hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right hereunder. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party.

Section 8.4  Assignment.  Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned or delegated, in whole or in part, by operation of Law or otherwise, by any of the parties without the prior written consent of the other parties, except that Purchaser may assign its rights and interests hereunder to Parent or to any wholly-owned subsidiary of Parent if such assignment would not cause a delay in the consummation of any of the Transactions, provided that no such assignment shall relieve Purchaser of its obligations hereunder if such assignee does not perform such obligations. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the parties hereto and their respective successors and permitted assigns. Any purported assignment not permitted under this Section shall be null and void.

Section 8.5  Counterparts; Scanned Signatures.  This Agreement may be executed in counterparts (each of which shall be deemed to be an original but all of which taken together shall constitute one and the same agreement) and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties. Facsimile or other electronically scanned and transmitted signatures shall be deemed originals for all purposes of this Agreement.

Section 8.6  Entire Agreement; No Third-Party Beneficiaries; Representations; Disclosure.

(a) This Agreement, together with Annex A hereto, the Company Disclosure Schedule, the Support Agreements and the Confidentiality Agreement (i) constitute the entire agreement, and supersede all other prior agreements and understandings, both written and oral, among the parties, or any of them, with respect to the subject matter hereof and thereof and (ii) except for the provisions of Section 5.8, are not intended to and shall not confer upon any Person other than the parties hereto any rights or remedies hereunder. Notwithstanding the immediately preceding sentence, following the Effective Time, the provisions of Article II relating solely to the payment of the Merger Consideration, Option Consideration and Warrant Consideration shall be enforceable by holders of Shares, Restricted Shares, Options and Company Warrants, as applicable, solely to receive such payment.

(b) Each party hereto agrees that, except for the representations and warranties contained in Article III and Article IV of this Agreement, neither the Company, Parent or Purchaser makes any other representations or warranties and each hereby disclaims any other representations or warranties made by itself or any of its Representatives, with respect to the execution and delivery of this Agreement or the Transactions, notwithstanding the delivery or disclosure to any other party or any other party’s Representatives of any document or other information with respect to any one or more of the foregoing. Without limiting the generality of the foregoing, and notwithstanding any otherwise express representations and warranties made by the parties in this Agreement, each of Parent and Purchaser agrees that neither the Company nor any Company Subsidiary makes or has made any representation or warranty with respect to (i) any projections, forecasts, estimates, plans or budgets or future revenues, expenses or expenditures, future results of operations (or any component thereof), future cash flows (or any component thereof) or future financial condition (or any component thereof) of the Company or any Company Subsidiary or the future business, operations or affairs of the Company or any Company Subsidiary heretofore or hereafter delivered to or made available to it, or (ii) any other information, statements or documents heretofore or hereafter delivered to or made available to it, including the information in the VDR, with respect to the

Company or any Company Subsidiary or the business, operations or affairs of the Company or any Company Subsidiary, except to the extent and as expressly covered by a representation and warranty made in this Agreement.

(c) The Company Disclosure Schedule shall be arranged in Sections corresponding to the numbered sections contained in this Agreement, and the disclosure in any section shall qualify (i) the corresponding section of this Agreement and (ii) the other sections of this Agreement, to the extent that it is reasonably apparent from a reading of such disclosure that it also qualifies or applies to such other sections. The Company SEC Documents shall qualify the representations and warranties in Article III only to the extent it is reasonably apparent from a reading of such disclosure that it qualifies or applies to such representation or warranty. The inclusion of any information in the Company Disclosure Schedule shall not be deemed to be an admission or acknowledgment, in and of itself, that such information is required by the terms hereof to be disclosed, is material, constitutes or has resulted in or would reasonably be expected to result in a Company Material Adverse Effect or is outside the ordinary course of business.

Section 8.7  Governing Law; Jurisdiction; Waiver of Jury Trial.

(a) This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, without regard to the choice of law rules thereof that would result in the application of the Law of any other jurisdiction.

(b) All actions and proceedings arising out of or relating to this Agreement shall be exclusively heard and determined in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, and the parties hereto hereby irrevocably submit to the exclusive jurisdiction of such courts (and, in the case of appeals, appropriate appellate courts therefrom) in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding. The consents to jurisdiction set forth in this paragraph shall not constitute general consents to service of process in the State of Delaware and shall have no effect for any purpose except as provided in this paragraph and shall not be deemed to confer rights on any Person other than the parties hereto. The parties hereto agree that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by applicable law.

(c) Each of the parties hereto hereby irrevocably waives any and all rights to trial by jury in any legal proceeding arising out of or related to this Agreement.

Section 8.8  Specific Enforcement.  The parties agree that irreparable damage would occur and the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached, except as provided in the following sentence. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in the Chancery Court of the State of Delaware or any federal court sitting in the State of Delaware, without bond or other security being required, this being in addition to any other remedy to which they are entitled at law or in equity.

Section 8.9  Notices.  All notices, requests and other communications to any party hereunder shall be in writing and shall be deemed given if delivered personally, facsimiled (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses:

If to Parent or Purchaser, to:

Verizon Communications Inc.
140 West Street
New York, NY 10007
Attention: William L. Horton, Esq.
Facsimile: (908) 766-3813

with a copy (which shall not constitute notice) to:

Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention: Frederick S. Green
Michael E. Lubowitz
Facsimile: (212) 310-8007

If to the Company, to:

Terremark Worldwide, Inc.
One Biscayne Tower
2 South Biscayne Boulevard
Suite 2800
Attention: Adam T. Smith
Facsimile: (305) 250-4244

with a copy (which shall not constitute notice) to:

Greenberg Traurig, LLP
MetLife Building
200 Park Avenue
New York, NY 10166
Attention: Clifford E. Neimeth
Facsimile: (212) 805-9383

And

Greenberg Traurig, LLP
2375 East Camelback Road
Phoenix, AZ 85016
Attention: Clifford E. Neimeth
Facsimile: (602) 445-8100

And

Greenberg Traurig, P.A.
333 Avenue of the Americas (S.E. 2nd Avenue)
Suite 4400
Miami, FL 33131
Attention: Jaret L. Davis
Facsimile: (305) 961-5676

or such other address or facsimile number as such party may hereafter specify by like notice to the other parties hereto. All such notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5 P.M. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt.

Section 8.10  Severability.  If any term or other provision of this Agreement is determined by a court of competent jurisdiction to be invalid, illegal or incapable of being enforced by any rule of law or public policy, all other terms, provisions and conditions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

Section 8.11  Definitions.

(a) As used in this Agreement, the following terms have the meanings ascribed thereto below:

“9.5% Indenture” shall mean that certain Indenture, dated as of November 16, 2010, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (as in effect on the date hereof).

“9.5% Notes” has the meaning set forth in Section 5.12.

“12% Indenture” shall mean that certain Indenture, dated as of June 24, 2009, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (as in effect on the date hereof).

“12% Notes” has the meaning set forth in Section 5.12.

“Acceptable Confidentiality Agreement” means a confidentiality agreement, which need not contain a standstill agreement, with terms no less favorable to the Company in any substantive respect than those contained in the Confidentiality Agreement; provided that such confidentiality agreement shall expressly not prohibit, or adversely affect the rights of the Company thereunder upon, compliance by the Company with any provision of this Agreement.

“Action” has the meaning set forth in Section 5.8(a).

“Affiliate” shall mean, as to any Person, any other Person that, directly or indirectly, controls, or is controlled by, or is under common control with, such Person. For this purpose, “control” (including, with its correlative meanings, “controlled by” and “under common control with”) shall mean the possession, directly or indirectly, of the power to direct or cause the direction of management or policies of a Person, whether through the ownership of securities or partnership or other ownership interests, by contract or otherwise.

“After Consultation” means, with respect to the Company Board, after consultation with the Company Financial Advisor and the Company’s outside legal counsel; provided, however, that if such consultation relates solely to matters of Law, “After Consultation” means, with respect to the Company Board, after consultation with the Company’s outside legal counsel.

“Agreement” has the meaning set forth in the preamble.

“Antitrust Laws” means the Sherman Act, as amended, the Clayton Act, as amended, the HSR Act, the Federal Trade Commission Act, as amended, and all other applicable Laws issued by a Governmental Authority that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade or lessening of competition through merger or acquisition.

“Balance Sheet Date” has the meaning set forth in Section 3.5(d).

“Bankruptcy and Equity Exception” has the meaning set forth in Section 3.3(a).

“Benefits Continuation Period” has the meaning set forth in Section 5.13(a).

“Business Day” means a day except a Saturday, a Sunday or other day on which the SEC or banks in the City of New York are authorized or required by Law to be closed.

“Certificate of Merger” has the meaning set forth in Section 2.3.

“Certificates” has the meaning set forth in Section 2.8(b).

“Closing” has the meaning set forth in Section 2.2.

“Closing Date” has the meaning set forth in Section 2.2.

“Code” has the meaning set forth in Section 2.8(g).

“Company” has the meaning set forth in the preamble.

“Company Acquisition Agreement” has the meaning set forth in Section 5.2(d).

“Company Adverse Recommendation Change” has the meaning set forth in Section 5.2(d).

“Company Board” has the meaning set forth in Section 1.3(a).

“Company Bylaws” has the meaning set forth in Section 1.3(f).

“Company Certificate of Incorporation” has the meaning set forth in Section 1.3(f).

“Company Charter Documents” has the meaning set forth in Section 1.3(f).

“Company Common Stock” has the meaning set forth in the recitals.

“Company Disclosure Schedule” has the meaning set forth in Article III.

“Company Financial Advisor” has the meaning set forth in Section 3.24.

“Company Intellectual Property” means all Intellectual Property Rights used in or necessary for the conduct of the business of the Company or any of its Subsidiaries, or owned or held for use by or licensed to the Company or any of its Subsidiaries.

“Company Material Adverse Effect” means any material adverse effect on, or any change, event, effect, development, occurrence or state of facts that, individually or in the aggregate, has had a material adverse effect on: (i) the business, condition, properties, assets, liabilities (contingent or otherwise), results of operations or condition (financial or otherwise) of the Company and its Subsidiaries taken as a whole; provided, however, that none of the following shall be deemed in themselves to constitute, and that none of the following shall be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect: (a) any change generally affecting the economy, financial markets or political, economic or regulatory conditions in the United States or any other geographic region in which the Company and its Subsidiaries conduct business (except, in each case, to the extent that the Company or such Subsidiary is disproportionately adversely affected relative to other participants in the industries in which the Company or such Subsidiary participates), (b) general financial, credit or capital market conditions, including interest rates or exchange rates, or any changes therein, (c) conditions (or changes therein) in any industry or industries in which the Company operates (including seasonal fluctuations) to the extent that such conditions do not disproportionately have a greater adverse impact on the Company and its Subsidiaries, taken as a whole, relative to other companies operating in such industry or industries, (d) the announcement or pendency of this Agreement and the Transactions (other than in respect of Sections 3.3(c) and 3.4), including any Actions, challenges or investigations to the extent relating to this Agreement or the Transactions made or brought by any of the current or former stockholders of the Company (on their own behalf or on behalf of the Company) and any impact on vendors, customers and suppliers of and to the Company, (e) changes in applicable Law or GAAP (or, in each case, any interpretations thereof), (f) a decline in the price of the Company Common Stock on the Nasdaq Global Market or any other market in which such securities are quoted for purchase and sale (it being understood that the facts and circumstances giving rise to such decline may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (a)-(e) of this definition), (g) any acts of terrorism or war or any escalation thereof, (h) any Action, investigation, review or examination undertaken by a Governmental Authority, or any sanction, fine, operating restriction or other similar penalty arising as a result thereof that is currently pending or arises after the date of this Agreement directly relating to the matters set forth in Section 8.11(a) of the Company Disclosure Schedule, (i) the identity of Parent or any of its Affiliates as the acquiror of the Company or any facts or circumstances concerning Parent or any of its Affiliates, (j) compliance with the terms of, the taking of any action required or the failure to take any action prohibited by, this Agreement or the taking of any action consented to in writing or requested in writing by Parent or Purchaser or (k) any failure by the Company to meet internal or published projections, forecasts, performance measures, operating statistics or revenue or earnings predictions for any period (it being understood that the facts and circumstances giving rise to such failure may be deemed to constitute, and may be taken into account in determining whether there has been or would reasonably be expected to be, a Company Material Adverse Effect if such facts and circumstances are not otherwise described in clauses (a)-(j) o f this definition); or (ii) such party’s ability to, in a timely manner, perform its obligations under this Agreement or consummate the Transactions.

“Company Merger Recommendation” has the meaning set forth in Section 3.3(b).

“Company Plans” has the meaning set forth in Section 3.11(a).

“Company Preferred Stock” has the meaning set forth in Section 3.2(a).

“Company Properties” has the meaning set forth in Section 3.16(a).

“Company Property” has the meaning set forth in Section 3.16(a).

“Company Recommendation” has the meaning set forth in Section 3.3(b).

“Company SEC Documents” has the meaning set forth in Section 3.5(a).

“Company Source Code” means, collectively, any humanly readable written software code, annotations, commentary or algorithm contained in or relating to any software source code, of any Software forming part of the Company Technology.

“Company Stock Plans” has the meaning set forth in Section 2.10(a).

“Company Stockholder Approval” has the meaning set forth in Section 3.3(d).

“Company Technology” means all Technology used in or necessary for the conduct of the business of the Company or any of its Subsidiaries, or owned or held for use by or licensed to the Company or any of its Subsidiaries.

“Company Warrants” has the meaning set forth in Section 2.11.

“Confidentiality Agreement” has the meaning set forth in Section 5.6.

“Consent Solicitation” has the meaning set forth in Section 5.12.

“Contract” has the meaning set forth in Section 3.3(c).

“Continuing Employee” has the meaning set forth in Section 5.13(a).

“Convertible Notes” has the meaning set forth in Section 5.12.

“Convertible Notes Indenture” shall mean that certain Indenture, dated as of May 2, 2007, by and between the Company and The Bank of New York Mellon Trust Company, N.A. (as in effect on the date hereof).

“Copyrights” has the meaning set forth in the definition of Intellectual Property Rights.

“Costs” has the meaning set forth in Section 5.8(a).

“D&O Insurance” has the meaning set forth in Section 5.8(c).

“Debt Offer” has the meaning set forth in Section 5.12.

“DGCL” has the meaning set forth in the recitals.

“Dissenting Shares” has the meaning set forth in Section 2.9.

“Dissenting Stockholders” has the meaning set forth in Section 2.9.

“Effective Time” has the meaning set forth in Section 2.3.

“Engagement Letter” has the meaning set forth in Section 3.25.

“Environmental Laws” means all Laws concerning pollution or protection of the environment, greenhouse gases, natural resources, wildlife, wetlands or health and safety, including all laws relating to the presence, use, generation, handling, treatment, storage, disposal, management, Release or threatened Release of, or exposure to, any Hazardous Materials, or preservation or reclamation of natural resources.

“Environmental Liabilities” means, with respect to any Person, all liabilities, obligations, remedial actions, losses, damages (including all punitive damages, consequential damages and treble damages), fines, penalties, sanctions and interest incurred as a result of any claim or demand by any other Person or in response to any alleged environmental condition, obligation under any Environmental Law or violation of Environmental Law, whether known or unknown, accrued or contingent, whether based in contract, tort, implied or express warranty, strict liability, criminal or civil statute, to the extent based upon, related to, or arising under or pursuant to any Environmental Law, environmental permit, order or agreement with any Governmental Authority or other Person, which relates to any environmental, health or safety condition, violation of Environmental Law or the management, Release or threatened Release of Hazardous Materials.

“Equity Issuance” has the meaning set forth in Section 5.12.

“ERISA” has the meaning set forth in Section 3.11(a).

“ERISA Affiliate” has the meaning set forth in Section 3.11(a).

“Exchange Act” has the meaning set forth in Section 1.1(a).

“Expenses” means all out-of-pocket fees and expenses of Parent and Purchaser (including all fees and expenses of Parent’s and Purchaser’s respective counsel, accountants, financial advisors and investment bankers), up to $7,500,000 in the aggregate, incurred by or on their behalf in connection with or related to the authorization, preparation, negotiation, execution and performance of this Agreement, the preparation, printing, filing and mailing of the Offer Documents, the filing of any required notices under applicable Antitrust Laws or other regulations and all other matters related to the Offer, the Merger and the other Transactions.

“Expiration Date” has the meaning set forth in Section 1.1(c).

“Facilities” means each of the Company’s and its Subsidiaries’ owned, leased or operated network access points or data centers listed on Section 8.11(b) of the Company Disclosure Schedule (including, to the extent owned by the Company or any of its Subsidiaries, land and buildings, and cables, wires, conduits, switches, servers, routers and other equipment and real or personal property) and related material operating support systems, whether used to provide or support collocation, network connectivity, managed hosting, cloud computing, disaster recovery or continuity of operations, exchange point or other services provided by the Company or any of its Subsidiaries.

“Fairness Opinion” has the meaning set forth in Section 3.24.

“FAR” has the meaning set forth in Section 3.14(a).

“FCPA” has the meaning set forth in Section 3.15(a).

“Filed Company SEC Documents” has the meaning set forth in Section 3.5(d).

“Foreign Plans” has the meaning set forth in Section 3.11(m).

“fully-diluted basis” means the number of Shares then issued and outstanding plus all shares of Company Common Stock that the Company may be required to issue as of such date pursuant to options, warrants, rights, convertible or exchangeable securities or similar obligations then outstanding, whether or not then vested or exercisable.

“GAAP” means generally accepted accounting principles in the United States.

“Good Condition” has the meaning set forth in Section 3.18(b).

“Government Contract” means a Contract between the Company, any of its Subsidiaries or any of their respective Affiliates on the one hand, and (i) any Governmental Authority, (ii) any prime contractor to any Governmental Authority (provided that such Contract relates to a Government Contract of such prime contractor), (iii) any subcontractor to any prime contractor or subcontractor to any Governmental Authority (provided that such Contract relates to a Government Contract of such subcontractor), (iv) any entity or third party that is funded in whole by US Government funds, and (v) any entity or third party that is funded in whole by any international agency, on the other hand. Government Contracts include, as appropriate, all bids and proposals submitted by the Company, any of its Subsidiaries or any of their respective Affiliates that may result in the award of a Government Contract.

“Government Subcontract” means a Contract that is a subcontract between the Company, any of its Subsidiaries or any of their respective Affiliates on the one hand, and any third party on the other hand, relating to a Contract between such third party and (i) any Governmental Authority or (ii) another party where the ultimate contracting party is a Governmental Authority. Government Subcontract includes all bids and proposals submitted to any party that may result in the award of a Government Subcontract.

“Governmental Authority” means any supranational, foreign, domestic, state, municipal or local government, political subdivision or any department, court, arbitrator, commission, board, bureau, regulatory or administrative agency, instrumentality or other authority thereof, or any other governmental or quasi-governmental authority (including any government-sponsored enterprise such as Fannie Mae or Freddie Mac).

“Hazardous Materials” means any material, substance or waste that is regulated, classified, or otherwise characterized under or pursuant to any Environmental Law as “hazardous”, “toxic”, a “pollutant”, a “contaminant”, “radioactive”, a “universal waste” or words of similar meaning or effect or which can give rise to liability under any Environmental Law.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Indemnitee” has the meaning set forth in Section 5.8(a).

“Indentures” shall collectively mean the 9.5% Indenture, the 12% Indenture and the Convertible Notes Indenture.

“Independent Director Approval” has the meaning set forth in Section 1.3(f).

“Independent Directors” has the meaning set forth in Section 1.3(c).

“Initial Offer Expiration Date” has the meaning set forth in Section 1.1(c).

“Intellectual Property Licenses” means (i) any grant (or covenant not to assert) by the Company or any Subsidiary to another Person of or regarding any right relating to or under the Company Intellectual Property or Company Technology, and (ii) any grant (or covenant not to assert) by another Person to the Company or any Subsidiary of or regarding any right relating to or under any third Person’s Intellectual Property Rights or third Person’s Technology.

“Intellectual Property Rights” shall mean all of the rights arising from or in respect of the following, whether protected, created or arising under the Laws of the United States or any foreign jurisdiction: (i) patents, patent applications, any reissues, reexaminations, divisionals, continuations, continuations-in-part and extensions thereof (collectively, “Patents”); (ii) trademarks, service marks, trade names (whether registered or unregistered), service names, industrial designs, brand names, brand marks, trade dress rights, identifying symbols, logos, emblems, signs or insignia, and including all goodwill associated with the foregoing (collectively, “Marks”); (iii) copyrights, whether registered or unregistered (including copyrights in computer software programs), mask work rights and registrations and applications therefore (collectively, “Copyrights”); (iv) confidential, proprietary or other nonpublic information, or non-public processes, designs, specifications, technology, know-how, techniques, formulas, inventions (whether or not patentable and whether or not reduced to practice), concepts, trade secrets, discoveries, ideas and technical data and information, in each case which derive economic value, actual or potential, from not being generally known to, and not being readily ascertainable by proper means by, other Persons who can obtain economic value from its disclosure or use, and which is the subject of reasonable efforts to maintain its secrecy, excluding any rights in respect of any of the foregoing that comprise or are protected by Copyrights or Patents (collectively, “Trade Secrets”); and (v) all applications and registrations related to any of the foregoing clauses (i) through (iv).

“Knowledge of the Company” means the actual Knowledge after due inquiry within the Company and its Subsidiaries of those individuals listed on Section 8.11(c) of the Company Disclosure Schedule.

“Laws” has the meaning set forth in Section 3.8.

“Liens” has the meaning set forth in Section 3.1(b).

“Marks” has the meaning set forth in the definition of Intellectual Property Rights.

“Material Contract” has the meaning set forth in Section 3.13(a).

“Maximum Amount” has the meaning set forth in Section 5.8(c).

“Merger” has the meaning set forth in the recitals.

“Merger Consideration” has the meaning set forth in Section 2.7(c).

“Minimum Condition” shall have the meaning set forth in Annex A.

“Multiemployer Plan” has the meaning set forth in Section 3.11(a).

“Notes” has the meaning set forth in Section 5.12.

“Notice of Intended Recommendation Change” has the meaning set forth in Section 5.2(e))

“Offer” has the meaning set forth in the recitals.

“Offer Closing” has the meaning set forth in Section 1.1(e).

“Offer Conditions” has the meaning set forth in Section 1.1(b).

“Offer Documents” has the meaning set forth in Section 1.1(i).

“Offer Price” has the meaning set forth in the recitals.

“Offer Recommendation” has the meaning set forth in Section 3.3(b).

“Offer Termination” has the meaning set forth in Section 1.1(g).

“Open Source” has the meaning set forth in Section 3.19(e).

“Option” has the meaning set forth in Section 2.10(a).

“Option Consideration” has the meaning set forth in Section 2.10(a).

“Optional Redemption” has the meaning set forth in Section 5.12.

“Owned Properties” has the meaning set forth in Section 3.16(a).

“Owned Property” has the meaning set forth in Section 3.16(a).

“Parent Material Adverse Effect” has the meaning set forth in Section 4.1.

“Parent” has the meaning set forth in the preamble.

“Patents” has the meaning set forth in the definition of Intellectual Property Rights.

“Paying Agent” has the meaning set forth in Section 2.8(a).

“Permits” has the meaning set forth in Section 3.8.

“Permitted Exceptions” means: (i) all defects, exceptions, restrictions, easements, rights of way and encumbrances disclosed in policies of title insurance which have been made available to Parent in the VDR or incurred subsequent to the date of any of such policies of title insurance which are not material to the business, operations and financial condition of the Company and its Subsidiaries taken as a whole; (ii) statutory liens for current Taxes, assessments or other governmental charges not yet delinquent or the amount or validity of which is being contested in good faith by appropriate proceedings, provided an appropriate reserve has been established therefore in the Filed Company SEC Documents in accordance with GAAP; (iii) mechanics’, materialmens’, architects’, carriers’, workers’, repairers’ or other similar Liens arising or incurred in the ordinary course of business that are not material to the business, operations and financial condition of the Company and its Subsidiaries taken as a whole, or if material, are disclosed in the Filed Company SEC Documents and that are not resulting from a breach, default or violation by the Company or any of the Subsidiaries of any Contract or Law; and (iv) zoning, entitlement and other land use and environmental regulations by any Governmental Authority, that, individually or in the aggregate, would not be reasonably expected to impair in any material respect the Company and its Subsidiaries taken as a whole.

“Permitted Investments” means (i) non-interest bearing bank deposits with commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available); (ii) interest bearing bank deposits with commercial banks with capital exceeding $1 billion (based on the most recent financial statements of such bank that are then publicly available); (iii) investments in any readily accessible money market fund with assets under management of at least $10 billion that invests solely in U.S. Government Securities; provided, however, that the funds deposited in any such fund may not represent more than 2% of the assets in such fund; (iv) investments in any prime money market fund with assets in excess of $35 billion, provided that no more than $750 million of the funds may be invested in any single such fund; or (v) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof having maturities of not more than six (6) months from the date hereof.

“Person” shall mean an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity, including a Governmental Authority.

“Personal Property Leases” has the meaning set forth in Section 3.17(b).

“Policies” has the meaning set forth in Section 3.20.

“Promissory Note” has the meaning set forth in Section 1.4(b).

“Proxy Date” has the meaning set forth in Section 5.4(c).

“Proxy Statement” has the meaning set forth in Section 5.4(a).

“Proxy Statement Clearance Date” means the date on which the SEC has, orally or in writing, confirmed that it has no further comments on the Proxy Statement, including the first date following the tenth (10th) day following the filing of the preliminary Proxy Statement if the SEC has not informed the Company that it intends to review the Proxy Statement.

“Purchaser” has the meaning set forth in the preamble.

“Qualified Person” has the meaning set forth in Section 1.3(d).

“Qualified Plan” has the meaning set forth in Section 3.11(c).

“Real Property Lease” has the meaning set forth in Section 3.16(a).

“Real Property Leases” has the meaning set forth in Section 3.16(a).

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposing of or migrating into or through the environment or any natural or man-made structure.

“Representatives” has the meaning set forth in Section 5.2(a).

“Restricted Shares” has the meaning set forth in Section 2.10(b).

“Satisfaction and Discharge” has the meaning set forth in Section 5.12.

“Schedule 14D-9” has the meaning set forth in Section 1.2(a).

“Schedule TO” has the meaning set forth in Section 1.1(i).

“SEC” has the meaning set forth in Section 1.1(c).

“Securities Act” has the meaning set forth in Section 3.1(b).

“Share” has the meaning set forth in the recitals.

“Shares” has the meaning set forth in the recitals.

“Software” means computer programs, including any and all software implementations of algorithms, models and methodologies whether in source code, object code or other form, databases and compilations, including any and all data and collections of data, descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing and all documentation, including user manuals and training materials related to any of the foregoing.

“Stockholders’ Meeting” has the meaning set forth in Section 5.4(c).

“Subsidiary” when used with respect to any party, means any corporation, limited liability company, partnership, association, trust or other entity the accounts of which would be consolidated with those of such party in such party’s consolidated financial statements if such financial statements were prepared in accordance with GAAP, as well as any other corporation, limited liability company, partnership, association, trust or other entity of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power (or, in the case of a partnership, more than 50% of the general partnership interests) are, as of such date, owned by such party or one or more Subsidiaries of such party or by such party and one or more Subsidiaries of such party.

“Subsidiary Documents” has the meaning set forth in Section 3.1(c).

“Superior Proposal” means a bona fide written Takeover Proposal that was made in circumstances not involving a breach of Section 5.2 of this Agreement (provided, that for purposes of this definition all references to 20% contained in the definition of “Takeover Proposal” shall be deemed to be references to 75%) which the Company Board determines in good faith, After Consultation, to be more favorable to the Company’s stockholders, from a financial point of view, than the Offer and the Merger, in each case taking into account all financial, legal, financing, regulatory and other aspects of such Takeover Proposal that are reasonably relevant to a determination of the likelihood of consummation of such Takeover Proposal (including the reputation of the Person or group making the Takeover Proposal) and further taking into account at any time of determination any changes to the terms and conditions of this Agreement that are then offered in writing by Parent pursuant to Section 5.2(e).

“Support Agreements” has the meaning set forth in the recitals.

“Supporting Stockholders” has the meaning set forth in the recitals.

“Surviving Corporation” has the meaning set forth in Section 2.1.

“Takeover Proposal” means any inquiry, proposal or offer from any Person or “group” (as defined in Section 13(d) of the Exchange Act), other than Parent and its Subsidiaries, relating to any (A) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of assets of the Company and its Subsidiaries (including securities of Subsidiaries) equal to 20% or more of the Company’s consolidated assets or to which 20% or more of the Company’s revenues or earnings on a consolidated basis are attributable, (B) direct or indirect acquisition (whether in a single transaction or a series of related transactions) of 20% or more of any class of equity securities of the Company, (C) tender offer or exchange offer that if consummated would result in any Person or “group” (as defined in Section 13(d) of the Exchange Act) beneficially owning 20% or more of any class of equity securities of the Company or (D) merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its Subsidiaries; in each case, other than the Transactions.

“Tax Returns” means any return, report, claim for refund, estimate, information return or statement or other similar document relating to or required to be filed with any Governmental Authority with respect to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

“Taxes” means (i) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all net income, gross receipts, capital, sales, use, ad valorem, value added, transfer, franchise, profits, inventory, capital stock, license, withholding, payroll, employment, social security, unemployment, excise, severance, stamp, occupation, property and estimated taxes (in the case of all such taxes, whether the tax base is modified or not), customs duties, fees, assessments and charges of any kind whatsoever, (ii) all interest, penalties, fines, additions to tax or additional amounts imposed by any Governmental Authority in connection with any item described in clause (i), and (iii) any liability in respect of any items described in clauses (i) or (ii) payable by reason of contract, assumption, transferee or successor liability, operation of Law, Treasury Regulation Section 1.1502-6(a) (or any predecessor or successor thereof or any analogous or similar provision under Law) or otherwise.

“Technology” means, collectively, all designs, formulas, algorithms, procedures, techniques, ideas, know-how, Software (whether in source code, object code or human readable form), databases and data collections, Internet websites and web content, tools, inventions (whether patentable or unpatentable and whether or not reduced to practice), invention disclosures, developments, creations, improvements, works of authorship, other similar materials and all recordings, graphs, drawings, reports, analyses, other writings and any other embodiment of the above, in any form or media, whether or not specifically listed herein, and all related technology, documentation and other materials used in, incorporated in, embodied in or displayed by any of the foregoing, or used or useful in the design, development, reproduction, maintenance or modification of any of the foregoing.

“Termination Fee” means $52,500,000; provided, that if this Agreement is terminated pursuant to Section 7.1(c)(ii) and the definitive Company Acquisition Agreement providing for a Superior Proposal is entered into and publicly announced, all of which occurs on or prior to the thirtieth (30th) calendar day after the date hereof, then, in such instance only, the Termination Fee due and payable to Parent pursuant to Section 7.3(a)(iv) shall be $37,500,000.

“Top Channel Partners” means a top ten (10) channel partner of the Company or any of its Subsidiaries based on revenues during the nine (9) months ended December 31, 2010, as set forth in Section 8.11(d) of the Company Disclosure Schedule.

“Top Private Sector Customer” means a top ten (10) private sector customer of the Company or any of its Subsidiaries based on revenues during the nine (9) months ended December 31, 2010, as set forth in Section 8.11(e) of the Company Disclosure Schedule.

“Top Public Sector Customer” means a top ten (10) public sector customer of the Company or any of its Subsidiaries based on revenues during the nine (9) months ended December 31, 2010, as set forth in Section 8.11(f) of the Company Disclosure Schedule (it being understood that each Governmental Authority shall be considered a separate customer for purposes hereof).

“Top Vendors” means a top ten (10) vendor of the Company or any of its Subsidiaries based on expenditures during the nine (9) months ended December 31, 2010, as set forth in Section 8.11(g) of the Company Disclosure Schedule.

“Top-Up Closing” has the meaning set forth in Section 1.4(c).

“Top-Up Notice” has the meaning set forth in Section 1.4(c).

“Top-Up Option” has the meaning set forth in Section 1.4(a).

“Top-Up Option Shares” has the meaning set forth in Section 1.4(a).

“Trade Secrets” has the meaning set forth in the definition of Intellectual Property Rights.

“Transactions” refers collectively to this Agreement and the transactions contemplated hereby, including the Offer and the Merger but excluding any transactions contemplated by Section 5.12, and the Support Agreements and the transactions contemplated thereby.

“U.S. Government Securities” means securities that are (i) direct obligations of the United States of America for the timely payment of which its full faith and credit is pledged or (ii) obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America which, in either case, are not callable or redeemable at the option of the issuer thereof and shall also include (a) a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Securities Act of 1933, as amended), as custodian, with respect to any such U.S. Government Securities or a specific payment of principal of or interest on any such U.S. Government Securities held by such custodian for the account of the holder of such depository receipt; provided, however, that (except as required by Law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Securities or the specific payment of principal of or interest on the U.S. Government Securities evidenced by such depository receipt and (b) reverse repurchase agreements in respect of the securities described above.

“VDR” shall mean the virtual data room with project name “TMRK” hosted by Merrill Corporation as of 12:00 P.M. (New York City time) on January 27, 2011, which shall be deemed to include any documents filed as an exhibit (or incorporated by reference) to the Company’s Form 10-K filed on June 14, 2010 for the fiscal year ended March 31, 2010.

“Walk-Away Date” shall mean July 31, 2011.

“WARN” has the meaning set forth in Section 3.11(n).

“Warrant Consideration” has the meaning set forth in Section 2.11.

Section 8.12  Interpretation.

(a) When a reference is made in this Agreement to an Article, a Section, Annex or Schedule, such reference shall be to an Article of, a Section of, or an Annex or Schedule to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include”, “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation”. The words “hereof”, “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The word “will” when used in this Agreement shall be construed to have the same meaning and effect of the word “shall”. The word “or” when used in this Agreement is not exclusive. All terms defined in this Agreement shall have the defined meanings when used in any document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a Person are also to its permitted successors and assigns.

(b) The parties hereto have participated jointly in the negotiation and drafting of this Agreement and, in the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as jointly drafted by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered as of the date first above written.

VERIZON COMMUNICATIONS INC.

By:	/s/ John W. Diercksen
Name:     John W. Diercksen

Title:	Executive Vice President of Strategy, Development and Planning

VERIZON HOLDINGS INC.

By:	/s/ John W. Diercksen
Name:     John W. Diercksen

Title:	Executive Vice President of Strategy, Development and Planning

TERREMARK WORLDWIDE, INC.

By:	/s/ Manuel D. Medina
Name:     Manuel D. Medina

Title:	Chief Executive Officer

[Signature page to Agreement and Plan of Merger]

ANNEX A

Conditions to the Offer

The capitalized terms used in this Annex A have the meanings set forth in the attached Agreement, except that the term “the Agreement” shall be deemed to refer to the attached Agreement.

Notwithstanding any other provision of the Offer, Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-l(c) under the Exchange Act (relating to Purchaser’s obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and (subject to the provisions of the Agreement) may terminate the Offer and not accept for payment any tendered Shares if (i) there shall not have been validly tendered (other than Shares tendered by guaranteed delivery where actual delivery has not occurred) and not validly withdrawn prior to the expiration of the Offer that number of Shares which, when added to the Shares owned by Parent and its Affiliates, would represent more than 50% of the Shares then outstanding determined on a fully-diluted basis (the “Minimum Condition”), (ii) any applicable waiting period under the HSR Act shall not have expired or been terminated prior to the expiration of the Offer, or (iii) at any time on or after the date of the Agreement and prior to the expiration of the Offer, any of the following conditions shall exist and be continuing as of the expiration of the Offer:

(a) there shall be in effect any Law, injunction, judgment or ruling enacted, promulgated, issued, entered, amended or enforced by any Governmental Authority that (i) restrains, enjoins, prevents, prohibits or makes illegal the acceptance for payment, payment for or purchase of some or all of the Shares by Purchaser or Parent pursuant to the Offer, or the consummation of the Transactions, (ii) imposes limitations on the ability of Purchaser, Parent or any of their Affiliates effectively to exercise full rights of ownership of the Shares, including the right to vote the Shares purchased by them on all matters properly presented to the Company’s stockholders on an equal basis with all other stockholders (including the adoption of the Agreement), (iii) restrains, enjoins, prevents, prohibits or makes illegal, or imposes material limitations on, Parent’s, Purchaser’s or any of their Affiliates’ ownership or operation of all or any material portion of the businesses and assets of the Company and its Subsidiaries, taken as a whole, or, as a result of consummating the Offer or the Merger, of Parent and its Affiliates, taken as a whole, (iv) compels Parent, Purchaser or any of their Affiliates to dispose of any Shares or, as a result of the Transactions, compels Parent, Purchaser or any of their Affiliates to dispose of or hold separate any material portion of the businesses or assets of the Company and its Subsidiaries, taken as a whole, or of Parent and its Affiliates, taken as a whole, or (v) imposes material damages on Parent, the Company or any of their respective Subsidiaries as a result of the Transactions;

(b) there shall be any Law enacted, issued, promulgated, amended or enforced by any Governmental Authority applicable to (i) Parent, the Company or any of their respective Affiliates or (ii) the Transactions (other than the routine application of the waiting period provisions of the HSR Act) that results or is reasonably likely to result, directly or indirectly, in any of the consequences referred to in paragraph (a) above;

(c) (i) there shall have occurred since the date of this Agreement any events or changes that, individually or in the aggregate, have had or would reasonably be expected to have a Company Material Adverse Effect or (ii)(A) the representations and warranties of the Company contained in Section 3.3(a) (Authority), Section 3.3(d) (Required Vote), Section 3.6(a) (Absence of Certain Changes or Events), Section 3.23 (Indebtedness), Section 3.24 (Opinion of Financial Advisor), Section 3.25 (Brokers and Other Advisors) and Section 3.26 (Anti-Takeover Provisions) shall not be true and correct in all respects, in each case both when made and at and as of the expiration of the Offer, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), (B) the representations and warranties of the Company contained in Section 3.2 (Capitalization) shall not be true and correct in all respects, other than immaterial deviations, both when made and at and as of the expiration of the Offer, as if made at and as of such time and (C) all other representations and warranties of the Company set forth herein shall not be true and correct both when made and at and as of the expiration of the Offer, as if made at and as of such time (except to the extent expressly made as of an earlier date, in which case as of such date), except where the failure of such representations and warranties to be so true and correct (without giving effect to any limitation as to “materiality” or “Company Material Adverse Effect” set forth therein) does not have, and would not reasonably be expected to have, individually or in the aggregate, a Company Material Adverse Effect;

(d) the Company shall not have performed or complied in all material respects with its obligations, agreements or covenants required to be performed or complied with under the Agreement at or prior to the expiration of the Offer;

(e) a Company Adverse Recommendation Change shall have occurred; or

(f) the Agreement shall have been terminated in accordance with its terms or the Offer shall have been terminated in accordance with the terms of this Agreement.

The foregoing conditions are for the sole benefit of Parent and Purchaser and may be asserted by either of them regardless of the circumstances giving rise to such conditions or may, subject to applicable Law, be waived by Parent or Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or Purchaser (except for any condition which, pursuant to Section 1.1 of the Agreement, may be waived only with the Company’s consent). The failure by Parent or Purchaser at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, the waiver of such right with respect to any particular facts or circumstances shall not be deemed a waiver with respect to any other facts or circumstances, and each right will be deemed an ongoing right which may be asserted at any time and from time to time. At the request of Parent, the Company shall deliver to Parent a certificate signed by the Chief Executive Officer and Chief Financial Officer of the Company, dated as the date of the scheduled expiration date of the Offer, to the effect that none of the conditions set forth in clauses (c) and (d) above shall have occurred and be continuing as of the expiration of the Offer.

If the Offer is terminated, all tendered Shares not theretofore accepted for payment shall forthwith be returned to the tendering stockholders.

Exhibit A

Form of Certificate of Incorporation for the Surviving Corporation

EXHIBIT A
FINAL FORM

AMENDED AND RESTATED
CERTIFICATE OF INCORPORATION
OF
TERREMARK WORLDWIDE, INC.

This Amended and Restated Certificate of Incorporation of Terremark Worldwide, Inc. (the “Corporation”), was duly adopted by the Board of Directors and the stockholders of the Corporation, as set forth below, in accordance with Sections 242 and 245 of the General Corporation Law of the State of Delaware. The original Certificate of Incorporation was filed on June 20, 1996.

The foregoing Amended and Restated Certificate of Incorporation was adopted by a majority of the issued and outstanding stock of each class of stockholders of the Corporation entitled to vote thereon as a class.

This Amended and Restated Certificate of Incorporation restates and integrates and further amends the Restated Certificate of Incorporation of this Corporation to read in its entirety as follows:

1. The name of the corporation is Terremark Worldwide, Inc.

2. The address of its registered office in the State of Delaware is 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

3. The nature of the business to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware, as it may be amended from time to time, or any successor law.

4. The total number of shares of all classes of stock which the corporation shall have authority to issue is one hundred (100) shares of Common Stock, $.001 par value.

5. The Board of Directors is expressly authorized from time to time to adopt, amend or repeal the Bylaws of the corporation.

6. No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (a) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the Delaware General Corporation Law, or (d) for any transaction from which the director derived an improper personal benefit. If the Delaware General Corporation Law hereafter is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation, in addition to the limitation on personal liability provided herein, shall be limited to the fullest extent permitted by the amended Delaware General Corporation Law. Any repeal or modification of this Section by the stockholders of the Corporation shall be prospective only and shall not adversely affect any limitation on the personal liability of a director of the Corporation existing at the time of such repeal or modification.

7. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Amended and Restated Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

IN WITNESS WHEREOF, the Company has caused this Amended and Restated Certificate of Incorporation to be executed in its name by its authorized officer as of this           day of          , 2011.

By:
Authorized Officer

EXHIBIT B
FINAL FORM

BY-LAWS
OF
TERREMARK WORLDWIDE, INC.
(a Delaware corporation)

ARTICLE I

Stockholders

SECTION 1.  Annual Meetings. The annual meeting of stockholders for the election of directors and for the transaction of such other business as may properly come before the meeting shall be held each year at such date and time, within or without the State of Delaware, as the Board of Directors shall determine.

SECTION 2.  Special Meetings. Special meetings of stockholders for the transaction of such business as may properly come before the meeting may be called by order of the Board of Directors or by stockholders holding together at least a majority of all the shares of the Corporation entitled to vote at the meeting, and shall be held at such date and time, within or outside the State of Delaware, as may be specified by such order. Whenever the directors shall fail to fix such place, the meeting shall be held at the principal executive office of the Corporation.

SECTION 3.  Notice of Meetings. Written notice of all meetings of the stockholders, stating the place (if any), date and hour of the meeting, the means of remote communications, if any, by which stockholders and proxy holders may be deemed to be present in person and vote at such meeting, and the place within the city or other municipality or community at which the list of stockholders may be examined, shall be mailed or delivered to each stockholder not less than 10 nor more than 60 days prior to the meeting. Notice of any special meeting shall state in general terms the purpose or purposes for which the meeting is to be held.

SECTION 4.  Stockholder Lists. The officer who has charge of the stock ledger of the Corporation shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

The stock ledger shall be the only evidence as to who are the stockholders entitled to examine the stock ledger, the list required by this section or the books of the Corporation, or to vote in person or by proxy at any meeting of stockholders.

SECTION 5.  Quorum. Except as otherwise provided by law or the Corporation’s Certificate of Incorporation, a quorum for the transaction of business at any meeting of stockholders shall consist of the holders of record of a majority of the issued and outstanding shares of the capital stock of the Corporation entitled to vote at the meeting, present in person or by proxy. If there be no such quorum, the holders of a majority of such shares so present or represented may adjourn the meeting from time to time, without further notice, until a quorum shall have been obtained. When a quorum is once present it is not broken by the subsequent withdrawal of any stockholder.

SECTION 6.  Organization. Meetings of stockholders shall be presided over by the Chairman, if any, or if none or in the Chairman’s absence the Vice-Chairman, if any, or if none or in the Vice-Chairman’s absence the President, if any, or if none or in the President’s absence a Vice-President, or, if none of the foregoing is present, by a chairman to be chosen by the stockholders entitled to vote who are present in person or by proxy at the meeting. The Secretary of the Corporation, or in the Secretary’s absence an Assistant Secretary, shall act as secretary of every meeting, but if neither the Secretary nor an Assistant Secretary is present, the presiding officer of the meeting shall appoint any person present to act as secretary of the meeting.

SECTION 7.  Voting; Proxies; Required Vote. (a) At each meeting of stockholders, every stockholder shall be entitled to vote in person or by proxy appointed by instrument in writing, subscribed by such stockholder or by such stockholder’s duly authorized attorney-in-fact (but no such proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period), and, unless the Certificate of Incorporation provides otherwise, shall have one vote for each share of stock entitled to vote registered in the name of such stockholder on the books of the Corporation on the applicable record date fixed pursuant to these By-laws. At all elections of directors the voting may but need not be by ballot and a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of directors shall elect. Except as otherwise required by law or the Certificate of Incorporation, any other action shall be authorized by the vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote on the subject matter.

(b) Any action required or permitted to be taken at any meeting of stockholders may, except as otherwise required by law or the Certificate of Incorporation, be taken without a meeting, without prior notice and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of record of the issued and outstanding capital stock of the Corporation having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted, and the writing or writings are filed with the permanent records of the Corporation. Prompt notice of the taking of corporate action without a meeting by less than unanimous written consent shall be given to those stockholders who have not consented in writing.

(c) Where a separate vote by a class or classes, present in person or represented by proxy, shall constitute a quorum entitled to vote on that matter, the affirmative vote of the majority of shares of such class or classes present in person or represented by proxy at the meeting shall be the act of such class, unless otherwise provided in the Corporation’s Certificate of Incorporation.

SECTION 8.  Inspectors. The Board of Directors, in advance of any meeting, may, but need not, appoint one or more inspectors of election to act at the meeting or any adjournment thereof. If an inspector or inspectors are not so appointed, the person presiding at the meeting may, but need not, appoint one or more inspectors. In case any person who may be appointed as an inspector fails to appear or act, the vacancy may be filled by appointment made by the directors in advance of the meeting or at the meeting by the person presiding thereat. Each inspector, if any, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector at such meeting with strict impartiality and according to the best of his ability. The inspectors, if any, shall determine the number of shares of stock outstanding and the voting power of each, the shares of stock represented at the meeting, the existence of a quorum, and the validity and effect of proxies, and shall receive votes, ballots or consents, hear and determine all challenges and questions arising in connection with the right to vote, count and tabulate all votes, ballots or consents, determine the result, and do such acts as are proper to conduct the election or vote with fairness to all stockholders. On request of the person presiding at the meeting, the inspector or inspectors, if any, shall make a report in writing of any challenge, question or matter determined by such inspector or inspectors and execute a certificate of any fact found by such inspector or inspectors.

ARTICLE II

Board of Directors

SECTION 1.  General Powers. The business, property and affairs of the Corporation shall be managed by, or under the direction of, the Board of Directors.

SECTION 2.  Qualification; Number; Term; Remuneration. (a) Each director shall be at least 18 years of age. A director need not be a stockholder, a citizen of the United States, or a resident of the State of Delaware. The number of directors constituting the entire Board shall be 1, or such larger number as may be fixed from time to time by action of the stockholders or Board of Directors, one of whom may be selected by the Board of Directors to be its Chairman. The use of the phrase “entire Board” herein refers to the total number of directors which the Corporation would have if there were no vacancies.

(b) Directors who are elected at an annual meeting of stockholders, and directors who are elected in the interim to fill vacancies and newly created directorships, shall hold office until the next annual meeting of stockholders and until their successors are elected and qualified or until their earlier resignation or removal.

(c) Directors may be paid their expenses, if any, of attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as director. No such payment shall preclude any director from serving the Corporation in any other capacity and receiving compensation therefor. Members of special or standing committees may be allowed like compensation for attending committee meetings.

SECTION 3.  Quorum and Manner of Voting. Except as otherwise provided by law, a majority of the entire Board shall constitute a quorum. A majority of the directors present, whether or not a quorum is present, may adjourn a meeting from time to time to another time and place without notice. The vote of the majority of the directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

SECTION 4.  Places of Meetings. Meetings of the Board of Directors may be held at any place within or outside the State of Delaware, as may from time to time be fixed by resolution of the Board of Directors, or as may be specified in the notice of meeting.

SECTION 5.  Annual Meeting. Following the annual meeting of stockholders, the newly elected Board of Directors shall meet for the purpose of the election of officers and the transaction of such other business as may properly come before the meeting. Such meeting may be held without notice immediately after the annual meeting of stockholders at the same place at which such stockholders’ meeting is held.

SECTION 6.  Regular Meetings. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors shall from time to time by resolution determine. Notice need not be given of regular meetings of the Board of Directors held at times and places fixed by resolution of the Board of Directors.

SECTION 7.  Special Meetings. Special meetings of the Board of Directors shall be held whenever called by the Chairman of the Board, President or by a majority of the directors then in office.

SECTION 8.  Notice of Meetings. A notice of the place, date and time and the purpose or purposes of each meeting of the Board of Directors shall be given to each director by mailing the same at least two days before the special meeting, or by telephoning or emailing the same or by delivering the same personally not later than the day before the day of the meeting.

SECTION 9.  Organization. At all meetings of the Board of Directors, the Chairman, if any, or if none or in the Chairman’s absence or inability to act the President, or in the President’s absence or inability to act any Vice-President who is a member of the Board of Directors, or in such Vice-President’s absence or inability to act a chairman chosen by the directors, shall preside. The Secretary of the Corporation shall act as secretary at all meetings of the Board of Directors when present, and, in the Secretary’s absence, the presiding officer may appoint any person to act as secretary.

SECTION 10.  Resignation. Any director may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any or all of the directors may be removed, with or without cause, by the holders of a majority of the shares of stock outstanding and entitled to vote for the election of directors.

SECTION 11.  Vacancies. Unless otherwise provided in these By-laws, vacancies on the Board of Directors, whether caused by resignation, death, disqualification, removal, an increase in the authorized number of directors or otherwise, may be filled by the affirmative vote of a majority of the remaining directors, although less than a quorum, or by a sole remaining director, or at a special meeting of the stockholders, by the holders of shares entitled to vote for the election of directors.

SECTION 12.  Action by Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all the directors consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the Board of Directors.

ARTICLE III

Committees

SECTION 1.  Appointment. From time to time the Board of Directors by a resolution adopted by a majority of the entire Board may appoint any committee or committees for any purpose or purposes, to the extent lawful, which shall have powers as shall be determined and specified by the Board of Directors in the resolution of appointment.

SECTION 2.  Procedures, Quorum and Manner of Acting. Each committee shall fix its own rules of procedure, and shall meet where and as provided by such rules or by resolution of the Board of Directors. Except as otherwise provided by law, the presence of a majority of the then appointed members of a committee shall constitute a quorum for the transaction of business by that committee, and in every case where a quorum is present the affirmative vote of a majority of the members of the committee present shall be the act of the committee. Each committee shall keep minutes of its proceedings, and actions taken by a committee shall be reported to the Board of Directors.

SECTION 3.  Action by Written Consent. Any action required or permitted to be taken at any meeting of any committee of the Board of Directors may be taken without a meeting if all the members of the committee consent thereto in writing, and the writing or writings are filed with the minutes of proceedings of the committee.

SECTION 4.  Term; Termination. In the event any person shall cease to be a director of the Corporation, such person shall simultaneously therewith cease to be a member of any committee appointed by the Board of Directors.

ARTICLE IV

Officers

SECTION 1.  Election and Qualifications. The Board of Directors shall elect the officers of the Corporation, which shall include a President and a Secretary, and may include, by election or appointment, one or more Vice-Presidents (any one or more of whom may be given an additional designation of rank or function), a Treasurer and such assistant secretaries, such Assistant Treasurers and such other officers as the Board may from time to time deem proper. Each officer shall have such powers and duties as may be prescribed by these By-laws and as may be assigned by the Board of Directors or the President. Any two or more offices may be held by the same person.

SECTION 2.  Term of Office and Remuneration. The term of office of all officers shall be one year and until their respective successors have been elected and qualified, but any officer may be removed from office, either with or without cause, at any time by the Board of Directors. Any vacancy in any office arising from any cause may be filled for the unexpired portion of the term by the Board of Directors. The remuneration of all officers of the Corporation may be fixed by the Board of Directors or in such manner as the Board of Directors shall provide.

SECTION 3.  Resignation; Removal. Any officer may resign at any time upon written notice to the Corporation and such resignation shall take effect upon receipt thereof by the President or Secretary, unless otherwise specified in the resignation. Any officer shall be subject to removal, with or without cause, at any time by vote of a majority of the entire Board.

SECTION 4.  Chairman of the Board. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the Board of Directors and shall have such other powers and duties as may from time to time be assigned by the Board of Directors.

SECTION 5.  President and Chief Executive Officer. The President shall be the chief executive officer of the Corporation, and shall have such duties as customarily pertain to that office. The President shall have general management and supervision of the property, business and affairs of the Corporation and over its other officers; may appoint and remove assistant officers and other agents and employees, other than officers referred to in Section 1 of this Article IV; and may execute and deliver in the name of the Corporation powers of attorney, contracts, bonds and other obligations and instruments.

SECTION 6.  Vice-President. A Vice-President may execute and deliver in the name of the Corporation contracts and other obligations and instruments pertaining to the regular course of the duties of said office, and shall have such other authority as from time to time may be assigned by the Board of Directors or the President.

SECTION 7.  Treasurer. The Treasurer shall in general have all duties incident to the position of Treasurer and such other duties as may be assigned by the Board of Directors or the President.

SECTION 8.  Secretary. The Secretary shall in general have all the duties incident to the office of Secretary and such other duties as may be assigned by the Board of Directors or the President.

SECTION 9.  Assistant Officers. Any assistant officer shall have such powers and duties of the officer such assistant officer assists as such officer or the Board of Directors shall from time to time prescribe.

ARTICLE V

Indemnification of Directors, Officers, Employees and other Corporate Agents

SECTION 1.  Action, Etc., Other Than By or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee, trustee or agent of a subsidiary of the Corporation or another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to hereinafter as an “Agent”), against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of NOLO CONTENDERE or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he had reasonable cause to believe that his conduct was unlawful.

SECTION 2.  Action, Etc., By or in the Right of the Corporation. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he is or was an Agent against expenses (including attorneys’ fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation by a court of competent jurisdiction, after exhaustion of all appeals therefrom, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

SECTION 3.  Determination of Right of Indemnification. Any indemnification under Sections 1 and 2 of this Article V (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the Agent is proper in the circumstances because the Agent has met the applicable standard of conduct set forth in Sections 1 and 2 of this Article V, which determination is made (a) by the Board of Directors, by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (b) if such a quorum is not obtainable, or, even if obtainable, if a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (c) by the stockholders.

SECTION 4.  Indemnification Against Expenses of Succesful Party. Notwithstanding the other provisions of this Article V, to the extent that an Agent has been successful on the merits or otherwise, including the dismissal of an action without prejudice or the settlement of an action without admission of liability, in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article V, or in defense of any claim, issue or matter therein, such Agent shall be indemnified against expenses, including attorneys’ fees actually and reasonably incurred by such Agent in connection therewith.

SECTION 5.  Advances of Expenses. Except as limited by Section 6 of this Article V, expenses incurred by an Agent in defending any civil or criminal action, suit, or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, if the Agent shall undertake to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified as authorized in this Article V. Notwithstanding the foregoing, no advance shall be made by the Corporation if a determination is reasonably and promptly made by the Board of Directors by a majority vote of a quorum of disinterested directors, or (if such a quorum is not obtainable or, even if obtainable, a quorum of disinterested directors so directs) by independent legal counsel in a written opinion, that, based upon the facts known to the Board of Directors or counsel at the time such determination is made, such person acted in bad faith and in a manner that such person did not believe to be in or not opposed to the best interest of the Corporation, or, with respect to any criminal proceeding, that such person believed or had reasonable cause to believe his conduct was unlawful.

SECTION 6.  Right of Agent to Indemnification upon Application; Procedure upon Application. Any indemnification or advance under this Article V shall be made promptly, and in any event within ninety (90) days, upon the written request of the Agent, unless a determination shall be made in the manner set forth in the second sentence of Section 5 of this Article V hereof that such Agent acted in a manner set forth therein so as to justify the Corporation’s not indemnifying or making an advance to the Agent. The right to indemnification or advances as granted by this Article V shall be enforceable by the Agent in any court of competent jurisdiction, if the Board of Directors or independent legal counsel denies the claim, in whole or in part, or if no disposition of such claim is made within ninety (90) days. The Agent’s expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such proceeding shall also be indemnified by the Corporation.

SECTION 7.  Other Rights and Remedies. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article V shall not be deemed exclusive of any other rights to which an Agent seeking indemnification or advancement of expenses may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be an Agent and shall inure to the benefit of the heirs, executors and administrators of such a person. All rights to indemnification under this Article V shall be deemed to be provided by a contract between the Corporation and the Agent who serves in such capacity at any time while these Bylaws and other relevant provisions of the Delaware General Corporation Law and other applicable law, if any, are in effect. Any repeal or modification thereof shall not affect any rights or obligations then existing.

SECTION 8.  Insurance. Upon resolution passed by the Board of Directors, the Corporation may purchase and maintain insurance on behalf of any person who is or was an Agent against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article V.

SECTION 9.  Constituent Corporations. For the purposes of this Article V, references to “the Corporation” shall include, in addition to the resulting corporation, all constituent corporations (including all constituents of constituents) absorbed in a consolidation or merger as well as the resulting or surviving corporation, which, if the separate existence of such constituent corporation had continued, would have had power and authority to indemnify its Agents, so that any Agent of such constituent corporation shall stand in the same position under the provisions of the Article V with respect to the resulting or surviving corporation as that Agent would have with respect to such constituent corporation if its separate existence had continued.

SECTION 10.  Other Enterprises, Fines, and Serving at Corporation’s Request. For purposes of this Article V, references to “other enterprises” shall include employee benefit plans; references to “fines” shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to “serving at the request of the Corporation” shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to any employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner “not opposed to the best interests of the Corporation” as referred to in this Article V.

SECTION 11.  Savings Clause. If this Article V or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each Agent as to expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether internal or external, including a grand jury proceeding and an action or suit brought by or in the right of the Corporation, to the full extent permitted by any applicable portion of this Article V that shall not have been invalidated, or by any other applicable law.

ARTICLE VI

Books and Records

SECTION 1.  Location. The books and records of the Corporation may be kept at such place or places within or outside the State of Delaware as the Board of Directors or the respective officers in charge thereof may from time to time determine. The record books containing the names and addresses of all stockholders, the number and class of shares of stock held by each and the dates when they respectively became the owners of record thereof shall be kept by the Secretary as prescribed in the By-laws and by such officer or agent as shall be designated by the Board of Directors.

SECTION 2.  Addresses of Stockholders. Notices of meetings and all other corporate notices may be delivered personally or mailed to each stockholder at the stockholder’s address as it appears on the records of the Corporation.

SECTION 3.  Fixing Date for Determination of Stockholders of Record. (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall not be more than 60 nor less than 10 days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

(b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which date shall not be more than 10 days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in this State, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation’s registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by this chapter, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

(c) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights or the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors and which record date shall be not more than 60 days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

ARTICLE VII

Certificates Representing Stock

SECTION 1.  Certificates; Signatures. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors of the Corporation may provide by resolution or resolutions that some or all of any or all classes or series of its stock shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until such certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate, signed by or in the name of the Corporation by the Chairman or Vice-Chairman of the Board of Directors, or the President or Vice-President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary of the Corporation, representing the number of shares registered in certificate form. Any and all signatures on any such certificate may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. The name of the holder of record of the shares represented thereby, with the number of such shares and the date of issue, shall be entered on the books of the Corporation.

SECTION 2.  Transfers of Stock. Upon compliance with provisions restricting the transfer or registration of transfer of shares of stock, if any, shares of capital stock shall be transferable on the books of the Corporation only by the holder of record thereof in person, or by duly authorized attorney, upon surrender and cancellation of certificates for a like number of shares, properly endorsed, and the payment of all taxes due thereon.

SECTION 3.  Fractional Shares. The Corporation may, but shall not be required to, issue certificates for fractions of a share where necessary to effect authorized transactions, or the Corporation may pay in cash the fair value of fractions of a share as of the time when those entitled to receive such fractions are determined, or it may issue scrip in registered or bearer form over the manual or facsimile signature of an officer of the Corporation or of its agent, exchangeable as therein provided for full shares, but such scrip shall not entitle the holder to any rights of a stockholder except as therein provided.

The Board of Directors shall have power and authority to make all such rules and regulations as it may deem expedient concerning the issue, transfer and registration of certificates representing shares of the Corporation.

SECTION 4.  Lost, Stolen or Destroyed Certificates. The Corporation may issue a new certificate of stock in place of any certificate, theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Board of Directors may require the owner of any lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify the Corporation against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate.

ARTICLE VIII

Dividends

Subject always to the provisions of law and the Certificate of Incorporation, the Board of Directors shall have full power to determine whether any, and, if any, what part of any, funds legally available for the payment of dividends shall be declared as dividends and paid to stockholders; the division of the whole or any part of such funds of the Corporation shall rest wholly within the lawful discretion of the Board of Directors, and it shall not be required at any time, against such discretion, to divide or pay any part of such funds among or to the stockholders as dividends or otherwise; and before payment of any dividend, there may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

ARTICLE IX

Ratification

Any transaction, questioned in any law suit on the ground of lack of authority, defective or irregular execution, adverse interest of director, officer or stockholder, non-disclosure, miscomputation, or the application of improper principles or practices of accounting, may be ratified before or after judgment, by the Board of Directors or by the stockholders, and if so ratified shall have the same force and effect as if the questioned transaction had been originally duly authorized. Such ratification shall be binding upon the Corporation and its stockholders and shall constitute a bar to any claim or execution of any judgment in respect of such questioned transaction.

ARTICLE X

Corporate Seal

The corporate seal shall have inscribed thereon the name of the Corporation and the year of its incorporation, and shall be in such form and contain such other words and/or figures as the Board of Directors shall determine. The corporate seal may be used by printing, engraving, lithographing, stamping or otherwise making, placing or affixing, or causing to be printed, engraved, lithographed, stamped or otherwise made, placed or affixed, upon any paper or document, by any process whatsoever, an impression, facsimile or other reproduction of said corporate seal.

ARTICLE XI

Fiscal Year

The fiscal year of the Corporation shall be fixed, and shall be subject to change, by the Board of Directors. Unless otherwise fixed by the Board of Directors, the fiscal year of the Corporation shall be the calendar year.

ARTICLE XII

Waiver of Notice

Whenever notice is required to be given by these By-laws or by the Certificate of Incorporation or by law, a written waiver thereof, signed by the person or persons entitled to said notice, whether before or after the time stated therein, shall be deemed equivalent to notice.

ARTICLE XIII

Bank Accounts, Drafts, Contracts, Etc.

SECTION 1.  Bank Accounts and Drafts. In addition to such bank accounts as may be authorized by the Board of Directors, the primary financial officer or any person designated by said primary financial officer, whether or not an employee of the Corporation, may authorize such bank accounts to be opened or maintained in the name and on behalf of the Corporation as he may deem necessary or appropriate, payments from such bank accounts to be made upon and according to the check of the Corporation in accordance with the written instructions of said primary financial officer, or other person so designated by the Treasurer.

SECTION 2.  Contracts. The Board of Directors may authorize any person or persons, in the name and on behalf of the Corporation, to enter into or execute and deliver any and all deeds, bonds, mortgages, contracts and other obligations or instruments, and such authority may be general or confined to specific instances.

SECTION 3.  Proxies; Powers of Attorney; Other Instruments. The Chairman, the President or any other person designated by either of them shall have the power and authority to execute and deliver proxies, powers of attorney and other instruments on behalf of the Corporation in connection with the rights and powers incident to the ownership of stock by the Corporation. The Chairman, the President or any other person authorized by proxy or power of attorney executed and delivered by either of them on behalf of the Corporation may attend and vote at any meeting of stockholders of any company in which the Corporation may hold stock, and may exercise on behalf of the Corporation any and all of the rights and powers incident to the ownership of such stock at any such meeting, or otherwise as specified in the proxy or power of attorney so authorizing any such person. The Board of Directors, from time to time, may confer like powers upon any other person.

SECTION 4.  Financial Reports. The Board of Directors may appoint the primary financial officer or other fiscal officer or any other officer to cause to be prepared and furnished to stockholders entitled thereto any special financial notice and/or financial statement, as the case may be, which may be required by any provision of law.

ARTICLE XIV

Amendments

The Board of Directors shall have power to adopt, amend or repeal By-laws. By-laws adopted by the Board of Directors may be repealed or changed, and new By-laws made, by the stockholders, and the stockholders may prescribe that any By-law made by them shall not be altered, amended or repealed by the Board of Directors.

ANNEX B

January 27, 2011

Board of Directors
Terremark Worldwide, Inc.
One Biscayne Tower
2 S. Biscayne Blvd., Suite 2900
Miami, Florida 33131

Members of the Board:

You have asked us to advise you with respect to the fairness, from a financial point of view, to the holders of common stock, par value $0.001 per share (“Company Common Stock”), of Terremark Worldwide, Inc. (the “Company”) of the Consideration (as defined below) to be received by such stockholders pursuant to the terms of the Agreement and Plan of Merger dated as of January 27, 2011 (the “Merger Agreement”), by and among the Company, Verizon Communications Inc. (the “Parent”) and Verizon Holdings Inc., a wholly owned subsidiary of the Parent (the “Purchaser”). The Merger Agreement provides, among other things, (i) that the Purchaser will commence a tender offer (the “Offer”) to purchase all of the shares (the “Shares”) of Company Common Stock that are issued and outstanding for $19.00 per share, net to the seller in cash (the “Consideration”) and (ii) for the merger (the “Merger”) of the Purchaser with and into the Company pursuant to which the Company will be the surviving corporation and each outstanding Share will be converted into the right to receive the Consideration.

In arriving at our opinion, we have reviewed the Merger Agreement, certain related agreements, and certain publicly available business and financial information relating to the Company. We have also reviewed certain other information relating to the Company, including certain financial forecasts, provided to or discussed with us by the Company and have met with the Company’s management to discuss the business and prospects of the Company. We have also considered certain financial and stock market data of the Company, and we have compared that data with similar data for other publicly held companies in businesses we deemed similar to that of the Company and we have considered, to the extent publicly available, the financial terms of certain other business combinations and other transactions which have recently been effected or announced. We also considered such other information, financial studies, analyses and investigations and financial, economic and market criteria which we deemed relevant.

In connection with our review, we have not independently verified any of the foregoing information and have assumed and relied on such information being complete and accurate in all material respects. With respect to the financial forecasts for the Company referred to above, the management of the Company has advised us, and we have assumed, that such forecasts have been reasonably prepared on bases reflecting the best currently available estimates and judgments of the Company’s management as to the future financial performance of the Company. We also have assumed, with your consent, that, in the course of obtaining any regulatory or third party consents, approvals or agreements in connection with the Offer or the Merger, no delay, limitation, restriction or condition will be imposed that would have an adverse effect on the Company and the contemplated benefits of the Offer and the Merger and that the Offer and the Merger will each be consummated in accordance with the terms of the Merger Agreement without waiver, modification or amendment of any material term, condition or agreement thereof. In addition, we have not been requested to make, and have not made an independent evaluation or appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such evaluation or appraisal.

Our opinion addresses only the fairness, from a financial point of view, to the holders of Shares of the Consideration to be received in the Offer or the Merger and does not address any other aspect or implication of the Offer or the Merger or any other agreement, arrangement or understanding entered into in connection with the Offer or the Merger or otherwise, including, without limitation, the Tender and Support Agreements entered into by certain stockholders of the Company or the fairness of the amount or nature of, or any other aspect relating to, any compensation to any officers, directors or employees of any party to the Offer or the Merger, or class of such persons, relative to the Consideration or otherwise. The issuance of this opinion was approved by our authorized internal committee.

Our opinion is necessarily based upon information made available to us as of the date hereof and financial, economic, market and other conditions as they exist and can be evaluated on the date hereof. Our opinion does not address the merits of the Offer or the Merger as compared to any alternative transaction or strategy that may be available to the Company, nor does it address the Company’s underlying decision to proceed with the Offer and the Merger. Our opinion and analyses give no effect to any premium or discount that may be attributable to any shares of the Company by reason of control, governance rights, board representation or other similar rights or aspects. We were not requested to, and did not, solicit third party indications of interest in acquiring all or any part of the Company.

We have acted as financial advisor to the Company in connection with the Offer and the Merger and will receive a fee for our services, a significant portion of which is contingent upon the consummation of the Offer. We also became entitled to receive a fee upon the rendering of our opinion. In addition, the Company has agreed to indemnify us and certain related parties for certain liabilities and other items arising out of or related to our engagement.

We and our affiliates have in the past provided and are currently providing investment banking and other financial services to the Company and its affiliates, for which we and our affiliates have received, and would expect to receive, compensation, including having acted as (i) sole bookrunner in connection with the Company’s offering in November 2010 of $75 million of its 9.5% senior secured notes due November 2013; (ii) sole bookrunner in connection with the Company’s offering in April 2010 of $50 million of its 12.0% senior secured notes due June 2017; and (iii) joint bookrunner in connection with the Company’s offering in June 2009 of $420 million of its 12.0% senior secured notes due June 2017.

We and our affiliates also have in the past provided investment banking and other financial services to the Parent and its affiliates, including having acted as (i) lender in connection with the Parent’s $6.2 billion revolving credit facility in 2010, of which we and our affiliates committed to provide up to $300 million; (ii) joint bookrunner in connection with an affiliate of Parent’s offering in June 2010 of its $85 million 5.75% facility lease bonds due in January 2021 and of its $97 million 5.65% facility lease bonds due in January 2022; (iii) joint bookrunner in connection with Parent’s offering in March 2009 of its $1.75 billion 6.35% notes due in April 2019 and of its $1.00 billion 7.35% notes due in April 2039; (iv) joint bookrunner in connection with an affiliate of Parent’s offering in May 2009 of such affiliate’s $1.25 billion floating rate notes due in May 2011 and of such affiliate’s $2.75 billion 3.75% notes due in May 2011; and (v) joint bookrunner in connection with an affiliate of Parent’s offering in January 2009 of such affiliate’s $750 million 5.25% notes due in February 2012 and of such affiliate’s $3.5 billion 5.55% notes due in February 2014.

We and our affiliates may have provided other financial advice and services, and may in the future provide financial advice and services to the Company, the Parent and their respective affiliates for which we and our affiliates would expect to receive compensation. We are a full service securities firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, we and our affiliates may acquire, hold or sell, for our and our affiliates own accounts and for the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of the Company, the Parent and any other company that may be

B-2

involved in the Offer or the Merger, as well as provide investment banking and other financial services to such companies.

It is understood that this letter is for the information of the Board of Directors of the Company in connection with its consideration of the Offer and the Merger and does not constitute advice or a recommendation to any stockholder as to how such stockholder should vote or act on any matter relating to the Offer or the Merger.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Consideration to be received by the holders of Shares in the Offer or the Merger is fair, from a financial point of view, to such stockholders.

Very truly yours,

CREDIT SUISSE SECURITIES (USA) LLC

By:
Managing Director

B-3

ANNEX C

TEXT OF SECTION 262 OF THE GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

§ 262. Appraisal rights.

(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to § 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder’s shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word “stockholder” means a holder of record of stock in a corporation; the words “stock” and “share” mean and include what is ordinarily meant by those words; and the words “depository receipt” mean a receipt or other instrument issued by a depository representing an interest in 1 or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

(b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to § 251 (other than a merger effected pursuant to § 251(g) of this title), § 252, § 254, § 255, § 256, § 257, § 258, § 263 or § 264 of this title:

(1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in § 251(f) of this title.

(2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to §§ 251, 252, 254, 255, 256, 257, 258, 263 and 264 of this title to accept for such stock anything except:

a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or held of record by more than 2,000 holders;

c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

(3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under § 253 or § 267 of this title is not owned by the parent immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

(c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

(d) Appraisal rights shall be perfected as follows:

(1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for notice of such meeting (or such members who received notice in accordance with § 255(c) of this title) with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) of this section that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Each stockholder electing to demand the appraisal of such stockholder’s shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder’s shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

(2) If the merger or consolidation was approved pursuant to § 228, § 253, or § 267 of this title, then either a constituent corporation before the effective date of the merger or consolidation or the surviving or resulting corporation within 10 days thereafter shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section and, if 1 of the constituent corporations is a nonstock corporation, a copy of § 114 of this title. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder’s shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder’s shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder’s shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

(e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) of this section hereof and who is otherwise entitled to appraisal rights, may commence an appraisal proceeding by filing a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party shall have the right to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) of this section hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder’s written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) of this section hereof, whichever is later. Notwithstanding subsection (a) of this section, a person who is the beneficial owner of shares of such stock held either in a voting trust or by a nominee on behalf of such person may, in such person’s own name, file a petition or request from the corporation the statement described in this subsection.

(f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

(g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

(h) After the Court determines the stockholders entitled to an appraisal, the appraisal proceeding shall be conducted in accordance with the rules of the Court of Chancery, including any rules specifically governing appraisal proceedings. Through such proceeding the Court shall determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. Unless the Court in its discretion determines otherwise for good cause shown, interest from the effective date of the merger through the date of payment of the judgment shall be compounded quarterly and shall accrue at 5% over the Federal Reserve discount rate (including any surcharge) as established from time to time during the period between the effective date of the merger and the date of payment of the judgment. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, proceed to trial upon the appraisal prior to the final determination of the stockholders entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder’s certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

(i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court’s decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

(j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney’s fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

(k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder’s demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just; provided, however that this provision shall not affect the right of any stockholder who has not commenced an appraisal proceeding or joined that proceeding as a named party to withdraw such stockholder’s demand for appraisal and to accept the terms offered upon the merger or consolidation within 60 days after the effective date of the merger or consolidation, as set forth in subsection (e) of this section.

(l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

(8 Del. C. 1953, § 262; 56 Del. Laws, c. 50; 56 Del. Laws, c. 186, § 24; 57 Del. Laws, c. 148, §§ 27-29; 59 Del. Laws, c. 106, § 12; 60 Del. Laws, c. 371, §§ 3-12; 63 Del. Laws, c. 25, § 14; 63 Del. Laws, c. 152, §§ 1, 2; 64 Del. Laws, c. 112, §§ 46-54; 66 Del. Laws, c. 136, §§ 30-32; 66 Del. Laws, c. 352, § 9; 67 Del. Laws, c. 376, §§ 19, 20; 68 Del. Laws, c. 337, §§ 3, 4; 69 Del. Laws, c. 61, § 10; 69 Del. Laws, c. 262, §§ 1-9; 70 Del. Laws, c. 79, § 16; 70 Del. Laws, c. 186, § 1; 70 Del. Laws, c. 299, §§ 2, 3; 70 Del. Laws, c. 349, § 22; 71 Del. Laws, c. 120, § 15; 71 Del. Laws, c. 339, §§ 49-52; 73 Del. Laws, c. 82, § 21; 76 Del. Laws, c. 145, §§ 11-16; 77 Del. Laws, c. 14, §§ 12, 13; 77 Del. Laws, c. 253, §§ 47-50; 77 Del. Laws, c. 290, §§ 16, 17.)

Preliminary Form of Proxy Card — Subject to Completion, dated February 18, 2011
SPECIAL MEETING OF TERREMARK WORLDWIDE, INC. Date: April [•], 2011 Time: 10 A.M. Eastern Time Place: 50 Northeast 9th Street, Miami, Florida 33132 Please make your marks like this: Use dark black pencil or pen only Board of Directors Recommends a Vote FOR the Following Proposal 1 and 2. 1: Adoption of the Agreement and Plan of Merger, dated as of January 27, 2011, as it may be amended from time to time, among the Company, Verizon Communications Inc. and Verizon Holdings Inc. (the “Merger Agreement”). For Against Abstain Directors Recommend #« For 2. Adjournment of the Special Meeting, if necessary or appropriate, for, among other reasons, the solicitation of additional proxies in the event that there are insufficient votes at the time of the Special Meeting to approve the proposal to adopt the Merger Agreement. For 3. To transact any other business as may properly be presented at the Special Meeting or any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote upon such other business as may properly come before the Special Meeting. This proxy when properly executed will be voted as directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposals 1 and 2. Please indicate if you plan to attend this meeting: Authorized Signatures — This section must be completed for your Instructions to be executed. Please Sign Here Please Date Above Please Sign Here Please Date Above NOTE: Your signature should appear exactly the same as your name appears hereon. If signing as partner, attorney, executor, administrator, trustee or guardian, please indicate the capacity in which signing. When signing as joint tenants, all parties in the joint tenancy must sign. When a proxy is given by a corporation, it should be signed by an authorized officer and the corporate seal affixed. No postage is required if mailed within the United States. Special Meeting of TERREMARK WORLDWIDE, INC. to be held on [•], April [•], 2011 This proxy is being solicited on behalf of the Board of Directors VOTED BY: INTERNET TELEPHONE Go To [•] [•] • Cast your vote online. OR • Use any touch-tone telephone. • View Meeting Documents. • Have your Voting Instruction Form/ProxyCard ready. • Follow the simple recorded instructions. MAIL OR • Mark, sign and date your Voting Instruction Form/ProxyCard. • Detach your Voting Instruction Form/ProxyCard. • Return your Voting Instruction Form/ProxyCard in the postage-paid envelope provided. The undersigned hereby appoints Adam T. Smith and Jose A. Segrera, and each of them individually, as attorneys and proxies of the undersigned, with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of common stock, par value $0.001 per share, of Terremark Worldwide, Inc. (the “Company”), which the undersigned may be entitled to vote at the Special Meeting of Stockholders to be held at 10:00 a.m. on [•], April [•], 2011, at NAP of the Americas, located at 50 Northeast 9th Street, Miami, Florida 33132, and at any and all postponements, continuations and adjournments thereof, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all other matters that may properly come before the meeting. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1 AND 2; AND IN THE DISCRETION OF THE PROXIES, “FOR” OR “AGAINST” ALL OTHER MATTERS AS MAY PROPERLY COME BEFORE THE SPECIAL MEETING. All votes must be received by 11:59 P.M., Eastern Time, [•], 2011. PROXY TABULATOR FOR TERREMARK WORLDWIDE, INC. [•] [•] [•]

Revocable Proxy — TERREMARK WORLDWIDE, INC. Special Meeting of Stockholders March [•], 2011, 10:00 a.m. (Eastern Time) This Proxy is Solicited on Behalf of the Board of Directors The undersigned hereby revokes any proxy or proxies heretofore given, and ratifies and confirms that the proxies appointed hereby, or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue thereof. The undersigned hereby acknowledges receipt of a copy of the Notice of Special Meeting of Stockholders and the Proxy Statement, both dated March [•], 2011 This proxy is revocable and will be voted as directed, but if no instructions are specified, this proxy will be voted: FOR Proposals 1 and 2. (CONTINUED AND TO BE SIGNED ON REVERSE SIDE)